Exhibit 10.2

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been filed with the Securities and Exchange Commission.

CREDIT AGREEMENT

among

FREEPORT LNG DEVELOPMENT, L.P.,
as Borrower,

FREEPORT LNG-GP, INC.,
as General Partner

CONOCOPHILLIPS COMPANY,
as Lender,

VARIOUS FINANCIAL INSTITUTIONS,
from time to time a party hereto as Lenders,

CONOCOPHILLIPS COMPANY,
as Administrative Agent,

and

CONOCOPHILLIPS COMPANY,
as Collateral Agent

Dated as of July 2, 2004

FREEPORT LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL

Table of Contents

ARTICLE 1.	DEFINITIONS AND RULES OF INTERPRETATION

1.1	Defined Terms
1.2	Rules of Interpretation
1.3	Accounting Principles

ARTICLE 2.	AMOUNTS AND TERMS OF CREDIT FACILITY

2.1	The Construction Loan Facility
2.2	The Term Loan Facility
2.3	Notice of Borrowing
2.4	Pro Rata Borrowings; Availability
2.5	Minimum Amount and Maximum Number of Borrowings, etc.
2.6	Disbursement of Funds
2.7	Evidence of Obligations and Notes
2.8	Interest on Loans
2.9	Ranking
2.10	Taxes
2.11	Tax Reporting
2.12	Increased Costs and Reduction of Return
2.13	Funding Losses
2.14	Survival
2.15	Supplemental Costs and TPS Loans
2.16	Expansion Loans
2.17	TPS Secured Parties and Expansion Secured Parties
2.18	Certain Costs Recoverable by Borrower; Obligations of the Borrower

ARTICLE 3.	CONDITIONS PRECEDENT

3.1	Conditions to Closing and Construction Loans During Initial Period
3.2	Construction Loans After Initial Period
3.3	The Conversion Date
3.4	No Failure to Satisfy Condition
3.5	Administrative Agent Rights
3.6	Conditions to Initial Tranche B Construction Loan

ARTICLE 4.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS

4.1	Organization
4.2	Authority and Consents.
4.3	Capitalization; Debt; Investments.
4.4	Financial Condition.
4.5	Legal Matters; Labor Disputes
4.6	Necessary Approvals.
4.7	Use of Proceeds; Margin Stock.
4.8	ERISA
4.9	Taxes; Tax Status.
4.10	Investment Company Act

i

4.11	Regulation
4.12	Title; Security Documents.
4.13	Environmental Matters
4.14	Subsidiaries; Capital Stock Ownership
4.15	Intellectual Property
4.16	Project Documents.
4.17	No Default; Force Majeure
4.18	Compliance with Applicable Laws and Necessary Approvals
4.19	Disclosure.
4.20	Utilities, etc
4.21	Transactions with Affiliates
4.22	Single-Purpose Entity; Phase 1 Additions; Location of Business

ARTICLE 5.	COVENANTS.

5.1	Financial Statements and Other Information
5.2	Other Notices
5.3	Conduct of Business; Title to Assets
5.4	Compliance with Applicable Laws; Legal Matters
5.5	Payment of Taxes, Tax Status etc.
5.6	Books and Records; Financial Management; Auditors.
5.7	Inspection.
5.8	Governmental Approvals; Maintenance of Certain Rights
5.9	Insurance.
5.10	Events of Loss; Project Document Claims and Performance Liquidated Damages.
5.11	Application of Loss Proceeds; Expropriation Event.
5.12	Limitation on Liens
5.13	Guarantees; Debt
5.14	Leases
5.15	Single Purpose Entity of the Borrower and General Partner; Subsidiaries and Investments; Phase 1 Additions
5.16	Restricted Payments
5.17	Hedging Agreements
5.18	Certain Security Interest Matters
5.19	Transactions with Affiliates; Expansion
5.20	Use of Proceeds; Accounts; Construction Budget.
5.21	Project Construction; Maintenance.
5.22	Performance of Project Documents
5.23	Operating Budget; Account Agreement; Phase 1 Addition Expenses.
5.24	Fundamental Changes.
5.25	Amendment of Transaction Documents; Material Additional Project Documents; Change Orders; etc.
5.26	Environmental Compliance
5.27	Completion; Construction Contracts; Performance Tests.
5.28	ERISA
5.29	Certain Restrictive Agreements
5.30	Security Documents.

5.31	Prepayment of Debt
5.32	Transfers of Capital Stock in the Borrower and its Subsidiaries
5.33	Payment of Project Costs with Project Revenues
5.34	Investment Company Act; PUHCA
5.35	Further Assurances

ARTICLE 6.	PAYMENT PROVISIONS; FEES.

6.1	Repayment of Principal; Interest; Reduction of Commitment.
6.2	Voluntary Prepayments
6.3	Mandatory Prepayments
6.4	Term Loan Maturity Date
6.5	Method and Place of Payment.
6.6	Application of Payments; Sharing.

ARTICLE 7.	EVENTS OF DEFAULT AND REMEDIES.

7.1	Events of Default
7.2	Acceleration.
7.3	Other Remedies
7.4	No Default or Event of Default
7.5	Administrative Agent Rights

ARTICLE 8.	THE AGENTS.

8.1	Appointment and Authorization.
8.2	Delegation of Duties
8.3	Liability of the Agents
8.4	Reliance by the Agents
8.5	Notice of Default.
8.6	Credit Decision
8.7	Indemnification of Agents.
8.8	Agents in Individual Capacities; Other Business with the Borrower
8.9	Successor Agents.
8.10	Withholding Tax.

ARTICLE 9.	MISCELLANEOUS.

9.1	COSTS AND EXPENSES
9.2	INDEMNITY
9.3	Notices.
9.4	Benefit of Agreement; Assignment by Borrower
9.5	No Waiver; Remedies Cumulative
9.6	No Third Party Beneficiaries
9.7	Confidentiality
9.8	No Immunity
9.9	Counterparts
9.10	Amendment or Waiver.
9.11	Assignments by Lenders, Participations, etc.
9.12	Survival

9.13	WAIVER OF JURY TRIAL
9.14	Right of Set-off
9.15	Severability
9.16	Domicile of Loans
9.17	Limitation of Recourse.
9.18	Governing Law; Submission to Jurisdiction.
9.19	Reinstatement
9.20	Complete Agreement
9.21	Maximum Interest Rate

Appendices
Appendix A:	Defined Terms and Rules of Interpretation
Appendix B:	Intercreditor Arrangement Between Secured Parties and TPS Secured Parties: Summary of Terms and Conditions
Appendix C:	Insurance Provisions

Schedules
Schedule 4.2:	Financing-Related Filings, Etc.
Schedule 4.9:	Taxes
Schedule 5.3(b):	Outstanding Parcels
Schedule 5.12:	Certain Transaction Documents with Liens
Schedule 5.19:	Certain Transaction Documents with Affiliates
Schedule 5.20:	Approved Development and Construction Cost Reimbursements

Exhibits
Exhibit A-1:	Form of Notice of Borrowing
Exhibit B-1:	Form of Tranche A Construction Note
Exhibit B-2:	Form of Tranche B Construction Note
Exhibit B-3:	Form of Tranche A Term Note
Exhibit B-4:	Form of Tranche B Term Note
Exhibit C:	Form of Process Agent Letter
Exhibit D-1:	Form of Construction Requisition
Exhibit D-2:	Form of Independent Engineer’s Certificate (Drawdowns)
Exhibit E-1:	Form of Borrower Completion Certificate
Exhibit E-2:	Form of Independent Engineer Completion Certificate
Exhibit F:	Form of Consent Agreement
Exhibit G:	Form of Assignment and Acceptance
Exhibit H-1:	Form of Officer’s Certificate of the Borrower
Exhibit H-2:	Form of Officer’s Certificate of Other Entity
Exhibit I-1:	Form of Quarterly Financial Statements Officer’s Certificate
Exhibit I-2:	Form of Annual Financial Statements Officer’s Certificate
Exhibit I-3:	Form of Quarterly Operating Report Officer’s Certificate

Annex
Annex I:	Construction Loan Commitment

This CREDIT AGREEMENT (this “Agreement”), dated as of July 2, 2004, is among (i) FREEPORT LNG DEVELOPMENT, L.P., a limited partnership organized and existing under the laws of the State of Delaware, as the Borrower, (ii) FREEPORT LNG-GP, INC., a corporation organized under the laws of the State of Delaware, as General Partner, (iii) CONOCOPHILLIPS COMPANY, a corporation organized under the laws of the State of Delaware, as Lender, (iv) the financial institutions from time to time party hereto as Lenders, (v) CONOCOPHILLIPS COMPANY, as Administrative Agent, and (vi) CONOCOPHILLIPS COMPANY, as Collateral Agent.

R E C I T A L S:

WHEREAS the Borrower has been formed as a limited partnership under the laws of the State of Delaware solely to undertake the development, construction, financing, completion, ownership and operation of a LNG terminal facility located on Quintana Island, Texas, that is designed to and capable of performing certain LNG terminalling services, all as more fully described in the Project Documents;

WHEREAS, in order to finance the acquisition, construction and initial operation of Phase 1 of the Project and certain other costs and expenditures associated with the development of Phase 1 of the Project and the financing contemplated herein, the Borrower has requested the Lenders to provide the credit facilities described herein; and

WHEREAS, the Lenders are willing to provide the credit facilities described herein upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE 1.           DEFINITIONS AND RULES OF INTERPRETATION.

1.1           Defined Terms.  Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules, Exhibits, Appendices and Annex shall have the respective meanings assigned to such terms in Appendix A hereto.

1.2           Rules of Interpretation.  Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

1.3           Accounting Principles.  Except as otherwise provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

ARTICLE 2.           AMOUNTS AND TERMS OF CREDIT FACILITY.

2.1           The Construction Loan Facility

(a)           Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, from time to time during the Construction Loan Availability Period, senior secured loans (each, a “Tranche A Construction Loan” and, collectively, the “Tranche A Construction Loans”) to the Borrower, which Tranche A Construction Loans (i) shall be made and maintained in Dollars, (ii) shall not exceed for any Lender, in aggregate principal amount, that amount which equals the Tranche A Construction Loan Commitment of such Lender, and (iii) except to the extent that such Tranche A Construction Loans are converted into Tranche A Term Loans in accordance with Section 2.2 hereof, shall mature on the Tranche A Construction Loan Maturity Date.

(b)           Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, from time to time during the Construction Loan Availability Period, senior secured loans (each, a “Tranche B Construction Loan” and, collectively, the “Tranche B Construction Loans”) to the Borrower, which Construction Loans (i) shall be made and maintained in Dollars, (ii) except to the extent that such Tranche B Construction Loans are converted into Tranche B Term Loans in accordance with Section 2.2 hereof, shall mature on the Tranche B Construction Loan Maturity Date.

(c)           The Construction Loans are available only on the terms and conditions specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

2.2           The Term Loan Facility

(a)           Subject to and upon the terms and conditions set forth herein, each of the Lenders agrees that on the Conversion Date all Tranche A Construction Loans of such Lender outstanding on such date (after giving effect to any Borrowing of Tranche A Construction Loans on such date and any prepayment of Tranche A Construction Loans on such date in accordance herewith) shall automatically convert into term loans (each, a “Tranche A Term Loan” and, collectively, the “Tranche A Term Loans”) in an aggregate principal amount not exceeding such Lender’s Tranche A Term Loan Commitment in effect as of such date.

(b)           Subject to and upon the terms and conditions set forth herein, each of the Lenders agrees that on the Conversion Date all Tranche B Construction Loans of such Lender outstanding on such date (after giving effect to any Borrowing of Tranche B Construction Loans on such date and any prepayment of Tranche B Construction Loans on such date in accordance herewith) shall automatically convert into term loans (each, a “Tranche B Term Loan” and, collectively, the “Tranche B Term Loans”).

(c)           Construction Loans that are converted into Term Loans shall not be deemed to be prepaid, repaid or discharged but shall be deemed to be continued as Term Loans as provided hereby.  Construction Loans that are not converted into Term Loans in accordance herewith shall be repaid in accordance with Section 6.1.

2.3           Notice of Borrowing.  Whenever the Borrower desires to make a Borrowing pursuant to Section 2.1, it shall give written notice to the Administrative Agent at its Notice Office at least three Business Days prior to the date of the Borrowing; provided, that any such notice shall be deemed to have been given on a certain day only if given before 5:00 p.m. (New York City time).  Each such notice (a “Notice of Borrowing”) shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A-1 hereto, appropriately completed to specify (i) the aggregate principal amount of the Tranche A Construction Loans to be made pursuant to such Borrowing, (ii) the aggregate principal amount of the Tranche B Construction Loans to be made pursuant to such Borrowing, and (iii) the date of such Borrowing (which shall be a Business Day not later than the Conversion Date).  The Administrative Agent shall promptly give each Lender notice of the proposed Borrowing (which, in the case of at least the Initial Lender, shall include the aggregate principal amount of the Construction Loans to be made), the amount of such Lender’s proportionate share thereof, and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.4           Pro Rata Borrowings; Availability.  Each Borrowing of Tranche A Construction Loans shall be incurred contemporaneously and ratably among the Lenders based upon the amount of their respective Tranche A Construction Loan Commitments.  Each Borrowing of Tranche B Construction Loans shall be incurred contemporaneously and ratably among the Lenders based upon the amount of their respective Tranche B Construction Loan Commitments.  Except for the obligations of the Initial Lender set forth in Section 2.6, it is agreed that no Lender shall be responsible for any default by any other Lender of its obligation to make a Loan hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make a Loan hereunder.

2.5           Minimum Amount and Maximum Number of Borrowings, etc.

(a)           The aggregate principal amount of each Borrowing of Tranche A Construction Loans and Tranche B Construction Loans, collectively, on a given Disbursement Date under Section 2.1 shall not be less than the lesser of (i) $1,000,000 and (ii) the aggregate unused amount of the applicable Construction Loan Commitments.

(b)           Except in the case of Borrowings incurred solely to pay any of the Obligations set forth in clause (a) or (b) of the definition of Obligations, the Borrower shall be limited to a maximum of one Borrowing per calendar month.

2.6           Disbursement of Funds.  Subject to the terms and conditions hereof, no later than 5:00 p.m. (New York City time) on the Borrowing date specified in each Notice of Borrowing, each Lender will make available, through such Lender’s Applicable Lending Office, its pro rata portion of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will deposit the aggregate of the amounts so made available by the Lenders into the Construction Account.  Unless the Administrative Agent shall have been notified by any Lender prior to the applicable date of the Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Defaulting Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Defaulting Lender on demand.  If such Defaulting Lender does not immediately pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Initial Lender, and the Initial Lender shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover on demand from such Defaulting Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent.  If (a) the Administrative Agent does not intend to make available to the Borrower such corresponding amount, (b) the Administrative Agent shall have been notified by any Lender prior to the applicable date of the Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing on such date, or (c) any Lender does not make available to the Administrative Agent such Lender’s portion of the Borrowing, the Administrative Agent shall immediately notify the Initial Lender, and the Initial Lender shall make available to the Administrative Agent such corresponding amount.  The Initial Lender shall be entitled to recover such corresponding amount made available by it under this Section 2.6 from such Defaulting Lender on demand.  The Initial Lender shall also be entitled to recover on demand from such Defaulting Lender, interest on such corresponding amount made available by the Initial Lender under this Section 2.6 in respect of each day from the date such corresponding amount was made available by the Initial Lender to the Administrative Agent until the date such corresponding amount is recovered by the Initial Lender.  Until full recovery by the Initial Lender of such corresponding amount made available by it under this Section 2.6, the Initial Lender shall be entitled to all of the rights and remedies of such Defaulting Lender under the Credit Agreement to the extent such advance has not been recovered by the Initial Lender.  Any amount the Administrative Agent receives from the Initial Lender in excess of the amount required to make available to the Administrative Agent the aggregate principal amount of the Construction Loans to be made on such date shall immediately be returned to the Initial Lender.  Nothing in this Section 2.6 shall be deemed to relieve any Lender from its obligation to make a Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.7           Evidence of Obligations and Notes

(a)           Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender as a result of the Loans of such Lender, including the Class, Type, amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement and the Notes.  The entries made by each Lender shall constitute conclusive evidence of the existence and amounts of the Loans and other Obligations therein recorded, in the absence of manifest error; provided, however, that the failure of any Lender to maintain account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Loan made by such Lender, accrued interest thereon and the other Obligations owed to such Lender hereunder in accordance with the terms of this Agreement and the Notes.  Each Lender shall advise the Borrower promptly of the outstanding principal hereunder owed to such Lender upon written request therefor.  If any amounts paid by the Borrower pursuant to the Notes issued pursuant hereto are insufficient to repay or pay the principal amount of all outstanding Loans, all accrued and unpaid interest thereon and all other Obligations, the Borrower shall be responsible for the deficiency.

(b)           The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced by

(1)         in the case of Tranche A Construction Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 hereto with blanks appropriately completed in conformity herewith (each, a “Tranche A Construction Note” and, collectively, the “Tranche A Construction Notes”),

(2)         in the case of Tranche B Construction Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 hereto with blanks appropriately completed in conformity herewith (each, a “Tranche B Construction Note” and, collectively, the “Tranche B Construction Notes”),

(3)         in the case of Tranche A Term Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3 hereto with blanks appropriately completed in conformity herewith (each, a “Tranche A Term Note” and, collectively, the “Tranche A Term Notes”), and

(4)         in the case of Tranche B Term Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4 hereto with blanks appropriately completed in conformity herewith (each, a “Tranche B Term Note” and, collectively, the “Tranche B Term Notes”).

Each of the promissory notes referred to in this Section 2.7(b) are herein referred to individually as a “Note” and, collectively, as the “Notes”.

(c)           The Tranche A Construction Note issued to each Lender shall (i) be payable to the order of such Lender, (ii) be dated the Closing Date, (iii) evidence the principal amount of Tranche A Construction Loans outstanding from time to time, (iv) mature on the Tranche A Construction Loan Maturity Date, (v) bear interest as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement.  The Tranche B Construction Note issued to each Lender shall (i) be payable to the order of such Lender, (ii) be dated the Closing Date, (iii) evidence the principal amount of Tranche B Construction Loans outstanding from time to time, (iv) mature on the Tranche B Construction Loan Maturity Date, (v) bear interest as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement.  The Tranche A Term Note issued to each Lender shall (i) be payable to the order of such Lender, (ii) be dated the Conversion Date, (iii) be in a stated principal amount equal to the Tranche A Term Loans of such Lender, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in this Agreement and (vi) be entitled to the benefits of this Agreement.  The Tranche B Term Note issued to each Lender shall (i) be payable to the order of such Lender, (ii) be dated the Conversion Date, (iii) be in a stated principal amount equal to the Tranche B Term Loans of such Lender, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in this Agreement and (vi) be entitled to the benefits of this Agreement.

(d)           Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the schedule attached thereto (or any continuation thereof) the outstanding principal amount of Loans evidenced thereby.  Failure to make such notation shall not affect the Borrower’s obligations in respect of such Loans.

2.8           Interest on Loans

(a)           The Borrower agrees to pay interest in respect of the aggregate outstanding principal amount of each Tranche A Construction Loan from the date the proceeds thereof are made available to the Borrower until the maturity of such Tranche A Construction Loan (whether by acceleration or otherwise) at a rate per annum that is equal to the Tranche A Rate.  The Borrower agrees to pay interest in respect of the aggregate outstanding principal amount of each Tranche B Construction Loan from the date the proceeds thereof are made available to the Borrower until the maturity of such Tranche B Construction Loan (whether by acceleration or otherwise) at a rate per annum that is equal to the Tranche B Rate.  Interest after the Term Date shall be paid in accordance with Section 6.1.

(b)           Upon the occurrence and during the continuance of an Event of Default, the aggregate outstanding amount of the Loans will bear interest at a rate (the “Default Rate”) that is equal to the sum of (i) *** per annum and (ii) in the case of Tranche A Loans, the greater of (A) the Tranche A Rate and (B) the Prime Rate and in the case of Tranche B Loans, the Tranche B Rate.

(c)           Accrued (and theretofore unpaid) interest shall be payable in respect of each Construction Loan, monthly in arrears on the last Business Day of each month and on any repayment or prepayment (on the amount repaid or prepaid) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.  Notwithstanding the foregoing, interest payable in accordance with Section 2.8(b) shall be payable as provided therein.

2.9           Ranking.  The Loans will be senior secured Debt of the Borrower ranking pari passu in right of payment with all other existing and future senior Debt of the Borrower, and senior in right of payment to all existing and future Debt of the Borrower that is designated as subordinate or junior in right of payment to the Loans.

2.10         Taxes

(a)           Any and all payments by the Borrower to any Lender or Agent under this Agreement and any other Financing Document shall be made free and clear of, and without deduction or withholding for, any Taxes.

(b)           The Borrower agrees to indemnify and hold harmless each Lender and each Agent for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this section) paid by any such Lender or Agent and any liability (including penalties, interest, additions to Tax and expenses) arising from or with respect to the Loans, whether or not such Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within 30 days after the date the affected Lender or Agent makes written demand on Borrower therefor; provided, however, that if such Taxes are paid by any

Lender or Agent prior to Conversion, then payment under this indemnification shall not be due until COP Shipper makes its first Debt Service Installment payment.

(c)           On or after Conversion, if the Borrower shall be required by Applicable Law to deduct or withhold for any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Lender or Agent, then:

(1)         the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this section) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(2)         the Borrower shall make such deductions and withholdings;

(3)         the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other Government Authority in accordance with Applicable Law; and

(4)         the Borrower shall also pay to each Lender and Agent for the account of such Lender or Agent, as the case may be, at the time interest is paid, all additional amounts specified by the respective Lender or Agent as necessary to preserve the after-tax yield it would have received if such Taxes had not been imposed.

(d)           Within 30 days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

(e)           If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to Section 2.10(c), then such Lender, may (or at the request of the Borrower and at the reasonable expense of the Borrower shall) use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any such additional payment by the Borrower that may thereafter accrue, if in the judgment of such Lender such change is not otherwise disadvantageous to such Lender.  Payment of expenses incurred under this Section 2.10(e) shall be made within 30 days after the date the affected Lender or Agent makes written demand on the Borrower therefor; provided, however, that if such expenses are paid or incurred by any Lender or Agent prior to Conversion then payment under this Section 2.10(e) shall not be due until COP Shipper makes its first Debt Service Installment payment.

(f)            Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower at the Borrower’s expense as will permit such payments to be made without withholding Tax or withholding or at a reduced rate (unless doing so in the judgment of such Lender is not otherwise disadvantageous to such Lender).

(g)           Neither the Administrative Agent nor any Lender shall be required to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

2.11         Tax Reporting.  The Borrower and each of the Lenders shall report the Loans as loan transactions for federal income tax purposes.

2.12         Increased Costs and Reduction of Return

(a)           If any Lender determines that, due to either (i) the introduction of or any change in Applicable Law occurring or becoming effective after the date hereof, or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority promulgated, issued or becoming effective after the date hereof (whether or not having the force of Applicable Law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans, then the Borrower shall be liable for, and shall from time to time, upon written demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.  Payment under this Section 2.12(a) shall be made within 30 days after the date the affected Lender or Agent makes written demand on Borrower therefor; provided, however, that if such increased costs are paid by any Lender or Agent prior to Conversion, then payment under this Section 2.12(a) shall not be due until COP Shipper makes its first Debt Service Installment.

(b)           If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation after the date hereof, (ii) any change in any Capital Adequacy Regulation occurring or becoming effective after the date hereof, (iii) any change in the interpretation, construction or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation, construction or administration thereof occurring or becoming effective after the date hereof, or (iv) compliance after the date hereof by such Lender (or its Applicable Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy and the return on capital that such Lender determines it would have achieved but for the occurrence of any event described in the foregoing clauses (i) through (iv)) determines that the amount of such capital required or expected to be maintained is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to such Lender, from time to time as specified in writing by such Lender, additional amounts sufficient to compensate such Lender for the effect of such increase.  Payment under this Section 2.12(b) shall be made within 30 days after the date the affected Lender or Agent makes written demand on Borrower therefor; provided, however, that if such additional amounts are paid by any Lender or Agent prior to

Conversion, then payment under this Section 2.12(b) shall not be due until COP Shipper makes its first Debt Service Installment payment.

(c)           Before making demand upon the Borrower under Section 2.12(a), the affected Lender shall designate a different Applicable Lending Office with respect to its Loans if such designation will avoid the need for making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation.

2.13         Funding Losses.  The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense that the Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrower to make on a timely basis any scheduled payment of principal of any Loan except if such failure is not an Event of Default;

(b)           the failure of the Borrower to borrow a Construction Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or to effect the Conversion in accordance herewith;

(c)           the prepayment or repayment (including pursuant to ARTICLE 6) or other payment (including after acceleration thereof) of a Loan on a day other than the scheduled payment date for such amount; and

(d)           the failure of the Borrower to make any prepayment in accordance with Section 6.2.

2.14         Survival.  The agreements and obligations of the Borrower in Sections 2.10 through 2.13 shall survive the payment of the Loans, the Notes and all other Obligations.

2.15         Supplemental Costs and TPS Loans

(a)           If Supplemental Costs are required to be paid or reimbursed, the Borrower shall provide or cause to be provided financing for *** of such Supplemental Costs (in each case upon terms and conditions, and pursuant to documentation, not inconsistent with the Financing Documents) by either:

(1)         causing capital calls to be made on the Limited Partners and the proceeds of such capital calls to be deposited into the Supplemental Reserve Account, provided that such capital call obligations shall be supported by Acceptable Credit Support to the extent not funded timely by deposits of the proceeds of such capital calls into the Supplemental Reserve Account; or

(2)         entering into a credit facility with an Eligible Institution containing a commitment to fund the TPS Loans with the proceeds thereof to be used for Supplemental Costs.  The TPS Loans, if any, will be arranged by the General Partner; or

(3)         availing itself of the Tranche B Construction Loan Commitment, subject to the terms of this Agreement.

(b)           The TPS Loans shall be made under a separate facility or separate facilities.  The Borrower may have more than one facility for TPS Loans subject to intercreditor arrangements acceptable to the Administrative Agent in its sole discretion.  In accordance with the commitments of the Lenders and the financing obtained under Section 2.15(a), Borrower undertakes that each request for payment or reimbursement of Supplemental Costs shall be simultaneously funded one half from the Tranche A Commitments (subject to satisfaction of the requirements under the Financing Documents) and one half from either the Tranche B Commitments or the other financing contemplated under Section 2.15(a).

(c)           On the Project Completion Date, the obligations of the General Partner, the Limited Partners, the Borrower, and the TPS Lenders to enter into or provide such Supplemental Cost financing contemplated by this Section 2.15 shall terminate.

(d)           If any existing Acceptable Credit Support ceases to constitute Acceptable Credit Support or is not renewed at least 30 days before it is scheduled to expire, substitute Acceptable Credit Support meeting the requirements thereof shall be provided within three Business Days of such event or the Collateral Agent shall immediately be entitled to draw on such Acceptable Credit Support and deposit the proceeds thereof into the Supplemental Reserve Account for the benefit of the Secured Parties.  Any letter of credit or guarantee constituting Acceptable Credit Support shall expressly provide for such right of the Collateral Agent.

(e)           The TPS Financing Documents shall contain terms not inconsistent with the Financing Documents, including that the terms of such Debt provide to the Lenders (i) notice of any default under such Debt at the same time such notice is delivered to the Borrower or any TPS Secured Party and the right to cure such default on the same terms and conditions as those available to the Borrower, and (ii) the right to purchase such Debt at any time at a cash price equal to the aggregate principal and accrued and unpaid interest outstanding plus a make whole amount, if any, whereupon the TPS Lenders (and their representatives) shall assign to the Lenders or their representatives all of their claims, liens and other Property in connection with such Debt (A) without recourse or warranty (other than that the assignor is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any adverse claim) and (B) as may be contemplated in the intercreditor agreement between the Secured Parties and the TPS Secured Parties.

(f)            The Borrower and each of the TPS Lenders shall report the TPS Loans as loan transactions for federal income tax purposes.

(g)           The TPS Obligations may, at the sole option of the General Partner, be secured by the following (subject to any applicable Permitted Liens and without recourse to or warranty by the Lenders or any of their Affiliates):

(1)         a first priority Lien on the COP Royalty,

(2)         a first priority Lien on all or any portion of the Non-COP TUAs, including amounts payable (and other obligations performable) by each of the Non-COP Shippers thereunder,

(3)         a first priority Lien on the TPS Accounts;

(4)         a Lien of equal and ratable priority with that of the Collateral Agent:

(A)          in the Loss Proceeds Account and the Loss Proceeds from insurance and an Expropriation Event and the Delay Liquidated Damages and Performance Liquidated Damages but subject as to percentage interests to an intercreditor agreement between the TPS Lenders and the Lenders; and

(B)           in any Shared Accounts to the extent proceeds of the TPS Loans are transferred into such Accounts and used therein in a manner similar to the proceeds of the Loans;

(C)           the Supplemental Reserve Account; and/or

(5)         a second priority Lien granted by the Collateral Agent in the Borrower’s interest in the Accounts other than those set forth in Section 2.15(g)(3) and (4).

(h)           The Secured Parties shall have, and shall subordinate, their Liens in the Property set forth in Section 2.15(g)(1), (2) and (3) in favor of the Lien securing the TPS Obligations provided for in such clauses.  As a condition to the initial closing of the TPS Financing Documents, the Secured Parties and the TPS Secured Parties shall have entered into intercreditor arrangements contemplated by this Section 2.15(h) and consistent with the terms as attached in Appendix B that are acceptable to the Secured Parties in their sole discretion.  Such intercreditor arrangements, may include an intercreditor agreement or a non-disturbance and recognition agreement, but shall provide among other matters:

(1)         the grant by the Secured Parties to the Non-COP Shippers, and their successors and assigns, of a non-disturbance and recognition agreement as to their TUAs;

(2)         the recognition by the Secured Parties of the Liens provided for in this Section 2.15 (and the relative priority thereof) in favor of the TPS Secured Parties, and their successors and assigns; and

(3)         the recognition by the TPS Lenders of the Lien (and the relative priority thereof) in favor of the Secured Parties, and their successors and assigns.

2.16         Expansion Loans

(a)           The Expansion Obligations may, at Borrower’s option, be secured by the following  (subject to any applicable Permitted Liens and without recourse to or warranty by the Lenders or any of their Affiliates): a Lien on (1) the COP Royalty, and (2) all or some portion of the Non-COP TUAs, including amounts payable (and other obligations performable) by each Non-COP Shipper thereunder.

(b)           As a condition to each initial closing of the Expansion Financing Documents:

(1)         the Secured Parties and the Expansion Secured Parties shall have entered into intercreditor arrangements acceptable to the Secured Parties in their sole discretion addressing, among other things, the relative rights, interests and obligations of such secured parties, including such rights, interests and obligations with respect of the Borrower and its Affiliates, Expansion and its Affiliates, the Project and the Phase 2 Projects;

(2)         the Expansion Secured Parties shall have entered into non-disturbance and recognition agreement(s) with the COP Shipper as to the COP TUA acceptable to the Administrative Agent; and

(3)         if requested by the Secured Parties, then the Secured Parties, the Expansion Secured Parties, the Borrower and Expansion shall have entered into the Shared Facilities Agreement, if any.

Notwithstanding anything to the contrary in any Transaction Document, (A) no Secured Party shall enter into the Shared Facilities Agreement, if any, without the prior written consent of the Administrative Agent given or withheld in its sole discretion and (B) no Borrower Entity shall enter into the Shared Facilities Agreement, if any, without the prior written consent of the Administrative Agent given or withheld in its sole discretion.

(c)           As a condition to the beginning of each Phase 2 Project, the risks associated with completion of any Phase 2 Project shall be mitigated through engineering, procurement and construction arrangements that (A) utilize one or more internationally reputable construction contractors having significant experience in the type of work contemplated, who will serve as the primary contractors responsible for all of the work, (B) are contracted for on terms and conditions that are substantially similar to those governing the engineering, procurement and construction of Phase 1 of the Project, including substantially similar rights and remedies in respect of liabilities and damages for performance failures and third-party losses and injuries, and appropriate security for any non-performance damages to be provided by a Person or Persons (1) having a long term unsecured debt rating of at least “BBB–” by S&P and “Baa3” by Moody’s and (2) who shall not hold or be the beneficiary of any Liens on any or all of the Project, any Phase 2 Project or Property of any Borrower Entity, Expansion or any of Expansion’s Subsidiaries, (C) require such contractors to provide and maintain construction–related insurances of substantially similar types, coverages, amounts and provisions as required in connection with the Project as set out in Section 5.9 and Appendix C, and (D) are designed so that there could not reasonably be expected to occur a material adverse interference to the Project’s design, construction, installation, operation, maintenance in conformity with the Construction Contracts, Good LNG Practices, Necessary Approvals and Applicable Law or the continuing availability of the Services Quantity (as used in each of the TUAs (or similar term if such term is not used therein)) as contemplated by the Financing Documents and the TUAs.

(d)           As a condition to each initial closing of the Expansion Financing Documents:

(1)         the Project Completion Date has occurred or the Independent Engineer has certified that it reasonably expects such date will occur no later than the Date Certain notwithstanding any and all current or proposed Phase 2 Projects and Phase 2 Expenditures and Phase 1 Additions;

(2)         an Authorized Officer of the Borrower certifies, and the Independent Engineer, if any, confirms in writing as reasonable (or, if there is no Independent Engineer, the Administrative Agent shall be reasonably satisfied), that the engineering, design, procurement, contracting and construction arrangements in respect of the related Phase 2 Project will (A) utilize one or more internationally reputable construction contractors having significant experience in the type of work contemplated, who will serve as the primary contractors responsible for all of the work, (B) be contracted for on terms and conditions that are substantially similar to those governing the engineering, procurement and construction of Phase 1 of the Project, including substantially similar rights and remedies in respect of liabilities and damages for performance failures and third-party losses and injuries, and appropriate security for any non-performance damages to be provided by a Person or Persons (1) having a long term unsecured debt rating of at least “BBB–” by S&P and “Baa3” by Moody’s and (2) who shall not hold or be the beneficiary of any Liens on any or all of the Project, any Phase 2 Project or Property of any Borrower Entity, Expansion or any of its Subsidiaries, (C) require such contractors to provide and maintain construction–related insurances of substantially similar types, coverages, amounts and provisions as required in connection with the Project as set out in Section 5.9 and Appendix C, and (D) be designed so that there could not reasonably be expected to occur a material adverse interference to the Project’s design, construction, installation, operation, maintenance in conformity with the Construction Contracts, Good LNG Practices, Necessary Approvals and Applicable Law or the continuing availability of the Services Quantity (as used in each of the TUAs (or similar term if such term is not used therein)) as contemplated by the Financing Documents and the TUAs.

(3)         The Administrative Agent shall be reasonably satisfied that the Shared Facilities Agreement, if any, any related intercreditor agreement between any Secured Parties and any Expansion Secured Parties, and the other operating agreements and arrangements in respect of the financing and operation of the Phase 2 Project, including any required insurances and operating standards and requirements, are designed so that there could not reasonably be expected to occur a material adverse interference to the Project’s design, construction, installation, operation, maintenance in conformity with the Construction Contracts, Good LNG Practices, Necessary Approvals and Applicable

Law or the continuing availability of the Services Quantity (as used in each of the TUAs (or similar term if such term is not used therein)) as contemplated by the Financing Documents and the TUAs.

(4)         The Expansion Financing Documents shall contain terms not inconsistent with the Financing Documents, including that the terms of such Debt provide to the Lenders (i) notice of any default under such Debt at the same time such notice is delivered to the Borrower or any Expansion Secured Party, and (ii) the right to purchase such Debt at any time at a cash price equal to the aggregate principal and accrued and unpaid interest outstanding plus a make whole amount, if any, whereupon the Expansion Lenders (and their representatives) shall assign to the Lenders or their representatives all of their claims, liens and other Property in connection with such Debt (A) without recourse or warranty (other than that the assignor is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any adverse claim) and (B) as may be contemplated in the intercreditor agreement between the Secured Parties and the Expansion Secured Parties.

2.17         TPS Secured Parties and Expansion Secured Parties.  Each of the TPS Secured Parties and Expansion Secured Parties and each participant of a TPS Loan or Expansion Loan shall be an Eligible Institution.

2.18         Certain Costs Recoverable by Borrower; Obligations of the Borrower.  Subject to Section 9.1 and 9.2, the parties hereto acknowledge and agree that the costs, expenses, fees or scheduled interest on the Loans and incidental costs relating to the administration (but not enforcement) of the Loans shall be recoverable by the Borrower under the COP TUA as set forth therein provided that they are not the result of Defaults or Events of Default under the Credit Agreement.

ARTICLE 3.           CONDITIONS PRECEDENT.

3.1           Conditions to Closing and Construction Loans During Initial Period.  Prior to the earlier to occur of (i) the initial satisfaction of all conditions set forth in Section 3.2 and (ii) *** (the “Initial Period”), the obligation of any Lender to make any Construction Loan on any Disbursement Date shall be subject to the conditions precedent that, both immediately prior to the making of each such Construction Loan and also after giving effect thereto on and as of such Disbursement Date and to the application of proceeds therefrom, as though made on and as of such Disbursement Date, unless such condition is waived by the Administrative Agent in writing:

(a)           Transaction Documents.  (1) Each of the Transaction Documents to which either ConocoPhillips or COP Shipper is a party or which is to be in effect on the Closing Date (or Disbursement Date as the case may be), except the Non-COP TUA between Borrower and The Dow Chemical Company dated March 1, 2004, shall have been duly authorized, executed and delivered to the Administrative Agent by each party thereto.  Each Lender shall have received an original of each such Transaction Document to which it is a party executed by all parties thereto, its Note, and a copy of all other Transaction Documents.

(2)         (A) The Borrower is not in default in the performance, observance or fulfilment of any of its obligations, covenants or conditions contained in any of the Project Documents in full force and effect and, to the best of the Borrower’s knowledge, no Project Participant (other than the Borrower, any Shipper and any Non Smith LP, and solely as a party to the Shared Facilities Agreement, if any, Expansion) is in default in the performance, observance or fulfilment of any of its material obligations, covenants or conditions contained therein unless such default could not reasonably be expected to have a Material Adverse Effect, (B) each Project Document (other than the TUAs, the Construction Contracts and EPC Guaranty as disclosed to the Administrative Agent) to be in full force and effect on the Closing Date or such Disbursement Date, as applicable, is in full force and effect unless such failure could not reasonably be expected to have a Material Adverse Effect, (C) the copy of each such Project Document contemplated by Section 3.1(a)(2)(B) has been delivered to the Administrative Agent and is true, correct and complete on such date, and (D) except as delivered to the Administrative Agent pursuant to Section 3.1(a)(2)(C), there are no agreements, side letters or other documents to which the Borrower is a party that have the effect of modifying or supplementing in any respect any of the respective rights or obligations of the Borrower or any Project Participant under any of the Project Documents, all of the foregoing (A) - (D) being certified by an Authorized Officer of the Borrower as set forth in a certificate dated the Closing Date and delivered to the Administrative Agent in the form attached hereto as Exhibit H-1.

(b)           Notes.  The Borrower shall have duly authorized and executed a Construction Note for the account of each Lender.  Each such Construction Note shall be appropriately completed with the name of the payee and date thereof inserted therein.  Each Construction Note shall be delivered by the Borrower to the Administrative Agent.

(c)           Charter Documents.  The Administrative Agent shall have received the following documents, each certified as indicated below:

(1)         (A) a certificate as to the good standing of each Borrower Entity from the Secretary of State of its jurisdiction of organization, and (B) a certificate of authority for each such entity to transact business in Texas from the Secretary of State of the State of Texas, in each case dated as of a date no earlier than 30 days prior to the Closing Date; and

(2)         a certificate of an Authorized Officer of the Borrower, dated the Closing Date, in the form attached hereto as Exhibit H-1, with appropriate insertions, together with a copy of the Partnership Agreement referred to in such certificate.

(d)           Insurance.  The Administrative Agent shall have received evidence of insurance, certified by a broker licensed to do business in Texas, with respect to each policy of insurance required to be in effect pursuant to Section 5.9 hereof and the designation of the Collateral Agent as loss payee thereunder to the extent required by Section 5.9 hereof but solely to the extent reasonably required by the Administrative Agent.  In addition, the Administrative Agent shall have received a report from the Insurance Advisor stating that, in its opinion, all insurance policies required to be maintained (or caused to be maintained) by the Borrower pursuant to Section 5.9 hereof have been obtained and are in full force and effect on the Closing Date, such insurance policies comply in all material respects with the requirements of Section 5.9 hereof, and the insurance coverage required by Section 5.9 hereof is comparable in all material respects, including policy limits and deductibles, to insurance carried by responsible owners and operators of Property similar to the Project, in each case only to the extent reasonably required by the Administrative Agent as contemplated by the proviso to Section 5.9.

(e)           Satisfaction of Certain Section 3.2 Conditions for Disbursement Dates.  For each Disbursement Date during the Initial Period (but not on the Closing Date unless also a Disbursement Date), the conditions set forth in Sections 3.2(a) (other than Section 3.2(a)(1)(B)) and 3.2(f) are satisfied.

(f)            FERC Approval.

(1)         The FERC Approval has been duly obtained or made, was validly issued or executed and delivered, is in full force and effect, and is held in the name of the Borrower;

(2)         The Administrative Agent shall have received an original (or copy certified by an Authorized Officer of the Borrower to be a true and complete copy) of the FERC Approval.

(3)         There shall have been no change in any Applicable Law or the FERC Approval previously delivered under Section 3.1(f)(2) and no issuance of any order, writ, injunction or decree of any Governmental Authority or arbitral tribunal or change in any third party consent or waiver, which, in either such case, could reasonably be expected to have a Material Adverse Effect;

(g)           Construction Budget and Drawdown Schedule.  Such Construction Loan shall be in accordance with the Construction Budget and the Drawdown Schedule.

(h)           Preceding Closings.

(1)         The Site Leases shall be in full force and effect and all other documents necessary to establish control of the Land in the Borrower and the Site Lessee, together with all easements and rights-of-way (other than the easements for the pipeline to Stratton Ridge, Texas) necessary for the construction and operation of the Project and title (other than title to the Outstanding Parcels to the extent Section 5.3(b) permits such matters to remain outstanding after the Closing Date and Permitted Title Defects) to the Land, shall be in full force and effect and reasonably satisfactory in all respects to the Administrative Agent, and the Borrower shall have caused the Deed of Trust and Memoranda of Site Lease to be duly recorded in accordance with Applicable Law;

(2)         The other transactions contemplated by Section 2.2 of the Omnibus Agreement shall have become effective;

(3)         The COP TUA, the Stockholders Agreement and the Stock Purchase Agreement shall have been executed and delivered by all parties thereto and shall be in full force and effect; and

(4)         The closing under the Stock Purchase Agreement shall have occurred.

(i)            Filings, Registrations and Recordings.  Any document required to be filed, registered, notarized or recorded in order to create and perfect the Lien on the Collateral as first priority Liens (subject to Permitted Liens) shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the judgment of the Administrative Agent to perfect such Liens as such first priority Liens (subject to Permitted Liens) shall have been effected, and the Collateral Agent shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, registration, notarization, recording and other fees and all taxes and expenses related to such filings, registrations, notarizations and recordings have been paid in full.

(j)            Security Documents.  The Collateral Agent shall have received such documents as are necessary to perfect the interests of the Secured Parties in and to the Collateral covered by the Security Agreement with the priority contemplated thereby.  Consent Agreements for the TUA with The DOW Chemical Corporation and any other Project Document to be in full force and effect on the Closing Date or such Disbursement Date, as applicable, requested by the Administrative Agent shall have been duly authorized, executed and delivered to the Administrative Agent.

(k)           Searches.  On the Closing Date, Administrative Agent shall have received satisfactory reports of UCC, tax lien, judgment and/or litigation searches (collectively, the “UCC Searches”) conducted by a search firm reasonably acceptable to Administrative Agent with respect to the Collateral and each Borrower Entity in Harris County, Brazoria County, the State of Texas, the state jurisdiction of organization of such entity and any locations specified by the Administrative Agent and copies of any financing statements or other publicly filed record listed on such reports.

(l)            Borrower’s Certificate.  (A) The representations and warranties of the Borrower contained in Article IV hereof and the representations and warranties of the Borrower contained in each of the other Financing Documents to which the Borrower is a party are true and correct in all material respects on and as of the Closing Date (or, if made solely as of an earlier date, were true and correct as of such earlier date), (B) all Financing Documents are in full force and effect under the terms and conditions set forth in such Financing Documents, and (C) no Default or Event of Default has occurred and is continuing and (D) all conditions set forth in Section 3.1 have been satisfied except as expressly set forth in such certificate, all of the foregoing (A) - (D) being certified by an Authorized Officer of the Borrower as set forth in a certificate dated the Closing Date, in the form attached hereto as Exhibit H-1, and delivered to the Administrative Agent on the Closing Date.

(m)          Financial Information, etc.

(1)         On the Closing Date, the Administrative Agent shall have received copies of the most recent unaudited or, if available, audited consolidated statements from the Borrower together with a certificate from the chief financial officer or other Authorized Officer of such Person, dated the Closing Date, to the effect that, to the best of such officer’s knowledge, (A) such financial statements are true, complete and correct in all material respects and (B) there has been no material adverse change in the financial condition, operations, Property, or business of such Person since the date of such financial statements.

(2)         The Administrative Agent shall have received such other financial, business and other information regarding the Project Participants as the Administrative Agent shall have reasonably requested.

(n)           Base Case Projections; Drawdown Schedule; Budgets.  The Administrative Agent shall have received from the Borrower (A) the Base Case Projections, (B) the Construction Budget, and (C) the Drawdown Schedule, all of the foregoing in clauses (A) - (C) as reasonably satisfactory to the Administrative Agent.

(o)           Process Agent.  The Administrative Agent shall have received a copy of a letter from Corporation Service Company accepting its appointment as process agent in New York for each Borrower Entity in substantially the form of Exhibit C hereto.

(p)           Legal Opinions.  On the Closing Date, the Administrative Agent shall have received original counterparts of legal opinions dated the Closing Date and addressed to each Secured Party in form, scope and substance satisfactory to the Administrative Agent of (1) Brownstein Hyatt & Farber, P.C. and Dewey Ballantine LLP, each as counsel to the Borrower and General Partner, and (2) counsel to the Brazos River Authority that is satisfactory to the Administrative Agent.

(q)           Investment Company; Public Utility.  Neither the Lenders nor any Borrower Entity shall be subject to regulation by reason of the transactions contemplated by the Transaction Documents as:

(1)         an “investment company,” or company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or

(2)         a “holding company,” or an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” or a “public utility company” or an “associate company” of any of the foregoing, within the meaning of the Public Utility Holding Company Act of 1935, as amended or

(3)         subject to regulation under any Applicable Law relating to public utilities, gas utilities, public service corporations or similar entities.

(r)            Material Adverse Effect.  (i) No event shall have occurred and no condition shall exist that has had or could reasonably be expected to have a Material Adverse

Effect and (ii) no material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of any Borrower Entity or any provider of financing (whether debt or equity, contingent or otherwise) for Supplemental Costs, other than the Initial Lender, (and any Acceptable Credit Support Issuer) which could reasonably be expected to have a Material Adverse Effect);

(s)           Title Insurance; Survey etc.  On the Closing Date, the Borrower shall have obtained

(1)         a leasehold mortgagee policy of title insurance (the “Title Insurance”) covering the Land, in favor of the Collateral Agent, for the benefit of the Secured Parties, that (A) insures the validity and priority of the Lien created under the Deed of Trust in an amount not less than $2,000,000, and (B) is otherwise in form as contemplated by Commitment for Title Insurance issued by the Title Insurance Company issued June 28, 2004 (with an effective date of June 13, 2004) (the “Commitment”), but which contains no reference to any matters in Schedule C of the Commitment except that Schedule B may contain exceptions for the Outstanding Parcels to the extent Section 5.3(b) hereof permits such matters to remain outstanding after the Closing Date, and with the standard printed exceptions in Schedule B amended or deleted as indicated in the Commitment and additionally as follows:  (i) exception 2. shall be deleted except for “shortages in area”; (ii) exception 3. shall omit the reference to subsequent taxes or assessments for prior years, and shall be supplemented to include the following additional sentence:  “Company insures that standby fees, taxes and assessments by any taxing authority for the year 2004 are not yet due and payable.”; (iii) the following shall be added to Schedule B:  “Section 13 of the Conditions and Stipulations of this Policy is hereby deleted.”; and (iv) exception 8 shall be deleted; and

(2)         an ALTA survey of recent date of the Land certified to the Collateral Agent, the Title Insurance Company and the Borrower, which survey shall be in form and substance satisfactory to the Administrative Agent and the Title Insurance Company.

(t)            Title Continuation Report; Survey.  (1) After the EPC Contract has been entered into, for any Disbursement Date occurring in any January, April, July or October the Borrower shall have delivered to the Administrative Agent a title continuation report from the Title Insurance Company to such Disbursement Date, in form and substance satisfactory to the Administrative Agent, setting forth no additional exceptions other than Permitted Title Defects, and (2) in the case of the first Disbursement Date that is at least 60 days after the foundations of the Facility have been completed, the Borrower shall have delivered to the Administrative Agent an updated survey of the Mortgaged Property, certified to the Collateral Agent, for the benefit of the Secured Parties, the Title Insurance Company and the Borrower, showing the Project.  In the case any Phase 2 Project has commenced or been completed on the Land, such survey shall include such parts of a Phase 2 Project(s) on the Land and, to the extent reasonably possible, indicated as part of a Phase 2 Project.  Such survey shall be in form and substance satisfactory to the Administrative Agent and the Title Insurance Company, and shall disclose no easements, rights of way or encumbrances, other than Permitted Liens.

(u)           EPC Contract Closing Documents  On or prior to the first Disbursement Date after the EPC Contract has been entered into, the Administrative Agent shall have received the agreements and other documents as contemplated in Section 5.27(f); provided however, if the EPC Contract is entered into on a Disbursement Date, then the Administrative Agent shall have received such agreements and documents on such Disbursement Date.

(v)           Additional Matters.  All partnership and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, certificates, and instruments relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby as the Administrative Agent shall have reasonably requested, in each case in form and substance satisfactory to the Administrative Agent.

Unless waived by the Administrative Agent in writing, the acceptance of the proceeds of each Construction Loan shall constitute a certification by the Borrower to the Lenders confirming the satisfaction of the conditions set forth in clauses (a) through (v) of this Section 3.1 upon the making of such Construction Loan.

3.2           Construction Loans After Initial Period.  After the Initial Period, the obligation of any Lender to make any Construction Loan on any Disbursement Date shall be subject to the conditions precedent that, both immediately prior to the making of each such Construction Loan and also after giving effect thereto on and as of such Disbursement Date and to the application of proceeds therefrom, as though made on and as of such Disbursement Date, unless such condition is waived by the Administrative Agent:

(a)           Construction Requisitions; Notices of Borrowing.

(1)         Not less than ten Business Days prior to such Disbursement Date, the Administrative Agent shall have received (A) a Construction Requisition dated no more than 10 Business Days prior to such Disbursement Date executed and delivered by an Authorized Officer of the Borrower in respect of the Disbursement of Construction Loans to be made on such Disbursement Date, and (B) a certificate of the Independent Engineer in respect of such proposed Requisition in the form attached hereto as Exhibit D-2 whereby the Independent Engineer shall evidence its approval of the expenditures to be paid with the Disbursement from each of the Lenders, in each case satisfactory to the Administrative Agent.

(2)         The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.3 in respect of the Disbursement of Construction Loans on such Disbursement Date.

(3)         If Tranche A Loans are to be made for Supplemental Costs on the Disbursement Date, then simultaneously with (or, if not possible, on the same day as) the funding of such Tranche A Loans, the financing (whether debt or equity, contingent or otherwise) contemplated by Section 2.15(a) shall be utilized to fund the other *** of the Supplemental Costs contemplated by Section 2.15(a).

(b)           Representations and Warranties.  The representations and warranties of each Borrower Entity or any Equity Pledgor contained in any Financing Document to which such entity is a party shall be true and correct in all material respects on and as of such Disbursement Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date).

(c)           No Default.  No Default or Event of Default shall have occurred and be continuing.

(d)           Necessary Approvals, etc.

(1)         All Necessary Approvals have been duly obtained or made, were validly issued or executed and delivered, are in full force and effect, are final and not subject to modification, or pending or threatened dispute or appeal, and are held in the name of the Borrower (unless otherwise disclosed by the Borrower to the Administrative Agent in a writing referencing Section 4.6(a)) except those Necessary Approvals that have not been obtained but will be obtained by the time such approvals are required for the performance by any Project Participant of any of its obligations respecting the Project and for which none of the Borrower or the Independent Engineer has any reason to believe that any such Necessary Approvals will not be obtained in due course prior to the time required;

(2)         All Necessary Approvals obtained or to be obtained in Section 3.2(d)(1), are (or in the case of those not obtained as set forth therein will be) free from conditions or requirements at all relevant times, the compliance with which could reasonably be expected to have a material adverse effect on the Construction Budget, each Phase 1 Addition Budget for construction (to the extent not in conflict with the Construction Budget), any construction schedule, including the Project Schedule, operation, maintenance or ownership of the Project or which any of the Borrower or the Independent Engineer does not reasonably expect to be able to satisfy as certified by an Authorized Officer of the Borrower in a certificate dated the Disbursement Date and delivered to the Administrative Agent;

(3)         The Administrative Agent shall have received (A) originals (or copies certified by an Authorized Officer of the Borrower to be true and complete copies) of all of the Necessary Approvals set forth in Section 3.2(d)(1) other than those not obtained as set forth therein, (B) in the case of the Necessary Approvals not obtained as set forth therein, satisfactory assurances that such Necessary Approvals will be obtained by the time when needed in connection with the construction or operation of the Project, and (C) if requested, copies (certified by an Authorized Officer of the Borrower to be true and complete copies) of all applications made for any Governmental Approvals and all material correspondence received or sent in respect of such applications; and

(4)         There shall have been no change in any Applicable Law or any Necessary Approval previously delivered under Section 3.2(d)(3), and no issuance of any order, writ, injunction or decree of any Governmental Authority or arbitral tribunal or change in any third party consent or waiver, which, in either such case, could reasonably be expected to have a Material Adverse Effect.

(e)           Material Adverse Effect.  There shall exist no circumstance, event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

(f)            Legal Matters.  No Legal Matters nor any Governmental Approval, pending or threatened, against or affecting (i) any Borrower Entity or Equity Pledgor or its respective Property or rights in the Project, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) the Collateral.

(g)           Construction Budget and Drawdown Schedule.

(1)         Such Construction Loan shall be in accordance with the Construction Budget and the Drawdown Schedule.

(2)         The Administrative Agent shall have received from the Borrower (A) the Construction Budget and (B) the Drawdown Schedule, each of the foregoing in clauses (A) and (B) as reasonably satisfactory to the Independent Engineer.

(3)         Notwithstanding anything to the contrary in Sections 3.2(g)(1) and (2), the last Construction Loan shall be in an amount determined by the Borrower and confirmed by the Independent Engineer as necessary to pay all Project Costs, including punchlist amounts under the Construction Contracts and other milestones to be incurred, through the final completion of the Construction Contracts (including Final Completion under the EPC Contract).

(h)           EPC Matters.  The EPC Contract and EPC Guaranty shall each be in full force and effect as approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor thereof in all respects including provisions with respect to scope of work, insurance, warranties, liquidated damages, completion deadlines, performance standards, performance testing and subcontractor approvals.

(i)            Title Continuation Report; Survey.  (1) For any Disbursement Date occurring in any January, April, July or October the Borrower shall have delivered to the Administrative Agent a title continuation report from the Title Insurance Company to such Disbursement Date, in form and substance satisfactory to the Administrative Agent, setting forth no additional exceptions other than Permitted Title Defects, and (2) in the case of the first Disbursement Date that is at least 60 days after the foundations of the Facility have been completed, the Borrower shall have delivered to the Administrative Agent an updated survey of the Mortgaged Property, certified to the Collateral Agent, for the benefit of the Secured Parties, the Title Insurance Company and the Borrower, showing the Project.  In the case any Phase 2 Project has commenced or been completed on the Land, such survey shall include such parts of a Phase 2 Project(s) on the Land and, to the extent reasonably possible, indicated as part of a Phase 2 Project.  Such survey shall be in form and substance satisfactory to the Administrative Agent and the Title Insurance Company, and shall disclose no easements, rights of way or encumbrances, other than Permitted Liens.

(j)            Construction Progress.  The Borrower shall certify in the Construction Requisition delivered to the Administrative Agent that (1) based on current progress and the reasonable evaluation of what can be reasonably foreseen, Completion will occur on or before the Date Certain and (2) the date when the Project Completion Date is reasonably expected to occur.

(k)           Commencement of Work.  The Administrative Agent shall have received evidence that the EPC Contractor shall have received and accepted the Notice to Proceed.

(l)            Independent Engineer Certification.  The Independent Engineer shall have confirmed to the Administrative Agent and the Borrower its agreement with the certifications and other statements set forth in Sections 3.2(d)(1), 3.2(d)(2), 3.2(g)(2) and 3.2(j) by executing and delivering a certificate in the form of Exhibit D-2 dated the Disbursement Date.

(m)          Utilities.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the first Disbursement Date after the Initial Period, to the effect that, to the knowledge of the Borrower, all utility services necessary for the construction and operation of the Project (including gas, potable and raw water supply, storm, electric, radio, cellular, telephone and sewage services and facilities) have been committed to the Project (with a true copy of binding agreements (if any) that evidence the same) by appropriate utilities, authorities or other Persons, or will be otherwise available to the Borrower in the ordinary course of business at the appropriate stage of construction or operation of the Project, in each case on terms consistent with those reflected in the Construction Budget and the Base Case Projections.

(n)           EPC Contract Closing Documents.  On or prior to the first Disbursement Date after the EPC Contract has been entered into, the Administrative Agent shall have received the agreements and other documents as contemplated in Section 5.27(f); provided however, if the EPC Contract is entered into on a Disbursement Date, then the Administrative Agent shall have received such agreements and documents on such Disbursement Date.

(o)           Other Documents.  The Administrative Agent shall have received such other statements, certificates, documents, writings, approvals, consents, legal opinions pertaining to events occurring or circumstances arising after the Closing Date as the Administrative Agent may reasonably request.

Unless waived by the Administrative Agent in writing, the acceptance of the proceeds of each Construction Loan shall constitute a certification by the Borrower to the Lenders confirming the satisfaction of the conditions set forth in clauses (a) through (o) of this Section 3.2 upon the making of such Construction Loan.

3.3           The Conversion Date.  The occurrence of the Conversion Date shall be subject to the conditions precedent that the Administrative Agent shall have received, or the Administrative Agent shall have waived receipt of, the following, each of which (unless otherwise specified below) shall be in form and substance satisfactory to the Administrative

Agent, and that the other conditions set forth below shall have been satisfied or waived by the Administrative Agent in writing:

(a)           Term Notes.  Each Lender shall have received its original Term Note in respect of the Term Loans made or maintained by it, duly completed, executed and delivered by the Borrower and in accordance with Section 2.7.

(b)           Insurance.  The Administrative Agent shall have received a certified copy of the insurance policies required by Section 5.9 hereof or certificates of insurance with respect thereto, together with evidence of the payment of all premiums due and payable therefor, and a certificate of the Insurance Advisor, certifying that insurance complying with Section 5.9 hereof, covering the risks referred to therein, has been obtained and is in full force and effect.  The Borrower shall have delivered the final Title Insurance or certificates of insurance with respect thereto, in favor of the Collateral Agent, for the benefit of the Secured Parties set forth in Section 3.1(s) together with evidence of the payment of all premiums due and payable therefor.

(c)           Necessary Approvals.

(1)         All Necessary Approvals shall have been duly obtained and shall be final, non-appealable and in full force and effect and free from material conditions or requirements at all relevant times; provided that, with respect to such Necessary Approvals that cannot be obtained on or prior to the Conversion Date in the exercise of reasonable diligence (but which are routinely obtainable, can be obtained only after completion of certain operations testing or can be obtained only after a period of operations), the Administrative Agent shall have received assurances satisfactory to the Administrative Agent that such Necessary Approvals will be obtained by the time when needed in connection with the operation of the Project.

(2)         The Administrative Agent shall have received (A) originals (or copies certified by an Authorized Officer of the Borrower to be true and complete copies) of all of the Necessary Approvals received by the Borrower and (B) if requested, copies (certified by an Authorized Officer of the Borrower to be true and complete copies) of all applications made for any Necessary Approvals and all material correspondence received or sent in respect of such applications.

(d)           Completion Certificates.  The Administrative Agent shall have received (i) an original executed counterpart of the Borrower Completion Certificate and (ii) an original executed counterpart of the Independent Engineer Completion Certificate, and, in each case, the statements contained therein shall be true and correct in all material respects.

(e)           Officer’s Certificates.  The Administrative Agent shall have received an original counterpart of an Officer’s Certificate, dated as of the Conversion Date, to the effect that (i) the representations and warranties made by the Borrower in ARTICLE 4 hereof and the representations and warranties made by the Borrower in each of the other Financing Documents to which it is a party are true and correct in all material respects on and as of the Conversion Date with the same force and effect as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date);

(ii) no Default or Event of Default has occurred and is continuing on the Conversion Date; (iii) no Material Adverse Effect, and no event or condition that could reasonably be expected to have a Material Adverse Effect, has occurred and is continuing; and (iv) no default by the Borrower or, to the knowledge of the Borrower, by any Project Participant (other than any Non Smith LP and any Shipper) under any of the Transaction Documents (which default could reasonably be expected to have a Material Adverse Effect) has occurred and is continuing on the Conversion Date.

(f)            Opinions.  The Administrative Agent shall have received original counterparts of such supplemental opinions of counsel to the Borrower as the Administrative Agent may reasonably request.

(g)           Budget.  The Administrative Agent shall have received the Borrower’s proposed Operating Budget for the first Operating Year.

(h)           Final Survey.  The Borrower shall have delivered to the Administrative Agent a final “as-built” survey of the Land, certified to the Collateral Agent, for the benefit of the Secured Parties, the Title Insurance Company and the Borrower, updated to within 30 days before the Conversion Date, showing the Project (completed as to Phase 1), which, in the case any Phase 2 Project has commenced or been completed on the Land, shall include such parts of a Phase 2 Project(s) on the Land and indicated as part of a Phase 2 Project.  Such survey shall be in a form satisfactory to the Administrative Agent and the Title Insurance Company, and shall disclose no easements, rights-of-way, encumbrances or other Liens on real property, other than Permitted Liens.  The Borrower shall have prepared and caused to be executed and recorded such amendments to the Deed of Trust or other confirmatory documents as may have been reasonably requested by the Administrative Agent in order to protect or confirm the lien of the Deed of Trust on the Mortgaged Property, as reflected in the final survey delivered pursuant to this Section 3.3(h).

(i)            Lien Waivers.  Lien waivers shall have been delivered by Construction Contractors in accordance with the Construction Contracts.

(j)            Project Documents.  Each Project Document shall be in full force and effect unless (1) expired in accordance with its terms, (2) in the case of any Non-COP TUA or Shared Facilities Agreement, if any, the failure thereof to be in full force and effect could not reasonably be expected to have a Material Adverse Effect or (3) otherwise consented to by the Administrative Agent.

(k)           Searches.  Administrative Agent shall have received satisfactory reports of UCC Searches conducted by a search firm reasonably acceptable to Administrative Agent with respect to the Collateral and each Borrower Entity in Harris County, Brazoria County, the State of Texas, the state jurisdiction of organization of such entity and any locations specified by the Administrative Agent and copies of any financing statements or other publicly filed record listed on such reports.

(l)            Other Documents.  The Administrative Agent shall have received original counterparts of such other statements, certificates and documents pertaining to events occurring or circumstances arising after the Closing Date as the Administrative Agent may reasonably request.

3.4           No Failure to Satisfy Condition.  Notwithstanding anything in Section 3.1, 3.2 or 3.3 to the contrary, the failure of any Borrower Entity in performance or compliance with any term, covenant or provision under any Financing Document shall not constitute the failure to satisfy a condition set forth in Section 3.1, 3.2 or 3.3 if such failure of any Borrower Entity in performance or compliance thereof is the reasonably foreseeable result of:

(a)           the COP Directors’ failure to approve or consent to any Board Action where:

(1)         such failure to approve or consent to such Board Action could reasonably be foreseen to result in a specific, identified risk of a failure to satisfy a condition set forth in Section 3.1, 3.2 or 3.3 , and

(2)         such risk is expressly noted in the Board minutes (such minutes to be provided to the Board and certified by the secretary of the General Partner within 45 days of such meeting), with specific reference to the certain failure to satisfy a condition set forth in Section 3.1, 3.2 or 3.3 and with a description of the connection between the Board Action and the foreseen risk of Default or Event of Default, and

(3)         the COP Directors have the right to vote on the matter under the Stockholders Agreement, and

(4)         the MS Directors voted to approve or consent to the Board Action, or

(b)           any Board Action approved or consented to by a majority of the COP Directors where:

(1)         the good faith implementation of such Board Action could reasonably be foreseen to result in a specific, identified risk of a failure to satisfy a condition set forth in Section 3.1, 3.2 or 3.3, and

(2)         such risk is expressly noted in the Board resolution with specific reference to the certain failure to satisfy a condition set forth in Section 3.1, 3.2 or 3.3, or

(c)           any action or inaction under the exclusive control of the COP Directors under the Stockholders Agreement, but expressly excluding ConocoPhillips’ rights under Section 3(d) of the Stockholders Agreement and actions and inactions by any COP Designated Employees, or

(d)           any uncured and material breach by ConocoPhillips or its Affiliates under a Project Document, where the Borrower Entities and their Affiliates, agents and other representatives (other than ConocoPhillips and its Affiliates and representatives) shall have performed all of their obligations to date in respect of such Project Document; provided however that (i) any dispute as to whether a “material breach” has occurred will be as finally determined under the applicable Project Document dispute resolution provision and (ii) no Secured Party shall be entitled to claim a condition set forth in Section 3.1, 3.2 or 3.3 is not satisfied due to the circumstances set out in this Section 3.4(d) until such time as a determination that no “material breach” has occurred has become final and non-appealable.

3.5           Administrative Agent Rights.  Notwithstanding Sections 3.4, the failure of any Borrower Entity in performance or compliance with any term, covenant or provision under any Financing Document shall still constitute a failure to satisfy a condition set forth in Section 3.1, 3.2 or 3.3 if the Administrative Agent determines in its reasonable discretion that such failure of any Borrower Entity in performance or compliance thereof could have a material adverse effect on the validity of the Lien of the Security Documents or the priority contemplated thereby.

3.6           Conditions to Initial Tranche B Construction Loan.  The obligation of any Lender to make the initial Tranche B Construction Loan shall be subject to the conditions precedent that, both immediately prior to the making of such initial Tranche B Construction Loan and also after giving effect thereto on and as of the Disbursement Date of such initial Tranche B Construction Loan and to the application of proceeds therefrom, as though made on and as of such Disbursement Date, unless such condition is waived by the Administrative Agent in writing:

(a)           Transaction Documents.  (1) Each of the Transaction Documents to which an Equity Pledgor is a party and which is to be in effect on the Disbursement Date of such initial Tranche B Construction Loan shall have been duly authorized, executed and delivered to the Administrative Agent by each party thereto.  Each Lender shall have received an original of each such Transaction Document to which it is a party executed by all parties thereto, its Tranche B Construction Note, and a copy of all other Transaction Documents.

(2)         (A) No Equity Pledgor is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of the Project Documents in full force and effect as of Disbursement Date of the initial Tranche B Construction Loan.

(b)           Notes.  The Borrower shall have duly authorized and executed a Tranche B Construction Note for the account of each Lender.  Each such Tranche B Construction Note shall be appropriately completed with the name of the payee and date thereof inserted therein.  Each Tranche B Construction Note shall be delivered by the Borrower to the Administrative Agent.

(c)           Charter Documents.  The Administrative Agent shall have received the following documents, each certified as indicated below:

(1)         (A) a certificate as to the good standing of each Equity Pledgor, and its general partner (if applicable) from the Secretary of State of its jurisdiction of organization, and (B) a certificate of authority for each such entity to transact business in Texas from the Secretary of State of the State of Texas to the extent such Equity Pledgor is required to be or registered to do business in the State of Texas, in each case dated as of a date no earlier than 30 days prior to the Closing Date;

(2)         a certificate of an Authorized Officer of each Equity Pledgor (if applicable), dated the Disbursement Date of such initial Tranche B Construction Loan, in the form attached hereto as Exhibit H-2, with appropriate insertions, together with copies of such Person’s (and it’s manager or general partner, as applicable) Charter Documents and the resolutions of such Person referred to in such certificate.

(d)           Satisfaction of Section 3.2 Conditions for Disbursement Date of Initial Tranche B Construction Loan.  For the Disbursement Date of the initial Tranche B Construction Loan, the conditions set forth in Section 3.2 are satisfied.

(e)           Filings, Registrations and Recordings.  Any document required to be filed, registered, notarized or recorded in order to create and perfect the Liens created under the Equity Pledges as first priority Liens (subject to the Permitted Liens set forth in Section 5.12(d), (e) and (g)) shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the judgment of the Administrative Agent to perfect such Liens as such first priority Liens (subject to the Permitted Liens set forth in Section 5.12(d), (e) and (g)) shall have been effected, any certificates evidencing the equity to be pledged under the Equity Pledges, and any stock powers or other assignments relating to such equity, and the Collateral Agent shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, registration, notarization, recording and other fees and all taxes and expenses related to such filings, registrations, notarizations and recordings have been paid in full.

(f)            Security Documents.  The Collateral Agent shall have received such documents as are necessary to perfect the Liens of the Secured Parties created under the Equity Pledges covering a *** interest in the General Partner and a *** interest in the limited partnership interest in the Borrower and the General Partner’s general partnership interest in the Borrower with a first priority contemplated thereby.

(g)           Searches.  On the Disbursement Date of the initial Tranche B Construction Loan, the Administrative Agent shall have received satisfactory reports of UCC Searches conducted by a search firm reasonably acceptable to the Administrative Agent with respect to the Collateral which is the subject of the Equity Pledges and each Equity Pledgor in the state jurisdiction of organization of such entity and any locations specified by the Administrative Agent and copies of any financing statements or other publicly filed record listed on such reports.

(h)           Equity Pledgor’s Certificate.  (A) The representations and warranties of each Equity Pledgor contained in the Financing Documents to which such Equity Pledgor is a party are true and correct in all material respects on and as of the Disbursement Date of the initial Tranche B Construction Loan (or, if made solely as of an earlier date, were true and correct as of such earlier date), (B) all Financing Documents to which each Equity Pledgor is a party are in full force and effect under the terms and conditions set forth in such Financing Documents, and (C) (A) - (B) being certified by an Authorized Officer of each Equity Pledgor (as applicable to such Equity Pledgor) as set forth in a certificate dated the Disbursement Date for the initial Tranche B Construction Loan, in a form to be reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent on the Distribution Date of the initial Tranche B Construction Loan.

(i)            Process Agent.  The Administrative Agent shall have received a copy of a letter from Corporation Service Company accepting its appointment as process agent in New York for each Equity Pledgor in substantially the form of Exhibit C hereto.

(j)            Legal Opinions.  On the Closing Date, the Administrative Agent shall have received original counterparts of legal opinions dated the Distribution Date of the initial Tranche B Construction Loan and addressed to each Secured Party in form, scope and substance reasonably satisfactory to the Administrative Agent of counsel to each Equity Pledgor that is satisfactory to the Administrative Agent.

(k)           Investment Company; Public Utility.  No Borrower Entity or Equity Pledgor shall be subject to regulation by reason of the transactions contemplated by the Transaction Documents as:

(1)         an “investment company,” or company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended; or

(2)         a “holding company,” or an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” or a “public utility company” or an “associate company” of any of the foregoing, within the meaning of the Public Utility Holding Company Act of 1935, as amended; or

(3)         subject to regulation under any Applicable Law relating to public utilities, gas utilities, public service corporations or similar entities.

(l)            Material Adverse Effect.  (i) No event shall have occurred and no condition shall exist that has had or could reasonably be expected to have a Material Adverse Effect and (ii) no material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of any Borrower Entity or Equity Pledgor which could reasonably be expected to have a Material Adverse Effect.

(m)          Initial Period.  The Initial Period shall have expired.

(n)           Tranche B Notice.  The Borrower shall have delivered to the Administrative Agent a written notice of its intent to borrow under the Tranche B Construction Loan Commitment at least 30 days before the initial Disbursement Date of a Tranche B Construction Loan is reasonably expected to occur.

(o)           Additional Matters.  All corporate, limited liability company, partnership and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Security Documents relating to the Collateral which is the subject of the Equity Pledges shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, certificates, and instruments relating to the Security Documents relating to the Collateral which is the subject of the Equity Pledges or the transactions contemplated hereby as the Administrative Agent shall have reasonably requested, in each case in form and substance satisfactory to the Administrative Agent.

Unless waived by the Administrative Agent in writing, the acceptance of the proceeds of the initial Tranche B Construction Loan shall constitute a certification by the Borrower to the Lenders confirming the satisfaction of the conditions set forth in clauses (a) through (o) of this Section 3.6 upon the making of such initial Tranche B Construction Loan.

ARTICLE 4.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce each of the Lenders to enter into this Agreement and to make the Loans, the Borrower (on its own behalf and on behalf of the General Partner and their respective Subsidiaries) makes the following representations, warranties and agreements, all of which are true as of the Closing Date, each Disbursement Date and the Conversion Date (or, if made solely as of an earlier date, were true and correct as of such earlier date) shall survive the execution and delivery of this Agreement and the Notes and the making and continuance of the Loans:

4.1           Organization.  The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each Borrower Entity and Equity Pledgor (other than the Borrower and the General Partner) is an entity duly organized, validly existing and in good standing under the laws of its state of organization.  The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each Borrower Entity and Equity Pledgor: (i) is duly authorized and qualified to do business and is in good standing in each jurisdiction in which it owns or leases Property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (ii) has the requisite power and authority to own or lease and operate its Property, to carry on its business (including with respect to the Project), to borrow money, to create and perfect the Liens in the Collateral as contemplated by the Security Documents and to execute, deliver and perform each Transaction Document (including the Notes) to which it is or will be a party.

4.2           Authority and Consents.

(a)           The execution, delivery and performance by each Borrower Entity and Equity Pledgor of each Transaction Document to which it is or will be a party, and the transactions contemplated by the Transaction Documents: (i) have been duly authorized by all necessary partnership or corporate action; (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Charter Documents or any of the other Transaction Documents or (B) any Applicable Law or any contract, loan, agreement, indenture, mortgage, deed of trust, lease, instrument or other writing to which it is a party or by which it or any of its Property may be bound or affected, including all Governmental Approvals, except, in the case of this clause (ii), for any such breach, contravention, violation, conflict or default which could not reasonably be expected to have a Material Adverse Effect; and (iii) except for the Liens created by the Security Documents or any Permitted Lien, will not result in or require the creation or imposition of any Lien upon or with respect to any of the Property of any Borrower Entity or Equity Pledgor.

(b)           Each Transaction Document to which any Borrower Entity or Equity Pledgor is a party (i) has been duly executed and delivered by such Borrower Entity or Equity Pledgor a party thereto and (ii) when executed and delivered by each of the other parties thereto will be the legal, valid and binding obligation of the Borrower Entity or Equity Pledgor in each case if such Borrower Entity or Equity Pledgor is a party thereto, enforceable against such Person in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No authorization, consent or approval of, or notice to or filing with, any Governmental Authority or any other Person has been, is required to be obtained or made (i) for the due execution, delivery, recordation, filing or performance by any Borrower Entity or Equity Pledgor of any of the Financing Documents to which it is a party or any transaction contemplated by the Financing Documents, (ii) for the grant by any Borrower Entity or Equity Pledgor, or the perfection and maintenance, of the Liens contemplated by the Security Documents (including the first priority nature thereof subject only to Permitted Liens) or (iii) for the exercise by the Collateral Agent or any other Secured Party of any of its rights under any Transaction Document or any remedies in respect of the Collateral pursuant to the Security Documents, all of which have been duly obtained, taken, given or made and are in full force and effect, except for the authorizations, consents, approvals, notices and filings listed on Schedule 4.2.

4.3           Capitalization; Debt; Investments.

(a)           FGP is the only General Partner.  No Change of Control has occurred.  As of the Closing Date, CLNGI, Contango LP and FLNGI are the only Limited Partners.  As of the Closing Date, Contango LP and CLNGI are the only Non Smith LPs.  The Borrower has notified the Administrative Agent of each Person previously considered to be a Non Smith LP that has ceased to be a Non Smith LP.  Immediately prior to the closing of the Omnibus Agreement (as contemplated in Article 5 thereof) and immediately prior to giving effect to the Stock Purchase Agreement, Smith is the sole owner of the General Partner.  As of the Closing Date, (1) there is no Lien on the Partnership Interest of the General Partner or FLNGI and (2) no Borrower Entity has been notified of the assignment of all or any part of the Partnership Interests in the Borrower.

(b)           As of the Closing Date, (i) no Borrower Entity has Debt of any nature, whether due or to become due, absolute, contingent or otherwise, except for (A) trade payables and (B) that certain account payable of the Borrower to Technip for services provided to the Borrower prior to the date of execution of this agreement estimated to be no greater than ***, which is not due by Borrower until *** and (ii) no Borrower Entity holds any Investments other than Investments permitted by Section 5.15

4.4           Financial Condition.

(a)           The Borrower has delivered to the Administrative Agent the following financial statements (certified as set forth in the next sentence): the unaudited and, if available, audited financial statements (together with the auditor’s unqualified opinion meeting the requirements set forth in Section 5.1(b)), of the Borrower prepared in accordance with GAAP (i) as of and for the fiscal year ended on December 31, 2003 and (ii) as of and for the most recent period ended (on a month end) and after, and cumulative from, December 31, 2003.  An Authorized Officer of the Borrower shall have certified as of a recent date that the foregoing financial statements present fairly in all material respects the financial condition of the Borrower as of the date of such financial statements and the results of its operations for the period then ended on such date in accordance with GAAP; provided however that such certification is subject, in the case of interim statements, to normal year-end audit adjustments and the absence of footnotes.

(b)           No Borrower Entity has any outstanding Debt, obligations or liabilities, fixed or contingent, except as permitted under this Agreement.  Since (1) the date of the financial statements described in Section 4.4(a) above or, (2) if more recent financial statements have been delivered pursuant to Section 5.1(a) and Section 5.1(b), then in such financial statements delivered pursuant thereto, no event, condition or circumstance has occurred and is continuing which has resulted in or could reasonably be expected to result in a material adverse change in the financial condition, operations, business, profits or prospects of the Borrower from that set forth in such financial statements, and no event or condition has occurred which could reasonably be expected to have a Material Adverse Effect.

4.5           Legal Matters; Labor Disputes.  There is no Legal Matter nor any Governmental Approval pending or to Borrower’s knowledge threatened, (a)(1) against or affecting any Borrower Entity, any of such entity’s Property or rights, or the Project, or (2) that otherwise relates to the Project, any of the Transaction Documents or any of the transactions contemplated thereby and (b) that could reasonably be expected to have, a Material Adverse Effect.  There are no ongoing, or, to the knowledge of the Borrower, currently threatened, strikes, labor disputes, slowdowns or work stoppages by the employees of, or independent contractors or subcontractors used by or on behalf of, any Borrower Entity, the EPC Contractor, any party to a Construction Contract or EPC Guarantor that could materially and adversely affect the Project.

4.6           Necessary Approvals.

(a)           All Necessary Approvals have been duly obtained or made, were validly issued or executed and delivered, are in full force and effect, are final and not subject to modification, or pending or threatened dispute or appeal, and are held in the name of the Borrower (unless otherwise disclosed by the Borrower to the Administrative Agent in a writing referencing this Section 4.6(a)) except those Necessary Approvals that have not been obtained but will be obtained by the time such approvals are required for the performance by any Project Participant of any of its obligations respecting the Project and for which none of the Borrower or the General Partner has any reason to believe that any Necessary Approvals will not be obtained in due course prior to the time required;

(b)           All Necessary Approvals obtained or to be obtained in Section 4.6(a), are (or in the case of those not obtained as set forth therein will be) free from conditions or requirements at all relevant times, the non-compliance with which could reasonably be expected to have a material adverse effect on the Construction Budget, each Phase 1 Addition Budget for construction (to the extent not in conflict with the Construction Budget), the Project Schedule, operation, maintenance or ownership of the Project or which any of the Borrower or the General Partner does not reasonably expect to be able to satisfy;

(c)           No event has occurred to the knowledge of the Borrower that could reasonably be expected to result in the revocation, termination or adverse modification of any such Necessary Approval or have a Material Adverse Effect or a material adverse effect on any other Project Participant (other than any Non-COP Shipper and any Non Smith LP) under any Necessary Approval.

(d)           The information set forth in each application submitted by or on behalf of any Borrower Entity in connection with each Necessary Approval and in all correspondence sent by or on behalf of any Borrower Entity in respect of each such application is, to the knowledge of the Borrower, true and correct in all material respects and such applications and correspondence do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

(e)           The Facility, if imported, installed, constructed, owned, maintained and operated in accordance with the Plans and Specifications and the Transaction Documents, will conform to and comply in all material respects with all covenants, conditions, restrictions and requirements in all Necessary Approvals, in the Transaction Documents applicable thereto and under all zoning, environmental, land use and other Applicable Laws.

(f)            It is expressly agreed that for Sections 4.6(a), 4.6(b), 4.6(c), 4.6(d) and 4.6(e) on the Closing Date and during the Initial Period, (1) Necessary Approvals shall be construed to mean the FERC Approval, (2) notwithstanding Section 4.6(a) the FERC Approval may be subject to appeal under applicable U.S. federal law, (3) the Borrower and General Partner represent and warrant on the Closing Date and each Disbursement Date during the Initial Period that the exception in Section 4.6(a) does not apply to the FERC Approval.  Section 4.6(b) does not apply on the Closing Date and during the Initial Period.

4.7           Use of Proceeds; Margin Stock.

(a)           Unless used for repayment or prepayment of the Loans and other Obligations as permitted hereunder, the proceeds of the Loans have been used only to pay for Project Costs for Phase 1 or for reimbursement thereof as contemplated in the Construction Budget and substantially in accordance with the Drawdown Schedule (which amounts shall be deposited into the Construction Account), which Project Costs shall include the certain development and construction costs incurred by or on behalf of the Borrower and its Affiliates mutually agreed upon and listed on Schedule 5.20 on the Closing Date.

(b)           For the avoidance of doubt and without limiting the generality of Section 5.20(a), the proceeds of the Tranche A Loans have not been used to pay, reimburse or finance (including by providing support for a financing of) (1) more than 50% of the Supplemental Cost in accordance with this Agreement, (2) any Phase 2 Expenditure, (3) Phase 2 Project, (4) any TUA Insurance and (5) any costs or expenses for any Phase 1 Addition.  For the avoidance of doubt and without limiting the generality of Section 5.20(a), the proceeds of the Tranche B Loans have not been used to pay, reimburse or finance (including by providing support for a financing of) (1) more than *** of the Supplemental Cost in accordance with this Agreement (as such amount is reduced by such Supplemental Costs paid other than by the proceeds of Tranche A Loans), (2) any Phase 2 Expenditure, (3) Phase 2 Project, (4) any TUA Insurance and (5) any costs or expenses for any Phase 1 Addition.

(c)           No Borrower Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock.

(d)           Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

4.8           ERISA.  Except as permitted under Section 5.28, no Borrower Entity has any Plan, Pension Plan, Multiemployer Plan, collective bargaining agreement or ERISA Affiliate, and no Borrower Entity or the Project or any part thereof is subject to regulation under ERISA.

4.9           Taxes; Tax Status.

(a)           Each Borrower Entity and Equity Pledgor has filed all Federal, state, local and foreign income tax returns, and all other Tax and informational returns that are required to be filed by it, if any, and has paid all Taxes due and payable, except such Taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves are established in accordance with GAAP.  No claim for assessment or collection of Taxes has been asserted or threatened against the Borrower, its Affiliates or the Borrower’s Property or the Project by any Governmental Authority, unless contested as aforesaid.  The Base Case Projections accurately reflect in all material respects all Taxes that, under present Applicable Law, will be due and payable by the Borrower assuming that the Borrower has the income and other expenses reflected in the Base Case Projections.

(b)           Except as set forth on Schedule 4.9 hereto, no liability for any Tax will be incurred by any Borrower Entity or Equity Pledgor as a result of the execution, delivery or performance of this Agreement or any other Financing Document or the consummation of the transactions contemplated hereby or thereby and, based on present Applicable Laws, no deduction or withholding in respect of Taxes imposed by or for the account of any Governmental Authority is required to be made from any payment (or other performance) by any Borrower Entity under this Agreement or any other Financing Document.

(c)           For United States federal income tax purposes, the Borrower shall be treated as a partnership.

4.10         Investment Company Act.  No Borrower Entity or Equity Pledgor is, or is subject to regulation as, an “investment company,” or company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.  Neither the making or receipt of any Disbursement, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Financing Documents will violate any provisions of such Act or any Applicable Law thereunder.

4.11         Regulation.  No Borrower Entity or Equity Pledgor is (a) a “holding company,” or an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” or a “public utility company” or an “associate company” of any of the foregoing, within the meaning of the Public Utility Holding Company Act of 1935, as amended or (b) subject to regulation under any Applicable Law relating to public utilities, gas utilities, public service corporations or similar entities.

4.12         Title; Security Documents.

(a)           The Borrower Entities (1) will, upon payment of the amounts payable by it under the EPC Contract prior to or on the Conversion Date, own and have good, marketable and indefeasible title to the Facility and (2) own and have a good, marketable and valid leasehold interest in the Land (subject only to Brazos River Authority obtaining title to the Outstanding Parcels as contemplated in, and to the extent provided in, Section 5.3(b)), and good, marketable and valid rights of easement in, to, over and under the lands covered by the Easements, all pursuant to provisions of the Site Leases and Easements, and good and marketable fee title to real estate, if any, it purports to own in fee simple, in each case free and clear of all Liens other than Permitted Liens and, in the case of Section 4.12(a)(2), by lease, in fee simple, condemnation or otherwise.

(b)           Each Borrower Entity has good, marketable and indefeasible title to all of the Property (except, to the extent permitted under Section 5.3(b), the Outstanding Parcels) purported to be owned by it, free and clear of all Liens, other than Permitted Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person.  No Borrower Entity has created or is contractually bound to create any Lien on or with respect to any of its Property, including any of its assets and rights, or revenues, except for Permitted Liens, and, except as set forth in the Financing Documents in respect of the Secured Parties, no Borrower Entity is restricted by contract, law or otherwise from creating Liens on any of its Property.

(c)           The provisions of the Account Agreement, the Deed of Trust, the Security Agreement, and, upon the execution and delivery by the parties thereto, each Equity Pledge, are effective to create, in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, and all necessary recordings and filings have been made in all necessary public offices and all other necessary and appropriate action has been taken so that the Liens created by each such Security Document constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens (other than Permitted Liens) for the full intended duration of such Liens created by the Security Documents to the extent permitted by Applicable Law, and all necessary consents to such creation, effectiveness, priority and perfection of each such Lien have been obtained.  There is no Lien or leasehold interest, and no effective recording or filing, including any mortgage, deed of trust or financing statement, covering all or any part of the Collateral, except in each such case as may be in favor of the Secured Parties or in respect of Permitted Liens.

(d)           No condemnation proceeding has commenced against all or any portion of the Project or Outstanding Parcels and no Governmental Authority has delivered written notice threatening condemnation against all or any portion of the Project or Outstanding Parcels except (1) as conducted by Brazos River Authority in order to acquire title to the Outstanding Parcels for inclusion in the Land and the Borrower Entities’ leasehold interests pursuant to the Site Leases or (2) as may be conducted by a Governmental Authority to acquire easement rights in the land necessary for the pipeline to the pipeline interconnection at Stratton Ridge, Texas in connection with Phase 1.

4.13         Environmental Matters.  Except as expressly set forth in the Pre Closing COP Site Report received by the Borrower, to the knowledge of the Borrower:

(a)           each Borrower Entity has complied and is now complying in all material respects with (i) all applicable Environmental Laws and (ii) the requirements of any Governmental Approvals relating to such Environmental Laws.

(b)           as of the Closing Date, there are no facts, circumstances, conditions or events relating to the Project that (i) could reasonably be anticipated to form the basis of an Environmental Claim against all or any part of the Project or land in proximity to the Land, any Borrower Entity, any Project Participant, the EPC Contractor, or the Operator or any other Person occupying, conducting operations on or about, or otherwise using the Land or land in proximity to the Land that if adversely determined could reasonably be expected to have a Material Adverse Effect, (ii) could reasonably be anticipated to cause the Land to be subject to any restrictions on its ownership, occupancy, use, marketability or transferability under any Environmental Law, or (iii) could be reasonably anticipated to require the filing or recording of any notice, registration, permit or disclosure document under any Environmental Law (other than Necessary Approvals).

(c)           as of the Closing Date, there are no past, pending, or threatened Environmental Claims against (i) any Borrower Entity or all or any part of the Project, or (ii) the EPC Contractor, the Operator or any other Person occupying, using, or conducting operations on or about the Land or land in proximity to the Land, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d)           as of the Closing Date, no Hazardous Materials have at any time been generated, used, treated, recycled, stored on, or transported to or from, or Released, deposited or disposed of on all or any portion of the Land, or land in proximity to the Land, other than in compliance at all times with all applicable Environmental Laws, unless any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(e)           as of the Closing Date, there are not now and never have been any underground storage tanks located on the Land, there is no asbestos contained in, forming part of, or contaminating any part of the Project, and no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Project.

(f)            as of the Closing Date, there is no evidence of groundwater contamination on the Land.

(g)           copies of all environmental studies regarding the Project, including the Land, held by any Borrower Entity have been delivered to the Administrative Agent.

4.14         Subsidiaries; Capital Stock Ownership.  Except for any wholly-owned Subsidiary permitted hereunder, neither the Borrower or the General Partner has any Subsidiaries and does not own, beneficially or of record, any Capital Stock of any other Person.

4.15         Intellectual Property.  The Borrower Entities own or have the right to use all intellectual property, including all patents, trademarks, permits, service marks, domain names, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and have obtained assignment of all licenses and other rights of whatsoever nature, necessary for the Project and the operation of its business as and for the duration currently contemplated by the Transaction Documents without any conflict or other infringement with the rights of others.  No product, process, method, substance, part or other material sold or employed or presently contemplated to be sold by or employed by any Borrower Entity in connection with its business infringes or will infringe any intellectual property, including any patent, trademark, permit, service mark, domain name, trade name, copyright, franchise, formula, license and other rights with respect thereto.

4.16         Project Documents.

(a)           To the knowledge of the Borrower, except for services and Property that can reasonably be expected to be available on commercially reasonable terms at the time required in the ordinary course of business, the Project Documents provide the Borrower with all services and Property, including rights (contractual and otherwise), title, materials, Necessary Approvals, easements and licenses, that are necessary for the design, construction, completion, start - up, operation and maintenance of the Project, including each Borrower Entity’s full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by the other parties thereto of their obligations, under the Project Documents.  Each Project Document to which any Borrower Entity is a party has been duly authorized, executed and delivered by such Borrower Entity, is in full force and effect and is binding upon and enforceable against such Borrower Entity in accordance with its terms.  Each Borrower Entity, and to the Borrower’s knowledge, each Project Participant, is in compliance in all material respects with the terms and conditions of the Project Documents to which it is a party, and no event has occurred that could reasonably be expected to (1) result in an event of default under, or a material breach of, any Project Document (except any event of default or material breach by a Non Smith LP, Shipper or (solely as a party to the Shared Facilities Agreement, if any) Expansion unless such event of default or material breach could reasonably be expected to have a Material Adverse Effect), (2) result in the revocation, termination or adverse modification of any Project Document (other than a Non-COP TUA or Shared Facilities Agreement, if any, unless such revocation, termination or adverse modification could reasonably be expected to have a Material Adverse Effect), or (3) adversely affect the rights of any Borrower Entity under any Project Document (other than a Non-COP TUA or Shared Facilities Agreement, if any, unless such adverse affect could reasonably be expected to have a Material Adverse Effect).

(b)           All representations and warranties of any Borrower Entity and, to the Borrower’s knowledge, the other parties thereto, contained in the Project Documents (other than a Non-COP TUA) are true and correct in all material respects (except to the extent that any such representation or warranty is expressed to be made only as of an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date).

(c)           All conditions precedent to the obligations of the respective parties under the Project Documents (other than a Non-COP TUA) have been satisfied in all material respects, except for such conditions precedent which by their terms cannot be (and are not required to be) met until a later stage in the construction or operation of the Project, and the Borrower has no reason to believe that any such conditions precedent cannot be satisfied in all material respects prior to the time when such conditions are required to be met pursuant to the applicable Project Documents (other than a Non-COP TUA).

(d)           As of the Closing Date, each of the Project Documents consists only of the original document (including exhibits, schedules and other attachments) and the amendments thereto expressly described in the relevant definitions appearing in Appendix A hereto, and there are no other amendments, modifications, waivers or supplements, written or oral, with respect thereto.  The Administrative Agent has received a true and complete copy of each material Project Document, including all exhibits, schedules, attachments and disclosure letters referred to therein or delivered pursuant thereto, if any.  Since the Closing Date, none of the Project Documents has been amended, modified, waived or supplemented except as permitted under this Agreement.

4.17         No Default; Force Majeure.  No Default or Event of Default has occurred and is continuing.  No force majeure under any Transaction Document (other than the Non-COP TUAs or Shared Facilities Agreement, if any) has occurred and is continuing that could reasonably be expected to have a Material Adverse Effect.

4.18         Compliance with Applicable Laws and Necessary Approvals.  No Borrower Entity or Equity Pledgor, or any Property of any Borrower Entity or Equity Pledgor or any Site Lease or Easement, is in violation of any Applicable Law, Governmental Approval, Necessary Approval, or Charter Document (and no Borrower Entity or Equity Pledgor has received any written notification thereof), except for any violation of any Applicable Law, Governmental Approval or Necessary Approval that could not reasonably be expected to have a Material Adverse Effect.

4.19         Disclosure.

(a)           All factual information (other than Projections) relating to the Borrower, its Affiliates, Expansion and its Affiliates, the Equity Pledgors, the MS Directors, the Project, any actual or proposed Phase 2 Project or any other transaction contemplated by the Transaction Documents or the Omnibus Agreement that has been furnished to any Agent, any Lender, the Insurance Advisor or the Independent Engineer by or on behalf of the Borrower, any of its Affiliates, Expansion, any of its Affiliates, the Equity Pledgors, or Smith (including (1) any application to any Lender for the extensions of credit provided for in the Financing Documents, (2) the Financing Documents, including the exhibits and schedules attached thereto, (3) all such information disclosed by the Borrower to any Agent or any Lender and (4) all such information disclosed by any Affiliates of the Borrower or any MS Director) taken as a whole with all of such information (other than Projections) furnished to such recipient, are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

(b)           There is no fact, event or circumstance known to the MS Directors or any officer (designated as an officer pursuant to the Stockholders Agreement) of the Borrower or General Partner (after due inquiry) that has not been disclosed to the Agents and Lenders in writing, the existence of which could reasonably be expected to have a Material Adverse Effect.

(c)           All Projections by or on behalf of the Borrower, its Affiliates, Expansion and its Affiliates, the Equity Pledgors and the MS Directors have been developed and made in good faith and with due care based upon reasonable assumptions by such Persons and do not require updating in any material respect in order to not be materially misleading.

(d)           Without limiting the generality of Section 4.19(c), (1) after the Initial Period, the Construction Budget will accurately specify in all material respects all costs and expenses incurred and the Borrower’s best estimate of all costs and expenses anticipated by the Borrower to be incurred prior to the Date Certain in order to construct and finance the construction of Phase 1, to implement Phase 1 of the Project in the manner contemplated by the Transaction Documents and to cause the Project Completion Date to occur on or prior to the Date Certain and (2) the Base Case Projections and, after the Initial Period, the Construction Budget (A) are based on reasonable assumptions as to all legal and factual matters, (B) are consistent with the provisions of the Transaction Documents in all material respects, (C) have been prepared in good faith and with due care and (D) fairly represent the Borrower’s reasonable expectations as to the matters covered thereby.

4.20         Utilities, etc.  To the knowledge of the Borrower, all utility services, infrastructure, means of transportation, facilities and other materials necessary for the construction, and operation of the Facility (including gas, potable and raw water supply, storm, electric, radio, cellular, telephone and sewage services and facilities) are or will be available to the Project (in the case of utility services, at the boundaries of the Land) when necessary for construction, operations, testing and start-up of the Facility and, to the extent necessary, arrangements have been made in the ordinary course of business on commercially reasonable terms for such services and other materials, in each case on terms consistent with those reflected in the Construction Budget.

4.21         Transactions with Affiliates

(a)           Except for the Partnership Agreement, the Management Fee Agreement, and the Omnibus Agreement, no Borrower Entity has engaged or agreed to engage in any transactions (including any transactions relating to the buying or selling of any Property or any products of the Project or involving the receipt of money as payment for goods or services) with any Affiliate of the Borrower except (i) transactions with Affiliates of the Borrower conducted on an “arms-length” basis in which such Borrower Entity receives value at least equal to what would be obtained from an unrelated third party or (ii) otherwise in accordance with Section 5.19.

(b)           No Borrower Entity has entered into any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of Expansion or any Affiliate of Expansion which has not been previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor of such transaction or series of related transactions.

4.22         Single-Purpose Entity; Phase 1 Additions; Location of Business.  No Borrower Entity has engaged in any activities, business or otherwise, except as contemplated in Section 5.15.  Each Borrower Entity has established offices in Houston, Texas and does not have a place of business at any other location except the Facility site.

ARTICLE 5.           COVENANTS.

The Borrower (on its own behalf and on behalf of the General Partner and their respective Subsidiaries) covenants and agrees with each of the Lenders that, so long as any Commitment or any Loan or any other Obligation is outstanding and until payment in full of all amounts payable by the Borrower under the Financing Documents:

5.1           Financial Statements and Other Information.  The Borrower shall deliver or cause to be delivered to the Administrative Agent, and in the case of clauses (a) and (b), any Lender; provided, however, that in the case of clauses (e) and (f) of this Section 5.1 the Administrative Agent shall have made a prior specific written request of the Borrower for such materials set forth therein:

(a)           Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each quarterly fiscal period of the Borrower, a copy of the complete unaudited financial statements as of and for such period (such financial statements being consolidated statements of income, retained earnings and cash flow of the Borrower for such period, and the related consolidated balance sheet of the Borrower as of the end of such period), setting forth in each case in comparative form the corresponding figures for the corresponding cumulative and quarterly period in the preceding fiscal year, if any, and accompanied by a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit I-1, which certificate shall state as of a recent date that the foregoing financial statements present fairly in all material respects the financial condition of the Borrower as of the date of such financial statements and the results of its operations for the period then ended on such date in accordance with GAAP; provided however that such certification is subject to normal year-end audit adjustments and the absence of footnotes.

(b)           Annual Financial Statements.  As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the complete audited financial statements as of and for such period (such financial statements being consolidated statements of income, retained earnings and cash flow of the Borrower for such period, and the related consolidated balance sheet of the Borrower as of the end of such period) and any related audit letters, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and accompanied by (1) a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit I-2 and (2) an unqualified opinion thereon of the Independent Accountants which opinion (i) shall state in effect that such financial statements present fairly in all material respects the financial condition of the Borrower as of the date of such financial statements and the results of its operations for the period then ended on such date in accordance with GAAP and (ii) shall not contain any qualification or exception, including any “going concern” or like qualification or exception and any qualification or exception as to the scope of such audit;

(c)           Officer’s Certificate.  At the time it furnishes each set of financial statements pursuant to Section 5.1(a) or (b) above, an Officer’s Certificate certifying that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing what action any Borrower Entity or Equity Pledgor has taken and proposes to take with respect thereto);

(d)           Defaults; Events of Default.  Promptly, and in any event within two Business Days after the Borrower obtains actual knowledge thereof, a written notice that (i) a Default or (ii) an Event of Default has occurred and is continuing, describing the same in detail satisfactory to the Administrative Agent and, together with such notice, a statement that such notice is provided under this section, a description of what action the Borrower or such Project Participant has taken and proposes to take with respect thereto, and that such notice is in accordance with Section 8.5;

(e)           Progress Reports.  Promptly upon receipt thereof, each progress report, and each other material report received by any Borrower Entity from a Construction Contractor.

(f)            Reports from Independent Engineer and Contractors; Operating Reports.

(1)         Reports from Independent Engineer and Contractors:

(A)          until Completion, on a quarterly basis, copies of all construction schedules, including the Project Schedule, construction budgets and monthly reports issued by the Independent Engineer prior to the Completion of the Project;

(B)           until Completion, on a quarterly basis, copies of all change orders under any Construction Contract and any document or written notice from an EPC Contractor (or other contractor) requesting or recommending the initiation of a change orders under any Construction Contract and any other document or written notice, including notices with respect to the occurrence of force majeure (as defined in any Project Document) or event of a similar effect that may result in a material increase in Project Costs within a reasonable period of time after receipt thereof; and

(C)           until Completion and if no certificate under Section 3.2(l) has been delivered to the Administrative Agent from the Independent Engineer within the last 30 days, the Borrower shall cause the Independent Engineer to deliver to the Administrative Agent and the Borrower at least every 90 days (or earlier if material updating is required) a notice of (1) the Independent Engineer’s determination of the date when the Project Completion Date is reasonably expected to occur and (2) whether Supplemental Costs are expected to be incurred within the next 12 months of the date of such notice.

(2)         Operating Reports for Operating Years. As soon as available and in any event within 60 days after the end of each calendar quarter following the Project Completion Date, an operating report with respect to the Project for such quarter and for the portion of the Operating Year then ended, which report shall (i) correspond to the items and classifications and periods set forth in the applicable Operating Budget (and any Phase 1 Addition Budget or budget for Phase 1 Addition (Stratton Ridge)) and shall show all Project Revenues, all expenditures for Operating and Maintenance Costs and Phase 1 Additions, and a reasonably detailed accounting of the use of any amounts transferred to the Payment Account from the O&M Account and Major Maintenance Reserve Account for application by Borrower, segregated at least by Phase 1 and the Phase 1 Additions, and (ii) be certified as complete and correct in a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit I-3, which certificate shall also state that the Operating and Maintenance Costs reflected therein complied with the Operating Budget under Section 5.23, or, if any such certifications cannot be given, shall state in detail any necessary qualifications to such certifications; provided that if a Default or Event of Default shall have occurred and so long as such Default or Event of Default shall be continuing, operating reports shall be delivered under this Section 5.1(f)(2) within 30 days after the end of each month covering such month and the portion of the Operating Year then ended;

(g)           Notices.  Promptly after delivery or receipt thereof by any Borrower Entity but in any event within 10 days thereafter, a copy of each material notice, demand or other communication given or received by such Borrower Entity (1) pursuant or relating to any of the Project Documents (including all requests for amendments or waivers), (2) relating to the Project whether from a Governmental Authority or otherwise, or (3) pursuant or relating to any Necessary Approval;

(h)           Environmental Reports.  Within a reasonable period of time after receipt thereof, any report related to material environmental matters, including: (1) the environmental performance of the Facility, (2) the results of any environmental monitoring or sampling activity relating to the Project, (3) any accidents relating to the Project having an impact on the environment or resulting in the loss of human life, (4) any environmental deficiencies relating to the Project identified by any Governmental Authority, (5) any material non-compliance with the Environmental Laws, and (6) any remedial actions taken with regard to any material environmental matters relating to the Project;

(i)            Approvals.  Promptly upon receipt or delivery thereof by any Borrower Entity, as the case may be, originals (or copies certified by an Authorized Officer of the Borrower to be true and complete copies) of all of the Necessary Approvals received by any Borrower Entity and if requested, copies (certified by an Authorized Officer of the Borrower to be true and complete copies) of all applications made for any Governmental Approvals for or on behalf of any Borrower Entity and all material correspondence received or sent in respect of such applications;

(j)            Acquisition of Outstanding Parcels.  At least five Business Days prior written notice of the acquisition of title by Brazos River Authority to an Outstanding Parcel.

(k)           Notice of Refinancing and Material Amendments to Certain Debt.  At least 30 days prior written notice of any renewals, extensions, replacements or refinancings of (or material amendment, modification or supplement to the financing documents for) any TPS Obligations or Expansion Obligations; and

(l)            Other Information.  From time to time such other information regarding the financial condition, operations, business or prospects of any Borrower Entity or the Project or, to the extent obtainable by the Borrower upon the exercise of its reasonable best efforts, any Project Participant, as may be reasonably requested by the Administrative Agent.

5.2           Other Notices.  The Borrower shall promptly, but in any event no later than five Business Days after an Authorized Officer of the Borrower obtains actual knowledge thereof, give to the Administrative Agent notice of:

(a)           Any pending or threatened application or Legal Matter by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any Necessary Approval that could reasonably be expected to have a Material Adverse Effect;

(b)           Any Legal Matters, pending or threatened against or affecting (1)(A) the Borrower or its Property or rights or the Project or (B) to the knowledge of the Borrower, against any Affiliate of the Borrower or any of such Person’s Property or, in the case of any Project Participant, in connection with the Project, which, in each case if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (2) affecting any Borrower Entity or Equity Pledgor or the Project (A) in which the amount involved is $1,000,000 or more (when aggregated with all similar Legal Matters against the other Borrower Entities and Equity Pledgors) or (B) in which injunctive, declaratory or similar relief is involved;

(c)           The discovery of any Hazardous Material on the Land or any other condition that could give rise to a material violation of or liability under any Environmental Law or of any Environmental Claim against or affecting any Borrower Entity or the Project, which, in each case, could reasonably be expected to have a Material Adverse Effect, including any such Environmental Claim against or affecting any Project Participant in connection with the Project;

(d)           Any request by a Project Participant (other than ConocoPhillips) for an alternative dispute resolution proceeding under any Project Document;

(e)           Any default (or an event or condition that, with the giving of notice, the passage of time or both, would become a default) by any Project Participant under any Transaction Document has occurred that could reasonably be expected to have a Material Adverse Effect;

(f)            Any Expropriation Event, or other casualty, damage or loss to any Property of the Borrower Entities, taken as a whole, whether or not insured, through fire, theft, flood, hazard or other force majeure (as defined in any Transaction Document) or casualty, in excess of (when aggregated with all similar casualty, damage or loss of all Borrower Entities) $1,000,000 for any one casualty, damage or loss or $1,000,000 in the aggregate in any calendar year;

(g)           Any delay (other than weather-related delays that are not anticipated to have any effect on the Project Completion Date) for any reason in the critical path activities for the design or construction of Phase 1 of the Project and any unscheduled shutdown or reduction in operation of the Facility, in each case for a period in excess of 48 hours, or any substantial labor dispute which could lead to such a shutdown or reduction;

(h)           Any actual or proposed cessation, suspension or material slowdown for a period in excess of five days of the Work by a Construction Contractor for any reason;

(i)            Any event, circumstance, development or condition which could reasonably be expected to have a Material Adverse Effect; and

(j)            Any act, event, or circumstance constituting force majeure (as defined in any Project Document) or any claim, pending or threatened, by any Project Participant (other than ConocoPhillips) alleging that a force majeure act, event, or circumstance thereunder has occurred.

Each notice pursuant to this Section 5.2 shall be in writing and accompanied by a statement signed by an Authorized Officer of the Borrower setting forth a description in reasonable detail of the occurrence referred to therein and stating that such notice is provided under this Section and what action the Borrower has taken and proposes to take with respect thereto.

5.3           Conduct of Business; Title to Assets

(a)           Each Borrower Entity shall:

(1)         preserve and maintain its qualification to do business in each other jurisdiction in which the character of properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary except where such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect,

(2)         maintain and renew all of the powers, licenses, rights, privileges and franchises necessary for the transaction of its business as conducted or proposed to be conducted, except where such failure to do so could not reasonably be expected to have a Material Adverse Effect, and

(3)         preserve and maintain good, marketable and valid title, leasehold rights and easement rights to its Property, including the Land (including, upon their acquisition by the Brazos River Authority, the Outstanding Parcels) and other assets (subject to no Liens other than Permitted Liens) and defend such title and rights to the Collateral against the claims (except for claims solely relating to Permitted Liens) of all Persons.

(b)           Outstanding Parcels

(1)         All Outstanding Parcels are set forth on Schedule 5.3(b).

(2)         Borrower shall cause Brazos River Authority to obtain fee title to the Outstanding Parcels subject only to Permitted Liens as soon as practicable and shall cause the Title Insurance Company to issue to the Administrative Agent new mortgagee policies of title insurance for such Outstanding Parcels within 30 days after their acquisition.  Each such additional policy shall be written in an amount equal to the acquisition price for such Outstanding Parcel and shall conform to the requirements for the Title Insurance set forth in Section 3.1(s).

(3)         Once the Brazos River Authority obtains any right, title or interest in or to an Outstanding Parcel, the Borrower Entity’s leasehold interest in such Outstanding Parcel pursuant to the applicable Site Lease shall be deemed part of the Project, and such Outstanding Parcel shall be deemed part of the Land.  The Borrower Entity’s leasehold interests in such Outstanding Parcel shall be subject to the Lien created by the Security Documents.  Each Borrower Entity shall satisfy its obligations under Section 5.30 with respect to such Outstanding Parcel.

5.4           Compliance with Applicable Laws; Legal Matters

(a)           Each Borrower Entity shall conduct its business in compliance with all Applicable Laws, including all relevant Governmental Approvals and Environmental Laws and Applicable Laws that relate to the issuance of the Loans by the Lenders and performance by such Borrower Entity of its obligations under the Financing Documents.

(b)           Notwithstanding Section 5.4(a), any Borrower Entity may, at its expense, by appropriate proceedings conducted in good faith both contest the validity or application of any requirement of Applicable Law and engage in any Legal Matter, so long as:

(1)         none of the Administrative Agent, the Borrower, any Affiliate of the foregoing or any director, manager, officer, employee or agent of the foregoing could be subject to any criminal liability in connection with the failure of or delay in compliance with such Applicable Law or Legal Matter,

(2)         all proceedings to enforce such requirement of Applicable Law or Legal Matter against the Administrative Agent, the Borrower, any Affiliate of the foregoing or any director, manager, officer, employee or agent of the foregoing, or the Project or any part of the Project shall have been duly stayed,

(3)         the Administrative Agent determines in good faith that such contest or engagement is not otherwise materially adverse to its interests, and

(4)         such contest or engagement does not involve any risk of the sale, forfeiture or loss of any of the Collateral.

(c)           Notwithstanding Section 5.4(b), if any judgment or order shall be rendered against a Borrower Entity that has had or could reasonably be expected to have a Material Adverse Effect, a stay of execution, modification (to the extent that such judgment or order could not thereupon reasonably be expected to have a Material Adverse Effect) or rescission shall be obtained by or on behalf of such entity within 30 days from the date of entry thereof.

5.5           Payment of Taxes, Tax Status etc.

(a)           Each Borrower Entity shall, prior to the time the same becomes overdue, pay and discharge or cause to be paid or discharged all Taxes, including any assessments and governmental charges or levies, imposed upon it, its Property, its income or profits, or the Project, except where such Taxes are being diligently contested in good faith by appropriate proceedings and adequate reserves are established in accordance with GAAP.

(b)           The Borrower shall not elect to be treated as an association taxable as a corporation for federal income tax purposes.

(c)           The Borrower shall not take any action or fail to take any action that would result in a change in the Federal income tax classification of the Borrower as described in Section 4.9(c) hereof. No Borrower Entity (other than the General Partner) shall take any action or fail to take any action that would cause (i) the representations and warranties set forth in Section 4.9(b) to be untrue at any time or (ii) a Borrower Entity (other than the General Partner) to be subject to any obligations under any agreements or arrangements with respect to Taxes.

5.6           Books and Records; Financial Management; Auditors.

(a)           Each Borrower Entity shall at all times (1) maintain adequate management information, including financial and accounting information and cost and internal control systems and (2) in order to permit the preparation of financial reports in accordance with GAAP, proper books and records of all of its business and financial affairs and (3) promptly deliver to the Administrative Agent a copy of any “management letter”, recommendations, reports or other similar communication received by it from its accountants relating to its management information, including financial and accounting information, cost and internal control systems and other systems.

(b)           The Borrower shall retain the Independent Accountants and authorize such firm to communicate directly with the Agents, Lenders, or any duly authorized agent or representative of the foregoing and the Independent Engineer, if any, including as provided in Section 5.7.

5.7           Inspection.

(a)           Each Borrower Entity shall permit each of the Agents or any duly authorized agent or representative of the foregoing and the Independent Engineer, from time to time (except while no Default or Event of Default has occurred and is continuing, then at all reasonable times and upon reasonable prior notice) to conduct reasonable inspections and examinations of the books and records and Property of any Borrower Entity and the Project, Collateral, and in connection therewith (i) make copies of the books and records as reasonably necessary and (ii) have communication regarding the affairs, finances and accounts of each Borrower Entity with, and be advised as to the same by, its officers, representatives, agents (including any advisors), auditors, the EPC Contractor, any other contractor in respect of the Project and any subcontractors in respect of the Project; provided that a representative of the Borrower shall at all times have the opportunity to be present (including being copied on any written communications under Section 5.7(a)(ii).

(b)           Without limiting the generality of Section 5.7(a), each Borrower Entity shall permit the Agents, Lenders, or any duly authorized agent or representative of the foregoing and the Independent Engineer, to review (1) all Plans and Specifications, (2) any quality control data and performance test data, and (3) any other data available and in existence relating to the Project or to the progress of construction of the Project as may be reasonably requested.  Further, each Borrower Entity shall permit the Administrative Agent, the Independent Engineer and any other consultant engaged by the Administrative Agent to monitor, witness and review the Work.

(c)           Without limiting the generality of Section 5.7(a), the Borrower shall give timely notice to the Agents of, and each Borrower Entity shall permit the Agents, Lenders, and any duly authorized agent or representative of the foregoing and the Independent Engineer, to attend, (1) all Phase 1 construction progress review meetings involving any Borrower Entity or its representatives or agents and (2) any and all acceptance tests or other performance tests of the Facility conducted prior to the Conversion Date.

(d)           Notwithstanding anything to the contrary in Section 5.7, no act or omission of Agents or any duly authorized agent or representative of the foregoing, including the Independent Engineer, shall in any way (1) affect the obligations of any Borrower Entity, the EPC Contractor or any other Person under any Transaction Document or any other contract relating to the Construction Contracts, (2) be deemed to be the acceptance of any defective work performed by the EPC Contractor or any other Person under any Construction Contract or otherwise, or (3) be deemed to be a waiver of any rights against the EPC Contractor or any other Person under the EPC Contract or other Construction Contracts or otherwise.

5.8           Governmental Approvals; Maintenance of Certain Rights.  Each Borrower Entity shall obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) and comply with all Governmental Approvals, and all other powers, licenses, rights, privileges and franchises necessary (i) for the transaction of its business as conducted or proposed to be conducted and (ii) to execute and deliver the Financing Documents to which it is party and to perform its obligations thereunder.

5.9           Insurance.

(a)           Insurance Requirements.  The Borrower shall maintain or cause to be maintained in full force and effect at all times on and after the Closing Date (unless otherwise specified in Appendix C) and continuing throughout the term of this Agreement (unless otherwise specified in Appendix C) insurance coverages for the Project meeting the requirements set forth in Appendix C with responsible insurance companies authorized to do business in Texas with (1) a Best Insurance Reports rating of “A-” or better and a financial size category of “VIII” or higher or a S&P financial strength rating of “BBB+” or higher, or (2) other companies acceptable to the Collateral Agent (acting on the instruction of the Required Lenders), with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth in Appendix C; provided however, on the Closing Date and during the Initial Period the Borrower shall be obligated to maintain or cause to be maintained in full force and effect such insurance coverages only to the extent reasonably required by the Administrative Agent.

(b)           Endorsements.  All policies of liability insurance required to be maintained shall be endorsed as follows:

(1)         Other than for workers compensation insurance, to name the Borrower and its officers and employees as named insureds, and to name the Secured Parties, their Affiliates and their respective officers and employees as additional insureds;

(2)         To provide a severability of interests and cross liability clause; and

(3)         To provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Secured Parties.

(c)           Waiver of Subrogation.  The Borrower hereby waives any and every claim for recovery from the Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement until such time as the Secured Parties shall have recovered the Obligations in full or until such Insurance Proceeds have been expended to restore the Facilities pursuant to an Approved Restoration Project.  Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Borrower shall give written notice of the terms of such waiver to each insurance company that has issued, or that may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(d)           Amendment of Requirements.

(1)         Amendment by the Collateral Agent:  The Collateral Agent (acting on the advice of the Insurance Advisor) may at any time amend the requirements (including the amount and scope of insurance coverage) and approved insurance companies described in this Section 5.9 due to (i) material new information not known on the Closing Date or (ii) changed circumstances after the Closing Date which in the reasonable judgment of the Collateral Agent (acting on the instruction of the Required Lenders) either render such coverage materially inadequate or materially reduce the financial ability of the approved insurance companies to pay claims.

(2)         Amendment Due To Commercial Unfeasibility:  In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, the Required Lenders shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (A) the Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by the Insurance Advisor certifying that such insurance is “not reasonably available and commercially feasible” (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (B) at any time after the granting of any such waiver, but not more often than once a year, the Collateral Agent (acting on the instruction of the Required Lenders) may request, and the Borrower shall furnish to the Collateral Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Collateral Agent from the Insurance Advisor updating its prior reports and reaffirming such conclusion; and (C) any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the sole means to establish such non-existence.  The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Borrower’s ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.  For the purposes of this Section 5.9(d) insurance will be considered “not reasonably available and commercially feasible” if it is obtainable only at excessive costs that are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Project because of such excessive costs.

(e)           Additional Provisions.

(1)         Loss Notification:  The Borrower shall promptly notify the Collateral Agent of any Event of Loss likely to give rise to a claim under the all-risk property (including physical damage and business interruption), machinery, delay-in-startup, marine cargo, marine delay-in-startup (advanced loss of profits) insurance policies.

(2)         Payment of Loss Proceeds:  The Collateral Agent, on behalf of the holders of the Loans, shall be named as the sole loss payee in insurance policies in respect of property loss, casualty and condemnation of the Project (pursuant to a standard lender’s loss payable endorsement equivalent to a CP 1218, in favour of the Collateral Agent and shall name the Collateral Agent as first loss payee) and as additional insured in respect of all other insurance policies in respect of all other Transaction Documents.

(3)         Loss Adjustment and Settlement:  A loss under the construction “all risks,” boiler and machinery, delay-in-startup, marine cargo, marine delay-in-startup (advanced loss of profits) property and business interruption insurance policies shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Collateral Agent (acting on the instructions of the Required Lenders) if such loss is in excess of $5,000,000.  In addition, the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $5,000,000, the terms of such settlement are approved by the Collateral Agent (acting on the instructions of the Required Lenders).

(4)         Policy Cancellation and Change:  All policies of insurance except for the construction “all risks” required to be maintained pursuant to this Section 5.9 shall be endorsed so that if at any time they should be cancelled, or coverage be reduced or materially changed in any manner, such cancellation, reduction or material change shall not be effective as to the Secured Parties (A) in the case of non-payment of premium (or as otherwise specified in Appendix C), for ten days after receipt by the Collateral Agent of written notice from such insurer of such cancellation or reduction and (B) in all other cases, for 60 days after receipt of such notice.

(5)         Miscellaneous Policy Provisions: The construction “all risks,” boiler and machinery, delay-in-startup, marine cargo, marine delay-in-startup (advanced loss of profits) property and business interruption insurance policies shall (A) not include any annual or term aggregate limits of liability or clause requiring the payment of an additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, pollution and earth movement, (B) include the Secured Parties as additional named insureds as their interest may appear, and (C) include a clause requiring the insurer to make final payment on any claim within 30 days after the submission of proof of loss and its acceptance by the insurer.

(6)         Separation of Interests:  All policies covering the Borrower’s assets and revenues shall insure the interests of the Secured Parties regardless of any breach or violation by the Borrower or any other Person of warranties, declarations or conditions contained in such policies, or any action or inaction of the Borrower or others.  This provision may be satisfied through the use of an acceptable multi-insured endorsement.

(7)         Acceptable Policy Terms and Conditions:  Except as otherwise agreed by the Collateral Agent, all policies of insurance required to be maintained pursuant to this Section 5.9 shall be the same in all material respects as the policies furnished to the Insurance Advisor (A) prior to the Closing Date or, (B) if not required to be maintained on the Closing Date pursuant to the proviso in Section 5.9(a), then prior to when such policies of insurance are required to be maintained pursuant to Section 5.9(a).

(8)         Waiver of Subrogation:  All policies of insurance to be maintained by the provisions of this Section 5.9 shall (A) provide for waivers by the insurers of subrogation in favour of the Secured Parties and their respective officers and employees and (B) provide that there shall be no recourse against any Secured Party for payment of premiums or other amounts with respect thereto.

(f)            Evidence of Insurance.

(1)         On the Closing Date and on an annual basis on or before the insurance renewal dates, the Borrower shall provide the Collateral Agent with an Officer’s Certificate certifying that the insurance then carried or to be renewed is in accordance with the terms of this Section 5.9.

(2)         Concurrently with the furnishing of the Officer’s Certificate in Section 5.9(f)(1), the Borrower shall provide the Collateral Agent with (x) a certification that all required insurance is marked “premium paid” or is accompanied by other evidence of payment reasonably satisfactory to the Administrative Agent and (y) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of this Section 5.9.

(A)          The certification required by this Section 5.9(f)(2) shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself.  Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 5.9.

(B)           The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

(3)         Upon request, the Borrower will promptly furnish the Administrative Agent with satisfactory evidence of such insurance relating to the insurance required to be maintained hereunder.

(g)           Reports.  Concurrently with the furnishing of the Officer’s Certificate in Section 5.9(f)(1), the Borrower shall furnish the Collateral Agent with a report of an independent insurance broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Section 5.9.

(h)           Failure to Maintain Insurance.  In the event the Borrower fails, or fails to cause any Construction Contractor or the Operator, to obtain or maintain the full insurance coverage required by this Section 5.9, the Collateral Agent (acting on the instruction of the Required Lenders), upon 30 days’ prior written notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) obtain the required policies of insurance and pay the premiums on the same.  All amounts so advanced therefor by the Collateral Agent shall become an additional Obligation of the Borrower, and the

Borrower shall forthwith pay such amounts to the Collateral Agent, together with interest thereon at the Default Rate from the date so advanced until fully paid.

(i)            No Duty of Collateral Agent to Verify or Review.  No provision of this Section 5.9 or any provision of any other Transaction Document shall impose on any Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained pursuant to this Section 5.9, nor shall any Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.  Any failure on the part of any Secured Party to pursue or obtain the evidence of insurance required by this Agreement and/or failure of any Secured Party to point out any non - compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(j)            Assigned Insurance Policies.  Promptly following receipt of an Assigned Insurance Policy or any amendment, modification and supplement thereto, the Borrower shall deliver to the Administrative Agent a true and complete copy (as certified by an Authorized Officer of the Borrower) thereof.

5.10         Events of Loss; Project Document Claims and Performance Liquidated Damages.

(a)           If an Event of Loss shall occur, or a Project Document Claim shall arise or other right to Performance Liquidated Damages shall arise, the Borrower promptly notify the Administrative Agent thereof and shall (i), subject to Section 5.10(b), diligently pursue all its rights to compensation against any Person with respect thereto, and (ii) cause all Loss Proceeds, amounts received by or on behalf of a Borrower Entity as a result of any Project Document Claim and Performance Liquidated Damages to be deposited in the applicable Account pursuant to the Account Agreement.  To the extent that any such amounts are paid to any Borrower Entity, such amounts shall be held in trust for the Collateral Agent for the benefit of the Secured Parties segregated from other funds of the Borrower, and the Borrower shall cause such amounts to be deposited in the applicable Account as contemplated in this Section 5.10(a) as promptly as practicable.

(b)           The Borrower and Administrative Agent shall jointly (and the Borrower hereby consents to such participation by the Administrative Agent to the extent permitted by Applicable Law) compromise, adjust or settle any claim described in Section 5.10(a) in excess of $5,000,000 unless an Event of Default has occurred and is continuing, then all right of the Borrower to compromise, adjust or settle any amounts or rights respecting such claim (or any smaller claim) shall terminate and become vested in the Administrative Agent.  The Borrower shall from time to time deliver to the Administrative Agent all documents and information and take all other actions requested by the Administrative Agent in connection with its rights under this Section 5.10(b).

5.11         Application of Loss Proceeds; Expropriation Event.

(a)           Prepayment of Loans.  If an Event of Loss shall occur with respect to the Collateral or any Borrower Entity shall have a Project Document Claim or other matured right to Performance Liquidated Damages, the Borrower shall, if any Secured Party requests in its sole discretion, cause the Net Available Amount net of such amounts applied or to be applied to approved expenditures paid in an Approved Restoration Plan in accordance with Section 5.11(c) to be applied to the prepayment of the Loans held by such requesting Secured Party on the next Principal Payment Date (or if on or prior to the Conversion Date, the last Business Day of the month) after the earlier of (i) the completion of the related Restoration, and (ii) the applicable Restoration Date Certain pursuant to Section 6.3.

(b)           Restoration of Project.  The Borrower shall apply the Net Available Amount to Restore the Project subject to and in accordance with the following conditions precedent and continuing covenants:

(1)         Promptly following any Event of Loss, the occurrence of any Project Document Claim or the maturity of any other right to Performance Liquidated Damages, the Borrower shall give written notice of same to the Administrative Agent.  Following such notice, the Borrower and the Administrative Agent shall consult with the Independent Engineer to develop an Approved Restoration Plan regarding such Event of Loss, Project Document Claim or Performance Liquidated Damages.  Upon approval of the Independent Engineer of the Approved Restoration Plan and the delivery of the certificates provided for in the definition of such term, any related Net Available Amount deposited pursuant to the Account Agreement shall be, subject to the terms of the Account Agreement and this Section 5.11, used for the applicable Restoration through the Restoration Date Certain.  The Borrower shall cause the Restoration to be completed by the applicable Restoration Date Certain.

(2)         An Approved Restoration Plan shall be effective prior to commencement of the Restoration of the Project (other than temporary Restoration Work to protect Property of the Borrower or people or to prevent interference with the Borrower’s business) and shall be diligently complied with at all times during the Restoration Period;

(3)         The Restoration Work shall be supervised by the Independent Engineer and shall have commenced within the time period established by the Independent Engineer in the Approved Restoration Plan;

(4)         No Default or Event of Default shall have occurred and be continuing prior to or at any time during the Restoration Period; and

(5)         The Property of the Borrower constituting the Restoration Work shall be part of the Collateral (whether by amendment of the Security Documents or by entering into new Security Documents or otherwise).

(c)           Disbursements of Net Available Amount.  The Net Available Amount shall be disbursed in accordance with the applicable Approved Restoration Plan, this Section 5.11 and the Account Agreement.

(d)           Expropriation Event.  Anything to the contrary in the foregoing provisions of this Section 5.11 notwithstanding, if an Expropriation Event shall occur with respect to any Collateral, the Borrower shall:

(1)         promptly upon discovery or receipt of notice of any occurrence thereof provide written notice to the Administrative Agent,

(2)         not, without the written consent of the Administrative Agent, compromise or settle any claim with respect to such Expropriation Event, and

(3)         with respect to any Affected Property,

(A)          if the Independent Engineer determines within 60 days after the Expropriation Event that such Affected Property can reasonably be expected to be Restored pursuant to Section 5.11(b), then Section 5.11(b) shall apply;

(B)           otherwise deposit all Net Available Amount received in respect of such Expropriation Event in the Accounts pursuant to the Account Agreement and, subject to any sharing of Net Available Amount with the TPS Lenders set forth in an intercreditor arrangement between the Secured Parties and the TPS Secured Parties, apply such Net Available Amount to the prepayment of the Loans on the Principal Payment Date (or if on or prior to Conversion Date, the last Business Day of the month) next following the receipt of such proceeds in accordance with Section 6.3.

Nothing in this Section 5.11 shall be deemed to impair any rights any Secured Party may have with respect to any such Expropriation Event.

5.12         Limitation on Liens.  No Borrower Entity may create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for the following Liens upon such Property of any Borrower Entity (each such Lien, a “Permitted Lien”):

(a)           Liens that do not secure Debt or other payment obligations specifically and that are permitted, required, or created by any Transaction Document listed on Schedule 5.12;

(b)           Liens on Property of the Borrower specified in Section 2.15 to secure Permitted Debt under Section 5.13(b) as limited in this Agreement; provided that the Secured Parties and the TPS Secured Parties, as applicable, shall have agreed to the intercreditor arrangements acceptable to the Secured Parties contemplated by Section 2.15;

(c)           Liens on Property of the Borrower specified in Section 2.16(a) to secure the Expansion Obligations under Section 2.16(a) as limited in this Agreement; provided that the Secured Parties and the Expansion Secured Parties shall have agreed to intercreditor arrangements acceptable to the Secured Parties contemplated by Section 2.16;

(d)           Liens created by the Security Documents in favor of any of the Secured Parties;

(e)           Liens for Taxes, including any assessments or governmental charges, (i) which are not yet due or (ii) otherwise to the extent Taxes are not required to be paid under Section 5.5;

(f)            mechanic’s or materialmen’s Liens secured by bonds for which no Borrower Entity is liable;

(g)           Liens arising by operation of law in the ordinary course of business;

(h)           deposits or pledges to secure statutory obligations, appeals, releases, attachments, stay of execution, stay of injunction, or for purposes of like general nature in the ordinary course of business of such entity;

(i)            Permitted Title Defects and Liens expressly created by Section 25.21 of each of the Site Leases

(j)            defects, imperfections, easements, rights of way, restriction, irregularities, encumbrances and clouds on title and statutory Liens which, in the aggregate with the other Liens under this clause (j), do not materially impair or restrict the use of the Property affected and that do not materially impair the value of the Liens granted under the Security Documents;

(k)           pledges or deposits under worker’s compensation, unemployment insurance or other social security or pension obligations (other than ERISA);

(l)            legal or equitable encumbrances deemed to exist because of the existence of any litigation or other proceeding if brought in good faith provided that such encumbrances shall be cancelled by bonds, for which no Borrower Entity is liable, or other like means within 5 Business Days after their creation;

(m)          Liens that (i) are not Permitted Liens under any of clauses (a) - (l), (ii) are incidental to the conduct of such Borrower Entity’s business, (iii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor’s Liens for accounts payable in the ordinary course of business), and (iv) do not, in the aggregate with the other Liens under this clause (m), materially impair the use of any Borrower Entity’s Property in the operation of such Borrower Entity’s business;

(n)           the COP Royalty Lien; and

(o)           the Shared Facilities Agreement, if any.

5.13         Guarantees; Debt.  No Borrower Entity shall contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee or Debt except for the following Debt only (such Debt, the “Permitted Debt”):

(a)           Debt incurred in respect of the Loans, or any other Financing Document;

(b)           Debt incurred in respect of the TPS Loans as limited by this Agreement and the other Financing Documents; provided no Default or Event of Default has occurred and is continuing at the time of incurrence thereof;

(c)           after the Project Completion Date, Debt incurred by the Borrower to finance the reasonable cost of the construction, installation or acquisition of equipment or facilities required by Applicable Law for the continued operation of the Project in accordance with Applicable Laws provided that and only to the extent that the Projected Debt Service Coverage Ratio for the current and each subsequent fiscal year through the Term Loan Maturity Date will not be less than ***; and

(d)           after the Project Completion Date, Debt incurred by the Borrower under an unsecured revolving working capital credit facility issued by any lender in an aggregate principal amount not to exceed *** outstanding at any time.

5.14         Leases.  No Borrower Entity shall enter into any agreement, or be or become liable as lessee or lessor under any agreement, for the lease, hire or use of any real or personal Property, except for (i) the Site Leases and the arrangement contemplated by the Site Availability Letter, (ii) operating leases of personal Property (which do not constitute Capital Lease Liabilities) provided for in the prevailing Operating Budget, and (iii) leases that constitute Capital Lease Liabilities of the Borrower and that are permitted pursuant to Section 5.13 hereof; provided that (a) such items of personal Property are not affixed to, accession of or commingled with the Facility, do not constitute “fixtures” under Applicable Law, and are standard, non-customized items; and (b) the aggregate payment obligations of the Borrower Entities under all leases (except for the Site Leases) shall not exceed $500,000 in any calendar year.

5.15         Single Purpose Entity of the Borrower and General Partner; Subsidiaries and Investments; Phase 1 Additions.

(a)           Neither the Borrower, any of its Subsidiaries or any Subsidiaries of the General Partner shall engage in any activities, business or otherwise, other than the design, development, construction, testing, start-up, ownership, operation, maintenance, repair, improvement, equipping, preservation, insurance, financing, use (as intended by the Transaction Documents) and management of the Project, the transactions contemplated by the Transaction Documents and any activities related to any of the foregoing.  The General Partner shall not engage in any activities, business or otherwise other than those set forth in Section 2 of the Stockholders Agreement, the transactions contemplated by the Transaction Documents and any activities related to any of the foregoing.  No Borrower Entity shall engage in any activities, business or otherwise, in respect of a Phase 2 Project except pursuant to the Shared Facilities Agreement.

(b)           Without limiting the generality of Section 5.15(a), neither the Borrower or any of its Subsidiaries may (i) form or permit to exist any Subsidiaries of it and (ii) make any Investments, including (A) making any loans or advances to any Person and (B) acquiring or owning (beneficially or otherwise) the Capital Stock, Debt or other obligations of any Person; provided however that Borrower may (x) form the Site Lessee as a wholly owned Subsidiary and, with 15 day prior written notice to, and the written consent (such consent to not be unreasonably withheld) of, the Administrative Agent, any other wholly owned Subsidiary necessary to the ordinary course of business of the Borrower and (y) make any Permitted Investments, in each case in accordance with this Agreement and the Account Agreement.  Without limiting the generality of Section 5.15(a), except as contemplated by the immediately preceding sentence regarding the Borrower and its Subsidiaries, neither the General Partner nor any of its Subsidiaries may form or permit to exist any Subsidiaries of it; provided however that the General Partner may form the Borrower and the Site Lessee as wholly owned Subsidiaries and, with 15 day prior written notice to, and the written consent (such consent to not be unreasonably withheld) of, the Administrative Agent, any other wholly owned Subsidiary necessary to the ordinary course of business of the Borrower.  It is expressly understood that the Administrative Agent may withhold its consent under this Section 5.15(b) if (1) the formation, existence, intended purpose or future use of the Borrower Entity could have an adverse effect on either (A) the ability of a Borrower Entity to perform its obligations under any of the Transaction Documents or (B) the validity of the Lien of the Security Documents or the priority contemplated thereby or the material rights and remedies of the Secured Parties under any Financing Document or (2) the formation or intended purpose of the Borrower Entity was not previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor of the formation and intended purpose of such Borrower Entity.  Each Borrower Entity shall satisfy its obligations under Sections 5.30 and 9.18(b) with respect to such Subsidiary in connection with the formation thereof.

(c)           The duties, obligations, liabilities, covenants of the Borrower under the Financing Documents (and the provisions of the Financing Documents applicable to the Borrower) shall apply to the fullest extent permitted by Applicable Law to the Subsidiaries of the Borrower, and the duties, obligations, liabilities, covenants of the General Partner under the Financing Documents (and the provisions of the Financing Documents applicable to the Borrower) shall apply to the fullest extent permitted by Applicable Law to the Subsidiaries of the General Partner.  Without limiting the generality of the immediately preceding sentence, if either the Borrower is prohibited from performing an act or deed then the Subsidiaries of the Borrower are also prohibited from performing such act or deed.  Any duties, obligations or covenants of any Subsidiary of the Borrower or any Subsidiary of the General Partner (other than the Borrower) under any Financing Document to which such Subsidiary is not a party shall be construed to include a duty, obligation or covenant of the Borrower or the General Partner (as applicable) if the Borrower or the General Partner, as applicable, is a party to such Financing Document, to cause such Subsidiary to perform or comply with such duties, obligations and covenants.

(d)           Phase 1 Additions

(1)         No Borrower Entity may engage in any activity in connection with or relating to any Phase 1 Addition, including entering into any oral or written agreements, unless such Phase 1 Addition and such activities shall have been previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor thereof.

(2)         As a condition to the beginning of each Phase 1 Addition and as a continuing obligation of each Borrower Entity,

(A)          No activity in respect of a Phase 1 Addition could reasonably be expected to have a material adverse effect on (1) the Services Quantity (as defined in the COP TUA) committed to be provided pursuant to the COP TUA or the amount or timing of the Fee or (2) the validity of the Lien of the Security Documents or the priority contemplated thereby or the material rights and remedies of the Secured Parties under any Financing Document;

(B)           As a condition to the beginning of each Phase 1 Addition and as a continuing obligation of each Borrower Entity, the risks associated with completion of any Phase 1 Addition shall be mitigated through engineering, procurement and construction arrangements that (A) utilize one or more internationally reputable construction contractors having significant experience in the type of work contemplated, who will serve as the primary contractors responsible for all of the work, (B) are contracted for on terms and conditions that are substantially similar to those governing the engineering, procurement and construction of Phase 1 of the Project, including substantially similar rights and remedies in respect of liabilities and damages for performance failures and third-party losses and injuries, and appropriate security for any non-performance damages to be provided by a Person or Persons (1) having a long term unsecured debt rating of at least “BBB–” by S&P and “Baa3” by Moody’s and (2) who shall not hold or be the beneficiary of any Liens on any or all of the Project, any Phase 1 Addition or Property of any Borrower Entity, Expansion or any of Expansion’s Subsidiaries, (C) require such contractors to provide and maintain construction–related insurances of substantially similar types, coverages, amounts and provisions as required in connection with the Project as set out in Section 5.9 and Appendix C, and (D) are designed so that there could not reasonably be expected to occur a material adverse interference to the Project’s design, construction, installation, operation, maintenance in conformity with the Construction Contracts, Good LNG Practices, Necessary Approvals and Applicable Law or the continuing availability of the Services Quantity (as used in each of the TUAs (or similar term if such term is not used therein)) as contemplated by the Financing Documents and the TUAs.

5.16         Restricted Payments.  Except as permitted by Section 5.16(a) and 5.16(b), no Borrower Entity shall make any Restricted Payments to any Partner or other Person.

(a)           Amounts on deposit in the Distribution Account may be transferred to the Payment Account and therefrom remitted to the Borrower on any Quarterly Distribution Date for the purpose of making Restricted Payments or any other lawful purpose, if each of the following conditions precedent (the “Distribution Conditions”) are satisfied:

(1)         The Conversion Date has occurred,

(2)         No Default or Event of Default shall have occurred and be continuing or could result from the making of such Distribution.

(3)         For any Quarterly Distribution Date, the Projected Debt Service Coverage Ratio for the 12 month period succeeding such Quarterly Distribution Date (ending on the date immediately preceding the first anniversary of such Quarterly Distribution Date) shall be greater than or equal to ***, and the calculation thereof shall have been certified by the Borrower in the applicable Transfer Date Certificate and verified by the Independent Engineer to the Administrative Agent regarding the rates and assumptions used by the Borrower;

(4)         No transfers are required to be made from the Distribution Suspense Account pursuant to Section 4.12 of the Account Agreement (other than Section 4.12(b)(ii) thereof), and no transfers would be required to be made therefrom pursuant to Section 4.12 of the Account Agreement (other than Section 4.12(b)(ii) thereof) if funds were available to make such transfers; and

(5)         The Borrower certifies the foregoing conditions have been satisfied in the applicable Transfer Date Certificate.

(b)           After making the transfers specified in clauses (a), (b), (c) and (d) of Section 4.3 of the Account Agreement, from the monies remaining in the Revenue Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount equal to the Partner Tax Distribution Amount may be transferred to the Partner Tax Distribution Account, if each of the following conditions precedent (the “Partner Tax Distribution Conditions”) are satisfied:

(1)         The Conversion Date has occurred;

(2)         No Default or Event of Default shall have occurred and be continuing or could result from the making of such distribution of the Partner Tax Distribution Amount or from any Distribution under Section 5.16(a) on such Monthly Transfer Date, if any;

(3)         Assuming no transfers were made pursuant to Section 4.3(e) of the Account Agreement, no transfers are required to be made from the Distribution Suspense Account pursuant to Section 4.12 of the Account Agreement (other than Sections 4.12(b)(i)(B), 4.12(b)(i)(C) and 4.12(b)(ii) thereof), and no transfers would be required to be made therefrom pursuant to Section 4.12 of the Account Agreement (other than Section 4.12(b)(ii) thereof) if funds were available to make such transfers;

(4)         Such amount to be distributed on such Monthly Transfer Date is equal to 1/12th of the good faith estimate by the Borrower of the distributions in regard to Taxes to be made to the Partners in accordance with Section 5.2 of the Partnership Agreement, where such estimate has been confirmed to the Administrative Agent in writing as a fair and reasonable estimate by a firm of independent certified public accountants of national standing mutually acceptable to the Administrative Agent and the Borrower, which firm may be the Independent Accountant (“Partner Tax Distribution Amount”); and

(5)         The Borrower certifies the foregoing conditions have been satisfied in the applicable Transfer Date Certificate.

5.17         Hedging Agreements.  No Borrower Entity may enter into Hedging Agreements except that the Borrower may enter into any Hedging Agreement in the ordinary course of business in connection with the ownership, operation and maintenance of the Project and that is not for a speculative purpose.

5.18         Certain Security Interest Matters.  Each Borrower Entity shall:

(a)           maintain its chief executive office, principal office, and principal place of business at Two Allen Center, 1200 Smith Street, Suite 600 Houston, TX  77002, and maintain the office where it keeps its books and records concerning the Transaction Documents and Collateral at such address,

(b)           not keep any place or business or Property outside of the State of Texas,

(c)           not change its jurisdiction of organization,

(d)           not change its name or organizational identification number,

(e)           except for any inventory (as defined in the UCC) and equipment (as defined in the UCC) in transit, keep any inventory (as defined in the UCC) or any equipment (as defined in the UCC) that is part of the Security Agreement Collateral at any location other than Two Allen Center, 1200 Smith Street, Suite 600 Houston, TX  77002 or on the Land (as set forth in the most recent survey delivered to the Administrative Agent), and

(f)            not do business under any other name or have an assumed name, unless, in each such case, the Borrower shall have given the Administrative Agent at least 45 days’ prior written notice, and the requirements, if any, of Section 5.30 and the Security Documents are satisfied.  The originals of all documents evidencing the Collateral, including originals of all Assigned Agreements and Assigned Insurance Policies, and the only original books of account and records of each Pledgor relating thereto are, and will continue to be, kept at its chief executive office.

5.19         Transactions with Affiliates; Expansion

(a)           No Borrower Entity may enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of any Affiliate of the Borrower which is not on terms and conditions at least as favorable as would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate of the Borrower, except (i) that any Borrower Entity may perform its obligations under the Transaction Documents listed on Schedule 5.19 as in effect on the Closing Date and delivered to the Administrative Agent under Section 3.1 (and any amendments, modifications and supplements to those Transaction Documents entered into and delivered to the Administrative Agent in accordance with this Agreement), (ii) for Restricted Payments permitted as set forth in Section 5.16 or (iii) as previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor of such transaction or series of related transactions.

(b)           No Borrower Entity shall enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of Expansion or any Affiliate of Expansion which has not been previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor of such transaction or series of related transactions.

(c)           Each Borrower Entity shall (and shall cause Expansion to) maintain or cause to be maintained (and shall use its reasonable best efforts to cause other Persons (that are not its Subsidiaries) to maintain or cause to be maintained) in full force and effect (1) the intercreditor agreements entered into in connection with the intercreditor arrangements contemplated by Section 2.16(b)(1) and (2) non-disturbance and recognition agreement(s) entered into by the Expansion Secured Parties with the COP Shipper as to the COP TUA contemplated by Section 2.16(b)(2).

(d)           Each Borrower Entity shall ensure the provisions of Section 2.16(c) are satisfied.

(e)           In the event the Administrative Agent advised the Borrower in writing of an identified activity within the reasonable control of Expansion or its Subsidiaries in respect of a Phase 2 Project which could reasonably be expected to have a material adverse effect on (1) the Services Quantity committed to be provided pursuant to the COP TUA or (2) the validity of the Lien of the Security Documents or the priority contemplated thereby or the material right and remedies of the Secured Parties under the Security Documents, the Borrower shall promptly, and in any event within five Business Days, cause Expansion or such Subsidiary to desist from such identified activity or cure any aspect of such activity which could result in such expected material adverse effect.

5.20         Use of Proceeds; Accounts; Construction Budget.

(a)           Unless used for repayment or prepayment of the Loans and other Obligations as permitted hereunder, the proceeds of the Loans shall be used only to pay for Project Costs for Phase 1 or for reimbursement thereof as contemplated in the Construction Budget and substantially in accordance with the Drawdown Schedule (which amounts shall be deposited into the Construction Account), which Project Costs shall include the certain development and construction costs incurred by or on behalf of the Borrower and its Affiliates mutually agreed upon and listed on Schedule 5.20 on the Closing Date.  The proceeds of the Loans will be used only in accordance with this Agreement and the other Financing Documents.

(b)           For the avoidance of doubt and without limiting the generality of Section 5.20(a), the proceeds of the Tranche A Loans will not be used to pay, reimburse or finance (including by providing support for a financing of) (1) more than *** of the Supplemental Cost in accordance with this Agreement, (2) any Phase 2 Expenditure, (3) Phase 2 Project, (4) any TUA Insurance and (5) any costs or expenses for any Phase 1 Addition.  For the avoidance of doubt and without limiting the generality of Section 5.20(a), the proceeds of the Tranche B Loans will not be used to pay, reimburse or finance (including by providing support for a financing of) (1) more than *** of the Supplemental Cost in accordance with this Agreement (as such amount is reduced by such Supplemental Costs paid other than by the proceeds of Tranche A Loans), (2) any Phase 2 Expenditure, (3) Phase 2 Project, (4) any TUA Insurance and (5) any costs or expenses for any Phase 1 Addition.

(c)           The Borrower shall cause all Project Revenues and all payments from each Construction Contractor (including payments from its guarantors and sureties) to be deposited in, and disbursed from, the Accounts in accordance with the Account Agreement.

(d)           During the Initial Period, except as set forth in the immediately following sentence the board of directors of the General Partner shall approve the Construction Budget and the Drawdown Schedule and any amendments, supplements, and modifications to either of the foregoing, in each case in a vote where a majority of the COP Directors voted in favor thereof.  For purposes of the Closing Date and the Initial Disbursement Date (if such date is also the Closing Date), the Construction Budget and the Drawdown Schedule and any amendments, supplements, and modifications to either of the foregoing need to be approved only by the advisory board of the General Partner.

(e)           After the Initial Period, neither the Borrower nor the General Partner shall, without the prior written consent of the Independent Engineer (or if no Independent Engineer exists at such time, the Administrative Agent),

(1)         amend, supplement, or modify the Construction Budget, including to change the number or type of Construction Budget categories or amounts contained in any category or

(2)         request any Borrowing for the purpose of funding any Project Costs in excess of the amount contained in the Construction Budget for such category of Project Costs.

Notwithstanding the foregoing provisions of this Section 5.20(e), the Borrower may, without the consent of the Administrative Agent, (i) transfer unutilized amounts from a Construction Budget category to Contingency upon completion of the Work contemplated by such Construction Budget category, and (ii) request Loans in respect of the Contingency for the purpose of change orders under any Construction Contract permitted to be entered into pursuant to Section 5.25.

(f)            After the Initial Period, the Borrower shall not, without the prior written consent of the Independent Engineer (or Administrative Agent, as applicable), amend, supplement, or modify the Drawdown Schedule, except in connection with, but only to the extent necessary to reflect, changes to the Construction Budget and any other actions permitted by Section 5.20(e).

(g)           Each Borrower Entity shall use at least commercially reasonable efforts to cause initial satisfaction of all conditions set forth in Section 3.2 to occur as soon as possible after the Closing Date.

5.21         Project Construction; Maintenance.

(a)           Each Borrower Entity shall (i) cause construction of Project to be carried out with diligence and continuity in accordance with the Necessary Approvals, Good LNG

Practices, the Construction Budget, each Phase 1 Addition Budget for construction (to the extent not in conflict with the Construction Budget), the Project Schedule, and the Construction Contracts, (ii) cause the Project Completion Date to occur on or before the Date Certain, and (iii) not enter into any change orders under any Construction Contract except as permitted by Section 5.25.

(b)           Each Borrower Entity shall maintain and operate, or cause to be maintained and operated, the Project in good working order and condition in accordance with the Project Documents and Good LNG Practices, including:

(1)         maintaining and preserving its Property, including as set forth in Section 4.16 hereof, necessary or useful in the proper conduct of its business in good working order and in such condition that the Facility will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions for which it was specifically designed in accordance with the Construction Contracts at substantially the levels contemplated thereby and Good LNG Practices;

(2)         operating, servicing, maintaining and repairing the Project so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance and compliance with (A) Good LNG Practices, (B) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors, and sub - contractors, (C) the terms and conditions of all insurance policies maintained with respect to the Project at any time, (D) all requirements of Applicable Law and all Necessary Approvals and (E) the terms of the Project Documents; and

(c)           The Borrower and the General Partner shall not, directly or indirectly, make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, other than (i) expenditures contemplated by the Construction Budget or the prevailing Operating Budget, as appropriate, (ii) expenditures permitted to be made pursuant to Section 5.11, (iii) Major Maintenance Expenses contemplated by Section 4.9 of the Account Agreement and (iv) any Phase 1 Additions permitted under Section 5.15(d).

(d)           Subject only to Borrower’s rights under Section 8.2(b) of the COP TUA with respect to the berthing and unloading dock, the Borrower shall not, directly or indirectly, alter, remodel, add to, reconstruct, improve or demolish any part of the Project or any other Collateral, except as contemplated by or in accordance with the Plans and Specifications or as provided in Section 5.21(a) or 5.21(c); provided however, that after the Conversion Date prior to beginning any such alterations, remodeling, additions, reconstructions, improvements or demolition, the Borrower shall provide written notice to the Administrative Agent of such actions to be taken.

(e)           The Borrower shall cause the Conversion Date to occur within 60 days after Conversion.

5.22         Performance of Project Documents

(a)           Each Borrower Entity (1) shall perform and observe all of its covenants, obligations and agreements under any and all of the Transaction Documents, (2) shall take all necessary actions to prevent the termination or cancellation of any Transaction Document and (3) shall take any and all action as may be reasonably necessary promptly to enforce its rights and to collect any and all sums due to it under the Project Documents; provided, however, that clause (2) of this Section 5.22(a) shall not apply in the case of any Project Document for which such Borrower Entity has entered into an Material Additional Project Document and obtained any necessary Consent Agreement related thereto.

(b)           Each Borrower Entity shall instruct all Project Participants to make all payments payable to it, to the Depositary Agent for deposit in the appropriate Account in accordance with the Account Agreement.

(c)           No Borrower Entity will transport natural gas, or cause natural gas to be transported, by a pipeline to or near the limits of a municipality in which such gas is received and distributed or sold to the public by a gas utility or by the municipality in a situation where same is the only or practically the only supply of natural gas to such gas utility or municipality so as to subject Borrower to the provisions of V.T.C.A., Utilities Code § 121.001(a)(3) and § 121.051.

5.23         Operating Budget; Account Agreement; Phase 1 Addition Expenses.

(a)           Preparation of Operating Budget

(1)         Prior to a given Operating Year, the Borrower shall cause the Operator to prepare the Operating Budget for such year.  The Borrower shall permit the Operator to prepare an amended Operating Budget for the remainder of any then current Operating Year.

(2)         The Borrower will consult with, advise and provide information and access requested by the Operator and the Independent Engineer, if any, in connection with the preparation of such budget, including amended budgets, in clause (1).

(3)         The Borrower shall cause each Operating Budget (A) to be prepared on a cash basis, (B) to specify, for each month during the Operating Year (i) the Project Revenues anticipated to be received, (ii) the Operating and Maintenance Costs (by category), together with a comparative presentation of Operating and Maintenance Costs to the prior Operating Year, and (iii) if applicable, the COP O&M Percentage and the TPS O&M Percentage and (C) to describe in reasonable detail (x) the maintenance and overhaul schedule (including any major maintenance or overhauls that are projected for the next succeeding Operating Year), capital expenditures for Phase 1, anticipated staffing plans, mobilization schedules, equipment acquisitions and spare parts and consumable inventories (including a breakdown of capital items and expense items), and administrative activities and (y) any other material underlying assumptions in connection with the proposed Operating Budget.

(b)           Delivery of Operating Budget.  The Borrower shall deliver or cause to be delivered to the Administrative Agent:

(1)         at least 30 days before the beginning of each Operating Year and prior to adoption thereof, the Operating Budget for such year and

(2)         at least 10 days prior to adoption thereof, any amended Operating Budget.

(c)           Approval and Adoption of Operating Budget.

(1)         The Borrower shall approve and adopt an Operating Budget for each Operating Year reasonably prior to the beginning of such year.

(2)         Prior to adoption of any such budget, including any amended budget, by the Borrower,

(A)          the Independent Engineer, if any, shall approve such Operating Budget and deliver such approval thereof to the Administrative Agent, and

(B)           the Borrower shall deliver a certificate from the controller or chief accounting officer of the Borrower to the Administrative Agent certifying that the proposed Operating Budget and the preparation thereof complies with this Section 5.23.

(d)           Account Agreement.

(1)         Operating and Maintenance Costs.  The Borrower shall ensure that the aggregate Operating and Maintenance Costs reflected in each Transfer Date Certificate delivered by the Borrower under the Account Agreement shall comply with the requirements set forth in Section 5.23(a) above.

(2)         Major Maintenance Reserve Requirement and Account.

(A)          The Borrower shall permit the Independent Engineer, if any, to review the amounts projected by the Borrower for the Major Maintenance Reserve Requirement and, if necessary, provide the Borrower with its recommendations for adjustments to such amounts.

(B)           If, at any time, the Independent Engineer determines that a Major Maintenance Reserve Account is necessary to maintain and operate the Project in accordance with Section 5.21(b), then such Account shall be opened under the Account Agreement pursuant to a written instruction from the Collateral Agent to the Depositary Agent (with a copy to the Borrower) to open such Account.  Such Account shall remain open unless the Independent Engineer determines that such Account is not necessary to maintain and operate the Project in accordance with Section 5.21(b), and thereupon such Account shall be closed pursuant to a written instruction from the Collateral Agent to the Depositary Agent (with a copy to the Borrower) to close such Account.  Such Account may be reopened and reclosed in accordance with the preceding provisions of this Section 5.23(d)(2)(B).  The Borrower hereby acknowledges the transfers contemplated in the Account

Agreement with respect to allocating funds for the Major Maintenance Reserve Requirement.

(e)           Phase 1 Addition Expenses.  Any payment for, or incurrence of, any expenses and costs by a Borrower Entity for any Phase 1 Addition (except for the Phase 1 Addition (Stratton Ridge)) shall be in compliance with and pursuant to applicable Phase 1 Addition Budget, in each case such budget shall have been previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor thereof.  Any payment for, or incurrence of, any expenses and costs by a Borrower Entity for the Phase 1 Addition (Stratton Ridge)) shall be in compliance with and pursuant to a budget for such Phase 1 Addition previously approved by the board of directors of General Partner in a vote where a majority of the MS Directors voted in favor thereof.  No costs or expenses for any Phase 1 Addition shall be included in the Construction Budget or Operating Budget.

5.24         Fundamental Changes.

(a)           Except as permitted in Section 5.24(b) or (c), each Borrower Entity shall preserve and maintain its current legal existence, and all of its respective material powers, licenses, rights, privileges and franchises necessary for the maintenance of its current organizational existence, and comply, in all material respects, with its Charter Documents;

(b)           No Borrower Entity shall enter into (or otherwise be a party to) any transaction of merger or consolidation, conversion or otherwise change its legal form including transferring to another jurisdiction of organization (except as permitted under Sections 5.24(b) or (c)), restructure or reclassify Capital Stock of a Borrower Entity, liquidate, wind-up or dissolve a Borrower Entity (or suffer any liquidation or dissolution), abandon or discontinue its business or purchase or acquire (in one transaction or in a series of related transactions) all or substantially all of the assets of any Person or Affiliates of any Person.  Notwithstanding anything else in any Financing Document to the contrary, subject to satisfaction of the conditions precedent set forth in the immediately following sentence, the Site Lessee may merge into the Borrower with the Borrower being the surviving entity of such merger and, to the extent permitted by Applicable Law, the certificate of formation and partnership agreement of Borrower immediately prior to the merger shall be the certificate of formation and partnership agreement of the surviving entity.  Any such merger set forth in the immediately preceding sentence is subject to the following conditions:

(1)         the Administrative Agent shall have received as of the date of such merger an Officer’s Certificate certifying that:

(A)          (1) all the representations and warranties of the Borrower and Site Lessee in the Financing Documents are true and correct in all material respects and (2) all the representations and warranties of the Borrower in the Financing Documents shall be true and correct in all material respects on the date of such merger immediately after giving effect to such merger;

(B)           such merger has received all necessary corporate and partnership approvals and consents from Governmental Authorities and third parties; and

(C)           the other requirements set forth in this Section 5.24(b) have been satisfied;

(2)         the Administrative Agent shall have received prior to the date of such merger, a copy of the certificate of merger and the agreement of merger, in each case substantially in the form and substance to be executed and delivered and, if applicable, filed.

(3)         In such merger, (A) the Capital Stock of the Subsidiary shall be cancelled, retired and otherwise cease to exist and (B) the Partners of the Borrower immediately prior to such merger shall be the only Partners of the Borrower immediately after such merger.

(4)         When such merger shall have become effective, all of the rights, privileges and powers of the Site Lessee and the Borrower and all Property belonging to such Persons shall be vested in the Borrower and shall thereafter be the property of the Borrower as they were of each of the Site Lessee and the Borrower, and the title to any real property vested by deed or otherwise in either the Site Lessee or the Borrower shall not revert or be in anyway impaired by reason of such merger.

(5)         All Necessary Approvals and other Governmental Approvals in the name of the Site Lessee shall have been transferred to and in the name of the Borrower promptly after such merger with substantially similar rights, title and interests as immediately prior to such merger;

(6)         Such merger is permitted under all other Debt of the Borrower Entities;

(7)         No Default or Event of Default shall have occurred and be continuing prior to such merger or shall have occurred after giving effect to such merger;

(8)         The Brazos River Authority and any Project Participants from which any Consents have been obtained in respect of agreements with the Site Lessee (A) shall have acknowledged to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, its understanding that such merger will occur as disclosed to the Collateral Agent and (B) shall have agreed to, ratified and confirmed its obligations under its Consent (or, in the case of the Brazos River Authority, the Brazos Consent) for the benefit of the Secured Parties notwithstanding such merger; and

(9)         The validity and priority of the Liens on the Collateral and the material rights and remedies of the Secured Parties under any Financing Document shall not be adversely affected, and the Borrower shall provide an endorsement to any title policy covering the Property of the Site Lessee immediately prior to the merger confirming that the validity and priority of the Liens on the Collateral constituting real property shall not be adversely affected.

Promptly after such merger, the Borrower shall deliver evidence of such merger to the Administrative Agent.  Upon the satisfaction of the conditions set forth in this Section 5.24(b), such merger shall be permitted under the Financing Documents.

(c)           Except as permitted in Section 5.24(b), no Borrower Entity shall cancel, terminate, permit the cancellation or termination of, amend, modify, supplement or grant any material consent, waiver or approval under, or take or fail to take any other action that would impair the value of the interest or impair its rights under, any of its Charter Documents.  Notwithstanding the foregoing, subject to Section 5.18 and 5.30, the Borrower may become a limited liability limited partnership upon the prior written notice and consent of the Administrative Agent, such consent not to be unreasonably withheld.

(d)           No Borrower Entity shall transfer (including directly or indirectly by sale, assignment, disposal or exchange), lease, or sublease (in one transaction or in a series of related transactions) any of its Property (including Property of any of its Subsidiaries), except (1) Property sold, leased or subleased in the ordinary course of business, (2) Property that is obsolete and not integral to the business of any Borrower Entity, and (3) pursuant to Sections 5.12, 5.14, 5.24(b) and 5.25(a)(2) and the terms of the Shared Facilities Agreement, if any.

(e)           No Borrower Entity shall purchase or acquire any assets other than the purchase or acquisition of (1) assets reasonably required for the completion of Phase 1 of the Project in accordance with the Construction Budget, (2) assets in the ordinary course of business reasonably required in connection with the operation of the Project and (A) in accordance with the Operating Budget or (B) if permitted under Section 5.15(d) in accordance with any Phase 1 Addition Budget for operation or operating budget for Phase 1 Addition (Stratton Ridge), (3) Permitted Investments, (4) fixed or capital assets permitted to be purchased or acquired as described in Section 5.21 or (5) permitted to be purchased or acquired by Section 5.24(b).

5.25         Amendment of Transaction Documents; Material Additional Project Documents; Change Orders; etc.

(a)           No Borrower Entity may:

(1)         consent to, enter into or grant any amendment, waiver, forgiveness, release, consent, suspension, cancellation, termination, change or modification to:

(A)          any Project Document, including any Material Additional Project Document but excluding any Non-COP TUA, that (i) adversely affects the ability of any Borrower Entity or any guarantor of the obligations of any Borrower Entity under the Financing Documents to perform its obligations under any of the Financing Documents or the validity or priority of the Liens on the Collateral or the material rights and remedies of the Secured Parties under any Financing Document without the consent of the Administrative Agent or (ii) causes or results in a Default or an Event of Default; and

(B)           except in accordance with this Agreement, any Financing Document without the consent of the Administrative Agent.

For the avoidance of doubt, each Borrower Entity shall also satisfy the requirements of Section 5.30 to the extent applicable to this Section 5.25(a); or

(2)         sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its rights or interest in any Transaction Document or delegate any of its duties or obligations under any Transaction Document except (1) pursuant to the Security Documents, (2) the COP Royalty Lien, and TPS Collateral to the TPS Secured Parties to secure the obligations of any Borrower Entity to such TPS Secured Parties in respect of the Project and (3) as permitted by Section 2.16(a) and, if permitted under Section 5.19, any assignment of real property rights, title and interest to Expansion or any of its Subsidiaries (for any Phase 2 Project to the extent necessary for the operation and conduct of business of such Phase 2 Project) and assumption by such entity of any related liabilities, duties and obligations.

(b)           The Borrower shall provide the Administrative Agent with true and complete copies of each executed and delivered Project Document, including any amendments, waivers, modifications, supplements and replacements thereof promptly after execution and delivery thereof, provided however that in the case of a Non-COP TUA, the Administrative Agent shall have executed and delivered to Borrower and the Shipper under the relevant Non-COP TUA, if required by such Shipper, a confidentiality agreement between such Shipper and the Administrative Agent that is satisfactory to the Administrative Agent and such Shipper.

(c)           In the event that any Project Document (other than Non-COP TUAs) is terminated or cancelled prior to its expressed expiration date, each Borrower Entity party thereto shall use reasonable best efforts to enter into within 60 days after such termination or cancellation (subject to the consent of the Administrative Agent), a replacement agreement with a Replacement Project Participant constituting a replacement of the Project Document so terminated or cancelled. The obligations of the Borrower Entities under this Section 5.25(c) shall not be in derogation or limitation of the obligations of any Borrower Entity under Section 5.25(a) or in any way limit or impair the rights or remedies of the Secured Parties hereunder or under any other Financing Document directly or indirectly arising out of the termination or cancellation of any Project Document.

(d)           Notwithstanding the provisions of Section 5.25(a), after the Initial Period the Borrower may initiate or approve:

(1)         any change orders under any Construction Contract included in the Budgeted Construction Costs, and

(2)         upon five Business Days’ prior notice to the Independent Engineer, any change orders under any Construction Contract provided the Borrower certifies that such change order (i) is in accordance with Good LNG Practices, (ii) is not reasonably expected to materially and adversely affect the operation or reliability of Phase 1 of the Project, and (iii) if implemented, is not reasonably expected to materially delay the Project Completion Date.

(e)           No Borrower Entity shall enter into any capacity rights agreement, terminal use agreement, lease or other agreement and no agreement shall be binding on the Property of the Borrower with respect to which any projected payments receivable by a Borrower Entity in any 12 month period is in excess of *** of the Future Average Annual

Payments.  For any given 12 month period, “Future Average Annual Payments” is equal to: (a – b) / c;

where:

“a” is the total projected payments receivable under the agreement

“b” is the total payments under the agreement received prior to such 12 month period

“c” is the remaining life of the agreement in years or part of years

To the degree payments under the contract are indexed, e.g., linked to a gas price index, payments and distributions referred to above shall be calculated using the same assumptions.

5.26         Environmental Compliance.  Each Borrower Entity shall:

(a)           comply in all material respects and cause all other Persons constructing, occupying, using, maintaining or conducting operations at the Project to comply in all material respects with all Environmental Laws now or hereafter applicable to the Project;

(b)           obtain or cause to be obtained, at or prior to the time required by applicable Environmental Laws, all Governmental Approvals, including any emissions credit or allowances, required pursuant to applicable Environmental Law for the design, construction, completion, start-up, operation and maintenance of the Project, and maintain or cause to be obtained such Governmental Approvals in full force and effect;

(c)           other than in compliance in all material respects with all applicable Environmental Laws, not generate, use, treat, recycle, store, Release or dispose of, or permit the generation, use, treatment, recycling, storage, Release or disposal of Hazardous Materials on the Land, or transport or permit the transportation of Hazardous Materials to or from the Project;

(d)           conduct and complete any investigation, study, sampling and testing and undertake any cleanup, removal, remediation or other action necessary or advisable to remove and clean up all Hazardous Materials generated, used, treated, recycled, stored, Released or disposed at, on, in, under or from the Project, in accordance with all applicable Environmental Laws and promptly notify the Administrative Agent of any such material action;

(e)           provide the Administrative Agent with written notice of (i) any fact, circumstance, condition, occurrence or Release at, on, under or from the Project that results in material noncompliance with any Environmental Law applicable to the Project or that has resulted or may result in personal injury or material Property damage or an Environmental Claim or otherwise that could reasonably be expected to have a Material Adverse Effect, such notice to be given promptly after the fact, circumstance, condition, occurrence or Release is discovered or such Release or occurrence takes place and (ii) any pending or threatened Environmental Claim against any Borrower Entity or any other Persons constructing, occupying, using, maintaining or conducting operations at the Project that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, such notice to be given promptly after such Environmental Claim is commenced or threatened; all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, incident, or occurrence and what action has been taken and any proposed action or response to be taken with respect thereto;

(f)            provide the Administrative Agent with copies of all material communications with any Governmental Authority relating to any Environmental Law or any Environmental Claim promptly after the giving or receiving of any such communications; and

(g)           provide such information concerning any Environmental Claim or Governmental Approval required pursuant to applicable Environmental Law relating to the Project as may be reasonably requested by the Administrative Agent.

5.27         Completion; Construction Contracts; Performance Tests.

(a)           No Borrower Entity may without the prior approval of the Administrative Agent (after consultation with the Independent Engineer), unless in each case approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor thereof:

(1)         enter into any Construction Contract or any material amendment, modification or supplement thereof without the consent of the Administrative Agent (such consent to not be unreasonably withheld);

(2)         approve the addition, deletion or substitution of any material subcontractor from the subcontractors listed in or attached to a Construction Contract or enter into, or intend to enter into, any material subcontract with any subcontractor not listed in or attached to such Construction Contract;

(3)         approve the addition, deletion or substitution of any material sub-subcontractor from the list of sub-subcontractors listed in or attached to a Construction Contract;

(4)         make an election under any Construction Contract with respect to Performance Liquidated Damages;

(5)         take any action or fail to take any action which could cause an extension of any guaranteed completion or acceptance date under the Construction Contract or amend, modify, supplement or waive any provision of the Project Schedule relating to the Construction Contract;

(6)         accept or confirm that the Project has achieved Substantial Completion or Final Completion in respect of the EPC Contract, or fail to advise any contractor of any defects, deficiencies or discrepancies of which a Borrower Entity has knowledge and which such contractor is required to remedy pursuant to such Construction Contract;

(7)         notify the contractor that it accepts a “punchlist” under a Construction Contract, including the Punchlist, for the construction of any part of the Facility;

(8)         prior to the Conversion Date, issue, approve or execute any acceptance or completion certificate or otherwise confirm acceptance or completion of the Project or any portion or phase thereof;

(9)         accept or confirm that the Facility or any part thereof has satisfied any of the performance tests set forth in any Construction Contract or met any of the performance guarantees set forth in any Construction Contract; or

(10)       reject the Facility or any material portion thereof.

Notwithstanding the foregoing, no Borrower Entity may without the prior approval of the Administrative Agent (after consultation with the Independent Engineer), waive, defer or reduce any of the requirements of any acceptance tests or performance guarantees set forth in any Construction Contract.

(b)           The Borrower shall provide at least five Business Days’ prior written notice to the Independent Engineer of the scheduled date for the commencement of the acceptance tests pursuant to each Construction Contract.

(c)           The Borrower shall provide the Independent Engineer with a copy of the recommended spare parts list provided by any contractor pursuant to any Construction Contract.  The Independent Engineer shall be allowed to review and comment on the list of spare parts that any Borrower Entity intends to purchase pursuant to any Construction Contract.

(d)           When available, the Borrower shall provide the Independent Engineer with a copy of each start-up manual or user manual that is part of the specifications of the Facility or portion thereof that is the subject of a Construction Contract.

(e)           The Borrower shall not accept Completion of the Project until an Authorized Officer of the Independent Engineer shall have delivered to the Administrative Agent a certificate confirming that Completion has occurred.

(f)            EPC Contract Closing  In connection with the entering into of the EPC Contract and the EPC Guaranty, the Borrower shall deliver or cause to be delivered to the Administrative Agent the following documents:

(1)         A true and complete copy of the EPC Contract and the EPC Guaranty;

(2)         Original counterparts of an opinion of counsel to each of the EPC Contractor and the EPC Guarantor addressed to each Secured Party, each of which opinions shall be in form, scope and substance and given by counsel satisfactory to the Administrative Agent, which legal opinions shall be dated the date of the EPC Contract; and

(3)         A certificate of an Authorized Officer of the EPC Contractor and the EPC Guarantor in the form attached hereto as Exhibit H-2, with appropriate insertions, certifying (i) that attached thereto is a true and complete copy of the Charter Documents of such Person, as in effect at all times from the date on which the resolutions referred to in clause (ii) below were adopted to and including the date of such certificate, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of all partnership or limited liability company action, as the case may be, of such Person, authorizing the execution, delivery and performance of the Transaction Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (iii) as to the name, incumbency and specimen signature of each officer of such Person executing the Transaction Documents to which such Person is intended to be a party.

5.28         ERISA.  Unless previously approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor thereof, no Borrower Entity shall have any Plan, Pension Plan, Multiemployer Plan, collective bargaining agreement or ERISA Affiliate. No Borrower Entity or the Project or any part thereof shall be subject to regulation under ERISA except in connection with ERISA matters permitted under the immediately preceding sentence.

5.29         Certain Restrictive Agreements.  No Borrower Entity may enter into or suffer to exist or become effective any restriction or encumbrance of any kind (except for (i) the Financing Documents, (ii) any restriction or encumbrance approved by the Administrative Agent for the refinancing of any of the Loans, and (iii) any restriction or encumbrance in connection with Debt with respect to TPS Loans but solely as provided in by an intercreditor arrangement with the Secured Parties and in accordance with this Agreement) on the ability of a Borrower Entity to (a) amend this Agreement or any other Financing Document, (b) sell any of its Property, (c) create or permit to exist Liens on any property, now or hereafter existing, (d) create, incur, permit to exist any Debt or to pay any Debt owed to any other Borrower Entity, (e) make any Distribution, or (f) make loans, advances or Investments or transfer funds or assets to any other Borrower Entity.

5.30         Security Documents.

(a)           Each Borrower Entity shall take all actions necessary or requested by the Administrative Agent to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by the Security Documents and the priority contemplated thereby, including:

(1)         making filings and recordations,

(2)         executing and delivering additional Security Documents or amending, modifying or supplementing existing Security Documents,

(3)         actions necessary or requested to ensure that all the rights, title and interests and other Property of any Subsidiary of the Borrower or any Subsidiary of the General Partner and/or any Phase 1 Addition (other than the Phase 1 Addition (Stratton Ridge)) are included in the Collateral and that the Lien thereon pursuant to the Security Documents has the priority intended by the Security Documents and that each such Subsidiary guarantees the Obligations of the Borrower pursuant to documentation satisfactory to the Administrative Agent, including legal opinions;

(4)         making payments of fees and other charges,

(5)         issuing and, if necessary, filing or recording supplemental documentation, including continuation statements,

(6)         discharging all claims or other Liens adversely affecting the rights of any Secured Party in any Collateral,

(7)         publishing or otherwise delivering notice to third parties,

(8)         executing, delivering and recording title documents and

(9)         taking all other actions either necessary or otherwise requested by the Administrative Agent to ensure that all Collateral (including any after-acquired Property of any Borrower Entity intended to be covered by any Security Document) is subject to a valid and enforceable first-priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties.

In furtherance of the foregoing, (A) each Borrower Entity shall ensure that all Property acquired or otherwise obtained by it intended by the Security Documents to be included in the Collateral shall be Collateral and shall have the priority contemplated by the Security Documents promptly upon the acquisition thereof and (B) except as set forth in the immediately following sentence, no Borrower Entity may open or maintain any bank account, deposit account, or securities account without first taking all such actions as may be necessary or otherwise requested by the Administrative Agent to ensure that such account is subject to a valid and enforceable first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties.  Without taking such action, a Borrower Entity may, upon prior written notice to the Administrative Agent, open and maintain bank accounts, deposit accounts, or securities accounts solely for: (1) TPS Accounts opened and maintained in accordance with Section 2.15 for the financing with the TPS Secured Parties, (2) capacity reservation fees, (3) proceeds of capital calls solely for any Phase 1 Addition, (4) withdrawals, transfers and/or remittances of payments from the Payment Account in accordance with the Account Agreement to be applied in accordance with the related transfers into the Payment Account pursuant to the Account Agreement and (5) the proceeds of the foregoing set forth in clauses (1)-(4) of this sentence.

(b)           Each Borrower Entity shall take all action necessary to cause each Material Additional Project Document intended to be included in the Collateral to be Collateral (whether by amendment to any Security Document, execution of a new Security Document or otherwise) in favor of the Collateral Agent, and shall deliver or cause to be delivered to the Administrative Agent such legal opinions, certificates or other documents with respect to each Material Additional Project Document as the Administrative Agent may reasonably request.  Each Borrower Entity shall cause each party to a Material Additional Project Document (other than the Borrower Entities and ConocoPhillips and its Affiliates) to execute and deliver a Consent Agreement with respect to each Material Additional Project Document and such legal opinions relating to such Material Additional Project Document as the Administrative Agent may reasonably request.

(c)           At such time as the Administrative Agent may reasonably request in writing, the Borrower shall furnish, or cause to be furnished, to the Collateral Agent and the

Administrative Agent, an opinion or opinions of duly qualified legal counsel (which opinions may be of in-house counsel) either stating that, in the opinion of such counsel, as of the date of such opinion(s):

(1)         (A) such actions have been taken that are necessary to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by the Security Documents and the priority thereof, including any after-acquired Property intended to be covered by any Security Document, and the priority thereof and (B) a description of such actions or

(2)         no action is necessary to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by the Security Documents and the priority thereof, including any after-acquired Property intended to be covered by any Security Document, and the priority thereof.

Such opinion(s) shall also describe the taking of any other action that will, in the opinion of such counsel, be necessary to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by the Security Documents and the priority thereof, including any after-acquired Property intended to be covered by any Security Document, and the priority thereof after the date of such opinion.

5.31         Prepayment of Debt.  Except for prepayments required or permitted to be made pursuant to ARTICLE 6, the Borrower shall not make, or permit to be made on its behalf, any prepayment of any of the Loans.  The Borrower shall not reduce all or any portion of the Commitment of any Lender prior to the Conversion Date.

5.32         Transfers of Capital Stock in the Borrower and its Subsidiaries.  No Borrower Entity may transfer (including directly or indirectly by sale, assignment, gift, pledge, hypothecation, mortgage, deed of trust, disposal, or exchange), authorize or issue any Capital Stock of the Borrower (or any Subsidiary thereof or Subsidiary of the General Partner) or consent or permit any of the foregoing except (a) in the case of the Capital Stock of the Borrower in accordance with the Stockholders Agreement and the Partnership Agreement and (b) in the case of any other Capital Stock in accordance with the Financing Documents, but (c) in no case in violation of Applicable Laws, including if applicable the Securities Act and the Exchange Act.

5.33         Payment of Project Costs with Project Revenues.  Except as otherwise specified in the Account Agreement or this Agreement, any Project Revenues received on or prior to the Project Completion Date shall be deposited into the Accounts and applied, in accordance with the Account Agreement, to the payment of Project Costs, subject to the conditions precedent set forth in either Section 3.1 or 3.2, as applicable, which shall be satisfied both immediately prior to the application of such Project Revenues and also after giving effect thereto on and as of such Disbursement Date, as though made on and as of such disbursement date, unless such conditions are waived by the Administrative Agent.

5.34         Investment Company Act; PUHCA.  No Borrower Entity may take or permit to be taken any action that will cause any of them to be, or be subject to regulation as:

(a)           an “investment company,” or company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or

(b)           a “holding company,” or an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” or a “public utility company” or an “associate company” of any of the foregoing, within the meaning of the Public Utility Holding Company Act of 1935, as amended or

(c)           subject to regulation under any Applicable Law relating to public utilities, gas utilities, public service corporations or similar entities.

5.35         Further Assurances.  Each Borrower Entity shall promptly and duly execute and deliver to the Administrative Agent such documents and assurances and take any further action as the Administrative Agent may from time to time reasonably request in order to carry out the intents and purposes of the Financing Documents and to establish, preserve, maintain, and perfect the rights and remedies (as well as the priority thereof) created or intended to be created in favor of the Secured Parties pursuant to the Security Documents.

ARTICLE 6.           PAYMENT PROVISIONS; FEES.

6.1           Repayment of Principal; Interest; Reduction of Commitment.

(a)           The Borrower shall repay the aggregate principal amount of the Tranche A Construction Loans outstanding, and such Tranche A Construction Loans shall mature on, the Tranche A Construction Loan Maturity Date (except to the extent that such Construction Loans are converted into Tranche A Term Loans in accordance with Section 2.2 hereof).  The Borrower shall repay the aggregate principal amount of the Tranche B Construction Loans outstanding, and such Tranche B Construction Loans shall mature on, the Tranche B Construction Loan Maturity Date (except to the extent that such Construction Loans are converted into Tranche B Term Loans in accordance with Section 2.2 hereof).  The Construction Loan Commitments shall automatically be reduced to zero at the close of business on the Term Date.

(b)           The Borrower agrees to pay interest in respect of the Tranche A Term Loans in arrears on the Principal Payment Dates at a rate per annum which is equal to the Tranche A Rate in accordance with 6.1(c).

(c)           The Borrower shall repay the aggregate principal amount of the Tranche A Term Loans outstanding on the Conversion Date (the “Principal Sum”) and interest thereon on the Payment Dates (each such date, a “Principal Payment Date”) commencing with the first such date occurring after the Conversion Date and continuing to and including the Tranche A Term Loan Maturity Date in the applicable amounts set forth in the notice delivered to the Borrower by the Administrative Agent on the Conversion Date.  Such amounts shall be in equal monthly installments of principal and interest and shall fully amortize the Principal Sum over the period set forth in the immediately preceding sentence while paying all outstanding accrued interest on a monthly basis in arrears as calculated by the Administrative Agent as of the Conversion Date, which calculations and resulting amounts set forth in the notice shall be conclusive absent manifest error.  All amounts paid by the Borrower pursuant to Section 6.3(c) in respect of Tranche A Loans shall be applied to reduce the accrued interest on the principal amount prepaid, and then to reduce the Principal Sum under this Section 6.1(c), and, upon such reduction of the Principal Sum, the monthly instalments referred to in the immediately preceding sentence shall be recalculated prior to, and such recalculated amount shall be in effect as of, the next Principal Payment Date.

(d)           The Borrower agrees to pay interest in respect of the Tranche B Term Loans in arrears on the amount unpaid and owed Tranche B Obligations at a rate per annum which is equal to the Tranche B Rate. The Borrower shall pay the Lenders and other Persons to whom Tranche B Obligations are unpaid and owed the entire amount in the COP Supplemental Debt Payment Account (ratably if sufficient funds are not available in such Account) on each Monthly Transfer Date in accordance with the Account Agreement until no Tranche B Obligations remain unpaid and owed.

6.2           Voluntary Prepayments

(a)           The Borrower may not voluntarily prepay any Loans except in accordance with this section.

(b)           The Borrower may prepay the Tranche A Loans, in whole or in part at any time and from time to time after the initial Disbursement Date on the following terms and conditions: (i) each of the Lenders consent to such prepayment, which consent may be given or withheld in each Lenders’ sole discretion, (ii) the Borrower shall give the Administrative Agent at the Notice Office at least five Business Days’ prior written notice of its intent to prepay the Tranche A Loans and the aggregate principal amount of the prepayment; (iii) such prepayment shall be (A) in an aggregate principal amount of the lesser of $1,000,000 and the aggregate outstanding amount of the Loans and (B) if more than $1,000,000, in integral multiples of $1,000,000 in excess thereof.  The amount paid by the Borrower pursuant to this Section 6.2(b) shall be applied to reduce the accrued interest on the principal amount prepaid, and then to the remaining Scheduled Principal Payments in inverse chronological order of their due dates.

(c)           The Borrower may prepay the Tranche B Loans, in whole or in part at any time and from time to time after the initial Disbursement Date of the Tranche B Loans on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office at least five Business Days’ prior written notice of its intent to prepay the Tranche B Loans and the aggregate principal amount of the prepayment; (ii) such prepayment shall be (A) in an aggregate principal amount of the lesser of $1,000,000 and the aggregate outstanding amount of the Loans and (B) if more than $1,000,000, in integral multiples of $1,000,000 in excess thereof.  The amount paid by the Borrower pursuant to this Section 6.2(c) shall be applied to reduce the accrued interest on the principal amount prepaid, and then to the other unpaid and owed Tranche B Obligations.

6.3           Mandatory Prepayments. The Borrower shall make mandatory prepayments of the Loans as follows:

(a)           Loss Proceeds, Project Document Claims and Performance Liquidated Damages.  The Borrower shall prepay the outstanding Loans to the extent required pursuant to Section 5.11.

(b)           Change of Control.  Upon the occurrence of a Change of Control, each Lender shall immediately have the option of having its Loans prepaid, in all or in part, by delivering a notice of such prepayment to the Borrower within 30 days after delivery of the notice pursuant to Section 5.1(d)(ii) to the Administrative Agent. If a Lender so elects, the Borrower shall immediately prepay the outstanding amount of such Loans held by such Lender and set forth in such notice at such time at a price equal to *** of the outstanding principal amount of such Lender’s Loans, plus accrued interest thereon and shall pay any other Obligations due and payable in respect of such Loans.

(c)           Excess Construction Loan.  The Borrower shall prepay the outstanding Tranche A Loans and Tranche B Loans to the extent of the transfers to the COP Redemption Account from the Construction Account for such purpose made pursuant to Section 4.1(e) of the Account Agreement.

(d)           Application.  All amounts paid by the Borrower pursuant to this Section 6.3 (except for Section 6.3(c) in respect of Tranche A Loans) shall be applied to reduce the accrued interest on the principal amount prepaid, and then to the remaining Scheduled Principal Payments in inverse chronological order of their due dates.  All amounts paid by the Borrower pursuant to Section 6.3(c) in respect of Tranche A Loans shall be applied pursuant to the last sentence of Section 6.1(c).

6.4           Term Loan Maturity Date.  The outstanding principal amount of any Tranche A Term Loans shall be repaid in full on the Tranche A Term Loan Maturity Date.  The unpaid and owed amount of any Tranche B Term Loans shall be repaid in full on the Tranche B Term Loan Maturity Date.

6.5           Method and Place of Payment.

(a)           Except as set forth in the following sentence or as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 10:00 a.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office pursuant to the instructions as the Administrative Agent shall designate to the Borrower in writing.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b)           All computations of interest hereunder shall be made on the basis of a 360-day year and the actual number of days elapsed.

6.6           Application of Payments; Sharing.

(a)           Subject to the provisions of this Section 6.6, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall promptly distribute such payment to the Lenders pro rata based upon their respective shares, if any, of such Obligations.

(b)           Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the Obligations obtained by all Lenders, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

ARTICLE 7.           EVENTS OF DEFAULT AND REMEDIES.

7.1           Events of Default.  The occurrence of any of the following events or circumstances shall constitute an “Event of Default” hereunder:

(a)           The Borrower shall fail to pay any principal of or interest on any Loan when the same becomes due and payable, whether by scheduled maturity, required prepayment, redemption, acceleration or otherwise, within two Business Days after the date such payment is due;

(b)           With respect to the TPS Loans or other Debt of a Borrower Entity outstanding in excess of $*** (other than Debt incurred pursuant to the Credit Agreement) when aggregated with all Debt under the same facility of the other Borrower Entities.

(1)         a default in the payment obligations thereunder occurs after satisfaction of any applicable notice requirements and expiration of any applicable cure periods for such default in the financing documents for such Debt;

(2)         such Debt shall be required to be prepaid, redeemed or repurchased prior to its stated maturity after satisfaction of any applicable notice requirements and expiration of any applicable cure periods for such requirement to prepay, redeem or repurchase in the financing documents for such Debt;

(3)         such Debt shall be automatically due and payable prior to its stated maturity or be declared to be due and payable, or, in the case of any Hedging Agreement, the payments thereunder are or are permitted to be liquidated, other than by regularly scheduled required repayment, prior to the stated maturity thereof or

(4)         (A) any event occurs that permits the holders (or their representatives) of such Debt to cause such Debt to be prepaid, redeemed or repurchased or to be declared due and payable or, in the case of any Hedging Agreement, permits the payments thereunder to be liquidated other than by regularly scheduled required repayment and (B) all notice requirements shall have been satisfied, and all cure periods shall have expired, applicable to the right of such holders (or their representatives) to cause such prepayment, redemption or repurchase or obligation to pay to occur or applicable to the liquidation of payments to occur;

(c)           The Borrower shall fail to pay any unscheduled cost, charge or other amount due, which it is not disputing in good faith, under any of the Financing Documents within 10 days after the date the Borrower receives notice that such payment is due;

(d)           Any representation or warranty or certification made (or deemed made) by or on behalf of the Borrower, any of its Affiliates or any Equity Pledgor or any MS Director in the Credit Agreement or in any other Financing Document to which it is a party, or any representation, warranty or statement in any certificate, notice, financial statement or other document furnished is false or misleading in any material respect when made or deemed made, the effect of which could reasonably be expected to have a Material Adverse Effect;

(e)           Any Borrower Entity or any Equity Pledgor breaches any of its representations, warranties or fails to perform or comply with any of its covenants or other obligations under the COP TUA, the Omnibus Agreement, the Stock Purchase Agreement, the Stockholders Agreement, or any Project Document (other than a Non-COP TUA) and such breach or failure could reasonably to be expected to have a Material Adverse Effect;

(f)            The Borrower, the General Partner or any Equity Pledgor shall fail to perform or comply with any term, covenant or provision under Section 5.4(c), 5.5(b), 5.12, 5.13, 5.14, 5.15, 5.16, 5.19(c), 5.19(e), 5.20(a), 5.20(b), 5.21(e), 5.23(e), 5.28, 5.29 or 5.32;

(g)           Except as expressly set forth in Section 7.1(h), the Borrower or any of its Affiliates or any Equity Pledgor shall fail to perform or comply with any term, covenant or provision under the Credit Agreement (other than those referred to in clause (f)) or any other Financing Document and such failure shall continue uncured for 30 or more days from the date such Person obtains actual knowledge of such failure;

(h)           During the continuation of a MS Directors Cure Period, the failure of the Borrower or any of its Affiliates to perform or comply with any term, covenant or provision under Section 5.1(h), 5.2(c), 5.2(g), 5.4(a), 5.4(b), 5.6 or 5.21(b) shall not constitute an Event of Default unless such failure shall continue uncured for 30 or more days from the date the General Partner receives written notice of such failure from the Administrative Agent; provided that the Administrative Agent may not give such notice until 30 days after delivering a previous notice to the Borrower and the General Partner of the failure to perform or comply;

(i)            Any Borrower Entity, or any Affiliate thereof, or FLNGI or any Equity Pledgor (other than a Non-Smith Equity Pledgor unless the Administrative Agent determines in its reasonable discretion that such failure could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby) shall (i) apply for or consent to the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or the like of itself or all or a substantial part of its Property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code or any other Debtor Relief Law, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, acquiesce in writing to, or file an answer admitting the material allegations of any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing;

(j)            A proceeding or case shall be commenced without the application or consent of any Borrower Entity, Equity Pledgor (other than a Non-Smith Equity Pledgor unless the Administrative Agent determines in its reasonable discretion that such failure could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby) or any of their Affiliates, or FLNGI or any Equity Pledgor (other than a Non-Smith Equity Pledgor unless the Administrative Agent determines in its reasonable discretion that such failure could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby) in any court of competent jurisdiction, seeking with respect to such Person (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts or similar action or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or all or a substantial part of its Property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect for a period of 60 or more consecutive days from and including the date of commencement of such proceeding or case, or any order for relief against such Person shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law;

(k)           Any Project Participant (other than any Borrower Entity, any Affiliate of any Borrower Entity, FLNGI, a Non-COP Shipper, EPC Contractor, EPC Guarantor, and while such entity has no liabilities, duties or obligations under any Transaction Documents, for the Project (or its financing) or any Phase 1 Addition (or financing therefor), any Non Smith LP and Expansion) shall (i) apply for or consent to the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or the like of itself or all or a substantial part of its Property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code or any other Debtor Relief Law, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, acquiesce in writing to, or file an answer admitting the material allegations of any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing, and the effect of any or all of the foregoing (i) – (vii) could reasonably be expected to have a Material Adverse Effect;

(l)            A proceeding or case shall be commenced without the application or consent of any Project Participant (other than any Borrower Entity, any Affiliate of any Borrower Entity, FLNGI, any Equity Pledgor, a Non-COP Shipper, EPC Contractor, EPC Guarantor, and while such entity has no liabilities, duties or obligations under any Transaction Documents, for the Project (or its financing) or any Phase 1 Addition (or financing therefor), any

Non Smith LP and Expansion) in any court of competent jurisdiction, seeking with respect to such Person (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts or similar action or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or all or a substantial part of its Property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect for a period of 60 or more consecutive days from and including the date of commencement of such proceeding or case, or any order for relief against such Person shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law, and the effect of any or all of the foregoing (i) – (ii) could reasonably be expected to have a Material Adverse Effect;

(m)          Any Security Document shall cease to be in full force and effect in any material respect (other than by virtue of the scheduled expiration in the ordinary course of such Security Document in accordance with its terms) or any Lien purported to be granted thereby shall cease to be a valid and perfected Lien over the Collateral purported to be covered thereby in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby and, in the case of any such cessation caused by the action or inaction of the Borrower, such cessation shall continue for a period of at least 10 days;

(n)           One or more final and non-appealable judgments or awards by a Governmental Authority or alternative dispute resolution authority for the payment of money in excess of $***, which excess is not fully covered by insurance, shall be entered against any Borrower Entity or Equity Pledgor (if, with respect to any Equity Pledgor, the Administrative Agent determines in its reasonable discretion that such judgment or award could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby) (when aggregated with all similar judgments and awards against other Borrower Entities and Equity Pledgors (if, with respect to any Equity Pledgor, the Administrative Agent determines in its reasonable discretion that such judgment or award could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby)) and shall remain undischarged (or provision satisfactory to the Administrative Agent shall not be made for such discharge) or unstayed for a period of 30 or more consecutive days from the date of entry thereof;

(o)           Any Borrower Entity or Equity Pledgor (other than a Non-Smith Equity Pledgor unless the Administrative Agent determines in its reasonable discretion that such failure could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby) shall be terminated, dissolved or liquidated (as a matter of law or otherwise), or a proceeding shall be commenced by any Person seeking the termination, dissolution or liquidation of a Borrower Entity or an Equity Pledgor (other than a Non-Smith Equity Pledgor unless the Administrative Agent determines in its reasonable discretion that such failure could have a material adverse effect on the validity or enforceability of the Security Documents or the priority contemplated thereby) and, if such proceedings were commenced by any Person other than the Person for whom termination, dissolution or liquidation is sought either (i) such proceedings shall not be dismissed without any such termination, dissolution, liquidation or other Material Adverse Effect within 30 days from the date of commencement thereof or (ii) the Administrative Agent shall reasonably determine that such proceedings and the effect thereof could reasonably be expected to have a Material Adverse Effect;

(p)           (i) Any Acceptable Credit Support or Reserve Account Support Instrument ceases to be valid and binding and in full force and effect, (ii) any party to any Acceptable Credit Support or Reserve Account Support Instrument fails to make any required payments thereunder within three Business Days of the date when due or (iii) any other guarantor under any Project Document fails to make any required payments pursuant thereto within three Business Days of the date when due;

(q)           Sufficient funds from financing under Sections 2.15(a)(1), 2.15(a)(2) and/or 2.15(a)(3) shall not be available to pay or reimburse Supplemental Costs when such Supplemental Costs are required to be paid or reimbursed;

(r)            The requirements of Section 2.15(d), Section 2.16(b) or Section 2.16(c) are not satisfied; provided however, in the case of Section 2.16(b), such failure shall not be an Event of Default unless it is the result of the acts or omissions of a Borrower Entity;

(s)           The EPC Contractor fails to perform or comply with its obligations pursuant to the EPC Contract and such failure is not cured within *** days and could reasonably be expected to have a Material Adverse Effect; provided however, if an EPC Contractor Event occurs then the Board and the Administrative Agent will work together to mutually select a new EPC Contractor; and if a new EPC Contractor is not mutually selected by the Board and the Administrative Agent within *** days from the occurrence of an EPC Contractor Event, then the Administrative Agent will have the unilateral right to select the EPC Contractor (and the Borrower will not be in default under this Section 7.1(s)).

(t)            (i) Any Necessary Approval shall fail to be obtained, renewed, maintained or complied with, (ii) any Necessary Approval is revoked, terminated, suspended, withdrawn, withheld or ceases to be in full force and effect, or (iii) any proceeding, case or alternative dispute resolution with respect to any action relating to a Necessary Approval set forth in the immediately preceding clause (ii) is commenced, is not terminated within 30 days of such commencement; provided, however, that no such action shall be a Event of Default if the Borrower diligently pursues in good faith and in all material respects (x) obtains an additional Necessary Approval in substitution therefor or replacement thereof or (y) causes such Necessary Approval to be reissued, reinstated or otherwise to become in full force and effect; provided further, however, that the cure period pursuant to the immediately preceding proviso shall cease when the Administrative Agent determines (after consultation with the Borrower) that a cure pursuant thereto cannot reasonably be achieved;

(u)           Any Borrower Entity, or any Affiliate thereof, FLNGI, any Equity Pledgor or any other Project Participant (other than a Non-COP Shipper, EPC Contractor, EPC Guarantor, ConocoPhillips and any Non Smith LP) fails to perform or comply with any term, covenant or provision forth in under the Project Documents to which it is a party after any applicable cure periods contained therein that in the judgment of the Administrative Agent could reasonably be expected to have a Material Adverse Effect; provided that the Borrower may cure such Event of Default by causing a replacement agreement to be entered into in accordance with this Agreement and the necessary Consent Agreement, if any, related thereto promptly after such determination but no later than 30 days after such determination;

(v)           All or a material part of the Project is destroyed or suffers a material actual loss or material damage and an Approved Restoration Plan does not exist in respect thereof when required in accordance with Section 5.11;

(w)          (i) Any material Project Document (other than any Non-COP TUA and the EPC Contract), or any material provision of any such Project Document, ceases to be valid and binding and in full force and effect in any material respect (other than by virtue of the scheduled expiration in the ordinary course of such Project Document in accordance with its terms), (ii) any party thereto (not a party hereto) denies that it has any liability or obligation under any material Project Document (other than any Non-COP TUA and the EPC Contract) and such party ceases performance thereunder, (iii) any party to a material Project Document (other than the Borrower, the General Partner, Non-COP Shipper, EPC Contractor, EPC Guarantor, and ConocoPhillips) is in default under any material Project Document (other than any Non-COP TUA and the EPC Contract) (subject to satisfaction of any applicable notice and cure periods), or (iv) any material Project Document (other than any Non-COP TUA and the EPC Contract), or any material provision of any such Project Document, shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto (not a party hereto), third party or any Governmental Authority; and in each case of clauses (i) - (iv) such cessation, default, declaration or contest has resulted or could reasonably be expected to result in a Material Adverse Effect and such circumstance remains uncured for a period of at least 30 days; it being understood that the Borrower may cure such circumstance by causing a replacement agreement to be entered into in accordance with this Agreement and any necessary Consent Agreement related thereto prior to the expiration of such 30 day period;

(x)            Completion shall not have occurred by the Date Certain; provided however, the Date Certain shall be extended up to *** if the Borrower Entities and the Construction Contractors on Phase 1 are working in good faith to achieve Completion;

(y)           A Change of Control shall have occurred; and

(z)            An Expropriation Event of all or a material part of the Collateral shall have occurred unless, with respect to the Affected Property, the Independent Engineer determines pursuant to Section 5.11(d)(3) within 60 days after the Expropriation Event that such Affected Property can reasonably be expected to be Restored pursuant to Section 5.11(a).

7.2           Acceleration.

(a)           If an Event of Default specified in clause (i) or (j) of Section 7.1 shall occur with respect to the Borrower, all Commitments shall automatically and immediately terminate and all Loans (with accrued interest thereon) and all other amounts owing under the Financing Documents shall immediately become due and payable.

(b)           If any Event of Default (other than an Event of Default referred to in Section 7.2(a)) shall occur, then the Administrative Agent (acting at the direction of the Required Lenders) may by notice to the Borrower either (1) declare the Commitments to be terminated, whereupon all Commitments shall immediately terminate and/or (2) declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable.

(c)           Except for the notice delivered to the Borrower pursuant to Section 7.2(b) by the Administrative Agent, presentment, demand, protest and all other notices and other similar formalities are hereby expressly waived by each Borrower Entity.

7.3           Other Remedies.  Upon the occurrence and during the continuation of an Event of Default:

(a)           The Agents and Lenders may exercise any or all rights and remedies at law and in equity (in any combination or order that any of the foregoing may elect), including any and all rights and remedies available under any of the Financing Documents.

(b)           With the prior written consent of the Required Lenders, which consent may be given or withheld in the Required Lenders’ sole discretion, the EPC Contractor, any subcontractor or any other Person may submit an invoice for amounts owed thereto in connection with the Project or the transactions contemplated by the Transaction Documents to the Administrative Agent, and the Lenders may, in their sole discretion, make payments directly to the EPC Contractor, any subcontractor or any other Person.  The Administrative Agent shall give the Borrower prior written notice of payments to be made by the Lenders pursuant to this clause (b).  All sums advanced and disbursed pursuant to this clause shall be deemed to be Loans disbursed to the Borrower pursuant to the Financing Documents.

(c)           The Borrower hereby irrevocably appoints the Collateral Agent (acting on the instruction of the Required Lenders) as the agent and attorney-in-fact of the Borrower, with full power of substitution, and in the name, place and stead of the Borrower, pursuant to which the Collateral Agent may, if it so elects, at any time after the Loans have been declared immediately due and payable pursuant to this ARTICLE 7: (1) make such changes in the Plans and Specifications, employ such engineers and contractors as may be required, and advance and incur such expenses and obligations as the Required Lenders deem necessary, including any proceeds of the Loans, for the design, construction, timely and proper completion, start - up, operation, maintenance and preservation of the Project, and/or performance and compliance with any of a Borrower Entity’s covenants hereunder or under any other Transaction Document, (2) disburse and directly apply the proceeds of any Loan to the satisfaction of any of a Borrower Entity’s Debts and other obligations hereunder or under any other Financing Document, (3) hold, use, disburse and apply the Loans for payment of any Project Costs, and/or the payment or performance of any Debt or obligation of a Borrower Entity under any Project Document, (4) disburse any portion of any Loan, from time to time, to Persons other than the Borrower for the purposes specified herein or in any other Transaction Document, (5) advance and incur such expenses as the Required Lenders deem reasonably necessary for the completion of construction of the Facility and the preservation of the Project, (6) design, construct, complete, start-up, operate, maintain and preserve the Project and/or perform and comply with any of a Borrower Entity’s covenants hereunder or under any other Transaction Document, including (A) obtaining or renewing any Necessary Approvals in the name of a Borrower Entity and (B) executing all applications and certificates in the name of a Borrower Entity relating to the foregoing provisions of this clause (6), (7) endorse the name of a Borrower Entity on any checks, drafts or instruments representing proceeds of any insurance policies or hedging agreements, or other checks, drafts or instruments payable to a Borrower Entity with respect to the Project or any Transaction Document, (8) do every act or omit to do any act with respect to the Transaction Documents and the design, construction, timely and proper completion, start-up, operation, maintenance, and preservation of the Project that any Borrower Entity may or is required to do or omit doing, and (9) prosecute or defend any action, claim or proceedings, including any before a Governmental Authority or an alternative dispute resolution authority, relating or incident to the Project or any Transaction Document, and each Borrower Entity hereby subrogates any and all of its rights relating to such actions, claims and proceedings to the Collateral Agent effective immediately after the Loans have been declared immediately due and payable pursuant to this ARTICLE 7.  The appointments as agent and attorney-in-fact granted hereby each are coupled with an interest and are irrevocable.  The Collateral Agent shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action, it shall have no liability to any Borrower Entity to continue the same, for the sufficiency or adequacy thereof, or for the results thereof.  At the request of the Collateral Agent, any Borrower Entity shall ratify all actions taken by the Collateral Agent hereunder.

(d)           Any funds of any Lender or the Agents (including the proceeds of any Loans) used for any purpose referred to in this Section 7.3, whether or not in excess (without obligating any Lender to fund any Loans in excess of its Construction Loan Commitment) of the relevant Commitments shall (i) be governed hereby, (ii) constitute a part of the Obligations of the Borrower secured by the Security Documents, (iii) bear interest at the Default Rate, and (iv) be payable upon demand by such Lender or the Agent, as applicable.

7.4           No Default or Event of Default.  Notwithstanding anything in Section 7.1 to the contrary, the failure of any Borrower Entity in performance or compliance with any term, covenant or provision under any Financing Document shall not constitute a Default or an Event of Default if such failure is the reasonably foreseeable result of:

(a)           the COP Directors’ failure to approve or consent to any Board Action where:

(1)         such failure to approve or consent to such Board Action could reasonably be foreseen to result in a specific, identified risk of Default or Event of Default under any Financing Document, and

(2)         such risk is expressly noted in the Board minutes (such minutes to be provided to the Board and certified by the secretary of the General Partner within 45 days of such meeting), with specific reference to the certain Default or Event of Default and with a description of the connection between the Board Action and the foreseen risk of Default or Event of Default , and

(3)         the COP Directors have the right to vote on the matter under the Stockholders Agreement, and

(4)         the MS Directors voted to approve or consent to the Board Action, or

(b)           any Board Action approved or consented to by a majority of the COP Directors where:

(1)         the good faith implementation of such Board Action could reasonably be foreseen to result in a specific, identified risk of Default or Event of Default under any Financing Document, and

(2)         such risk is expressly noted in the Board resolution with specific reference to the certain Default or Event of Default, or

(c)           any action or inaction under the exclusive control of the COP Directors under the Stockholders Agreement, but expressly excluding ConocoPhillips’ rights under Section 3(d) of the Stockholders Agreement and actions and inactions by any COP Designated Employees, or

(d)           any uncured and material breach by ConocoPhillips or its Affiliates under a Project Document, where the Borrower Entities and their Affiliates agents and other representatives (other than ConocoPhillips and its Affiliates and representatives) shall have performed all of their obligations to date in respect of such Project Document; provided however that (i) any dispute as to whether a “material breach” has occurred will be as finally determined under the applicable Project Document dispute resolution provision and (ii) no Secured Party shall be entitled to declare a Default or Event of Default due to the circumstances set out in this Section 7.4(d) until such time as a determination that no “material breach” has occurred has become final and non-appealable.

7.5           Administrative Agent Rights.  Notwithstanding Section 7.4, the failure of any Borrower Entity in performance or compliance with any term, covenant or provision under any Financing Document shall still constitute a Default or an Event of Default if the Administrative Agent determines in its reasonable discretion that such failure could have a material adverse effect on the validity of the Lien of the Security Documents or the priority contemplated thereby.

ARTICLE 8.           THE AGENTS.

8.1           Appointment and Authorization.

(a)           Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto.

(b)           Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this

Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto.

(c)           Each Lender hereby irrevocably (subject to Section 8.4 of the Account Agreement and Section 8.9 hereof) consents to the appointment by the Collateral Agent of The Bank of New York Trust Company, N.A., as the Depositary Agent under the Account Agreement, and hereby authorizes such Agent to take such action on its behalf under the provisions of the Account Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms thereof, together with such powers as are reasonably incidental thereto.

(d)           Each of the Lenders authorizes, respectively, each Agent to execute, deliver and perform each of the Financing Documents to which such Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of such Agent contained in the Financing Documents.

(e)           Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Document, none of the Agents shall have any duties or responsibilities except those expressly set forth herein and in the other Financing Documents, nor shall any of the Agents have or be deemed to have any fiduciary relationship with (or any fiduciary duties to) any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against any of the Agents.  Without limiting the generality of the foregoing sentence, the use of the terms “Administrative Agent,” “Collateral Agent,” and “Depositary Agent” in this Agreement with reference to the Administrative Agent, the Collateral Agent or Depositary Agent is not intended to connote any fiduciary or other implied (or express) duties or obligations arising under agency doctrine of any Applicable Law.  Instead, such terms are used merely as a matter of market custom, and are intended to create or reflect only an arm’s-length relationship between independent contracting parties.

8.2           Delegation of Duties.  Any of the Agents may execute any of its duties under this Agreement or any other Financing Document by or through agents, officers, managers, members, partners, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  None of the Agents shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

8.3           Liability of the Agents.  NONE OF THE AGENTS OR ANY AGENT-RELATED PERSONS SHALL (A) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), OR (B) BE RESPONSIBLE IN ANY MANNER TO ANY OF THE SECURED PARTIES OR ANY OTHER PERSON FOR ANY RECITAL, STATEMENT, REPRESENTATION OR WARRANTY MADE BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER, OR ANY OFFICER, DIRECTOR, MANAGER, OWNER AND/OR HOLDER OF CAPITAL STOCK, TRUSTEE,

BENEFICIARY, EMPLOYEE, COUNSEL, AGENT, OR ATTORNEY-IN-FACT THEREOF, CONTAINED IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT, OR IN ANY CERTIFICATE, REPORT, STATEMENT OR OTHER DOCUMENT REFERRED TO OR PROVIDED FOR IN, OR RECEIVED BY ANY AGENT OR AGENT-RELATED PERSON UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR THE VALUE OF OR TITLE TO ANY COLLATERAL, OR THE VALIDITY, EFFECTIVENESS, GENUINENESS, ENFORCEABILITY OR SUFFICIENCY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR ANY FAILURE OF THE BORROWER OR ANY OTHER PARTY TO ANY TRANSACTION DOCUMENT TO PERFORM ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR FOR ANY OTHER INDEMNIFIED LIABILITY.  NONE OF THE AGENTS OR ANY AGENT-RELATED PERSON SHALL BE UNDER ANY OBLIGATION TO ANY SECURED PARTY TO ASCERTAIN OR TO INQUIRE AS TO THE OBSERVANCE OR PERFORMANCE OF ANY OF THE AGREEMENTS CONTAINED IN, OR CONDITIONS OF, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR TO INSPECT THE PROPERTY, BOOKS OR RECORDS OF THE BORROWER OR ANY AFFILIATE OF THE BORROWER.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AGENT SHALL NOT BE LIABLE FOR THE NEGLIGENCE OF ITSELF AND OTHERS.

8.4           Reliance by the Agents.  Each of the Agents (and each Agent-Related Person) shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement, webpage, email or other document, conversation or communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and, if such Agent so determines in its sole discretion, upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by any such Agent.  Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document (a) if such action would, in the opinion of such Agent (after consultation with counsel), be contrary to Applicable Law or the terms of any Financing Document, (b) if such action is not specifically provided for in the Financing Documents to which such Agent is a party, and it shall not have received such advice or concurrence of the Required Lenders as it deems appropriate, (c) if in connection with the taking of any such action that would constitute the making of a payment due under any Project Document pursuant to the terms of any Consent Agreement, it shall not first have received from any or all of the other Secured Parties funds equal to the amount of such payment, or (d) unless, if it so requests, such Agent shall first be indemnified to its satisfaction by the Lenders against any and all Losses which may be incurred by it by reason of taking or continuing to take any such action.  Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

8.5           Notice of Default.

(a)           The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.”  If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this ARTICLE 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

(b)           The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent shall have received written notice from the Administrative Agent, a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”.  If the Collateral Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Administrative Agent and the Lenders.  The Collateral Agent shall take such action with respect to such Default or Event of Default, and such action on behalf of the Secured Parties under any other Financing Document as may be requested by the Required Lenders; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

8.6           Credit Decision.  Each Lender acknowledges that none of the Agents or the Agent-Related Persons has made any representation or warranty to it, and that no act by or on behalf of any of the Agents hereafter taken, including any review of the Project or of the affairs of any Borrower Entity, shall be deemed to constitute any representation or warranty by any Agent or Agent-Related Person to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower, the Project, the value of and title to any Collateral, and all applicable bank regulatory Applicable Laws relating to the transactions contemplated hereby or by any Transaction Document, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and the Project.  Except for notices, reports and other documents expressly required pursuant to any Financing Document to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations,

Property, financial and other condition or creditworthiness of the Project or of the Borrower which may come into the possession of any Agent or any of the Agent-Related Persons.

8.7           Indemnification of Agents.

(a)           WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT AND THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), PRO RATA IN ACCORDANCE WITH THE SUM OF THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE LOANS AND UNUTILIZED COMMITMENTS OF SUCH LENDER, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT OR THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AGENT SHALL NOT BE LIABLE FOR THE NEGLIGENCE OF ITSELF AND OTHERS.

(b)           WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LENDER SHALL REIMBURSE EACH AGENT UPON DEMAND FOR ITS RATABLE SHARE AS PROVIDED ABOVE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL MATTERS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER.

(c)           THE UNDERTAKINGS OF THE LENDERS IN THIS ARTICLE SHALL SURVIVE THE TERMINATION OF THE COMMITMENTS, THE PAYMENT OF ALL OBLIGATIONS HEREUNDER, THE LOAN TERMINATION DATE AND THE RESIGNATION OR REPLACEMENT OF ANY AGENT.

8.8           Agents in Individual Capacities; Other Business with the Borrower.  Each of the Agents and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Entity or any of its Affiliates or Expansion or any of its Affiliates, including any business related to or in connection with LNG and any activities relating thereto or related to, in connection with or contemplated by the Omnibus Agreement, the COP TUA or any of the other Transaction Documents, as though such Agent were not an Agent hereunder or under any other Transaction Document and without notice or any other formality to or consent of the Lenders.  The Lenders hereby acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding the Borrower Entity or any of its Affiliates or Expansion or any of its

Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Agents shall be under no obligation to provide such information to any of the Lenders.  Any Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement and the other Transaction Documents as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include such Agent in its individual capacity.

8.9           Successor Agents.

(a)           The Collateral Agent may, on the instructions of the Required Lenders, remove and replace the Depositary Agent pursuant to the terms and conditions of the Account Agreement and may, on the instructions of the Required Lenders, direct the Depositary Agent according to the terms of this Agreement and the relevant Financing Documents.

(b)           Subject to the appointment and acceptance of a successor as provided below, each of the Administrative Agent and the Collateral Agent may resign at any time by giving notice thereof to the other Agents, the Lenders and the Borrower, and each such Agent may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor to the applicable Agent.  If no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the resigning Agent’s giving of notice of resignation or the giving of any notice of removal of any such Agent, then the resigning Agent or Agent being removed, as the case may be, may appoint a successor to such Agent.  If the Collateral Agent shall resign or be removed pursuant to the foregoing provisions, upon the acceptance of appointment by a successor Collateral Agent hereunder, the former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent.  Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Agent, and such resigning Agent or removed Agent shall be discharged from its duties and obligations hereunder.

(c)           After any Agent’s resignation or removal, the provisions of this ARTICLE 8 and of Sections 9.1 and 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

8.10         Withholding Tax.

(a)           If any Lender is a “United States Person”, as such term is defined in Code Section 7701(a)(30), such Lender agrees with and in favor of the Administrative Agent to deliver to the Administrative Agent a properly completed and executed Form W-9, or successor form thereto (i) before the first payment of any interest to such Lender under this Agreement and (ii) at such other times as shall be necessary to establish such Lender’s exemption from U.S. backup withholding Taxes during any period in which interest may be paid under this Agreement.  If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441, 1442 or 6049 of the Code, such Lender agrees with and in favor of the Administrative Agent to deliver to the Administrative Agent:

(1)         if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty or pursuant to the portfolio interest exemption, a properly completed and executed IRS Form W-8BEN or successor form thereto (i) before the first payment of any interest to such Lender under this Agreement, and (ii) at such other times as shall be necessary to establish such Lender’s exemption from or reduction in the rate of U.S. withholding tax during any period in which interest may be paid under this Agreement;

(2)         if such Lender claims that interest paid under this Agreement is exempt from U.S. withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed IRS Form W-8ECI or successor form thereto (i) before the first payment of any interest to such Lender under this Agreement, and (ii) at such other times as shall be necessary to establish such Lender’s exemption from U.S. withholding tax during any period in which interest may be paid under this Agreement, and IRS Form W-9 or successor form thereto; or

(3)         such other form or forms at such times in each case as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and to file a new Form W-9, W-8BEN or W8ECI or successor form thereto, as the case may be.

(b)           If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or successor form thereto and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to another Person, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender.  To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8BEN or successor form thereto as no longer valid.

(c)           If any Lender claiming exemption from U.S. withholding tax by filing IRS Form W-8ECI or Form W-9 or successor form thereto with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to another Person, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441, 1442 or 6049 of the Code.

(d)           If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation required by Section 8.10(a) are not delivered to the Administrative Agent in a timely manner, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered in a timely manner, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs).  The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

ARTICLE 9.           MISCELLANEOUS.

9.1           COSTS AND EXPENSES.  FOR THE AVOIDANCE OF DOUBT AND WITHOUT IN ANY WAY LIMITING THE GENERALITY OF SECTION 9.2, THE BORROWER SHALL, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED AND WHETHER OR NOT ANY OF THE FOLLOWING ARE INCURRED BEFORE OR AFTER THE CLOSING DATE, PAY, WITHIN 30 DAYS AFTER INITIAL DEMAND: (A) ALL COSTS AND EXPENSES OF THE AGENTS RELATING TO OR IN CONNECTION WITH THE ENFORCEMENT OF AND SIMILAR ACTIONS RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, AND ANY OTHER DOCUMENTS RELATING THERETO OR WHICH MAY BE DELIVERED IN CONNECTION THEREWITH, INCLUDING ALL REASONABLE ATTORNEY COSTS, AND (B) ALL COSTS AND EXPENSES OF ANY SECURED PARTY (INCLUDING ATTORNEY COSTS) RELATING TO OR IN CONNECTION WITH: (I) ANY AND ALL AMOUNTS WHICH ANY SECURED PARTY HAS PAID RELATING TO OR IN CONNECTION WITH ANY EVENT OF DEFAULT OR ACTUAL OR ATTEMPTED CURE THEREOF OR (II) THE ENFORCEMENT OR ATTEMPTED ENFORCEMENT OF, OR THE INVESTIGATION OR PRESERVATION OF ANY RIGHTS OR REMEDIES UNDER, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER DOCUMENTS RELATING THERETO OR WHICH MAY BE DELIVERED IN CONNECTION THEREWITH.

9.2           INDEMNITY.  WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED AND WHETHER OR NOT ANY OF THE FOLLOWING ARE INCURRED BEFORE OR AFTER THE CLOSING DATE:

(a)           THE BORROWER SHALL PAY, INDEMNIFY, AND HOLD (1) EACH SECURED PARTY, (2) EACH OF THEIR AFFILIATES AND (3) EACH OF THE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, PARTNERS, OWNERS AND/OR HOLDERS OF CAPITAL STOCK, CONTROLLING PERSONS, TRUSTEES, BENEFICIARIES, EMPLOYEES, COUNSEL, CONSULTANTS, AGENTS, SERVANTS, CONTRACTORS, ATTORNEYS-IN-FACT AND OTHER REPRESENTATIVES OF THE FOREGOING (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING AT LAW OR BY OPERATION THEREOF, IN

EQUITY, CONTRACT, TORT (INCLUDING SUCH LIABILITY THAT IS SOLE, JOINT, SEVERAL, ALTERNATIVE, CONCURRENT, ACTIVE OR PASSIVE) AND STRICT LIABILITY), OBLIGATIONS, LOSSES, CLAIMS AND DAMAGES (INCLUDING FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL, SPECIAL, DIRECT, INDIRECT AND PUNITIVE), PENALTIES, FINES, FEES, ACTIONS, JUDGMENTS, AWARDS, SUITS, COSTS, CHARGES, DISBURSEMENTS, AND EXPENSES AND SIMILAR MATTERS (INCLUDING ANY ATTORNEY COSTS AND FEES, DISBURSEMENTS AND OTHER CHARGES OF ANY CONSULTANT) OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY, “LOSSES”) THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS, TERMINATION OF THE COMMITMENTS OR THE TERMINATION, RESIGNATION OR REPLACEMENT OF ANY AGENT OR ANY LENDER) BE IMPOSED ON, PAID OR INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY SUCH PERSON DIRECTLY OR INDIRECTLY BASED ON, RESULTING FROM, OR IN ANY WAY RELATING TO, IN CONNECTION WITH OR ARISING OUT OF (I) THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, INCLUDING THE SECURITY DOCUMENTS, AND ANY OTHER DOCUMENT OR INSTRUMENT RELATING THERETO, IN CONNECTION THEREWITH, CONTEMPLATED THEREIN, AND THE TRANSACTIONS CONTEMPLATED THEREBY, (II) THE LOANS AND THE USE AND ANY INTENDED USE OF THE PROCEEDS THEREOF, (III) ANY OR ALL OF THE PROJECT, (IV) ANY ACTION TAKEN OR OMITTED BY ANY INDEMNIFIED PERSON RELATING TO, IN CONNECTION WITH OR CONTEMPLATED BY ANY INDEMNIFIED LIABILITIES, INCLUDING ANY SUCH ACTION WITH RESPECT TO THE EXERCISE BY ANY SECURED PARTY OF ANY OF ITS RESPECTIVE RIGHTS OR REMEDIES UNDER ANY OF THE FINANCING DOCUMENTS, (V) ANY GOVERNMENTAL APPROVAL, NECESSARY APPROVAL OR LEGAL MATTER (INCLUDING ANY LEGAL MATTER RELATING TO ANY DEBTOR RELIEF LAW) RELATING TO, IN CONNECTION WITH OR CONTEMPLATED BY ANY OF THE FOREGOING WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO; EXCEPT IN CONNECTION WITH THE CLOSING DATE CLAUSES (I)-(V) SHALL NOT INCLUDE ANY LOSSES FOR THE PREPARATION, EXECUTION, DELIVERY, FILING, OR RECORDING OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, INCLUDING THE SECURITY DOCUMENTS, AND ANY OTHER DOCUMENT OR INSTRUMENT RELATING THERETO, IN CONNECTION THEREWITH OR CONTEMPLATED THEREIN (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED, HOWEVER, THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO AN INDEMNIFIED PERSON FOR INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE DECISION).  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT (I) EACH INDEMNIFIED PERSON SHALL BE PAID, INDEMNIFIED AND HELD HARMLESS FOR THE NEGLIGENCE OF ITSELF AND OTHERS AND (II) NEGLIGENCE IS INCLUDED IN THE TERM “INDEMNIFIED LIABILITIES”.

(b)           SURVIVAL; DEFENSE.  THE OBLIGATIONS IN THIS SECTION 9.2 AND IN SECTION 9.1 SHALL SURVIVE TERMINATION OF THE COMMITMENTS AND

PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS.  AT THE ELECTION OF ANY INDEMNIFIED PERSON, THE BORROWER’S INDEMNIFICATION OBLIGATIONS UNDER SUCH SECTIONS SHALL INCLUDE THE OBLIGATION TO DEFEND SUCH INDEMNIFIED PERSON IN CONNECTION WITH OR RELATING TO ANY INDEMNIFIED LIABILITY TO SUCH INDEMNIFIED PERSON’S SATISFACTION, INCLUDING USING LEGAL COUNSEL SATISFACTORY TO AND CONSULTING WITH SUCH INDEMNIFIED PERSON, AT THE SOLE COST AND EXPENSE OF THE BORROWER.  ALL AMOUNTS OWING UNDER THIS SECTION 9.2 SHALL BE PAID WITHIN 30 DAYS AFTER INITIAL DEMAND.  IN CONNECTION WITH ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION COVERED BY SECTION 9.1 OR SECTION 9.2 AGAINST MORE THAN ONE INDEMNIFIED PERSON, ALL SUCH INDEMNIFIED PERSONS SHALL BE REPRESENTED BY THE SAME LEGAL COUNSEL SELECTED BY THE INDEMNIFIED PERSONS; PROVIDED, HOWEVER, THAT IF SUCH LEGAL COUNSEL DETERMINES IN GOOD FAITH AND NOTIFIES THE BORROWER IN WRITING (1) THAT REPRESENTING ALL SUCH INDEMNIFIED PERSONS COULD BE CONTRARY TO APPLICABLE LAWS OR APPLICABLE STANDARDS OF CONDUCT OR ETHICAL PRINCIPLES, COULD RESULT IN A CONFLICT OF INTEREST OR (2) THAT A DEFENSE, COUNTERCLAIM OR THIRD PARTY CLAIM APPLICABLE THERETO IS AVAILABLE TO AN INDEMNIFIED PERSON THAT IS NOT AVAILABLE TO ALL SUCH INDEMNIFIED PERSONS, THEN EACH INDEMNIFIED PERSON SHALL BE ENTITLED TO SEPARATE REPRESENTATION BY LEGAL COUNSEL SELECTED BY THAT INDEMNIFIED PERSON.

(c)           CONTRIBUTION.  TO THE EXTENT THAT ANY UNDERTAKING IN SECTION 9.1 OR THE PRECEDING CLAUSES OF THIS SECTION 9.2 MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER WILL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF SUCH UNDERTAKING.

(d)           SETTLEMENT.  SO LONG AS THE BORROWER IS IN COMPLIANCE WITH ITS OBLIGATIONS UNDER SECTIONS 9.1 AND 9.2, THE BORROWER SHALL NOT BE LIABLE TO ANY INDEMNIFIED PERSON UNDER SUCH SECTIONS FOR ANY SETTLEMENT MADE BY SUCH INDEMNIFIED PERSON WITHOUT THE BORROWER’S CONSENT (SUCH CONSENT TO NOT BE UNREASONABLY WITHHELD).

(e)           WAIVER OF CONSEQUENTIAL DAMAGES, ETC.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS SET FORTH IN SECTION 9.1 OR THE PRECEDING CLAUSES OF THIS SECTION 9.2 EACH PARTY HERETO (FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, INCLUDING ANY SECURED PARTIES OR LENDERS SUBORDINATE TO THE SECURED PARTIES, INSOFAR AS IT OR THEY NOW OR HEREAFTER LAWFULLY MAY) HEREBY AGREES IT SHALL NOT ASSERT IN ANY LEGAL MATTER, AND HEREBY WAIVES AND RELEASES THE OTHER PARTIES HERETO AND THE INDEMNIFIED PERSONS FROM, ANY CLAIM AGAINST ANY OTHER PARTY HERETO AND/OR ANY INDEMNIFIED PERSON, ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT,

INCLUDING THE SOLE, ALTERNATE OR CONTRIBUTORY NEGLIGENCE OF ANY PARTY OR ANY INDEMNIFIED PERSON, WARRANTY, STRICT LIABILITY, OR STATUTE, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE), FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING DAMAGES ASSOCIATED WITH LOST PROFITS, BUSINESS INTERRUPTION AND LOSS OF GOODWILL) DIRECTLY OR INDIRECTLY BASED ON, RESULTING FROM, OR IN ANY WAY RELATING TO, IN CONNECTION WITH OR ARISING OUT OF AT ANY TIME ANY INDEMNIFIED LIABILITIES.

9.3           Notices.

(a)           All notices, requests and other communications provided for hereunder shall be in writing (including by facsimile, unless the context expressly otherwise provides, provided that any writing transmitted by a Borrower Entity by facsimile (a) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof or (or at such other number as shall be designated by such party in a written notice to the other parties hereto), and (b) shall be followed promptly by a hard copy original thereof by express courier) and delivered, to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.

(b)           All such notices, requests and other communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when facsimile confirmation received; except that all notices, requests and other communications to any Agent set forth in ARTICLE 2 shall not be effective until actually received.

(c)           Each Borrower Entity hereby acknowledges and agrees that any agreement of the Secured Parties to receive certain notices, requests and other communications by telephone and facsimile is solely for the convenience and at the request of the Borrower Entities.  The Secured Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower Entity to give such notice, request or other communication, and the Secured Parties shall not have any liability to any Borrower Entity or other Person on account of any action taken or not taken by any of the Secured Parties in reliance upon such telephonic or facsimile notice, request or communication.

(d)           All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language.

9.4           Benefit of Agreement; Assignment by Borrower.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.  No Borrower Entity may assign or otherwise transfer any of its rights under this Agreement or any of the other Financing Documents.

9.5           No Waiver; Remedies Cumulative.  No failure or delay on the part of any of the Secured Parties or the holder of any Note in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the

Borrower and any Secured Party or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party or the holder of any Note to take any other or further action in any circumstances without notice or demand.  All remedies, either under this Agreement or any other Financing Document or pursuant to any Applicable Law or otherwise afforded to any Secured Party and to the holder of any Note shall be cumulative and not alternative.

9.6           No Third Party Beneficiaries.  The agreements of the parties hereto set forth in the Financing Documents are solely for the benefit of the Borrower and the Secured Parties and their respective successors and permitted assigns, and no other Person (a) shall have any rights, powers remedies or claims hereunder or thereunder and/or (b) shall be entitled to rely on any of the representations, warranties, covenants, obligations, duties, liabilities or provisions or matters set forth herein or therein.

9.7           Confidentiality.  Each Lender agrees to hold any information designated as “confidential” that it receives from the Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to its Affiliates, (b) its and its Affiliates’ officers, directors, members, managers, partners, trustees, beneficiaries, employees, counsel, consultants, agents, contractors, and attorneys in fact, (c) to another party to a Financing Document, (d) as required by any court of law or any law, rule, or regulation, or as requested by a Governmental Authority having or asserting jurisdiction over a Lender and having or asserting authority to require such disclosure in accordance with that authority, or pursuant to the rules of any recognized stock exchange or agency established in connection therewith (e) with the consent of the Borrower, (f) pursuant to Applicable Law or any Legal Matter, (g) to another financial institution in connection with a participation or assignment as contemplated by Section 9.11 hereof or a proposed participation or assignment as contemplated by Section 9.11 hereof, provided that the recipient agrees to keep such information confidential subject to the exceptions set forth herein (and further provided that such exceptions shall be construed as if such recipient were a Lender) and (h) in connection with the exercise of the rights and remedies of such Lender as a Secured Party.  The confidentiality obligations set forth above shall not, however, apply to any information (i) that is not treated by the Borrower in a manner designed to maintain the confidentiality thereof, (ii) filed with any Governmental Authority and obtainable by the public, (iii) that is published in any public medium or otherwise becomes publicly available in either case other than as a result of a breach of this Section 9.7 and (iv) disclosed by or on behalf of the Borrower (or an Affiliate thereof) to any Person not associated with the Borrower without first obtaining a confidentiality agreement substantially similar to this Section 9.7.  Any Person required to hold any information designated as “confidential” in confidence shall be deemed to have complied with such requirement if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.  For the avoidance of doubt, nothing in this Section 9.7 shall be construed to create or give rise to any fiduciary duty on the part of any Lender to the Borrower.

9.8           No Immunity.  To the extent that the Borrower, the General Partner or any of their Subsidiaries may be entitled, in any jurisdiction in which any Legal Matter may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Property any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), each such Person (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may, including any secured parties or lenders subordinate to the Secured Parties) hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by Applicable Law.

9.9           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

9.10         Amendment or Waiver.

(a)           No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, without the express written consent of the Required Lenders and, if the Borrower is a party thereto, the Borrower, and, to the extent that its rights or obligations may be affected thereby, the Agent or Agents party thereto.  Notwithstanding the immediately preceding sentence, no such waiver and no such amendment, supplement or modification shall (i) increase or extend the Commitment of any Lender (it being understood that waivers, amendments, supplements and modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment (with corresponding reductions in the Commitments of the Lenders), shall not constitute a change in the terms of any Commitment of any Lender including any increase or extension thereof), without the prior written consent of such Lender, (ii) postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Financing Document, without the prior written consent of such Lender, (iii) reduce the principal of, or the rate of interest, premium or penalty specified in any Financing Document on, any Loan of any Lender, without the prior written consent of such Lender, (iv) release all or substantially all of the Collateral except as provided in any Security Document or other Financing Document or consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (v) amend, supplement, modify or waive the EPC Guarantee or any other Guarantee, (vi) amend, supplement, modify or waive any provision of this Section 9.10 or Section 9.1 or 9.2 without the prior written consent of each Lender or (vii) reduce the percentage specified in or otherwise amend, supplement, modify or waive the definition of Required Lenders or any provision in any Financing Document providing for the consent or other action by all of the Lenders, without the prior written consent of each Lender.

(b)           Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 9.10(a) shall be binding upon the Borrower, the Agents and the Lenders.

(c)           The Borrower will not directly or indirectly pay or cause to be paid any remuneration in any manner whatsoever to any Secured Party as consideration for or as an inducement to the entering into by such Secured Party of any waiver or amendment of any of the terms or provisions of any of the Transaction Documents unless such remuneration is concurrently paid ratably to each Secured Party even if any such Secured Party is not required to, objects or did not consent to such waiver or amendment.

9.11         Assignments by Lenders, Participations, etc.

(a)           Subject to the conditions set forth in Section 9.11(b) below, any Lender may assign to one or more assignees that is an Eligible Institution (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans at the time owing to it) with the prior written consent of the Administrative Agent (such consent to not be unreasonably withheld); provided, however, that no consent of the Administrative Agent shall be required for an assignment to (i) another Lender or (ii) an Eligible Affiliate of any Lender.

(b)           Each assignment shall be subject to the following additional conditions precedent:

(1)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount, if any, of the Commitments and the amount, if any, of the Loans to be assigned shall in each case not be less than $5,000,000 (and if more than $5,000,000 is to be assigned, in each case integral multiples of $1,000,000 in excess thereof) unless the Administrative Agent otherwise consents;

(2)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations (including its Commitments, if any) under the Financing Documents;

(3)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a total processing and recordation fee of $3,500 payable to the Administrative Agent for its own account;

(4)         the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(5)         the Assignee may not be a LNG Supply Project until after Completion unless the Initial Lender would constitute the Required Lenders immediately after giving effect to such assignment.

(c)           Subject to the condition precedent of the acceptance and recording thereof pursuant to Section 9.11(e), from and after the effective date specified in the relevant Assignment and Assumption:

(1)         the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement; and

(2)         except for the funding obligation of the Initial Lender set forth in Section 2.6 that the Initial Lender shall retain until the expiration of the Construction Loan Availability Period regardless of any assignment or transfer, the assigning Lender thereunder shall, to the extent of the rights and obligations assigned by such Assignment and Acceptance, be released and discharged from its obligations under the Financing Documents and its rights thereunder shall be similarly reduced (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under the Financing Documents, such Lender shall cease to be a party hereto and thereto, and its obligations shall be released and discharged, but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12, 2.13, 2.14, 9.1, 9.2, 9.12, 9.13 and 9.18).

Any assignment or transfer by a Lender of rights or obligations under the Financing Documents that does not comply with this Section 9.11 shall be treated for all purposes of the Financing Documents as a sale by such Lender of a participation in such rights and obligations subject to Section 9.11(g).

(d)           The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”); provided, however, that each Lender shall duly inform the Administrative Agent in writing of any changes to such information relating to it prior to the Administrative Agent being required to update such information contained in the Register.  The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Agents and any Lender, at any reasonable time during normal business hours upon reasonable prior notice.

(e)           Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this section, the Administrative Agent shall accept such Assignment and Acceptance and record the relevant information contained therein in the Register.  No assignment shall be effective for purposes of the Financing Documents unless it has been recorded in the Register as provided in this Section 9.11(e).

(f)            Within five Business Days after its receipt of notice, if any, from the Administrative Agent that it has recorded the relevant information in the Register required by Section 9.11(d) and referred in Section 9.11(e), the Borrower shall execute and deliver to the Administrative Agent new Notes evidencing the Assignee’s assigned Commitments and Loans and, if the assigning Lender has retained a portion of its Loans, replacement Notes reflecting the Commitment and the principal amount of the Loans retained by the assigning Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

(g)           Participations.  Any Lender (the “Originating Lender”) may, without any consent being required, sell participations to one or more commercial banks or other Persons in either case that is not an Affiliate of the Borrower (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that

(1)         such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged,

(2)         such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and

(3)         the Borrower, the Agents, and the other Lenders and the Affiliates of each of the foregoing shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, supplement, modification or waiver of any provision of this Agreement or any other Financing Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver described in the second sentence of Section 9.10(a) that would require the consent of the originating for such amendment, supplement, modification or waiver to be effective against such Originating Lender.  In the case of any participation, the Participant shall not have any rights under this Agreement or any of the other Financing Documents (the participant’s rights against the Originating Lender in respect of such Participation to be those set forth in the agreement executed by the Originating Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation..

(h)           Certain Pledges.  Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement or the other Financing Documents to secure obligations of such Lender or its Affiliates, including any such pledge or assignment to secure obligations to a Federal Reserve Bank, and the provisions of this Section other than this clause shall not apply to any such pledge or assignment of a Lien; provided, however, that no such pledge or assignment of a Lien shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i)            No Assignments to the Borrowers or Affiliates.  Notwithstanding anything to the contrary in this section, no Lender may assign or participate any of its rights and obligations under any Financing Document, including any part of any Loan owed to it or its Commitments, to the Borrower or any of its Affiliates without the prior written consent of each Lender and any such assignment or participation in violation of this Section shall be void from the beginning.

9.12         Survival.  All indemnities set forth herein, including Sections 9.1 and 9.2, shall survive the execution and delivery of this Agreement and the Notes, the making and repayment of the Loans, the termination of the Commitments and the Loan Termination Date.  In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making or deemed making of such representation or warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default that may arise by reason of such representation or warranty to have been false or misleading when made or deemed made, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

9.13         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES THE RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL MATTER BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES, OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO AND, FOR THE AVOIDANCE OF DOUBT, ANY INDEMNIFIED LIABILITIES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

9.14         Right of Set-off.  In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default whether or not any Loans are accelerated pursuant to Section 7.2, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or any other notice or similar formality to any Borrower Entity or to any other Person, any such notice or formality being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt and other obligations at any time held or owing by such Lender (including by branches, offices and agencies of any Lender wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations, Debt and other obligations of the Borrower to such Lender under this Agreement and any of the other Financing Documents, including all Legal Matters of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether such Lender shall have made any demand or other formality hereunder or thereunder and although said Obligations, Debt, other obligations and Legal Matters, or any of them, shall be contingent or unmatured.

9.15         Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

9.16         Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for itself or any of its Affiliates or any branch, office, agency of the foregoing.

9.17         Limitation of Recourse.

The Obligations and the other obligations of the Borrower, its Subsidiaries and the Subsidiaries of the General Partner under the Financing Documents (a) will be obligations of the Borrower, its Subsidiaries and the Subsidiaries of the General Partner, (b) will be with full recourse to the Borrower, its Subsidiaries and the Subsidiaries of the General Partner and to all of their Property and (c) will be secured by the Collateral.  None of the Partners, Smith, Cheniere Energy, Contango, or any other Affiliate thereof (other than the Borrower, its Subsidiaries and the Subsidiaries of the General Partner) or the owners and/or holders of Capital Stock (including any partners and members), officers, directors and employees thereof shall be personally liable or obligated for such obligations of the Borrower, its Subsidiaries and the Subsidiaries of the General Partner, except as may be specifically provided in any Transaction Document to which such Person is a party.  Nothing contained herein shall (x) limit or be construed to limit the obligations and liabilities of any such Person in any Transaction Document creating such liabilities and obligations to which such Person is a party or (y) affect or diminish any rights of any Person against any other Person as a result of such other Person’s fraud, violation of law, willful misrepresentation, gross negligence or willful misconduct.

9.18         Governing Law; Submission to Jurisdiction.

(a)           THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b)           Each Borrower Entity (in the case the Borrower and the General Partner, each, on its own behalf and on behalf of its respective Subsidiaries) hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings, including any suits or actions, arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby.  Each Borrower Entity (in the case the Borrower and the General Partner, each, on its own behalf and on behalf of its respective Subsidiaries) hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each Borrower Entity (in the case the Borrower and the General Partner, each, on its own behalf and on behalf of its respective

Subsidiaries) hereby irrevocably appoints Corporation Service Company (the “Process Agent”), with an office on the date hereof at 80 State Street, Albany, New York 12207, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such proceeding.  Service upon the Process Agent shall be deemed to be personal service on the Borrower Entity and shall be legal and binding upon the entity deemed served for all purposes notwithstanding any failure to mail copies of such legal process to such entity, or any failure on the part of such entity to receive the same.  Nothing herein shall affect the right to serve process in any other manner permitted by Applicable Law or any right to bring legal proceedings, including any suits or actions, in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral.  Each Borrower Entity (in the case the Borrower and the General Partner, each, on its own behalf and on behalf of its respective Subsidiaries) further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim it has based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious.  To the extent permitted by Applicable Law, each Borrower Entity (in the case the Borrower and the General Partner, each, on its own behalf and on behalf of its respective Subsidiaries) further irrevocably agrees to the service of process of any of the aforementioned courts in any proceeding, including any suit or action, by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to it at the address referenced in Section 9.3, such service to be effective upon the date indicated on the postal receipt returned from it.

(c)           Each Borrower Entity agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Property, and, in the event that for any reason the agent mentioned above shall not serve as agent for a Borrower Entity to receive service of process in the State of New York on its behalf, such Borrower Entity shall promptly appoint a successor satisfactory to the Administrative Agent to so serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent’s acceptance of such appointment.

(d)           To the extent any Borrower Entity may, in any action or proceeding arising out of or relating to any of the Financing Documents, be entitled under any Applicable Law to require or claim that any Secured Party post security for costs or other amounts or take similar action, such Borrower Entity hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

9.19         Reinstatement.  To the extent that any Secured Party receives any payment by or on behalf of any Borrower Entity, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or to its estate, trustee, receiver, custodian, liquidator or any other party under any Debtor Relief Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid (and the Financing Documents) shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment, reduction or satisfaction occurred.

9.20         Complete Agreement.  THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE EXPRESSION OF AGREEMENT ON THE MATTERS ADDRESSED THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES. ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE RELATING TO SUCH MATTERS ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.21         Maximum Interest Rate.  Notwithstanding any provision contained in this Agreement or any other Financing Document, no Lender shall ever be entitled to receive, collect, take, reserve, charge or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on any Loan any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Lender ever receives, collects, or applies as interest any such excess, then the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the applicable Loans are paid in full, then any remaining excess shall forthwith be paid to the Borrower.  In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loans, including any conversion from Construction Loans to Term Loans; provided, however, that, if Loans are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then the applicable Lender shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal amount of the applicable Loans and, in such event, no Lender shall be subject to any penalties provided by any Applicable Laws for contracting for receiving, collecting, taking, reserving, charging or applying interest in excess of interest calculated at the Maximum Rate.  “Maximum Rate” means the highest nonusurious rate of interest (if any) permitted from day to day by Applicable Law.  To the extent Texas law is applicable, each Lender hereby notifies and discloses to the Borrower that, for purposes of Texas Finance Code § 303.001, as it may from time to time be amended, the “applicable ceiling” shall be the “weekly ceiling” from time to time in effect as limited by Texas Finance Code § 303.009; provided, however, that each Lender reserves the right to change the “applicable ceiling” from time to time by further notice and disclosure to the Borrower.  The parties agree that Chapter 346 of the Texas Finance Code, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not be applicable to this Agreement, any other Financing Document or any Loan.

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SIGNATURE PAGE.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

FREEPORT LNG DEVELOPMENT, L.P.
Notice Address:
By: FREEPORT LNG-GP, INC., its general partner
Freeport LNG Development, L.P.
1200 Smith Street, Suite 600
Houston, TX 77002	By:	/s/ Michael S. Smith
Attn: Michael S. Smith	Name:	Michael S. Smith
Telephone No.: 713.980.2888	Title:	Chief Executive Officer
Telecopier No.: 713.982.2903

FREEPORT LNG-GP, INC.
Notice Address:

Freeport LNG-GP, Inc.	By:	/s/ Michael S. Smith
1200 Smith Street, Suite 600	Name:	Michael S. Smith
Houston, TX 77002	Title:	Chief Executive Officer
Attn: Michael S. Smith
Telephone No.: 713.980.2888
Telecopier No.: 713.982.2903

CONOCOPHILLIPS COMPANY, as Lender and
Notice Address:	Administrative Agent

ConocoPhillips Company
600 North Dairy Ashford	By:	/s/ J.W. Sheets
Room ML-3092	Name: J.W. Sheets
Houston, TX 77079-1175	Title: V.P. and Treasurer
Attn: Vice President and Treasurer
Telephone No.: 281.293.2797
Telecopier No.: 281.293.6067

CONOCOPHILLIPS COMPANY, as Collateral Agent
Notice Address:

ConocoPhillips Company	By:	/s/ J.W. Sheets
600 North Dairy Ashford	Name: J.W. Sheets
Room ML-3092	Title: V.P. and Treasurer
Houston, TX 77079-1175
Attn: Vice President and Treasurer
Telephone No.: 281.293.2797
Telecopier No.: 281.293.6067

APPENDIX A

to

Credit Agreement

DEFINED TERMS AND RULES OF INTERPRETATION

1.             Defined Terms.

“Acceptable Credit Support” means (1) immediately available Dollars pledged, including being funded into the Supplemental Reserve Account, (2) any irrevocable standby letter of credit issued by an Acceptable Credit Support Issuer for which no Borrower Entity is an account party, or (3) any unconditional guarantee issued by an Acceptable Credit Support Issuer in respect of which no Borrower Entity is an obligor or otherwise liable.

“Acceptable Credit Support Issuer” means an Eligible Institution issuing or primarily obligated on any Acceptable Credit Support.

“Acceptable Use Agreement” means a use agreement in respect of which or that (a) the counterparty of which or the credit support provider for such counterparty (including any parent of such counterparty which guarantees such counterparty’s obligations) is rated at least “BBB–” by S&P and “Baa3” by Moody’s, (b) has a minimum term remaining at the time of determination of at least two years and (c) the pricing and commercial terms  that are fair and reasonable and of the kind which would be entered into by a prudent Person in the position of the Borrower.

“Account Agreement” means the Collateral Account Agreement, dated as of the date of the Credit Agreement, among the Borrower, the Collateral Agent and the Depositary Agent.

“Accounts” has the meaning provided in the Account Agreement and shall include any other accounts or sub-accounts established pursuant to the Account Agreement.

“Administrative Agent” means ConocoPhillips, acting in its capacity as agent for the Lenders pursuant to the Credit Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Property” means: (1) with respect to any Event of Loss, the Property lost, destroyed, damaged, condemned (including through an Expropriation Event) or otherwise taken as a result of such Event of Loss and (2) with respect to any Project Document Claim or Performance Liquidated Damages, the Property, including any part of the Project, failing to meet the performance standards set forth in any Construction Contract.

“Affiliate” means, (i) as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls or is controlled by or under direct or indirect common control with such specified Person and (ii) as to any Borrower Entity, any Person included in clause (i) and, whether or not included therein, the Equity Pledgors.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession of the power to direct or cause the direction of management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding the foregoing, (1) no individual shall be an Affiliate of any Person solely by reason of his or her being a director, manager, officer or employee of such Person, (2) none of ConocoPhillips and its Subsidiaries shall be deemed to be Affiliates of the Borrower or any of the Borrower’s Affiliates and (3) none of Expansion and its Subsidiaries shall be deemed to be Affiliates of the Borrower or ConocoPhillips or any of their respective Affiliates.  As of the Closing Date, CLNGI and Contango LP are not Affiliates of the Borrower.

“Affiliate Payment” means any payments made or amounts distributed by or on behalf of a Borrower Entity or Equity Pledgor to or for the benefit of an Affiliate of any Person at any time a Partner in connection with the Project pursuant to a written agreement that are not reimbursements of reasonable expenses incurred on behalf of the Borrower or reasonable consideration for services rendered to the Borrower.

“Agent-Related Persons” means each Agent, and any successor Agent appointed pursuant to Section 8.9 of the Credit Agreement or Section 8.4 of the Account Agreement, together with their respective Affiliates, officers, directors, managers, owners and/or holders of Capital Stock, trustees, beneficiaries, employees, counsel, agents, and attorneys-in-fact.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Depositary Agent.

“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, approval, concession, grant, franchise, license, agreement, directive, ruling, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation, construction or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or of an affiliate thereof ) designated in its Administrative Questionnaire or such other office of such Lender (or an affiliate thereof) as such Lender may from time to time specify to the Administrative Agent by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Restoration Plan” means a plan for Restoration Work that is submitted to and approved by the Independent Engineer, if any, no more than three months after the related Event of Loss or event giving rise to Performance Liquidated Damages and that provides for the

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Restoration of the Affected Property and includes a scope of the Restoration Work, conditions for the disbursement of any Net Available Amounts and other amounts to be expended in such Approved Restoration Plan, a completion test for such Approved Restoration Plan to be administered by the Independent Engineer and, a date specified (the “Restoration Date Certain”), which date may be extended by the Independent Engineer if such Independent Engineer determines that the delay in completion is due to force majeure and that the material terms (other than projected completion date) of such Approved Restoration Plan shall continue to be satisfied during such extension of the Restoration Date Certain, by which the Independent Engineer shall certify successful completion of such completion test and that is accompanied by a certificate of (A) the Independent Engineer, if any, certifying that in its professional judgment (i) such plan is reasonable and technically feasible and economically viable and is reasonably expected to Restore the Project to at least as good condition or state of repair as it was in (1) prior to such Event of Loss, (2) if such failure in meeting performance standards that gave rise to the Project Document Claim or Performance Liquidated Damages did not occur and the performance standards under such Construction Contract were fully met or (3) its original specifications, (ii) after taking into consideration the Net Available Amount (together with all other proceeds reasonably expected to be available for the Restoration of the Affected Property that are secured obligations of an Acceptable Credit Support Issuer or otherwise secured by Acceptable Credit Support) there will be adequate cash flow during the Restoration Period to Restore the Project and to pay all ongoing obligations as they become due, including Debt Service, all Operating and Maintenance Costs, Taxes (not included in Operating and Maintenance Costs), and reserves, and the Borrower’s ability to pay such obligations will not be materially adversely affected following such Restoration and (iii) if the Project has not yet reached Completion, the Restoration in accordance with the plan will not materially adversely affect the Construction Budget, Phase 1 Addition Budget (to the extent not in conflict with the Construction Budget), any construction schedule, including the Project Schedule, and otherwise, any budget for such Approved Restoration Plan, and (B) the Borrower certifying that the Restoration of the Project in accordance with the plan or the operation of the Project following such Restoration will not violate in any material respect (x) the terms of any Transaction Document, (y) Applicable Law or (z) any Necessary Approval.

“Assignee” has the meaning provided in Section 9.11 of the Credit Agreement.

“Assignment and Acceptance” means an assignment and acceptance agreement, substantially in the form of Exhibit G to the Credit Agreement, duly completed and signed by the assigning Lender and the applicable Assignee.

“Attorney Costs” means all fees, disbursements and charges of any law firm or other external counsel.

“Authorized Officer” means, with respect to any Person, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer or any vice president of such Person or such Person’s general partner or managing member.

“Base Case Projections” means the financial statement projections of the Borrower as of the Closing Date over a period ending no sooner than 20 years beyond the Closing Date, showing the Borrower’s reasonable good faith estimates for the Project, as of the

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Closing Date, of revenue, expenses, Debt Service Coverage Ratios and sources and uses of revenues over the forecast period as confirmed by, and set forth in the report of, the Independent Engineer, if any.

“Board” has the meaning provided in the Stockholders Agreement.

“Board Action” means any written action or resolution presented to the Board in accordance with the General Partner’s written bylaws, the terms of the Stockholders Agreement and Applicable Law.

“Borrower” means Freeport LNG Development, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

“Borrower Completion Certificate” means a certificate, substantially in the form of Exhibit E-1 to the Credit Agreement, duly completed and signed by an Authorized Officer of the Borrower.

“Borrower Entities” means the Borrower, the General Partner, each Subsidiary of the Borrower and each Subsidiary of the General Partner.

“Borrowing” means the borrowing of Loans from the Lenders on a given date

“Brazos Consent” means the consent and agreement between the Brazos River Authority, the Borrower, the Site Lessee and the Collateral Agent entered into in connection with the Credit Agreement that incorporates provisions of Exhibit G to certain of the Site Leases.

“Brazos River Authority” means the Brazos River Harbor Navigation District of Brazoria County, Texas.

“Budgeted Construction Costs” means the anticipated Project Costs of Phase 1 of the Project.  During the Initial Period, such Project Costs of Phase 1 of the Project shall be as set forth in the Construction Budget established, modified, amended and supplemented in accordance with Section 5.20 of the Credit Agreement, which Project Costs shall include some level of initial working capital as agreed between the Administrative Agent and the Borrower but shall exclude the initial funding of the O&M Account, the O&M Reserve Account, Major Maintenance Reserve Account, the other Reserve Accounts, COP Supplemental Debt Payment Account, COP Debt Payment Account, and the TPS Accounts.  After the Initial Period, such Project Costs of Phase 1 of the Project shall be as confirmed by the Independent Engineer and set forth in the Construction Budget as of the first day after the Initial Period and shall include the Budgeted Construction Costs during the Initial Period, all as confirmed by the Independent Engineer (after consultation with the Administrative Agent).

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas or the State of New York, or a day on which banking institutions chartered by the State of Texas, the State of New York or the United States, are legally required or authorized to close.

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“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other Applicable Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred), including any partnership interest or membership interest, in the equity, capital or ownership of such Person, now or hereafter outstanding and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease Liabilities” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means any breach of Section 7 of the Stockholders Agreement other than by ConocoPhillips or a Subsidiary (other than, if applicable, the General Partner) of ConocoPhillips.

“Channel Widening Costs” means the actual costs incurred by or on behalf of the Borrower in connection with the widening of the Channel (as defined in the Omnibus Agreement) contemplated by the Omnibus Agreement up to a maximum of $***.

“Charter Documents” means, with respect to any Person, (i) the articles of incorporation, certificate of limited partnership, certificate of formation, statement of qualification, limited partnership agreement, partnership agreement, operating agreement or other similar organizational document of such Person, (ii) the by-laws or other similar document of such Person, (iii) any certificate of designation or other filed instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person and (iv) any shareholder rights agreement or other similar agreement.

“Cheniere Energy” means Cheniere Energy, Inc., a Delaware corporation.

“CLNGI” means Cheniere LNG, Inc. a Delaware corporation and wholly owned Subsidiary of Cheniere Energy.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or, if applicable, the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment or Tranche B Commitment.

“Closing Date” means the date upon which the conditions precedent set forth in Section 3.1 of the Credit Agreement have been initially satisfied (or waived by the Administrative Agent).

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“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code as in effect at the date of the Credit Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” means all Property that, in accordance with the terms of the Security Documents, is or is intended to be subject to any Lien in favor of any or all of the Secured Parties as security for the Obligations.

“Collateral Agent” means ConocoPhillips, acting in its capacity as Collateral Agent for the Secured Parties, and shall include any successor Collateral Agent appointed pursuant to Section 8.9 of the Credit Agreement.

“Commitments” means the Construction Loan Commitments and the Term Loan Commitments.

“Completion” means the satisfaction of all the items set forth in the Independent Engineer Completion Certificate as certified by the Independent Engineer to the Administrative Agent.

“ConocoPhillips” means ConocoPhillips Company, a corporation organized and existing under the laws of the State of Delaware.

“Consent Agreement” means an Acknowledgment and Consent Agreement between a Project Participant and the Collateral Agent and acknowledged by the Borrower, substantially in the form of Exhibit F to the Credit Agreement or such other form of acknowledgment and consent agreement consented to by the Administrative Agent; such consent to not be unreasonably withheld; provided however, the Administrative Agent may withhold its consent in its sole discretion in order to protect the validity of the Lien of the Security Documents or the priority contemplated thereby or the material rights and remedies of the Secured Parties under any Financing Document from being impaired.

“Construction Account” has the meaning provided in the Account Agreement.

“Construction Advisory Services Agreement” means the construction advisory services agreement dated as of July 2, 2004 between ConocoPhillips and the Borrower.

“Construction Budget” means the budget dated the Closing Date for Phase 1, prepared and certified as such by an Authorized Officer of the Borrower of all Project Costs theretofore incurred and thereafter expected to be incurred by the Borrower Entities on or prior to the final completion of the Construction Contracts including the Final Completion of the EPC Contract, as the same may be amended from time to time in accordance with Section 5.20 of the Credit Agreement.

“Construction Contractor” means any contractor pursuant to a Construction Contract, including the EPC Contractor.

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“Construction Contracts” means the EPC Contract and all other material contracts or agreements for the engineering, procurement, construction, design, installation, completion, and startup of the Project, including the construction of the pipeline to the pipeline interconnection at Stratton Ridge, Texas, but excluding the Construction Advisory Services Agreement and any subcontract under the EPC Contract.

“Construction Loan Availability Period” means the period commencing on the Closing Date, and ending on the earlier to occur of (i) the full utilization of the Construction Loan Commitments of the Lenders, (ii) the Term Date, (iii) the Project Completion Date, and (iv) the termination of the Total Commitment pursuant to the provisions of the Credit Agreement; provided, however, the Tranche B Commitments shall terminate if financing is utilized under a TPS Loan facility.

“Construction Loan Commitment” means, as to any Lender, the aggregate of such Lender’s Tranche A Construction Loan Commitment and Tranche B Construction Loan Commitment.

“Construction Loans” means the Tranche A Construction Loans and the Tranche B Construction Loans.

“Construction Notes” means the Tranche A Construction Notes and the Tranche B Construction Notes.

“Construction Requisition” means a certificate, substantially in the form of Exhibit D-1 to the Credit Agreement, executed and delivered by an Authorized Officer of the Borrower to the Administrative Agent and the Depositary Agent, including all attachments referred to therein (a) pursuant to Section 3.1(e) or 3.2(a) of the Credit Agreement in connection with each Disbursement of Construction Loans and (b) pursuant to Section 5.33 of the Credit Agreement in connection with the application of Project Revenues contemplated thereby.

“Contango” means Contango Oil & Gas Company, a Delaware corporation.

“Contango LP” means Contango Sundance, Inc., a Delaware corporation and wholly owned Subsidiary of Contango.

“Contingency” means the aggregate amount specified in the “Contingency” line item in the Construction Budget.

“Conversion” means the actions to be taken on the Conversion Date pursuant to Section 2.2(a) of the Credit Agreement.

“Conversion Date” means the date on which the conditions precedent set forth in Section 3.3 of the Credit Agreement are satisfied or waived and Conversion occurs.

“COP Debt Payment Account” has the meaning provided in the Account Agreement.

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“COP Designated Employees” means the Designated Employees that may be terminated, removed or replaced solely by the COP Directors under the Stockholders Agreement.

“COP Directors” has the meaning provided in the Stockholders Agreement.

“COP O&M Percentage” has the meaning provided in the Account Agreement.

“COP Redemption Account” has the meaning provided in the Account Agreement.

“COP Revenue Account” has the meaning provided in the Account Agreement.

“COP Royalty” means the “FLNG Component” as that term is defined in the COP TUA.

“COP Royalty Lien” means the Liens, if any, upon COP Royalty granted by the Borrower in favor of either (1) any or all TPS Secured Parties to secure the TPS Obligations or (2) any or all Expansion Secured Parties to secure the Expansion Obligations.

“COP Shipper” means “Customer” (as that term is defined in the COP TUA) and “Temporary Customer” (as that term is defined in the COP TUA) and their respective successors and assigns in whole or in part.

“COP Supplemental Debt Payment Account” has the meaning provided in the Account Agreement.

“COP TUA” means the TUA between COP Shipper and the Borrower together with the Services Quantity Increase Agreement, and any partial or full replacement of either of the foregoing, including any Parallel TUA (as defined in the TUA between COP Shipper and the Borrower).

“Credit Agreement” means the Credit Agreement, dated as of July 2, 2004, among the Borrower, the General Partner, the Administrative Agent, the Lenders, and the Collateral Agent.

“Crest” means Crest Investment Company.

“Crest Agreement” means the Settlement and Purchase Agreement dated as of June 14, 2001, among Crest, Cheniere Energy and the other parties thereto, which for purposes of the transfers in to the Crest Reserve Account under Section 4.3 of the Account Agreement will be as in effect on the Closing Date.

“Crest Reserve Account” has the meaning provided in the Account Agreement.

“Date Certain” means ***.

“Debt” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred

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purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business; (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person; (v) (A) all Capitalized Lease Liabilities and (B) Operating Lease Liabilities that are entered into in the ordinary course of business in an aggregate amount in excess of $*** in rental payments annually; (vi) all net payment obligations with respect to interest rate cap agreements, interest rate swap agreements, sales of foreign exchange options and other hedging agreements or arrangements; (vii) all payment obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee; (viii) all Debt referred to in clauses (i) through (vii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; and (ix) all Guarantees by such Person of the Debt of others.  The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Debt Service” means, for any period, the sum of (i) all amounts payable by the Borrower during such period pursuant to the terms and conditions of the Financing Documents (including all amounts that are required to be prepaid and all amounts overdue from any prior period) in respect of principal of the Loans during such period plus (ii) all amounts payable in respect of Interest Expense for such period.

“Debt Service Coverage Ratio” means for any period, without duplication, the ratio of (a) the sum of all Project Revenues of the Borrower during such period less the aggregate amount of the Operating and Maintenance Costs (including amounts to be deposited in the Major Maintenance Reserve Account during such period) for such period to (b) the sum of all principal, premium (if any) and interest due and payable with respect to the Loans and other Permitted Debt outstanding.

“Debt Service B.I./Delay Insurance” has the meaning provided in the Account Agreement.

“Debt Service Installment” has the meaning provided in the COP TUA.

“Debtor Relief Law” means any applicable liquidation, dissolution, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, readjustment of debt or similar law affecting the rights or remedies of creditors generally, as in effect from time to time, including the Federal Bankruptcy Code.

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“Deed of Trust” means the Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, dated as of July 2, 2004, by the Site Lessee to Robert W. Mahood as trustee for the benefit of the Collateral Agent for the Secured Parties.

“Default” means any event or condition that, with the giving of notice, the passage of time or both, would become an Event of Default.

“Default Notice Date” has the meaning provided in the Account Agreement.

“Default Rate” has the meaning provided in Section 2.8(b) of the Credit Agreement.

“Defaulting Lender” means any Lender that does not make available to the Administrative Agent its pro rata portion of the aggregate amount of the Loans requested to be made on the date specified in the applicable Notice of Borrowing pursuant to Section 2.6 of the Credit Agreement.

“Delay Liquidated Damages” means all liquidated damages payable under the EPC Contract or other Construction Contract in respect of delays by or on behalf of the contractor or delays in meeting standards, criteria or deadlines.  Notwithstanding the immediately preceding sentence, Delay Liquidated Damages shall not include Performance Liquidated Damages.

“Depositary Agent” has the meaning provided in the Account Agreement.

“Designated Employees” has the meaning provided in the Stockholders Agreement.

“Disbursement” means any disbursement of a Loan pursuant to the Credit Agreement.

“Disbursement Date” means the date specified in a Construction Requisition as the date on which Disbursements of Construction Loans are requested by the Borrower.

“Disposition” means any sale, transfer, assignment, lease, conveyance or other disposition by the Borrower to any Person of any Property.

“Distribution Account” has the meaning provided in the Account Agreement.

“Distribution Conditions” has the meaning provided in Section 5.16 of the Credit Agreement.

“Distribution Suspense Account” has the meaning provided in the Account Agreement.

“Dollars” and the sign “$” shall each mean freely transferable, lawful money of the United States.

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“Drawdown Schedule” means the schedule of Disbursements of the Construction Loans to be made during each month prior to the Conversion Date, prepared by the Borrower and delivered to the Administrative Agent pursuant to Section 3.1 or 3.2 of the Credit Agreement, as the same may be amended from time to time in accordance with the Credit Agreement.

“Easements” means the easements described in the Site Leases and any other easements which are appurtenant to the Land.

“Eligible Affiliate” means, with respect to a Lender, an Affiliate of such Lender (1) that is a commercial bank or other financial institution having a combined capital and surplus of at least $50,000,000 or (2) whose obligations under the Credit Agreement are guaranteed by an Eligible Institution.

“Eligible Institution” means (1) a commercial bank or other financial institution rated at least “A–” by S&P and “A3” by Moody’s, or (2)(A) in the case of the Lenders, also a LNG Supply Project and (B) in the case of either the TPS Secured Parties or Expansion Secured Parties, also a Person acceptable in writing to the Administrative Agent (such acceptance not to be unreasonably withheld).

“Enforcement Action” means any action or proceeding against any Borrower Entity, any Equity Pledgor, the Project or all or any part of the Collateral taken for the purpose of (i) enforcing the rights of any Secured Party under or in respect of the Collateral or the Security Documents, including the initiation of action in any court or before any Governmental Authority to enforce such rights, and any action to exercise any rights provided in Sections 7.2, 7.3 or 7.5 of the Credit Agreement, and (ii) adjudicating or seeking a judgment on a claim.

“Environmental Claim” means, with respect to any Person, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment, demand by any other Person or other Legal Matter and (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, cleanup costs, consultants’ fees, governmental response costs, damages to natural resources (including wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Governmental Approval issued under any Environmental Law.

“Environmental Laws” means any and all Applicable Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, condensate, chemicals, Hazardous Material, or toxic or hazardous substances or wastes into the environment including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

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“EPC Contract” means an engineering, procurement, and construction contract between Borrower and the EPC Contractor for the construction of certain work on Phase 1, including, berthing facilities, unloading facilities, a vapor return line system, LNG storage facilities, and LNG regasification facilities, but excluding (i) a pipeline to the pipeline interconnection at Stratton Ridge, Texas (ii) any improvements included in a Phase 2 Project and (iii) Phase 1 Addition (Stratton Ridge).

“EPC Contractor” means a joint venture or partnership between Technip and Zachry Construction Corporation, or another Person or Persons acceptable to the Administrative Agent and the Borrower.

“EPC Contractor Event” means any of the following:

(a)                                  the EPC Contractor shall (i) apply for or consent to the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or the like of itself or all or a substantial part of its Property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code or any other Debtor Relief Law, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, acquiesce in writing to, or file an answer admitting the material allegations of any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing;

(b)                                 A proceeding or case shall be commenced without the application or consent of the EPC Contractor in any court of competent jurisdiction, seeking with respect to such Person (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts or similar action or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or all or a substantial part of its Property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect for a period of 60 or more consecutive days from and including the date of commencement of such proceeding or case, or any order for relief against such Person shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law; and

(c)                                  the EPC Contractor is terminated.

“EPC Guarantor” means Technip, S.A., société anonyme organized under the laws of France.

“EPC Guaranty” means the Guaranty entered into in connection with the EPC Contract made by the EPC Guarantor in favor of the Borrower.

“Equity Pledge” means, collectively, the Equity Pledge (Smith), the Equity Pledge (FGP), Equity Pledge (FLNGI) and any other Equity Pledge delivered pursuant to Section 3.6(f) or the applicable Equity Pledge.

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“Equity Pledge (FGP)” means the Pledge Agreement to be delivered by FGP in favor of the Collateral Agent pursuant to Section 3.6(f).

“Equity Pledge (FLNGI)” means the Pledge Agreement to be delivered by FLNGI in favor of the Collateral Agent pursuant to Section 3.6(f).

“Equity Pledge (Smith)” means the Pledge Agreement to be delivered by Smith in favor of the Collateral Agent pursuant to Section 3.6(f).

“Equity Pledgors” means for any determination of whether the conditions of Sections 3.2, 3.3 and 3.6 to making or converting any Tranche B Loan have been satisfied and at any time any Tranche B Loan is outstanding, FLNGI and its permitted successors and assigns, Smith, FGP and any Non-Smith Equity Pledgor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, (a) a corporation which is a member of a controlled group of corporations with such Person within the meaning of Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with such Person within the meaning of Section 414(c) of the Code or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with such Person within the meaning of Section 414(m) of the Code or (d) an entity described in Section 414(o) of the Code.

“Event of Default” has the meaning provided in Section 7.1 of the Credit Agreement.

“Event of Loss” means an event that causes all or a material part of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, or any Expropriation Event, or transfer under threat of an Expropriation Event, of any material part of the Project by any Governmental Authority.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expansion” means a Person (other than an individual) (1) that as of the Closing Date the parties to the Credit Agreement anticipate may be formed for the purpose of undertaking the development, construction and ownership of LNG facilities on or near Quintana Island, Texas and/or underground storage capacity at or near Stratton Ridge, Texas and any other facilities and activities related to or in connection therewith, (2) that is not the Borrower or the General Partner and (3) of which neither the Borrower nor General Partner owns directly or indirectly any Capital Stock.

“Expansion Agents” means, collectively, the administrative agent, the collateral agent and the depositary agent, if any, or other similar agent for and on behalf of the Expansion Lenders appointed in or pursuant to the Expansion Financing Documents.

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“Expansion Financing Documents” means, collectively, the notes, the credit agreement, the security documents and any other similar or related documents executed in connection with the making of the Expansion Loans other than opinions and certificates.

“Expansion Lenders” means the lenders of the Expansion Loans.  No such lender may be an Affiliate of the Borrower or Expansion.

“Expansion Loans” means loans to Expansion, its general partner or any their Subsidiaries made by the lenders financing (i) the development and construction of a Phase 2 Project and (ii) interest on such loans during the development and construction of the Phase 2 Project for which such loans were made.

“Expansion Obligations” means, collectively, all loans, advances, Debts, debts, liabilities, and obligations, howsoever arising or owed by any and all of Expansion and its Subsidiaries under any or all Expansion Financing Documents or otherwise to any Expansion Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Expansion; and which, for the avoidance of doubt, includes (a) any and all amounts advanced by any Expansion Secured Party in order to preserve the Expansion Collateral or to preserve the related Liens; (b) in the event of any enforcement action, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Expansion Collateral, or of any exercise by any Secured Party of its rights under the Expansion Financing Documents, together with attorneys’ fees and court costs and (c) performance of its obligations under the documents executed in connection therewith.

“Expansion Secured Parties” means, collectively, the Expansion Agents and the Expansion Lenders.

“Expropriation Event” means (a) any condemnation, nationalization, seizure, compulsory transfer or expropriation by a Governmental Authority of all or any portion of the Project or the Property or the assets of any Borrower Entity or of its Capital Stock, (b) any assumption by a Governmental Authority of control or ownership of the Property, assets or business operations of any Borrower Entity or of its Capital Stock, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of any Borrower Entity, (d) any taking of any action by a Governmental Authority that would prevent any Borrower Entity from carrying on its business or operations or a substantial part thereof or (e) any circumstance or event, or series of circumstances or events in consequence of which any of the foregoing occurs.

“Facility” means the “Freeport Facility” (as that term is defined in the COP TUA) on the Closing Date and any alterations, remodeling, additions, reconstructions, improvements or demolitions in compliance with Section 5.21(d) of the Credit Agreement together with any and all Phase 1 Additions (other than the Phase 1 Addition (Stratton Ridge)), but excluding the foregoing from the definition of “Facility” solely to the extent the foregoing includes any Phase 2 Project.

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“Federal Bankruptcy Code” means Title 11, Section 101 et seq. of the United States Code titled “Bankruptcy,” as amended from time to time, and any successor statute thereto.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for such day pursuant to clause (i), the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“Fee” has the meaning provided in the COP TUA.

“FERC” means the Federal Energy Regulatory Commission of the United States or any successor agency thereto.

“FERC Approval” means the FERC order issued June 18, 2004 (Docket No. CP03-75-000) granting authorization under Section 3(a) of the Natural Gas Act (available at 15 U.S.C. §717(c)) for the Project, pursuant to the application filed by the Borrower with the Federal Energy Regulatory Commission on March 28, 2003 and that meets the requirements of Sections 7.1(b)(iii) and 7.1(c)(ii) of the Omnibus Agreement.

“FGP” means Freeport LNG-GP, Inc., a Delaware corporation.

“Final Completion” shall have the meaning provided in the EPC Contract.

“Final Maturity Year” means, as of any date of determination, the year in which the latest stated maturity of any Debt then outstanding shall occur.

“Financing Documents” means:

1.               the Credit Agreement,

2.               the Equity Pledges,

3.               the Notes,

4.               the Security Documents,

5.               the Reserve Account Support Instruments,

6.               the Acceptable Credit Support,

7.               any intercreditor agreement between any Secured Party and another creditor of the Borrower and/or a creditor of Expansion relating to, among other things, the Project and/or any Phase 2 Project and

8.               any other similar or related documents executed in connection with the making of the Loans other than opinions and certificates.

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“FLNGI” means Freeport LNG Investments LLLP, a Delaware limited liability limited partnership.

“Foreign Lender” means any Lender that is not a United States person as defined in Code Section 7701(a)(30).

“GAAP” means the generally accepted accounting principles in effect from time to time in the U.S.

“General B.I./Delay Insurance” has the meaning provided in the Account Agreement.

“General Partner” means any Person that becomes and is a general partner of the Borrower in accordance with the Partnership Agreement.

“Good LNG Practices” means (1)(A) International LNG Terminal Standards (as defined in the COP TUA); and (B) to the extent not inconsistent with International LNG Terminal Standards, such good and prudent practices as are generally followed in the LNG industry by Reasonable and Prudent Operators (as defined in the COP TUA) of LNG receiving and regasification terminals and (2)(A) Pipeline Standards (as defined in the COP TUA); and (B) to the extent not inconsistent with Pipeline Standards, such good and prudent practices as are generally followed by Reasonable and Prudent Operators of U.S. Gas (as defined in the COP TUA) pipelines; provided however, it is expressly understood that the foregoing standards and practices shall apply to (and the defined terms referenced in the definition of “Good LNG Practices” shall be construed to) the engineering, procurement, design, construction, installation, testing, completion, startup, use, equipping, operation, maintenance, repair, improvement, management and/or conduct of the Project or Collateral or any part of either of the foregoing and all activities incidental or related to or in connection with any of the foregoing and not just the operation and maintenance of the Facility, except to the extent such standards and practices are inconsistent with the standards and practices in the Construction Contracts, in which case such applicable standards and practices set forth in the Construction Contracts shall apply to such Construction Contractors.

“Governmental Approval” means any authorization, consent, approval, license, action, lease, ruling, permit, tariff, rate, credit, directive, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice by, of or with, declaration of or with, or registration by or with, any Governmental Authority.

“Governmental Authority” means the government of any federal, state, local, municipal, or other political subdivision in which the Project or any part thereof is at any time located, within or without the United States, and any other government or political subdivision thereof exercising jurisdiction over the Project or any party to any of the Project Documents, including any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality of such governments and political subdivisions.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation (the “primary obligation”) of any other Person (the “primary obligor”) in any manner,

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whether directly or indirectly, and including any obligation of such guaranteeing Person, direct or indirect contingent or otherwise, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital, net worth or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Debt or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum possible liability of such Person as determined by such Person in good faith.

“Hazardous Material” means any substance that is regulated or could lead to liability under any Environmental Law, including any petroleum or petroleum product, hydrocarbons, natural gas in any form, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any applicable Environmental Law.

“Hedging Agreement” means any agreement in respect of any capacity sales, fuel supply, interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, any other interest rate, commodity or currency contract or any other similar transaction  or agreement (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.  For the avoidance of doubt, the term “Hedging Agreement” does not include an Acceptable Use Agreement.

“Indemnified Liabilities” has the meaning provided in Section 9.2(a) of the Credit Agreement.

“Indemnified Person” has the meaning provided in Section 9.2(a) of the Credit Agreement.

“Independent Accountants” means, at any time, a firm of independent certified public accountants of national standing appointed by agreement of the Board of Directors of the General Partner.

“Independent Engineer” means the Person appointed after consultation with the Borrower by the Administrative Agent as independent engineer or successor appointed by the Administrative Agent or pursuant to an intercreditor arrangement between the Secured Parties and the TPS Secured Parties.  The Administrative Agent shall endeavour to require in its contract

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with the Independent Engineer that the Independent Engineer will deliver the Independent Engineer Completion Certificate within 30 days of the satisfactory completion of the performance tests achieving minimum acceptance criteria.

“Independent Engineer Completion Certificate” means a certificate, substantially in the form of Exhibit E-2 to the Credit Agreement, duly completed and signed by an Authorized Officer of the Independent Engineer that (1) provides that Phase 1 of the Project has achieved Completion and (2) sets forth the specific date that is the Project Completion Date.

“Initial Lender” means ConocoPhillips, not in its individual capacity except as expressly provided in the Transaction Documents, but solely as Lender.

“Initial Period” has the meaning provided in Section 3.1 of the Credit Agreement.

“Insurance Advisor” means the Person appointed after consultation with the Borrower by the Administrative Agent as insurance advisor or successor appointed by the Administrative Agent or pursuant to an intercreditor arrangement between the Secured Parties and the TPS Secured Parties.

“Insurance Proceeds” means all amounts payable to any Borrower Entity or the Collateral Agent in respect of any insurance required to be maintained (or caused to be maintained) by any Borrower Entity pursuant to Section 5.9 of the Credit Agreement (other than general liability insurance, delayed completion insurance and business interruption insurance), regardless of whether such payments are received from any insurer or from a Construction Contractor pursuant to a Construction Contract or otherwise.

“Interest Expense” means, for any period, all interest on the Loans accrued or capitalized during such period (whether or not actually paid during such period) pursuant to the Financing Documents.

“Investment” in any Person means, without duplication: (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of Capital Stock, bonds, notes, debentures, or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“Land” means the site upon which the Facility will be installed and all real property rights, title and interests of any or all Borrower Entities, together with any fixtures, crops, timber, aerial rights, subsurface rights, and civil works constructed thereon and any other easements, licenses and other real property rights, title and interests whether now owned or hereafter acquired by or on behalf of any Borrower Entity, including the land referred to in the Site Leases and the Easements but excluding the foregoing from the definition of “Land” solely to the extent (1) sublet, sold or otherwise assigned in fee or leasehold to Expansion or an Affiliate of Expansion in accordance with Section 2.16 of the Credit Agreement or (2) such foregoing includes the site solely for the Phase 1 Addition (Stratton Ridge) and is not otherwise part of the site for Phase 1 or another Phase 1 Addition.

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“Legal Matter” means any action, suit, litigation other legal proceeding, alternative dispute resolution proceeding, inquiry, investigation or other proceeding by or before any Governmental Authority or any arbitral or other forum, including any of the foregoing in which injunctive, declaratory or similar relief is involved and any condemnation proceedings.

“Lender” means each Lender referenced on Annex I to the Credit Agreement and any Assignee thereof pursuant to Section 9.11 of the Credit Agreement.

“Lien” means, with respect to any Property of any Person, any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any other Person owning Debt of such Person, encumbrance, lien (statutory or other), deed of trust, fiduciary transfer of title, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, security interest, preference, priority or other security agreement of any kind or nature whatsoever that has the substantial effect of constituting a security interest, including any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

“Limited Partner” means any Person that becomes and is a limited partner of the Borrower in accordance with the Partnership Agreement.

“LNG” means liquefied natural gas.

“LNG Supply Project” has the meaning provided in the COP TUA.

“Loan Termination Date” means the date on which all Obligations, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Commitments have been terminated.

“Loans” means the Construction Loans and the Term Loans.

“Losses” has the meaning provided in Section 9.2(a) of the Credit Agreement.

“Loss Proceeds” means all proceeds from an Event of Loss, including insurance proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (including any compensation payable in connection with a Expropriation Event) or other amounts actually received on account of an Event of Loss, but excluding Delay Liquidated Damages and proceeds of General B.I./Delay Insurance, Debt Service B.I./Delay Insurance and TUA Insurance.

“Loss Proceeds Account” has the meaning provided in the Account Agreement.

“Maintenance Requisition” has the meaning provided in the Account Agreement.

“Major Maintenance Expenses” means all expenditures by the Borrower on regularly scheduled (or reasonably anticipated) maintenance of the Project in accordance with Good LNG Practices and vendor and supplier requirements constituting major maintenance

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(including teardowns, turnarounds, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).

“Major Maintenance Reserve Account” has the meaning provided in the Account Agreement.

“Major Maintenance Reserve Requirement” means that portion of the Operating and Maintenance Costs for Phase 1 of the Project on and after the Conversion Date equal to the amount the Independent Engineer projects is needed for Major Maintenance Expenses, as such amount may be adjusted from time to time based upon actual operating results and the recommendations of the Independent Engineer, if any.

“Management Fee Agreement” means the agreement between the Borrower and the General Partner contemplated by Section 4(i) of the Stockholders Agreement relating to the management fee arrangement between the Borrower and the General Partner.

“Margin Stock” means margin stock within the meaning of Regulation T, Regulation  U, and Regulation X.

“Master Services Agreement” means the Master Services Agreement made on July 2, 2004, by and between ConocoPhillips and the Borrower.

“Material Additional Project Document” means any transportation agreement, interconnection agreement or other contract or agreement relating to or in connection with the acquisition, ownership, engineering, procurement, design, development, construction, installation, testing, completion, financing, insurance, permitting, licensing, taxing (including tax abatement), startup, equipping, leasing, operation, maintenance, repair, improvement, management and/or conduct of the Project or Collateral or any part of either of the foregoing and all activities incidental or related to any of the foregoing entered into by a Borrower Entity with any Person or binding on the Property of any Borrower Entity if such contract or agreement is material to (i) the condition (financial or otherwise), results of operation or business of any Borrower Entity, (ii) the ability of a Borrower Entity to perform its obligations under any of the Transaction Documents or (iii) the validity of the Lien of the Security Documents or the priority contemplated thereby or the material rights and remedies of the Secured Parties under any Financing Document.  Notwithstanding the foregoing, “Material Additional Project Document” shall not include (i) contracts or agreements customarily entered into in connection with the acquisition of Permitted Investments, (ii) any Hedging Agreement, (iii) any Financing Document, (iv) the TPS Financing Documents or (v) the Construction Advisory Services Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), results of operation or business of any Borrower Entity, or any guarantor of the obligations of a Borrower Entity, (ii) the ability of a Borrower Entity, or any guarantor of the obligations of a Borrower Entity, an Equity Pledgor or any guarantor of the obligations of an Equity Pledgor under the Transaction Documents, to perform its obligations or enforce its rights under any of the Transaction Documents, (iii) the validity of the Lien of the Security Documents or the priority contemplated thereby or the material rights and remedies of the Secured Parties

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under any Financing Document or (iv) the Services Quantity (as defined in the COP TUA) committed to be provided pursuant to the COP TUA.

“Memoranda of Site Lease” means (i) Memorandum of Lease, dated June 24, 2004, by and between Site Lessee and Brazos River Authority, recorded under Clerk’s File No. 2004038631 of the Official Records maintained in the office of the County Clerk of Brazoria County, Texas, (ii) Memorandum of Lease, dated June 24, 2004, by and between Site Lessee and Brazos River Authority, recorded under Clerk’s File No. 2004038630 of the Official Records maintained in the office of the County Clerk of Brazoria County, Texas, and (iii) Memorandum of Lease, dated June 24, 2004, by and between Site Lessee and Brazos River Authority, recorded under Clerk’s File No. 200438632 of the Official Records maintained in the office of the County Clerk of Brazoria County, Texas.

“Monthly Period” shall mean a period commencing on the day succeeding a Monthly Transfer Date and ending on the next succeeding Monthly Transfer Date.

“Monthly Transfer Date” means the last Business Day of each month commencing on the first such day occurring on or after the Conversion Date.

“Moody’s” means Moody’s Investors Services, Inc.

“Mortgaged Property” means the Mortgaged Property as such term is defined in the Deed of Trust.

“MS Directors” has the meaning provided in Stockholders Agreement.

“MS Directors Cure Period” means any period when each of clause (a), (b) and (c) are true:

(a)                                  (1) the General Partner is the sole general partner of the Borrower, (2) subject to the approval rights described in the Partnership Agreement, the business and affairs of the Borrower are managed exclusively by or under the direction of the General Partner, and (3) if the MS Director Cure Period relates to an Event of Default of a Borrower Entity other than the Borrower or the General Partner, the business and affairs of such Borrower Entity are managed exclusively by or under the direction of the General Partner;

(b)                                 Smith (1) owns Shares (as defined in the Stockholders Agreement) of the General Partner and (2) has (or the other shareholders have agreed in writing that Smith shall have) designated director representation on the board of directors of the General Partner with the ability to terminate, remove or replace employees of the General Partner and the Borrower that, taken as a group, have responsibilities over the Borrower and the Project substantially similar to the Designated Employees, taken as a group, which may be terminated, removed or replaced solely by the MS Directors as set forth in Section 3(c)(i) of the Stockholders Agreement as such agreement is in effect on the Closing Date; and

(c)                                  either of the following is true:

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(1)                            ConocoPhillips or a Subsidiary of ConocoPhillips (A) owns Shares (as defined in the Stockholders Agreement) of the General Partner and (B) has (or the other shareholders have agreed in writing that ConocoPhillips or a Subsidiary of ConocoPhillips shall have) designated director representation on the board of directors of the General Partner with the ability to terminate, remove or replace employees of the General Partner and the Borrower that, taken as a group, have responsibilities over the Borrower and the Project substantially similar to the Designated Employees, taken as a group, which may be terminated, removed or replaced solely by the COP Directors as set forth in Section 3(d) of the Stockholders Agreement as such agreement is in effect on the Closing Date; and

(2)                            ConocoPhillips is the construction advisor of the Project pursuant to the Construction Advisory Services Agreement.

“Multiemployer Plan” shall mean, with respect to any Person, a plan that is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person is making, or has an obligation to make, contributions or had made, or has been obligated to make, contributions since the Closing Date.

“Necessary Approvals” means all Governmental Approvals and third party consents and waivers that (a) the failure to obtain or maintain such Governmental Approval or third party consent or waiver could reasonably be expected to have a material adverse effect on the Construction Budget, Phase 1 Addition Budget for construction (to the extent not in conflict with the Construction Budget), any construction schedule, including the Project Schedule, or acquisition, importation, ownership, management, financing, commencement, leasing, design, construction, installation, operation, maintenance and repair of all or any part of the Project as contemplated by the Financing Documents and the TUAs and (b) are necessary to: (i) the due execution and delivery of, and performance by each Borrower Entity or Equity Pledgor of their respective obligations and the exercise of their respective rights under the Transaction Documents to which they are party, (ii) the legality, validity and binding effect or enforceability of the Transaction Documents, (iii) the Loans, or (iv) the acquisition, importation, ownership, management, financing, commencement, leasing, design, construction, installation, operation, maintenance and repair of all or any part of the Project as contemplated by the Financing Documents and the TUAs.

“Net Available Amount” means, with respect to any Event of Loss, any Project Document Claim or Performance Liquidated Damages, the aggregate amount of Loss Proceeds (in the case of an Event of Loss), amounts received as a result of any Project Document Claim or Performance Liquidated Damages received by a Borrower Entity or the Collateral Agent in respect of such Event of Loss, Project Document Claim or Performance Liquidated Damages, as the case may be, net of reasonable expenses incurred in connection with the collection thereof.

“Non-COP Shipper” means any Shipper to a TUA other than the COP Shipper.

“Non-COP TUA” means a TUA other than the COP TUA.

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“Non Smith Equity Pledgor” means any Person (other than an individual) (1) of which neither Smith nor any of Smith’s Affiliates owns or controls any Capital Stock at any time, (2) that is a successor in interest of FLNGI as to any interest as a Limited Partner and was admitted in the Borrower without violation or breach of or default under the Financing Documents, (3) in respect of which, prior to becoming a Non Smith Equity Pledgor, the Borrower has certified to the Administrative Agent in an Officers Certificate that the foregoing requirements of becoming a Non Smith Equity Pledgor have been satisfied and that the Borrower desires such Person to be considered a Non Smith Equity Pledgor and (4) the Administrative Agent is reasonably satisfied that such requirements have been satisfied.

“Non Smith LP” means any Person (other than an individual) (1) of which neither Smith nor any of Smith’s Affiliates owns or controls any Capital Stock at any time, (2) that is Limited Partner and was admitted in the Borrower without violation or breach of or default under the Financing Documents, (3) that is not otherwise a Project Participant and (4) in respect of which, prior to becoming a Non Smith LP, the Borrower has certified to the Administrative Agent in an Officers Certificate that the foregoing requirements of becoming a Non Smith LP have been satisfied and that the Borrower desires such Person to be considered a Non Smith LP.

“Notes” means the Construction Notes and the Term Notes.

“Notice of Borrowing” has the meaning provided in Section 2.3 of the Credit Agreement.

“Notice Office” means the office of the Administrative Agent located at:

ConocoPhillips Company

600 North Dairy Ashford

Room ML-3092

Houston, TX 77079-1175

Attn: Vice President and Treasurer

Telephone No.: 281.293.2797

Telecopier No.: 281.293.6067

or such other office, telephone or facsimile number as the Administrative Agent may hereafter designate in writing as such to each of the other parties to the Credit Agreement.

“Notice to Proceed” shall have the meaning provided in the EPC Contract.

“O&M Account” has the meaning provided in the Account Agreement.

“O&M Reserve Account” has the meaning provided in the Account Agreement.

“Objection” has the meaning provided in the Account Agreement.

“Obligations” means, collectively, all loans, advances, Debts, debts, liabilities, and obligations, howsoever arising or owed by any or all Borrower Entities or any or all Equity Pledgors under any or all Financing Documents to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the

23

payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Borrower; and which, for the avoidance of doubt, includes (a) any and all amounts advanced by any Secured Party in order to preserve the Collateral or to preserve the related Liens; (b) in the event of any Enforcement Action, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Financing Documents, together with attorneys’ fees and court costs, (c) performance of its obligations under the documents executed in connection therewith and (d) all Tranche B Obligations.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Borrower.

“Omnibus Agreement” means the Omnibus Agreement dated as of December 20, 2003 by and among the Borrower, FGP, and ConocoPhillips, as amended by the First Amendment to Omnibus Agreement dated as of July 2, 2004 between Borrower, FGP, and ConocoPhillips.

“Operating and Maintenance Costs” means (a) all amounts disbursed by or on behalf of the Borrower Entities for operation, maintenance (including Major Maintenance Expenses), repair or improvement of Phase 1 of the Project, including insurance expense, property and other Taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land agreements, and any other payments required under the applicable Project Documents, including the approved salaries and expenses of the Borrower’s employees, or for the administration or performance of the Transaction Documents, and (b) all fees and other amounts due and owing to the Collateral Agent and Depositary Bank relating to the Project and the Financing Documents, provided however, that this term shall not include (1) any Affiliate Payment, (2) other Restricted Payment (3) amounts payable under the Crest Agreement, (4) any Phase 2 Expenditures, (5) any costs or expenses for TUA Insurance or (6) any costs or expenses for any Phase 1 Addition.

“Operating Budget” means, with respect to an Operating Year, the operating plan and budget of Operation and Maintenance Costs for such year in accordance with Section 5.23 of the Credit Agreement.

“Operating Lease Liability” of any Person means all monetary obligations of such Person other than Capitalized Lease Liabilities under any lease of (or other arrangement conveying the right to use) real or personal property of such Person, or a combination thereof, and, for purposes of each Financing Document, the amount of such obligations shall be the termination value of such lease.

“Operating Year” means a calendar year beginning with the year in which the Project Completion Date occurs; provided however that the first such year shall begin on and include the Project Completion Date.

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“Operator” means the entity that has accepted the appointment by General Partner to operate the Project that has not been removed, withdrawn or terminated; provided however, if at any time there is no such entity, the Borrower shall be deemed the “Operator” for such time.

“Originating Lender” has the meaning provided in Section 9.11 of the Credit Agreement.

“Outstanding Parcels” means those parcels of land which are within the boundaries of the Land covered by the Site Leases but which have not, as of the Closing Date, been acquired by the Brazos River Authority.

“Participant” has the meaning provided in Section 9.11.

“Partner” means each General Partner and each Limited Partner of the Borrower from time to time.

“Partner Tax Distribution Account” has the meaning provided in the Account Agreement.

“Partnership Agreement” means the Amended and Restated Agreement of Freeport LNG Development, L.P. dated as of February 27, 2003, as amended by the First Amendment, dated as of December 20, 2003.

“Partnership Interest” means Interest as defined in the Partnership Agreement.

“Partner Tax Distribution Amount” has the meaning provided in Section 5.16 of the Credit Agreement.

“Partner Tax Distribution Conditions” has the meaning provided in Section 5.16 of the Credit Agreement.

“Payment Account” has the meaning provided in the Account Agreement.

“Payment Date” means the last Business Day of each month commencing on the first such day occurring after the Conversion Date.

“Payment Office” means the office of the Administrative Agent located at:

ConocoPhillips Company

c/o The Bank of New York Trust Company, N.A.

101 Barclay Street

New York, NY 10286

Attn: Corporate Trust

Telephone No.: 214.880.8238

Telecopier No.: 214.880.8253

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with a copy to:

ConocoPhillips Company

600 North Dairy Ashford

Room ML-3092

Houston, TX 77079-1175

Attn: Vice President and Treasurer

Telephone No.: 281.293.2797

Telecopier No.: 281.293.6067

or such other office, telephone or facsimile number as the Administrative Agent may hereafter designate in writing as such to each of the other parties to the Credit Agreement.

“Pension Plan” shall mean, with respect to any Person, any pension plan within the meaning of Section 3(2) of ERISA, including any multiemployer pension plan which is subject to the provisions of Title I and IV of ERISA or Section 412 of the Code and which (a) is established, sponsored, maintained or administered by such Person or any ERISA Affiliate of such Person or for which such Person or any ERISA Affiliate of such Person has an obligation to contribute or any liability or in which such Person or any ERISA Affiliate of such Person participates, or (b) has at any time since the Closing Date been established, sponsored, maintained, or administered on behalf of employees of such Person or any of its current or former ERISA Affiliates or for which such Person or any of its current or former ERISA Affiliates had an obligation to contribute or any liability or in which such Person or any of its current or former ERISA Affiliates participated.

“Performance Liquidated Damages” means any sums received by or on behalf of any Borrower Entity under any Construction Contract with respect to an agreement to meet the performance standards set forth in such Construction Contract.  Notwithstanding the immediately preceding sentence, Performance Liquidated Damages shall not include Delay Liquidated Damages.

“Permitted Debt” has the meaning provided in Section 5.13 of the Credit Agreement.

“Permitted Investments” mean, as to any Person:  (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (ii) time deposits and certificates of deposit, with maturities of not more than one year from the date of acquisition by such Person of any commercial bank of recognized standing having combined capital and surplus in excess of $500,000,000 and having a rating on its commercial paper of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s; (iii) commercial paper issued by any Person, which commercial paper is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and matures not more than one year after the date of acquisition by such Person; (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) and (ii) above (including those managed by Affiliate of the Depositary Agent), (v) United States Securities and Exchange Commission registered money market mutual funds conforming to Rule 2a-7 of the Investment Company Act of 1940 if in effect in the United

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States, that invest primarily in direct obligations issued by the United States Treasury and repurchase obligations backed by those obligations, and rated in one of the two highest categories by S&P and Moody’s, (vi) investments in repurchase agreements having a term not more than seven days for underlying securities of the types described in clauses (i) and (ii) above, and (vii) tax exempt securities rated at least A, MIG 1 or VMIG 1 by Moody’s and A or SP-1 by S&P.

“Permitted Liens” has the meaning provided in Section 5.12 of the Credit Agreement.

“Permitted Title Defects” means the exceptions to title of the Land accepted by ConocoPhillips pursuant to Section 7.1(e) of the Omnibus Agreement.

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited partnership, limited liability partnership, limited liability limited partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

“Phase 1” means the acquisition, engineering, procurement, design, development, construction, installation, testing, completion and start-up of the Facility and leasing of the Land, as authorized in the FERC Approval and any subsequent amendments or supplements thereto, so that upon completion thereof the Project has the ability to unload, store and revaporize LNG and redeliver regasified LNG at a maximum gas redelivery rate of approximately 1.75 bcf/day, including Peaking Gas (as defined in the COP TUA) and includes a pipeline to the pipeline interconnection at Stratton Ridge, Texas but excludes any Phase 1 Addition.

“Phase 1 Addition” means a project, including any repair or improvement project, (1) that is not part of Phase 1 and (2) for which costs and expenses are or will be made or incurred by any Borrower Entity.

“Phase 1 Addition Budget” means, for a Phase 1 Addition (other than Phase 1 Addition (Stratton Ridge)), the plan and budget for such Phase 1 Addition approved by the board of directors of General Partner in a vote where a majority of the COP Directors voted in favor thereof.

“Phase 1 Addition (Stratton Ridge)” means the Phase 1 Addition solely for underground storage capacity at or near Stratton Ridge, Texas.

“Phase 2 Expenditures” means any and all costs, expenses and expenditures made or incurred or by or on behalf of Expansion or any of its Affiliates or their secured lenders (or reimbursement thereto) relating to the acquisition, engineering, procurement, design, development, construction, installation, testing, completion, financing, insurance, startup, ownership, use, obtaining title, equipping, possession, preservation, leasing, sub-leasing, operation, maintenance, repair, improvement, management and/or conduct of any assets, operation or business and all activities incidental or related to or in connection with any of the foregoing.

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“Phase 2 Project” means a project, including any repair or improvement project, for which Phase 2 Expenditures are or will be made or incurred which includes any, all or none of the following: (a) a LNG storage tank of double containment design, (b) a piled dock and unloading facilities, (c) vaporization capacity and (d) at Borrower’s option and in lieu of the Phase 1 Addition (Stratton Ridge), underground storage capacity at or near Stratton Ridge, Texas.

“Plan” shall mean, with respect to any Person, any employee benefit plan within the meaning of Section 3(3) of ERISA, subject to Title I of ERISA, which (a) is established, sponsored, maintained or administered by such Person or any ERISA Affiliate of such Person, or for which such Person or any ERISA Affiliate of such Person has an obligation to contribute or any liability or in which such Person or any ERISA Affiliate of such Person participates, or (b) has since the Closing Date been established, sponsored, maintained or administered for employees of such Person or any of its current or former ERISA Affiliates or for which such Person or any of its current or former ERISA Affiliates had an obligation to contribute or any liability or in which such Person or any of its current or former ERISA Affiliates participated.

“Plans and Specifications” means the plans and specifications relating to the Project as set forth in or contemplated by any Construction Contract.

“Pre Closing COP Site Report” means the Environmental Due Diligence Study Report, dated May 28, 2004, associated with the environmental assessment performed on the Freeport LNG Property located on Quintana Island, Brazoria County, Texas prepared for ConocoPhillips by Entrix, Inc. in connection with the Review (as defined in the Exhibit G to the Omnibus Agreement) under Section 7.1(d) of the Omnibus Agreement delivered to the Borrower on or prior to Closing Date.

“Prime Rate” means the per annum rate of interest denominated as “Prime Rate” as reported in the “Money Rates” Section of the Wall Street Journal.

“Principal Payment Date” has the meaning provided in Section 6.1(c)) of the Credit Agreement.

“Principal Sum” has the meaning provided in Section 6.1(c) of the Credit Agreement.

“Process Agent” has the meaning provided in Section 9.18(b) of the Credit Agreement.

“Project” means, collectively, the Facility, the Land, the leasehold interests pursuant to the Site Leases, the Easements and all other easements, leasehold interests, licenses, permits, contract rights and other real and personal property interests and title now owned or hereafter acquired by any Borrower Entity or in which any Borrower Entity has any rights, including rights, title and interest related to any Phase 2 Project acquired or obtained in connection with the Shared Facilities Agreement, if any, but excluding any Phase 1 Addition (Stratton Ridge) and any Phase 2 Project.

“Project Activity” has the meaning provided in the Security Agreement.

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“Project Completion Date” means the date set forth in the Independent Engineer Completion Certificate.

“Project Costs” means (i) all costs and expenses reasonably and necessarily incurred or to be incurred by the Borrower Entities to finance and complete Phase 1 of the Project and achieve the Project Completion Date (including the costs incurred to achieve final completion of the Construction Contracts, including the Final Completion of the EPC Contract) in the manner contemplated by the Transaction Documents, including the certain development and construction costs incurred by or on behalf of the Borrower and its Affiliates mutually agreed upon and listed on Schedule 5.20 to the Credit Agreement on the Closing Date, all reasonable and necessary costs and expenses incurred in connection with the negotiation and preparation of the Transaction Documents, all fees payable in respect of the Construction Loans, and all other reasonable and necessary expenses required for the financing, development, design, construction, equipment procurement, installation, start-up and initial operation of the Phase 1 of the Project, (ii) all Interest Expense and Operating and Maintenance Costs incurred during the construction, installation and start-up of Phase 1 of the Project, (iii) the cost and expenses of the Title Insurance and any surveys under Sections 3.1(s), 3.1(t), 3.2(i) and 3.3(h) and (iv) Channel Widening Costs.  “Project Costs” may include the reimbursement of the Borrower or the Partners and their Affiliates for Budgeted Construction Costs incurred and paid by or on behalf of the Borrower or its Affiliates in respect of the Project prior to the Project Completion Date as certified by the Independent Engineer.  “Project Costs” shall not include (a) payments of principal of any Debt, (b) any payments of any kind to the Borrower, Expansion or any of their respective Affiliates other than, in the case of this clause (b), payments in respect of the reimbursement of Project Costs expressly permitted above, (c) Phase 2 Expenditures, (d) any costs or expenses for TUA Insurance or (e) any costs and expenses of any Phase 1 Addition.

“Project Document Claim” means any claim in respect of Performance Liquidated Damages.

“Project Documents” means:

1.               the Non COP TUAs,

2.               the COP TUA,

3.               the Partnership Agreement and other material Charter Documents of each Borrower Entity (other than the General Partner),

4.               the Stockholders Agreement,

5.               the Construction Advisory Services Agreement,

6.               the Construction Contracts,

7.               the EPC Guarantee, if any,

8.               the Management Fee Agreement,

9.               any Hedging Agreement,

10.         the Site Leases,

11.         the Memoranda of Site Lease,

12.         the Site Availability Letter,

13.         the Brazos Consent,

14.         the Consent Agreements,

15.         the Shared Facilities Agreement, if any,

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16.         the Secondment Agreement

17.         the Master Services Agreement,

18.         the Quintana Industrial District Contract,

19.         the Material Additional Project Documents, if any, and

20.         any replacement agreements of any of the foregoing.

“Project Manager” is an employee of ConocoPhillips and is the Project Manager under the Construction Advisory Services Agreement.

“Project Participants” means each Limited Partner, each Borrower Entity, the EPC Contractor, the EPC Guarantor, each party (other than the Borrower) to a Project Document, each Shipper, and each Replacement Project Participant.

“Project Revenues” means, for any period, without duplication, the aggregate of all revenues received by the Borrower Entities during such period from (i) payments made to any Borrower Entity pursuant to any TUA, (ii) interest accrued on, and other income derived from, the balance outstanding during such period in the Accounts (including from Permitted Investments), (iii) the proceeds of any General B.I./Delay Insurance, Debt Service B.I./Delay Insurance and TUA Insurance, and (iv) the proceeds of any Delay Liquidated Damages; provided that Project Revenues shall exclude, to the extent included, (1) net amounts receivable under any Hedging Agreements, (2) proceeds payable in respect of any insurance (other than any General B.I./Delay Insurance, Debt Service B.I./Delay Insurance and TUA Insurance), (3) the proceeds of any Performance Liquidated Damages and any liquidated damages payable to any Borrower Entity under operation and maintenance agreement, if any, entered into between the Operator and the Borrower for the Project in respect of performance deficiencies, and (4) warranty or indemnity payments or damages payable to any Borrower Entity under any Project Document.

“Project Schedule” shall mean the project schedule (or similar schedule of required schedule milestone dates) under the EPC Contract.

“Projected Debt Service Coverage Ratio” means, for any period and on any date of determination, a projection of the Debt Service Coverage Ratio for such period using only the Project Revenue from Acceptable Use Agreements with a term of at least two years remaining after the date of determination in the projection of Project Revenue.

“Projections” means projections, expressions of view as to future circumstances and other forward-looking statements.

“Property” means any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

“Punchlist” shall have the meaning provided in the EPC Contract.

“Quarterly Distribution Date” means each Monthly Transfer Date occurring in the months of January, April, July and October, commencing with the first such date to occur at least six months after the Conversion Date.

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“Quintana Industrial District Contract” means the agreement dated May 5, 2004 between the Town of Quintana, Texas and the Site Lessee.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve system (or any successor).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve system (or any successor).

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve system (or any successor).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding emissions from the engine exhaust of a properly maintained motor vehicle.

“Replacement Project Participant” means, with respect to any Project Participant, any Person satisfactory to the Administrative Agent and having credit, or acceptable credit support, equal to at least the lesser of (i) that of the replaced Project Participant on the date that the applicable Project Document was entered into, or (ii) “BBB–” by S&P and “Baa3” by Moody’s, that pursuant to a definitive agreement reasonably satisfactory to the Administrative Agent, assumes the obligations of the replaced Project Participant on terms and conditions no less favorable to the Borrower Entity than those applicable to the replaced Project Participant pursuant to the applicable Project Document.

“Required Lenders” means the Lenders holding more than *** of the sum of the aggregate outstanding principal amount of the Loans but excluding the aggregate outstanding principal amount of the Loans of any Defaulting Lenders.

“Requisition” means a Construction Requisition, a Restoration Requisition or a Maintenance Requisition.

“Requisition Date” means each date specified in a Requisition as a date on which moneys are requested by the Borrower to be withdrawn and transferred from the Account to which such Requisition relates for the purpose set forth in such Requisition.

“Reserve Account” means any of the following:

1.                                       Crest Reserve Account,

2.                                       Major Maintenance Reserve Account (if required in accordance with Section 5.23 of the Credit Agreement),

3.                                       O&M Reserve Account, and

4.                                       Supplemental Reserve Account

5.                                       Working Capital Facility Reserve Account.

“Reserve Account Guarantee” means any of the following:

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1.                                       Reserve Account Guarantee (CRA), which means an unconditional guarantee agreement executed and delivered by an Eligible Institution in favor of the Collateral Agent in respect of the Crest Reserve Account satisfying the applicable criteria specified in Section 5.1(b) of the Account Agreement;

2.                                       Reserve Account Guarantee (MMRA), which means an unconditional guarantee agreement executed and delivered by an Eligible Institution in favor of the Collateral Agent in respect of the Major Maintenance Reserve Account satisfying the applicable criteria specified in Section 5.1(b) of the Account Agreement;

3.                                       Reserve Account Guarantee (OMRA), which means an unconditional guarantee agreement executed and delivered by an Eligible Institution in favor of the Collateral Agent in respect of the O&M Reserve Account satisfying the applicable criteria specified in Section 5.1(b) of the Account Agreement;

4.                                       Reserve Account Guarantee (SRA), which means an unconditional guarantee agreement executed and delivered by an Eligible Institution in favor of the Collateral Agent in respect of the Supplemental Reserve Account satisfying the applicable criteria specified in Section 5.1(b) of the Account Agreement; and

5.                                       Reserve Account Guarantee (WCFRA), which means an unconditional guarantee agreement executed and delivered by an Eligible Institution in favor of the Collateral Agent in respect of the Working Capital Facility Reserve Account satisfying the applicable criteria specified in Section 5.1(b) of the Account Agreement.

“Reserve Account Letter of Credit” means any of the following:

1.                                       Reserve Account Letter of Credit (CRA), which means an irrevocable standby letter of credit in respect of the Crest Reserve Account satisfying the applicable criteria set forth in Section 5.1(b) of the Account Agreement;

2.                                       Reserve Account Letter of Credit (MMRA), which means an irrevocable standby letter of credit in respect of the Major Maintenance Reserve Account satisfying the applicable criteria set forth in Section 5.1(b) of the Account Agreement;

3.                                       Reserve Account Letter of Credit (OMRA), which means an irrevocable standby letter of credit in respect of the O&M Reserve Account satisfying the applicable criteria set forth in Section 5.1(b) of the Account Agreement;

4.                                       Reserve Account Letter of Credit (SRA), which means an irrevocable standby letter of credit in respect of the Supplemental Reserve Account

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satisfying the applicable criteria set forth in Section 5.1(b) of the Account Agreement; and

5.                                       Reserve Account Letter of Credit (WCFRA), which means an irrevocable standby letter of credit in respect of the Working Capital Facility Reserve Account satisfying the applicable criteria set forth in Section 5.1(b) of the Account Agreement.

“Reserve Account Support Instrument” means, for a given Reserve Account, an applicable Reserve Account Guarantee or an applicable Reserve Account Letter of Credit, as indicated pursuant to Section 5.1(c) of the Account Agreement.

“Restoration Date Certain” has the meaning provided in the definition of Approved Restoration Plan set forth in Appendix A to the Credit Agreement.

“Restoration Period” means, with respect to any Restoration, the period of time required to Restore the Project ending on the earlier of (a) the complete Restoration of the applicable Affected Property and (b) the applicable Restoration Date Certain as it may be extended in accordance with the definition of Approved Restoration Plan.

“Restoration Requisition” has the meaning provided in the Account Agreement.

“Restoration Work” means the design, engineering, construction, testing and other work and any contracts and other arrangements for the performance thereof with respect to the Restoration of Affected Property.

“Restore” means, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property in accordance with an approved Restoration Plan.  The term “Restoration” has a correlative meaning.

“Restricted Payment” means, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other similar payment made to any direct or indirect owner of the Capital Stock of such Person in cash, Property, obligations or other securities, (ii) the withdrawal by a direct owner of the Capital Stock of such Person, or the retirement, redemption, reacquisition or exercise of appraisal rights with respect to, the Capital Stock of such Person, or similar actions (iii) any payment of the principal of or interest or other amounts owing on any Subordinated Debt, (iv) other than the Loans, the making of any loan, advances or other credit extension to or for the benefit of any Affiliate or (v) any Affiliate Payment.

“Revenue Account” has the meaning provided in the Account Agreement.

“S&P” means Standard & Poor’s Rating Group.

“Scheduled Principal Payments” means the scheduled amounts payable in respect of the principal of the Loans pursuant to Section 6.1(c) of the Credit Agreement.

“Secondment Amendment” means the secondment agreement dated July 2, 2004, by and between ConocoPhillips and the Borrower.

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“Secured Parties” means, collectively, the Agents and the Lenders.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the pledge and security agreement between the Borrower, the Collateral Agent, the Subsidiaries of the Borrower from time to time parties thereto and the Subsidiaries of the General Partner from time to time parties thereto dated as of the Closing Date.

“Security Documents” means each of the Account Agreement, the Deed of Trust, the Security Agreement, the Brazos Consent, each Consent Agreement, the Subsidiary Guaranty, the Equity Pledges and any other documents necessary to create, perfect, provide priority of or continue a Lien on any of the Collateral, including documents executed, delivered and/or filed under Section 5.30 of the Credit Agreement, and all Uniform Commercial Code financing statements and other filings, recordings or registrations required by the Credit Agreement or Applicable Law to be filed or made in respect of any such Security Document.

“Senior Debt Account” has the meaning provided in the Account Agreement.

“Services Quantity Increase Agreement” means the Services Quantity Increase Agreement dated as of July 2, 2004 between ConocoPhillips and the Borrower.

“Shared Accounts” has the meaning provided in the Account Agreement.

“Shared Facilities Agreement” means the agreement, if any, described in Section 2.16 of the Credit Agreement hereof and relating to, among other things, the Project and the current and future Phase 2 Projects.

“Shipper” means a shipper counterparty to a TUA with rights to terminal services from the Project.

“Site Availability Letter” means the letter dated April 6, 2004 from the Site Lessee to ConocoPhillips regarding the availability of land to build a terminal facility on Quintana Island, Texas and to transport natural gas to Stratton Ridge, Texas.

“Site Leases” means, collectively, (i) that certain Ground Lease and Development Agreement between Brazos River Authority and Borrower dated December 12, 2002; (ii) the Assignment, Consent and Amendment dated as of January 28, 2004, by and among Brazos River Authority, the Borrower and the Site Lessee; (iii) that certain Ground Lease and Slip Development Agreement between Brazos River Authority and the Site Lessee dated January 19, 2004; and (iv) that certain Ground Lease and Dock Development Agreement between Brazos River Authority and the Site Lessee dated January 28, 2004.

“Site Lessee” means FLNG Land, Inc., a Delaware corporation and wholly-owned direct Subsidiary of the Borrower.

“Smith” means Michael S. Smith, a resident of Texas with a principal office located at 1200 Smith Street, Suite 600 Houston, TX  77002 on the Closing Date.

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“Stock Collateral” has the meaning provided in the Pledge Agreement.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of July 2, 2004 by and between Smith and ConocoPhillips.

“Stockholders Agreement” means the Stockholders Agreement dated as of July 2, 2004 among FGP, Smith and ConocoPhillips.

“Subsidiary” means, for any Person, any other Person (other than an individual) of which at least a majority of the Voting Stock of such first Person is at the time directly or indirectly owned or controlled by such second Person or one or more Subsidiaries of such second Person or by such second Person and one or more Subsidiaries of such second Person.  Notwithstanding the foregoing, (1) none of the Borrower, the General Partner and their Subsidiaries shall be deemed to be a Subsidiary of ConocoPhillips or any of its Subsidiaries and (2) none of Expansion and its Subsidiaries shall be deemed to be Subsidiaries of the Borrower, the General Partner, ConocoPhillips or any of their respective Subsidiaries.

“Subsidiary Guaranty” means the guaranty dated as of the Closing Date made by the Site Lessee and the other Subsidiaries of Borrower and/or General Partner thereafter party thereto in favor of the Collateral Agent guaranteeing the Obligations.

“Substantial Completion” shall have the meaning provided in the EPC Contract.

“Supplemental Costs” means the cumulative Project Costs (but solely those Project Costs actually incurred) which exceed the aggregate undiscounted amount equal to (1) $*** of the Project Costs (excluding the Channel Widening Costs) and (2) Channel Widening Costs, but excluding any Interest Expense on such amounts in clauses (1) and (2).

“Tax” means any tax, assessment, levy, impost, duty, deduction, fee, payment, withholding or other charge of whatever nature, and any interest and penalties thereon, required or imposed by any Applicable Law, including any by rule, regulation, order, interpretation, ruling or official directive of any Governmental Authority, but excluding, in the case of any Lender, (a) such taxes (including income taxes or franchise taxes) as are imposed on or measured by the net income of such Lender by the United States or by the jurisdiction (or any political subdivision thereof) under the Applicable Laws of which such Lender is organized or maintains its Applicable Lending Office, other than any such taxes imposed on amounts payable under Section 2.10(c)(1) or (4) of the Credit Agreement, and (b) in the case of any Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office) or is attributable to such Foreign Lender’s failure to comply with Section 2.10(f) of the Credit Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.10.

“Technip” means Technip USA Corporation, a corporation organized and existing under the laws of the State of Delaware.

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“Term Date” means the earlier to occur of (i) the Conversion Date and (ii) the Date Certain; provided, that, if such day is not a Business Day, the Term Date shall be the next succeeding Business Day.

“Term Loan Commitment” means, for each Lender, the aggregate amount of such Lender’s Tranche A Term Loan Commitment and Tranche B Term Loan Commitment.

“Term Loans” means the Tranche A Term Loans and the Tranche B Term Loans.

“Term Notes” means the Tranche A Term Notes and the Tranche B Term Notes.

“Title Insurance” has the meaning provided in Section 3.1(s) of the Credit Agreement.

“Title Insurance Company” means Stewart Title Guaranty Company.

“Total Commitment” means, at any time, the Construction Loan Commitments of the Lenders and the Term Loan Commitments of the Lenders.

“TPS” means Third Party Supplemental.

“TPS Accounts” has the meaning provided in the Account Agreement.

“TPS Agents” means, collectively, the administrative agent, the collateral agent and the depositary agent, if any, or other similar agent for and on behalf the TPS Lenders appointed in or pursuant to the TPS Financing Documents.

“TPS Collateral” means all Property that, in accordance with the terms of the security documents entered into in connection with the TPS Loans, is intended to be subject to any Lien in favor of any or all of the TPS Secured Parties as security for the TPS Obligations.

“TPS Financing Documents” means, collectively, the notes, the credit agreement, the security documents and any other similar or related documents executed in connection with the making of the TPS Loans other than opinions and certificates.

“TPS Lender” means the lenders of the TPS Loans.  No such lender may be an Affiliate of the Borrower or Expansion.

“TPS Loans” means the loans made to finance *** of the Supplemental Costs contemplated by Section 2.15(a)(2) and shall not mean the Tranche B Loans.

“TPS O&M Percentage” means, for a given period, the percentage of the Operating and Maintenance Costs relating to the Non-COP TUAs for such period, as established from time to time in the Operating Budget.

“TPS Obligations” means, collectively, all loans, advances, Debts, debts, liabilities, and obligations, howsoever arising or owed by any and all Borrower Entities under any or all TPS Financing Documents or otherwise to any TPS Secured Party of every kind and

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description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Borrower; and which, for the avoidance of doubt, includes (a) any and all amounts advanced by any TPS Secured Party in order to preserve the TPS Collateral or to preserve the related Liens; (b) in the event of any enforcement action, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the TPS Collateral, or of any exercise by any Secured Party of its rights under the TPS Financing Documents, together with attorneys’ fees and court costs and (c) performance of its obligations under the documents executed in connection therewith.

“TPS Secured Parties” means, collectively, the TPS Agents and the TPS Lenders.

“Tranche A Commitment” means the Tranche A Construction Loan Commitment and Tranche A Term Loan Commitment

“Tranche A Construction Loan Commitment” means, as to any Lender, the applicable amount set forth opposite such Lender’s name in the column “Tranche A” in Annex I to the Credit Agreement.

“Tranche A Construction Loan Maturity Date” means the Date Certain.

“Tranche A Construction Loans” has the meaning provided in Section 2.1 of the Credit Agreement

“Tranche A Construction Note” has the meaning provided in Section 2.7 of the Credit Agreement.

“Tranche A Loans” means Tranche A Term Loans and Tranche A Construction Loans.

“Tranche A Rate”, for any day, means *** per annum.

“Tranche A Term Loan” has the meaning provided in Section 2.2 of the Credit Agreement.

“Tranche A Term Loan Commitment” means, for each Lender, the aggregate amount of Tranche A Construction Loans of such Lender as of the Conversion Date (after giving effect to any Borrowing of Tranche A Construction Loans on such date in accordance with Section 2.2 of the Credit Agreement and any prepayment of Tranche A Construction Loans on such date in accordance with ARTICLE 6 of the Credit Agreement).

“Tranche A Term Loan Maturity Date” means the date which is the twelfth anniversary of the earlier to occur of (a) the first Payment Date occurring after the Conversion Date and (b) ***.

“Tranche A Term Note” has the meaning provided in Section 2.7 of the Credit Agreement.

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“Tranche B Commitment” means the Tranche B Construction Loan Commitment and the Tranche B Term Loan Commitment

“Tranche B Construction Loan Commitment” means, as to any Lender, the applicable amount set forth opposite such Lender’s name in the column “Tranche B” in Annex I to the Credit Agreement.

“Tranche B Construction Loan Maturity Date” means the Date Certain.

“Tranche B Construction Loans” has the meaning provided in Section 2.1 of the Credit Agreement

“Tranche B Construction Note” has the meaning provided in Section 2.7 of the Credit Agreement.

“Tranche B Loans” the Tranche B Term Loan and Tranche B Construction Loans

“Tranche B Obligations” means, collectively, all loans, advances, Debts, debts, liabilities, and obligations, howsoever arising or owed by any and all Borrower Entities with respect to the Tranche B Loans, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Borrower.

“Tranche B Rate”, for any day, means Prime Rate plus *** per annum.

“Tranche B Term Loan” has the meaning provided in Section 2.2 of the Credit Agreement.

“Tranche B Term Loan Commitment” means, for each Lender, the aggregate amount of Tranche B Construction Loans of such Lender as of the Conversion Date (after giving effect to any Borrowing of Tranche B Construction Loans on such date in accordance with Section 2.1 of the Credit Agreement and any prepayment of Tranche B Construction Loans on such date in accordance with ARTICLE 6 of the Credit Agreement).

“Tranche B Term Loan Maturity Date” means the date which is the *** anniversary of the date on which the Construction Loan Availability Period ended.

“Tranche B Term Note” has the meaning provided in Section 2.7 of the Credit Agreement.

“Transaction Documents” means the Financing Documents and the Project Documents.

“Transfer Date Certificate” means, in respect of a Monthly Transfer Date, an Officer’s Certificate substantially in the form of Exhibit D to the Account Agreement (or another Officer’s Certificate in the form consented to by the Administrative Agent) and appropriately completed setting forth (i) the amounts to be withdrawn, transferred or segregated pursuant to Article 4 of the Account Agreement for such Monthly Transfer Date, (ii) the Persons to whom and the dates on which such amounts withdrawn are to be paid, (iii) the address or wire transfer

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instructions required for such payments and the priority of such payments, all as in accordance with Article 4 of the Account Agreement.

“TUA” means a terminal use agreement entered into in connection with the Project relating to rights to terminal services from the Project, as amended, modified and supplemented.

“TUA B.I. Insurance” has the meaning provided in the Account Agreement.

“TUA Claims Account” has the meaning provided in the Account Agreement.

“TUA Delay Insurance” has the meaning provided in the Account Agreement.

“TUA Insurance” means TUA Delay Insurance and TUA B.I. Insurance.

“Type”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or, if applicable, the Loans comprising such Borrowing, are Construction Loans or Term Loans.

“UCC” and “Uniform Commercial Code”, each, means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Parties’ Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, each of the terms “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“UCC Searches” has the meaning provided in Section 3.1(k) of the Credit Agreement.

“United States” and “U.S.” shall each mean the United States of America.

“Voting Stock,” with respect to any Person, means the Capital Stock having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions for such Person (whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency), even if the right to vote has been suspended by the happening of a contingency.

“Work” means the obligations, duties, standards, practices, responsibilities and similar “work” of a contractor that is the subject matter of a Construction Contract, including any work product, and the matters relating thereto.

“Working Capital Facility” means the working capital facility pursuant to which Debt permitted by Section 5.13(d) of the Credit Agreement may be outstanding.

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“Working Capital Facility Reserve Account” has the meaning provided in the Account Agreement.

2.                                       Rules of Interpretation.  In each Financing Document, unless otherwise indicated:

(a)                                  each reference to, and the definition of, any document (including any Transaction Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of the Credit Agreement;

(b)                                 each reference to a Applicable Law or Governmental Approval, or section, chapter or other subdivision thereof, shall be deemed to refer to such Applicable Law or Governmental Approval as the same may be amended, supplemented or otherwise modified or substituted from time to time;

(c)                                  any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

(d)                                 references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

(e)                                  all references to an “Article,” “Section,” “Appendix,” “Annex,” “Schedule” or “Exhibit” are to an Article or Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

(f)                                    any table of contents, Article headings, Section headings and other captions in a Financing Document are for the purpose of reference only and do not affect the interpretation and construction of any Financing Document;

(g)                                 defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(h)                                 the words “hereof,” “herein” and “hereunder,” and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(i)                                     the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”; and

(j)                                     where the terms of any Financing Document require that the approval, opinion, consent or other input of any Secured Party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of the relevant party in writing.

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APPENDIX B

to

Credit Agreement

Intercreditor Arrangement Between Secured Parties and TPS Secured Parties

Summary of Terms and Conditions

INTERCREDITOR AND SUBORDINATION AGREEMENT

TERM SHEET

Parties

CONOCOPHILLIPS COMPANY, as Lender (“COP Lender”) under the Credit Agreement dated as of July 2, 2004 (the “COP Credit Agreement”), by and among Freeport LNG Development, L.P., as Borrower, Freeport LNG-GP, Inc., as General Partner, COP Lender, various financial institutions from time to time parties thereunder, as Lenders, ConocoPhillips Company, as Administrative Agent, ConocoPhillips Company, as Collateral Agent, and The Bank of New York, as Depositary Agent;

CONOCOPHILLIPS COMPANY, as Administrative Agent (“COP Agent”) under the COP Credit Agreement;

THE ROYAL BANK OF SCOTLAND PLC, as Lender (“TPS Lender”) under the Credit Agreement dated as of [                    ] (the “TPS Credit Agreement”), by and among Freeport LNG Development, L.P., as Borrower, Freeport LNG-GP, Inc., as General Partner, TPS Lender, as Sole Lead Arranger and Lender, various financial institutions from time to time parties thereunder, as Lenders, The Royal Bank of Scotland plc, as Administrative Agent, and The Bank of New York, as Collateral Agent;

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent (“TPS Agent”) under the TPS Credit Agreement;

THE BANK OF NEW YORK, as Collateral Agent (“Collateral Agent”); and

FREEPORT LNG DEVELOPMENT, L.P., as Borrower under each of the COP Credit Agreement and the TPS Credit Agreement (“Borrower”).

Defined Terms

Capitalized terms that are used but not in this Term Sheet shall have the meanings given to such terms in the COP Credit Agreement and Collateral Account Agreement, as applicable.  The following terms shall have the meanings set forth below:

[NOTE: Allocation of the various Accounts and related security into COP Collateral, TPS Collateral and Shared Collateral subject to final resolution of Collateral Account Agreement]

“COP Collateral” means the following collateral granted to the Collateral Agent for the benefit of the COP Secured Parties: the COP TUA and any related service quantity increase agreement (but excluding the COP Royalty), the Construction Account, the COP Debt Payment Account, the

COP Redemption Account, the COP Revenue Account, the COP Supplemental Debt Payment Account, the Crest Reserve Account, the Distribution Account, the Distribution Suspense Account, the Working Capital Facility Reserve Account, [the Reserve Account Guarantee (SRA), the Reserve Account Letter of Credit (SRA], the Reserve Account Guarantee (WCFRA), the Reserve Account Letter of Credit (WCFRA)], and all intangibles and fixed assets of the Borrower that are not otherwise expressly defined below as either Shared Collateral or TPS Collateral.

“Shared Collateral” means the following collateral granted to the Collateral Agent for the benefit of the COP Secured Parties and the TPS Secured Parties as provided below: all Delay Liquidated Damages, all Loss Proceeds [NOTE: this includes proceeds received in respect of an Expropriation Event, but excludes business interruption insurance proceeds], all Insurance Proceeds [NOTE: this excludes proceeds from general liability, delayed completion insurance and business interruption insurance], all Performance Liquidated Damages, all Project Document Claims, all liquidated damages payable under any operation and maintenance agreement, all [Debt Service B.I./Delay Insurance], all FOC Insurance, any other insurance proceeds, all warranty or indemnity payments or damages payable to the Borrower under any Project Document (but excluding any warranty or indemnity payments or damages payable to the Borrower under any TUA, which are to be paid into the appropriate TUA Revenue Account), the Loss Proceeds Account, the Redemption Account, the O&M Account, the O&M Reserve Account, the Reserve Account Guarantee (OMRA), the Reserve Account Letter of Credit (OMRA), the Major Maintenance Reserve Account, the Reserve Account Guarantee (MMRA), the Reserve Account Letter of Credit (MMRA), and all interest accrued on and other income derived from the balance outstanding during the applicable period in the aforementioned Accounts and related security (including from Permitted Investments).

[NOTE: Shared Collateral to be revisited in connection with finalizing TPS Credit Agreement and Amended and Restated Collateral Account Agreement]

“TPS Collateral” means the following collateral granted to the Collateral Agent for the benefit of the TPS Secured Parties: (a) a first priority Lien on the COP Royalty, all or any portion of the Non-COP TUAs, including amounts payable (and other obligations performable) by each of the Non-COP Shippers thereunder, the TPS Reserve Account, the TPS Revenue Account, the TPS TUA Revenue Account, the TPS Debt Reserve Account, the TPS Debt Payment Account, the TPS TUA Debt Payment Account, the TPS Construction Account, the Reserve Account Guarantee (TPSDRA), the Reserve Account Letter of Credit (TPSDRA), the COP Royalty Payment Account (subject to potential disgorgement and

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repayment to COP Shipper to the extent that any credit becomes due to COP Shipper resulting from any Annual Shortfall Reconciliation made under Section 4.6 of the COP TUA) [NOTE: consider whether the COP Royalty should simply be paid into the TPS Revenue Account, subject to the same disgorgement treatment], all [TUA B.I. Insurance, all TUA Delay Insurance], and (b) a second priority Lien on the Borrower’s interest in the Accounts and related security other than the accounts and related security referenced in sub-clause (a) above.

Appointment of Collateral and
Depositary Agent

The Bank of New York shall serve as Collateral and Depositary Agent as follows: (a) the COP Agent and the TPS Agent shall appoint The Bank of New York to serve as Collateral and Depositary Agent for the joint benefit of the COP Secured Parties and the TPS Secured Parties with respect to the Shared Collateral, (b) the Bank of New York shall continue to serve as the Depositary Agent for the benefit of the COP Secured Parties with respect to the COP Collateral, and shall be appointed to serve as Collateral Agent for the benefit of the COP Secured Parties with respect to the COP Collateral, and (c) the TPS Agent shall appoint the Bank of New York to serve as Collateral  and Depositary Agent for the benefit of the TPS Secured Parties with respect to the TPS Collateral, all subject to the terms and conditions to be set out in the necessary amendment to and restatement of the Collateral Account Agreement.

Priority of
Security Interests	COP Collateral. The Collateral Agent shall have and maintain a first priority senior secured Lien on and against the COP Collateral for the benefit of the COP Secured Parties.

The Collateral Agent shall have and maintain a second priority senior secured Lien for the benefit of the TPS Secured Parties on and against that portion of the COP Collateral constituting all Accounts and related security other than the Accounts and related security in which the TPS Secured Parties enjoy the benefit of a first priority senior secured Lien.

Shared Collateral.  The Collateral Agent shall maintain a first priority senior secured Lien on and against the Shared Collateral in favor of both the COP Secured Parties and the TPS Secured Parties.  The exercise of the party’s respective rights in, and the application of proceeds in respect of, the Shared Collateral shall be as set out in the section below entitled “Exercise of Rights to Shared Collateral.”

TPS Collateral.  The Collateral Agent shall have and maintain (a) a first priority senior secured Lien for the benefit of the TPS Secured Parties on and against that portion of the TPS Collateral constituting the Lien on the

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COP Royalty, a Lien on all or any portion of the Non-COP TUAs, including amounts payable (and other obligations performable) by each of the Non-COP Shippers thereunder, a Lien on the TPS Reserve Account, the TPS Revenue Account, the TPS TUA Revenue Account, the TPS Debt Reserve Account, the TPS Debt Payment Account, the TPS TUA Debt Payment Account, the TPS Construction Account, the Reserve Account Guarantee (TPSDRA), the Reserve Account Letter of Credit (TPSDRA), and the COP Royalty Payment Account, and (b) a second priority senior secured Lien for the benefit of the TPS Secured Parties on and against that portion of the TPS Collateral constituting of all Accounts and related security other than those in which the TPS Secured Parties have a first priority Lien as provided above.

The Collateral Agent shall be entitled to have and maintain a second priority senior secured Lien for the benefit of the COP Secured Parties on and against the TPS Collateral described in sub-clause (a) of the immediately preceding paragraph, and a first priority senior secured Lien for the benefit of the COP Secured Parties on and against the TPS Collateral described in sub-clause (b) of the immediately preceding paragraph.

Acknowledgment
of Liens;
Subordination

Each of the COP Lenders, COP Secured Parties and COP Agent acknowledge the priority of the TPS Secured Parties’ Lien and security interests in and to the TPS Collateral as set out in the section above entitled “Priority of Security Interests”, and agree to subordinate their rights and interests to those of the TPS Secured Parties accordingly. For so long as the TPS Secured Parties have such Liens on and against the TPS Collateral, the COP Lenders, COP Secured Parties and COP Agent shall not exercise or cause to be exercised any rights in respect of such TPS Collateral in any manner whatsoever (other than taking any necessary actions in order to perfect and maintain a second priority Lien) without the prior written consent of the TPS Lenders.

Each of the TPS Lenders, TPS Secured Parties and TPS Agent acknowledge the priority of the COP Secured Parties’ Lien and security interests in and to the COP Collateral, and agree to subordinate their rights and interests to those of the COP Secured Parties accordingly. For so long as the COP Secured Parties have such a Lien on and against the COP Collateral, the TPS Lenders, TPS Secured Parties and TPS Agent shall not exercise or cause to be exercised any rights in respect of such COP Collateral in any manner whatsoever (other than taking any necessary actions in order to perfect and maintain a second priority Lien) without the prior written consent of the COP Lenders.

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Any proceeds in respect of the disposition in an enforcement action by any of the Secured Parties of Collateral that are in excess of the amount necessary to satisfy the outstanding indebtedness and other amounts due under the applicable Credit Agreement and/or Security Documents shall be held in trust by the Collateral Agent for the benefit of the non-enforcing Secured Parties.

Application of
Prepayments

All amounts in respect of Shared Collateral that are received by the Collateral Agent from the Borrower which are to be utilized in connection with a permitted prepayment under Section [6.2] of the COP Credit Agreement under circumstances where an optional prepayment is permitted to be made under Section [     ] of the TPS Credit Agreement, or vice versa, shall be allocated by the Collateral Agent pursuant to an Allocation Certificate provided by the Borrower, which Allocation Certificate shall provide that such payment shall be made to the COP Lenders and the TPS Lenders in an amount equal to their ratable share of the aggregate outstanding principal amount of the COP Loans and TPS Loans, together with all accrued but unpaid interest in respect of each.

The Intercreditor and Subordination Agreement shall provide a mechanism for the allocation and payment of (a) all amounts in respect of Shared Collateral that are received by the Collateral Agent from the Borrower which are to be utilized in connection with a mandatory prepayment under Section 6.3 of the COP Credit Agreement under circumstances where a mandatory prepayment is also required to be made under Section [     ] of the TPS Credit Agreement, or vice versa, and (b) all amounts received by the Collateral Agent from the Borrower which are to be utilized in connection with a permitted prepayment under Section 6.2 of the COP Credit Agreement or a mandatory prepayment under Section 6.3 of the COP Credit Agreement under circumstances where there is no corresponding intention of the Borrower to make an optional prepayment under Section [     ] of the TPS Credit Agreement or obligation of the Borrower to make a mandatory prepayment under Section [     ] of the TPS Credit Agreement, or vice versa.

The Borrower will covenant and agree to deliver to the Collateral Agent an Allocation Certificate in connection with any permitted or mandatory prepayment in accordance with the terms to be established in the Intercreditor and Subordination Agreement, and any payment by the Collateral Agent pursuant thereto shall be made in accordance with the Allocation Certificate.  The form of Allocation Certificate shall be mutually agreed and attached as Exhibit A to the Intercreditor and Subordination Agreement.

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[NOTE: Application of Prepayments to be revisited in connection with finalization of TPS Credit Agreement]

Exercise of Rights to
Shared Collateral

Upon the occurrence and continuation of an Event of Default under either or both of the COP Credit Agreement and the TPS Credit Agreement (a “Trigger Event”), the COP Secured Parties and the TPS Secured Parties shall consult with one another and coordinate any enforcement or other action in respect of the Shared Collateral in a manner [that best preserves the overall value of such Shared Collateral; provided that COP shall have a reasonable period to direct application of Loss Proceeds and insurance in connection with any Restoration of the LNG Facility].

Proceeds received in respect of such Shared Collateral (net of enforcement costs and expenses and any fees that are properly due and payable to the Collateral Agent) shall be applied by the Collateral Agent against outstanding indebtedness and other amounts due under (A) the COP Credit Agreement and/or the COP Security Documents, and (B) the TPS Credit Agreement and/or the TPS Security Documents in the following manner: (1) distributions shall be made to each of the COP Secured Parties and the TPS Secured Parties in an amount equal to such lenders’ ratable share of the aggregate outstanding principal amount of the COP Loans and TPS Loans, together with all other amounts due (including accrued but unpaid interest), until such time as all outstanding indebtedness and other amounts due under the TPS Credit Agreement and/or TPS Security Documents have been satisfied in full, and (2) thereafter, one hundred percent (100%) of the remaining proceeds in respect of the disposition of the Shared Collateral shall be distributed to the COP Secured Parties and applied against the outstanding indebtedness and other amounts due under the COP Credit Agreement and/or COP Security Documents.

Liquidation
Proceeds

The Intercreditor and Subordination Agreement will contain a mechanism whereby, in the event that all or any portion of the physical assets constituting the Phase 1 LNG Facilities are transferred or disposed of under circumstances where the LNG Facilities will no longer be operated in a manner that will provide Dow and COP with the ability to receive the Service Quantity (as defined in the respective TUA), any proceeds actually received by the COP Secured Parties in respect of such assets, net of reasonable costs of enforcement, shall be shared between the COP Secured Parties and the TPS Secured Parties ratably, in accordance with their respective percentages of the total outstanding debt under both the COP Loans and the TPS Loans at the time of such sale.

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Coordination as to
Certain Actions

COP Agent and TPS Agent shall agree and jointly exercise their approval rights in connection with any replacement of the Collateral Agent, Independent Engineer and/or Insurance Advisor.  [NOTE: COP and TPS Lenders to consult on the retention and any proposed replacement of the Independent Engineer and/or Insurance Advisor prior to the closing of the TPS Credit Facilities.]

Decisions of the senior secured lenders as to whether to pursue a Restoration of the Project following a Loss Event (including any partial Expropriation) shall be made by the COP Agent after consultation with the TPS Agent.

The Intercreditor and Subordination Agreement will contain agreed provisions that address (a) the amendment or waiver of any provision of the COP Credit Agreement or the other COP Financing Documents, or consent to any amendment or waiver of any provision of certain other Project Documents, by the COP Agent and/or the COP Lenders, and (b) the amendment or waiver of any provision of the TPS Credit Agreement or the other TPS Financing Documents, or consent to any amendment or waiver of any provision of certain other Project Documents, by the TPS Agent and/or the TPS Lenders.  In any case where such amendment or waiver shall require the prior written consent of the other party/parties, the Intercreditor and Subordination Agreement will provide that such consent shall not unreasonably be withheld.

Non-Disturbance
Obligations

The Intercreditor and Subordination Agreement will contain provisions whereby the COP Secured Parties agree that (a) in enforcing their rights under the COP Credit Agreement and/or the COP Financing Documents against the Borrower, the COP Collateral and/or the COP Secured Parties’ interest in the Shared Collateral, the COP Secured Parties will do so in a manner that does not interfere with each of the Non-COP Shippers’ continued ability to receive the Service Quantity as provided in the Non-COP TUAs; provided however, that such non-disturbance obligation shall continue for only so long as the respective Non-COP Shipper is not in default of any material obligations to Borrower under the applicable Non-COP TUA, and (b) in enforcing their rights under the TPS Credit Agreement and/or the TPS Financing Documents (i) against the TPS Collateral and/or the TPS Secured Parties’ interest in the Shared Collateral (as opposed to the Borrower itself), the TPS Secured Parties will do so in a manner that does not interfere with COP Shipper’s continued ability to receive the Service Quantity as provided in the COP TUA; provided however, that such non-disturbance obligation shall continue for only so long as COP Shipper is not in default of any material obligations to Borrower under the COP TUA, and (ii) against the Borrower (as opposed

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to the TPS Collateral and/or the TPS Secured Parties’ interest in the Shared Collateral), they will provide the COP Secured Parties with copies of all notices sent to the Borrower in connection with such enforcement action at the same time that such notices are sent to the Borrower; provided however, that failure to timely provide any such notice to the COP Secured Parties will not provide an independent basis for liability of the TPS Secured Parties to the COP Secured Parties.

TPS Loan
Purchase Option

The COP Lenders shall, at all times on [     ] days written notice from the COP Agent to the TPS Agent (the “Notice of Exercise”), have the right to purchase the TPS Loan [NOTE: need to resolve with COP whether this includes or excludes any related interest rate swap] at a cash price equal to the aggregate principal and unpaid interest outstanding on such TPS Loan [and an amount to cover purchase or breakage of the swap, as applicable] plus (a) a make-whole amount equal to the net present value of the expected margin on the TPS Loans assuming such loans were repaid as originally scheduled at the interest rate in effect at the time of prepayment, discounted by a factor of 0.5% over the yield to maturity implied by the yields reported for actively traded U.S. Treasury securities having a maturity equal to the remaining average life of such TPS Loans as of the date that such purchase transaction is closed, and (b) provided that the Borrower is not in Default of its obligations under the TPS Credit Agreement at the time the COP Agent tenders such Notice of Exercise, a premium of 1.5% of the total amount of principal outstanding under the TPS Credit Agreement on the date that such purchase transaction is closed, with such percentage to decrease from 1.5% to 0% on a straight-line basis, reducing quarterly, such decrease to commence on the date of Conversion, and end on the fifth anniversary of the Closing Date (collectively, the “TPS Loan Purchase Price”).

Upon receipt of such Notice of Exercise, each of the TPS Lenders, the TPS Secured Parties and the TPS Agent will promptly assign to the COP Lenders or their designees all of such persons’ right, title and interest in and to the TPS Credit Agreement and the other TPS Financing Documents [by executing and delivering an assignment and assumption agreement in the form attached as Exhibit B to the Intercreditor and Subordination Agreement].  Upon receipt of the duly executed assignment and assumption agreement, the COP Agent shall promptly countersign the assignment and assumption agreement and deliver same to the TPS Agent, tender (or cause to be tendered) the TPS Loan Purchase Price in full to the TPS Agent, and the COP Lenders or their designees shall assume and perform all of the respective assignors’ obligations under such TPS Credit Agreement and the other TPS Financing Documents.

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Except for the  warranty that the assignor is the legal and beneficial owner of the interest being assigned, and that such interest is free and clear of any adverse claim, any such assignment shall be without recourse to, or warranty by, any of the TPS Lenders, the TPS Secured Parties and the TPS Agent or their respective affiliates and representatives.

Collateral Agent
Provisions

The Intercreditor and Subordination Agreement shall contain terms and conditions designed to facilitate the implementation of the Amended [and Restated] Collateral Account Agreement by the Collateral Agent in a manner that is consistent with the terms and conditions of the Intercreditor and Subordination Agreement.

Special Covenants

At all times while the TPS Debt is outstanding: (a) COP Lender agrees that it shall retain all of the powers exercisable by the Required Lenders, and that it shall not assign or transfer its funding obligations as Initial Lender under the COP Credit Agreement; and (b) Administrative Agent agrees that it shall not transfer or assign any of its duties, obligations or liabilities as Administrative Agent under the COP Credit Agreement without the written consent of the TPS Secured Parties, such consent not to be unreasonably withheld.

Additional
Provisions

The Intercreditor and Subordination Agreement shall be governed by the laws of the State of New York, and shall contain such other terms and conditions as may be agreed by the parties, as well as other standard terms and conditions, such as provisions relating to severability, notices, successors and assigns, counterparts, consent to the jurisdiction of New York courts, waiver of jury trial, limitation on liability, no impairment of other rights, amendment, waiver, headings, termination, entire agreement, conflicts with other security documents, and consequential damages.

Exhibits	The Intercreditor and Subordination Agreement shall contain the following Exhibits:

Exhibit A — Form of Allocation Certificate – Prepayment Proceeds
Exhibit B — Form of Assignment and Assumption Agreement

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APPENDIX C

to

Credit Agreement

INSURANCE PROVISIONS

(1)                            Construction “All Risks” Insurance:  Property damage insurance on an “all risks” basis insuring the Borrower and the Secured Parties, as their interests may appear, including coverage for the perils of earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, boiler and machinery accidents, strike, riot, civil commotion, sabotage and terrorism (for which coverage may be written on a separate basis).

In the event of a catastrophic loss to the worldwide insurance markets resulting in the effect that terrorism coverage is not commercially reasonable and available, Lenders shall have the right to determine whether terrorism insurance coverage needs to continue being purchased.

(A)                              The construction “all risks” insurance shall provide coverage for (i) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies, fuel and other properties constituting a part of the Project, including all temporary works the values of which are included in the EPC Contract, (ii) off-site storage with sub-limits sufficient to insure the full replacement value of any property or equipment not stored on the site of the Project, (iii) the removal of debris with a sub-limit not less than $10,000,000 per occurrence, (iv) pollution clean up and removal for a sub-limit not less than $500,000, (v) foundations and other property below the surface of the ground, (vi) electronic equipment and media, (vii) the cost of preventive measures to reduce or prevent further loss or damage, (viii) operational and performance testing for a period sufficient to cover all testing but not less than 60 days, (ix) inland transit with sub-limits sufficient to insure the largest single shipment to or from the site of the Project (unless insured by the marine cargo insurance), (x) attorneys’ fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property,  and (xii) a 12-month defects warranty period as is available and if commercially reasonable.

 (B)                             The construction “all risks” policy shall include (i) a 72 hour flood/storm/earthquake clause, (ii) an unintentional errors and omissions clause, (iii) a 50/50 clause, (iv) a requirement that the insurer pay losses within 30 days after receipt of an acceptable proof of loss or partial proof of loss and (v) any other insurance clause making this insurance primary over any other insurance.

(C)                                The construction “all risks” policy shall not contain any (i) coinsurance provisions, (ii) exclusion for freezing or mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, or (iv) exclusion for resultant damage and/or ensuing loss by a peril not otherwise excluded caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction, faulty workmanship or design.

(D)                               The construction “all risks” policy shall (i) not be subject to cancellation by the insurer except for non-payment of premium, (ii) be on a completed value form, with no periodic reporting requirements, (iii) insure the Project in an amount not less than full replacement value of the Project, (iv) value losses at replacement cost, without deduction for physical depreciation or obsolescence, including customs duties, taxes and fees if the lost or damaged assets are replaced, otherwise value losses at replacement cost less physical depreciation, (v) insure earth movement and flood perils, with a sub-limit not less than $100,000,000 or sufficient to insure 125% of the Estimated Maximum Loss, whichever is greater of replacement cost on an annual aggregate basis for each peril, (vi) have no deductible greater than $1,000,000, with the exception of testing, which shall have a deductible no greater than $1,000,000, (vii) include expediting expenses in an amount not less than $10,000,000 (viii) insure terrorism for a limit not less than $100,000,000 or 200% of the Estimated Maximum Loss for this peril, whichever is greater.

For the Estimated Maximum Loss valuation an independent engineer to be agreed by both Lenders and Borrower will be appointed.

(E)                                 The construction “all risks” insurance shall remain in effect until Substantial Completion has occurred and its replacement by the operational property damage coverage specified in Section (12) below.

(2)                                  Delay-in-Startup Insurance:  Delay-in-Startup coverage insuring the Borrower and the Secured Parties, as their interests may appear, covering continuing expenses and Debt Service as a result of loss or damage insured by the policies required pursuant to Section (1) above, including earth movement and flood, resulting in a delay in completion of the Project beyond the Substantial Completion date in the EPC Contract in an amount not less than 125% of the Estimated Maximum Loss but in no case less than 12 months’ indemnity for cost for the monthly payment of a claim pending final determination of the full claim amount, (iv) not contain any form of a coinsurance provision or include a waiver of such provision and (v) an extension for delay arising out of port blockage (coverage for which may be written on a separate basis).  Coverage shall remain in effect until Substantial Completion has occurred and its replacement by the business interruption insurance specified in Section (11) below.

For the ConocoPhillips’ portion of the Debt Service, ConocoPhillips will not require delay-in-startup insurance.

For the Estimated Maximum Loss valuation an independent engineer to be agreed by both Lenders and Borrower will be appointed.

(3)                                  Marine Cargo Insurance:  On or prior to the first shipment and continuing until Substantial Completion has occurred, cargo insurance insuring the Borrower and the Secured Parties, as their interests may appear, on a “warehouse to warehouse” basis, including land, air and marine transit insuring “all risks” of loss or damage on a replacement cost basis plus freight and insurance from the time the goods are in the process of being loaded for transit until they are finally delivered to the site of the Project, including during

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shipment deviation, delay, forced discharge, re-shipment and transshipment.  Such insurance shall (i) include coverage for war, strikes, riots, civil commotions, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, (ii) contain a replacement by air extension clause, 50/50 clause, unintentional difference in conditions for C.I.F. shipments, errors and omissions clause, import duty clause, non-vitiation clause, and debris removal clause, (iii) contain no exclusion for inadequate packing, (iv) insure for the replacement value of the largest single shipment plus freight and insurance, subject to a minimum limit of not less than 125% of the maximum dollar amount per conveyance and (v) be subject to a deductible of no greater than $50,000 per occurrence.

 (4)                               Marine Delay-in-Startup Insurance (Advanced Loss of Profits Insurance): Marine Delay-in-Startup insurance insuring the Borrower and the Secured Parties, as their interest may appear, for continuing expenses and Debt Service, as a result of (i) loss or damage insured by the policies required pursuant to Section (3) above or (ii) loss, breakdown or damage to the hull, machinery or equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in completion of the Project beyond the Substantial Completion date in the EPC Contract in an amount not less than 125% of the time necessary to replace any equipment lost in transit, but in no case less than 12 months’ continuing expenses and Debt Service.  Such insurance shall have a deductible of not greater than 45 days per occurrence and remain in effect until Substantial Completion has occurred.

For the time necessary to replace valuation an independent engineer to be agreed by both Lenders and Borrower will be appointed.

For the ConocoPhillip’s portion of the Debt Services, ConocoPhillips will not require marine delay-in-startup insurance.

(5)                                  Workers’ Compensation and Employer’s Liability Insurance: In the event the Borrower has employees, the Borrower will maintain workers’ compensation insurance as required by applicable state laws and employer’s liability insurance insuring the Borrower for liability arising out of injury to or death of employees in the amount of $1,000,000 per accident. A maximum deductible or self-insured retention of $500,000 per occurrence shall be allowed.

(6)                                  General Liability Insurance: Liability insurance insuring the Borrower against claims filed anywhere in the world and occurring anywhere in the world for the liability arising out of claims for personal injury and property damage.  Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage, personal injury insurance, sudden and accidental pollution liability, independent contractors and terminal operators liability with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage.  A maximum deductible or self-insured retention of $500,000 per occurrence shall be allowed.

3

(7)                                  Automobile Liability Insurance: Automobile liability insurance insuring the Borrower for liability arising out of claims for personal injury (including bodily injury and death) and property damage covering all owned (if any), leased, non-owned and hired vehicles of the Borrower, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.  A maximum deductible or self-insured retention of $500,000 per occurrence shall be allowed.

(8)                                  Marine Liability Insurance:  Marine liability insurance against claims for bodily injury or property damage arising out of any vessel or barge owned, rented or chartered by the Borrower, Contractor or Operator with a $1,000,000 limit per occurrence provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project.

(9)                                  Excess Insurance:  Excess or Umbrella liability insurance covering claims in excess of the underlying insurance described in the foregoing Sections (5), (6), (7) and (8), with a minimum limit per occurrence of $100,000,000.  The amounts of insurance required in the foregoing Sections (5), (6), (7), (8) and this Section (9) may be satisfied by the Borrower purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

(10)                            Aircraft Liability Insurance:  If the performance of any of the Transaction Documents requires the use of any aircraft that is owned, leased or chartered by the Borrower, aircraft liability insurance insuring the Borrower with a $15,000,000 minimum limit per occurrence for combined property damage and bodily injury, including passengers and crew, provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project.

(11)                            Professional Errors and Omissions Liability Insurance:  Freeport LNG will endeavor to ensure that that the primary Contractor obtain professional errors and omissions liability insurance, issued on a “project basis” including, but not limited to, any negligent act, error, mistake or omission in the performance of  the Work by the Contractor or any sub-contractor, including contractual liability to cover tort liabilities assumed in the indemnity provisions of this Agreement, with limits not less than $5,000,000 per occurrence, provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Work.  Such insurance shall be maintained in full force and effect for a period of two (2) years after the completion of any and all of Contractor’s services under this Agreement.  In addition the policy or policies providing the professional liability insurance shall contain a deductible not greater than $100,000.

(12)                            Operational Property Damage Insurance:  On or prior to the date that Substantial Completion has occurred or the expiration of the construction “all risks” insurance, whichever comes first, property damage insurance on an “all risk” basis insuring the Borrower and the Secured Parties, as their interests may appear, including coverage against damage or loss caused by earth movement (including but not limited to earthquake,

4

landslide, subsidence and volcanic eruption), flood, boiler and machinery accidents, strike, riot, civil commotion, sabotage and terrorism.  Losses shall be valued at their repair or replacement cost, without deductible for physical depreciation or obsolescence, including customs duties, taxes and fees.

(A)                              The property damage insurance shall be on an “all risks” basis and shall provide coverage for (i) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies, fuel and other properties constituting a part of the Project, (ii) steam and electrical transmission lines along with related equipment for which the Borrower has an insurable risk of loss, (iii) electronic data, equipment and media, (iv) foundations and other property below the surface of the ground, (v) transit and off-site repair including ocean, marine and air transit, if applicable, under a separate policy or with sub-limits allowed that are sufficient to insure the full replacement value of the property or equipment prior to its being moved to or from the site of the Project and while located away from the site of the Project site, (vi) attorneys fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $5,000,000, (vii) the cost of preventive measures to reduce or prevent a loss in an amount not less than $5,000,000, (viii) increased cost of construction and loss to undamaged property as the result of enforcement of building Applicable Laws with sub-limits not less than $10,000,000, (ix) loss to undamaged property as the result of enforcement of building Applicable Laws and (x) debris removal with sub-limits not less than the lesser of 25% of loss or $10,000,000.

(B)                                The property damage policy shall include (i) a 72 hour clause for windstorm and earth movement, (ii) an occurrence definition for flood, (iii) an unintentional errors and omissions clause, (iv) a requirement that the insurer pay losses within 30 days after receipt of an acceptable proof of loss or partial proof of loss and (v) an other insurance clause making this insurance primary over any other insurance.

(C)                                The property damage policy shall insure the Project in an amount not less than 125% of the “Estimated Maximum Loss”, unless otherwise approved by the Required Lenders, and whose approval shall not be unreasonably withheld.  For purposes of this Section (12), “Estimated Maximum Loss” which means the estimated maximum loss assuming damage from extraordinary perils which consequently results in a very widespread and destructive force.  Periodically (not less than every 36 months), such maximum loss values will be determined by the Independent Engineer.

The earth movement, windstorm and flood coverage may be insured with a sub-limit not less than 125% of the Estimated Maximum Loss for these perils but in no case less than $100,000,000 per occurrence.  Terrorism shall be insured with a limit not less than $100,000,000 or 200% of its Estimated Maximum Loss, whichever is greater.

In the event of a catastrophic loss to the worldwide insurance markets

5

resulting in the effect that terrorism coverage is not commercially reasonable and available, Lenders shall have the right to determine whether terrorism insurance coverage needs to continue being purchased.

(D)                               The property damage insurance may have deductibles of not greater than $1,000,000 per occurrence, except for the perils of wind and flood, which shall be no greater than 5% of the insurable values, with such deductible subject to a minimum of no more than $1,000,000.

(E)                                 The property damage policy shall not contain any (i) coinsurance provision, (ii) exclusion for freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril or (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling cracking, expansion or contraction or (v) a faulty workmanship, design or materials clause more restrictive than the LEG-2 clause.

(13)                            Business Interruption Insurance:  On or prior to the date that Substantial Completion has occurred or the expiration of the delay-in-startup insurance, whichever comes first, business interruption insurance insuring the Borrower and the Secured Parties, as their interests may appear, covering 100% of continuing expenses and Debt Service for a period of 12 months or a period equal to 125% of the Estimated Maximum Loss, whichever is greater, arising from loss required to be insured by Section (12) above.  The maximum deductible shall be no greater than 60 days per occurrence.  Such insurance shall also insure extra expenses in an amount not less than $10,000,000 and shall include contingent business interruption applying to non-owned off site locating in an amount of not less than $10,000,000 if not included in the business interruption.  Such insurance shall also include a clause allowing interim payments on account pending finalization of the claim payment.  Such insurance shall not contain any coinsurance clause or include a waiver of such clause and shall also insure the peril of port blockage (coverage for which may be written on a separate basis).

6

EXHIBIT A-1
to
Credit Agreement

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

[Date]

ConocoPhillips Company,

as Administrative Agent for the Lenders party

to the Credit Agreement referred to below
600 North Dairy Ashford
Room ML-3092
Houston, Texas 77079-1175

Attention:

Ladies and Gentlemen:

The undersigned, Freeport LNG Development, L.P., refers to the Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among the undersigned, Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement (the “Proposed Borrowing”), and in that connection sets forth below the information relating to the Proposed Borrowing as required by Section 2.3 of the Credit Agreement:

(i)                                     The aggregate principal amount of the Tranche A Construction Loans to be made pursuant to the Proposed Borrowing is $                            .

(ii)                                  The aggregate principal amount of the Tranche B Construction Loans to be made pursuant to the Proposed Borrowing is $                            .

(iii)                               The date of the Proposed Borrowing (the “Borrowing Date”) is                        ,         .

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true on the Borrowing Date:

(A)                              The Borrowing Date is a Business Day and is not later than the Conversion Date;

(B)                                Each of the conditions precedent contained in Section [3.1/3.2/3.6] of the Credit Agreement has been fully satisfied;

(C)                                The representations and warranties contained in Article 4 of the Credit Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of the Borrowing Date (or, if made solely as of an earlier date, were true and correct as of such earlier date); and

(D)                               No Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

2

EXHIBIT B-1
to
Credit Agreement

[FORM OF TRANCHE A CONSTRUCTION NOTE]

TRANCHE A CONSTRUCTION NOTE

New York, New York

[Closing Date]

FREEPORT LNG DEVELOPMENT, L.P., a Delaware limited partnership (the “Borrower”), FOR VALUE RECEIVED, hereby promises to pay on the Tranche A Construction Loan Maturity Date to the order of [Lender] (the “Lender”), for the account of Lender’s Applicable Lending Office, in accordance with the Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among the Borrower, Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, the principal amount of the Tranche A Construction Loans outstanding from time to time which have been lent by the Lender to the Borrower pursuant to the Credit Agreement, in the freely transferable, lawful money of the United States of America in immediately available funds.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on the schedule attached to this Tranche A Construction Note (or any continuation thereof) the date each Tranche A Construction Loan is made by the Lender to the Borrower under the Credit Agreement, the principal amount of each such Tranche A Construction Loan, the amount of each payment or prepayment of principal on each such Tranche A Construction Loan received by the Lender, and the resulting principal amount outstanding on each such Tranche A Construction Loan, provided that any failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of any such Tranche A Construction Loan or accrued interest thereon.

This Tranche A Construction Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  This Tranche A Construction Note is secured by the Security Documents.  This Tranche A Construction Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Tranche A Construction Note may immediately become due and payable or may be declared to be due and payable in each case in the manner and with the effect provided in the Credit Agreement.

Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) severally waives grace, demand, presentment for payment, notice of dishonor or default, protest and notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collecting and bringing of suit against any party hereto, joinder of any co-maker, endorser, guarantor, or other surety party to any suit in connection with any Financing Document and any right of marshaling of assets or to require sale of assets in inverse order of their alienability.  Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) further agrees:  (a) to all renewals, extensions, amendments, and modifications hereof without limit, or partial payments hereon; (b) to any release or substitution of security herefor, in whole or in part, or any release or discharge of any guarantor, endorser, surety, or co-maker, with or without notice, before or after maturity; (c) that waiver of any default shall not constitute waiver of any prior or subsequent default; and (d) that no remedy, right, or power conferred upon Lender or the holder of this Tranche A Construction Note is intended to be exclusive of any other remedy, right, or power given hereunder or now or hereafter available at law, in equity or otherwise.

If default is made in the payment of this Tranche A Construction Note, or it is placed in the hands of an attorney for collection, or collected through probate, bankruptcy, or other proceedings, or if suit is brought on this Tranche A Construction Note, Borrower shall pay reasonable attorneys’ fees and expenses in addition to all other amounts owing hereunder.  Borrower also agrees to pay all costs, expenses, and other charges, including reasonable attorneys’ fees and expenses, incurred by the Lender in the enforcement of any right or remedy under this Tranche A Construction Note including any amendment, renewal, modification, or extension hereof.

Recourse under this Tranche A Construction Note is limited in accordance with Section 9.17 of the Credit Agreement.

THIS TRANCHE A CONSTRUCTION NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

3

Schedule
to
Tranche A Construction Note

LOAN AND REPAYMENT SCHEDULE

This Tranche A Construction Note evidences Tranche A Construction Loans made under the Credit Agreement described herein, in the principal amounts and on the dates set forth below, subject to the payments or prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Principal Amount Paid or Prepaid	Balance Outstanding	Notation Made By

EXHIBIT B-2
                                                to
Credit Agreement

[FORM OF TRANCHE B CONSTRUCTION NOTE]

TRANCHE B CONSTRUCTION NOTE

New York, New York

[Closing Date]

FREEPORT LNG DEVELOPMENT, L.P., a Delaware limited partnership (the “Borrower”), FOR VALUE RECEIVED, hereby promises to pay on the Tranche B Construction Loan Maturity Date to the order of [Lender] (the “Lender”), for the account of Lender’s Applicable Lending Office, in accordance with the Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among the Borrower, Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, the principal amount of the Tranche B Construction Loans outstanding from time to time which have been lent by the Lender to the Borrower pursuant to the Credit Agreement, in the freely transferable, lawful money of the United States of America in immediately available funds.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on the schedule attached to this Tranche B Construction Note (or any continuation thereof) the date each Tranche B Construction Loan is made by the Lender to the Borrower under the Credit Agreement, the principal amount of each such Tranche B Construction Loan, the amount of each payment or prepayment of principal on each such Tranche B Construction Loan received by the Lender, and the resulting principal amount outstanding on each such Tranche B Construction Loan, provided that any failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of any such Tranche B Construction Loan or accrued interest thereon.

This Tranche B Construction Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  This Tranche B Construction Note is secured by the Security Documents.  This Tranche B Construction Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Tranche B Construction Note may immediately become due and payable or may be declared to be due and payable in each case in the manner and with the effect provided in the Credit Agreement.

Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) severally waives grace, demand, presentment for payment, notice of dishonor or default, protest and notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collecting and bringing of suit against any party hereto, joinder of any co-maker, endorser, guarantor, or other surety party to any suit in connection with any Financing Document and any right of marshaling of assets or to require sale of assets in inverse order of their alienability.  Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) further agrees:  (a) to all renewals, extensions, amendments, and modifications hereof without limit, or partial payments hereon; (b) to any release or substitution of security herefor, in whole or in part, or any release or discharge of any guarantor, endorser, surety, or co-maker, with or without notice, before or after maturity; (c) that waiver of any default shall not constitute waiver of any prior or subsequent default; and (d) that no remedy, right, or power conferred upon Lender or the holder of this Tranche B Construction Note is intended to be exclusive of any other remedy, right, or power given hereunder or now or hereafter available at law, in equity or otherwise.

If default is made in the payment of this Tranche B Construction Note, or it is placed in the hands of an attorney for collection, or collected through probate, bankruptcy, or other proceedings, or if suit is brought on this Tranche B Construction Note, Borrower shall pay reasonable attorneys’ fees and expenses in addition to all other amounts owing hereunder.  Borrower also agrees to pay all costs, expenses, and other charges, including reasonable attorneys’ fees and expenses, incurred by the Lender in the enforcement of any right or remedy under this Tranche B Construction Note including any amendment, renewal, modification, or extension hereof.

Recourse under this Tranche B Construction Note is limited in accordance with Section 9.17 of the Credit Agreement.

THIS TRANCHE B CONSTRUCTION NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

2

Schedule
to
Tranche B Construction Note

LOAN AND REPAYMENT SCHEDULE

This Tranche B Construction Note evidences Tranche B Construction Loans made under the Credit Agreement described herein, in the principal amounts and on the dates set forth below, subject to the payments or prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Principal Amount Paid or Prepaid	Balance Outstanding	Notation Made By

EXHIBIT B-3
to
Credit Agreement

[FORM OF TRANCHE A TERM NOTE]

TRANCHE A TERM NOTE

U.S. $[ ]	[New York, New York]
[Conversion Date]

FREEPORT LNG DEVELOPMENT, L.P., a Delaware limited partnership (the “Borrower”), FOR VALUE RECEIVED, hereby promises to pay on the Tranche A Term Loan Maturity Date to the order of [LENDER] (the “Lender”), for the account of Lender’s Applicable Lending Office, in accordance with the Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among the Borrower, Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, the principal sum of $[                            ], or so much thereof as shall constitute outstanding Tranche A Term Loans which have been lent by the Lender to the Borrower pursuant to the Credit Agreement, in the freely transferable, lawful money of the United States of America in immediately available funds.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on the schedule attached to this Tranche A Term Note (or any continuation thereof) the date each Tranche A Term Loan is made by the Lender to the Borrower under the Credit Agreement, the principal amount of each such Tranche A Term Loan, the amount of each payment or prepayment of principal on each such Tranche A Term Loan received by the Lender, and the resulting principal amount outstanding on each such Tranche A Term Loan; provided that any failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of any such Tranche A Term Loan or accrued interest thereon.

This Tranche A Term Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  This Tranche A Term Note is secured by the Security Documents.  This Tranche A Term Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Tranche A Term Note may immediately become due and payable or may be declared to be due and payable in each case in the manner and with the effect provided in the Credit Agreement.

Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) severally waives grace, demand, presentment for payment, notice of dishonor or default, protest and notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collecting and bringing of suit against any party hereto, joinder of any co-maker, endorser, guarantor, or other surety party to any suit in connection with any Financing Document and any right of marshaling of assets or to require sale of assets in inverse order of their alienability.  Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) further agrees:  (a) to all renewals, extensions, amendments, and modifications hereof without limit, or partial payments hereon; (b) to any release or substitution of security herefor, in whole or in part, or any release or discharge of any guarantor, endorser, surety, or co-maker, with or without notice, before or after maturity; (c) that waiver of any default shall not constitute waiver of any prior or subsequent default; and (d) that no remedy, right, or power conferred upon Lender or the holder of this Tranche A Term Note is intended to be exclusive of any other remedy, right, or power given hereunder or now or hereafter available at law, in equity or otherwise.

If default is made in the payment of this Tranche A Term Note, or it is placed in the hands of an attorney for collection, or collected through probate, bankruptcy, or other proceedings, or if suit is brought on this Tranche A Term Note, Borrower shall pay reasonable attorneys’ fees and expenses in addition to all other amounts owing hereunder.  Borrower also agrees to pay all costs, expenses, and other charges, including reasonable attorneys’ fees and expenses, incurred by the Lender in the enforcement of any right or remedy under this Tranche A Term Note, including any amendment, renewal, modification, or extension hereof.

Recourse under this Tranche A Term Note is limited in accordance with Section 9.17 of the Credit Agreement.

THIS TRANCHE A TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

2

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

3

Schedule
to
Tranche A Term Note

LOAN AND REPAYMENT SCHEDULE

This Tranche A Term Note evidences the Tranche A Term Loan made under the Credit Agreement described herein, in the principal amount and on the date set forth below, subject to the payments or prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Principal Amount Paid or Prepaid	Balance Outstanding	Notation Made By

EXHIBIT B-4
to
Credit Agreement

[FORM OF TRANCHE B TERM NOTE]

TRANCHE B TERM NOTE

U.S. $[ ]	[New York, New York]
[Conversion Date]

FREEPORT LNG DEVELOPMENT, L.P., a Delaware limited partnership (the “Borrower”), FOR VALUE RECEIVED, hereby promises to pay on the Tranche B Term Loan Maturity Date to the order of [LENDER] (the “Lender”), for the account of Lender’s Applicable Lending Office, in accordance with the Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among the Borrower, Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, the principal sum of $[                            ], or so much thereof as shall constitute outstanding Tranche B Term Loans which have been lent by the Lender to the Borrower pursuant to the Credit Agreement, in the freely transferable, lawful money of the United States of America in immediately available funds.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

The Lender is hereby authorized by the Borrower to endorse on the schedule attached to this Tranche B Term Note (or any continuation thereof) the date each Tranche B Term Loan is made by the Lender to the Borrower under the Credit Agreement, the principal amount of each such Tranche B Term Loan, the amount of each payment or prepayment of principal on each such Tranche B Term Loan received by the Lender, and the resulting principal amount outstanding on each such Tranche B Term Loan; provided that any failure by the Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of any such Tranche B Term Loan or accrued interest thereon.

This Tranche B Term Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  This Tranche B Term Note is secured by the Security Documents.  This Tranche B Term Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Tranche B Term Note may immediately become due and payable or may be declared to be due and payable in each case in the manner and with the effect provided in the Credit Agreement.

Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) severally waives grace, demand, presentment for payment, notice of dishonor or default, protest and notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collecting and bringing of suit against any party hereto, joinder of any co-maker, endorser, guarantor, or other surety party to any suit in connection with any Financing Document and any right of marshaling of assets or to require sale of assets in inverse order of their alienability.  Each of Borrower and any and all endorsers, guarantors, and sureties (for itself and all who may claim through or under it, insofar as it or they now or hereafter lawfully may claim, including any secured parties or lenders subordinate to the Lender and any legal representatives, successors, and assigns) further agrees:  (a) to all renewals, extensions, amendments, and modifications hereof without limit, or partial payments hereon; (b) to any release or substitution of security herefor, in whole or in part, or any release or discharge of any guarantor, endorser, surety, or co-maker, with or without notice, before or after maturity; (c) that waiver of any default shall not constitute waiver of any prior or subsequent default; and (d) that no remedy, right, or power conferred upon Lender or the holder of this Tranche B Term Note is intended to be exclusive of any other remedy, right, or power given hereunder or now or hereafter available at law, in equity or otherwise.

If default is made in the payment of this Tranche B Term Note, or it is placed in the hands of an attorney for collection, or collected through probate, bankruptcy, or other proceedings, or if suit is brought on this Tranche B Term Note, Borrower shall pay reasonable attorneys’ fees and expenses in addition to all other amounts owing hereunder.  Borrower also agrees to pay all costs, expenses, and other charges, including reasonable attorneys’ fees and expenses, incurred by the Lender in the enforcement of any right or remedy under this Tranche B Term Note, including any amendment, renewal, modification, or extension hereof.

Recourse under this Tranche B Term Note is limited in accordance with Section 9.17 of the Credit Agreement.

THIS TRANCHE B TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

2

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

3

Schedule
to
Tranche B Term Note

LOAN AND REPAYMENT SCHEDULE

This Tranche B Term Note evidences the Tranche B Term Loan made under the Credit Agreement described herein, in the principal amount and on the date set forth below, subject to the payments or prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Principal Amount Paid or Prepaid	Balance Outstanding	Notation Made By

EXHIBIT C
to
Credit Agreement

[FORM OF PROCESS AGENT LETTER]

[LETTERHEAD OF PROCESS AGENT]

[Date]

To those Persons Listed on Schedule I

c/o Freeport LNG Development, L.P.

1200 Smith Street

Suite 600

Houston, Texas 77002

Attention:  Michael S. Smith

ConocoPhillips Company

as Collateral Agent for the Lenders party

to the Credit Agreement referred to below
600 North Dairy Ashford
Room ML-3092
Houston, Texas 77079-1175

Attention:  Vice President and Treasurer

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 30, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among Freeport LNG Development, L.P., Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent and ConocoPhillips Company, as Collateral Agent, and such Financing Documents, as defined below, to which the Credit Parties, as defined below, are or are intended to be a party.

Each of the entities set forth on Schedule I hereto (the “Credit Parties”), pursuant to the Financing Documents (as set forth therein) and in connection with the transactions contemplated thereby, has irrevocably appointed Corporation Service Company (with an office on the date hereof at 80 State Street, Albany, New York 12207, U.S.A.) as its agent to receive on its behalf and on behalf of its Property service of copies of summons and complaints and any other process that may be served in any action, suit, or other proceeding in the United States District Court for the Southern District of New York and in any New York State court sitting in New York City arising out of or relating to the Credit Agreement and/or any of the agreements set forth in Schedule II hereto (the “Financing Documents”) or the transactions contemplated thereby.

The undersigned hereby irrevocably accepts each such appointment as agent and agrees with each Credit Party that (a) the undersigned will maintain an office in New York City until such time as a successor agent shall be appointed by irrevocable powers of attorney in form and substance acceptable to such Credit Party and such successor agent shall have delivered a letter to such Credit Party accepting its appointment, (b) the undersigned will perform its duties as agent in accordance with the Credit Agreement, the other Financing Documents and this letter, and (c) the undersigned shall forward promptly to the relevant Credit Party at c/o Freeport LNG Development, L.P., 1200 Smith Street, Suite 600, Houston, Texas 77002, Attention:  Michael S. Smith (or at such other address as such Credit Party shall hereafter notify us), copies of any summons, complaint, or other process with which the undersigned is served or which it otherwise receives in connection with its appointment as agent.

This acceptance and agreement will confirm (i) that Freeport LNG Development, L.P. will be billed by Corporation Service Company a total of $[          ] to cover Corporation Service Company’s fees for the services described above through [                  ] and (ii) Corporation Service Company will not resign from the appointment as described above without the written consent, not to be unreasonably withheld, of the Credit Parties.

THIS ACCEPTANCE AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

This acceptance and agreement shall be binding upon the undersigned and all successors and assigns of the undersigned.

Very truly yours,

CORPORATION SERVICE COMPANY

Name:
Title:

2

SCHEDULE I
to
Exhibit C

SCHEDULE I

LIST OF CREDIT PARTIES

SCHEDULE II
to
Exhibit C

SCHEDULE II

FINANCING DOCUMENTS

EXHIBIT D-1
to
Credit Agreement

[FORM OF CONSTRUCTION REQUISITION]

CONSTRUCTION REQUISITION

NO. [            ]

[Date]

ConocoPhillips Company,
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below

600 North Dairy Ashford

Room ML-3092

Houston, Texas  77079-1175

Attention:  Vice President and Treasurer

ConocoPhillips Company,
as Collateral Agent for the Lenders party
to the Credit Agreement referred to below

600 North Dairy Ashford

Room ML-3092

Houston, Texas  77079-1175

Attention:  Vice President and Treasurer

The Bank of New York Trust Company, N.A.,

as Depositary Agent

101 Barclay Street
New York, New York 10286

Attention:  Corporate Trust

Re:                               Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein) among Freeport LNG Development, L.P. (the “Borrower”), Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent; and Collateral Account Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Account Agreement”) among the Borrower, the Collateral Agent and The Bank of New York Trust Company, N.A., as Depositary Agent.

Ladies and Gentlemen:

This Construction Requisition (this “Construction Requisition”) is delivered to you pursuant to Sections [3.1(e) or 3.2(a)(1)(A)] and 5.33 of the Credit Agreement and covers the payment of Project Costs which have been paid, or are due and payable, or are to become due and payable during the calendar month that includes the Disbursement Date set forth in paragraph 1 below, or if this Construction Requisition is being delivered exclusively in connection with the application of Project Revenues to the payment of Project Costs pursuant to Section 5.33 of the Credit Agreement, the calendar month that includes the earliest date set forth in Schedule 1 hereto (the “Construction Period”).  With respect to this Construction Requisition, the Borrower hereby certifies as follows:

1.(1)                         The Borrower intends to deliver to the Administrative Agent a Notice of Borrowing in respect of Construction Loans in the aggregate principal amount of $                            .  The Disbursement Date with respect to such Construction Loans shall be                        ,         .  [This Construction Requisition must be dated no more than 10 Business Days prior to the Disbursement Date.]

The Borrower wishes to apply Project Revenues and/or other amounts on deposit in the Construction Account in the aggregate amount of $                             to the payment of Project Costs as hereinafter described.

The total amount of Supplemental Costs included in this Construction Requisition is $                          .

2.                                       Set forth on Schedule 1 attached hereto is the following information:  (a) the name of each Person to whom any payment is to be made from the amounts described in paragraph 1 above, (b) an accurate description of the work performed, services rendered, materials, equipment or supplies delivered, or such other purpose for which each such payment was or is to be made, which in the case of a payment that is a reimbursement shall include an accurate description of the purpose of the original payment, (c) the aggregate amount of each such payment, (d) the proposed date of each such payment, and (e) the payment or wire transfer instructions for each such payment.  The amounts to be withdrawn from the Construction Account pursuant to this Construction Requisition will be used to pay Project Costs which have been paid, or are due and payable, or are to become due and payable during the Construction Period.  Attached hereto as Schedule 2 is the Disbursement Request Summary.  The information set forth on Schedule 2 attached hereto is true and correct as of the date hereof.

3.                                       Attached hereto as Appendix I are copies of all invoices, payment applications, and other material written information with respect to each item set forth on Schedule 1.  The proposed application of amounts to be withdrawn from the Construction Account pursuant to this Construction Requisition complies with the

(1) Select all appropriate language.

2

applicable requirements contained in the Credit Agreement (including Section 5.20 thereof) and the Account Agreement.

4.                                       Attached hereto as Appendix II are true and complete copies of the most recent monthly progress reports provided by each Construction Contractor under the Construction Contracts for which this Construction Requisition is made.

5.                                       The Project Costs for which payment is requested under this Construction Requisition have not been the basis for any prior Construction Requisition by the Borrower and all amounts previously drawn from the Construction Account have been applied to pay only the Project Costs listed on the applicable Construction Requisition with respect to which such amounts were drawn.

6.                                       Attached hereto as Appendix III are copies of all partial lien waivers executed pursuant to Construction Contracts (if applicable, since the date of the preceding Construction Requisition) covering all work, labor and materials done, performed or furnished for or to the Borrower for which payment is requested under this Construction Requisition.

7.                                       All change orders to a Construction Contract entered into by the Borrower have been entered into in accordance with Section 5.25 of the Credit Agreement.

8.                                       The work performed under Construction Contracts in respect of which payment is requested pursuant to this Construction Requisition has been substantially performed in accordance with the respective Construction Contract, Good LNG Practices, the Construction Budget, the Drawdown Schedule, and the Necessary Approvals.

9.                                       There exists as of the date hereof no circumstance, event, or condition that has had or could reasonably be expected to have a Material Adverse Effect.

10.                                 Based on current progress and the reasonable evaluation of what can reasonably be foreseen, Completion will occur on or before the Date Certain and the Project Completion Date is reasonably expected to occur no later than                        ,         .

11.                                 The representations and warranties of the Borrower in Article 4 of the Credit Agreement and in any other Financing Document to which the Borrower is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Disbursement Date as if made on and as of each such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such earlier date).

12.                                 Notwithstanding Paragraph 11, no Default or Event of Default has occurred and is continuing on the date hereof.

13.                                 Notwithstanding Paragraph 11, and except to the extent otherwise limited by Section 4.6(f) of the Credit Agreement, all Necessary Approvals have been duly

3

obtained or made, were validly issued or executed and delivered, are in full force and effect, are final and not subject to modification, or pending or threatened dispute or appeal, and are held in the name of the Borrower (except as specifically indicated in Schedule 4.6(a) to the Credit Agreement) except those Necessary Approvals that have not been obtained but will be obtained by the time such approvals are required for the performance by any Project Participant of any of its obligations respecting the Project and for which the Borrower has no reason to believe that any such Necessary Approvals will not be obtained in due course prior to the time required.

14.(2)                   All conditions set forth in Section 3.1 of the Credit Agreement, if this Construction Requisition is submitted during the Initial Period, or Section 3.2 of the Credit Agreement if this Construction Requisition is submitted after the Initial Period, both immediately prior to the making of the Construction Loans contemplated by this Construction Requisition and also after giving effect thereto on and as of such Disbursement Date and to the application of proceeds therefrom, shall have been satisfied.

All conditions contemplated by Section 5.33 of the Credit Agreement, both immediately prior to the application of Project Revenues to the payment of Project Costs and also after giving effect thereto on and as of the dates such payments are made shall have been satisfied.

To the extent any of the above certifications relate solely to the performance of the Construction Contractor and to the extent Borrower has no contrary knowledge, Borrower is relying upon the Project Manager’s representations provided under the Construction Advisory Services Agreement; provided, however, that in no event shall this provision apply to paragraph 11.

Very truly yours,

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

cc: The Bank of New York
Trust Company, N.A.
600 North Pearl Street, Suite 420
Dallas, Texas 75201

(2) Select all appropriate language.

4

SCHEDULE 1
to Exhibit D-1
(Construction Requisition)

Name of Payee	Purpose	Amount of Payment	Date of Payment	Payment Instructions

SCHEDULE 2 to
Exhibit D-1
(Construction Requisition)

Freeport LNG Development, L.P.

Disbursement Request Summary

Date	Construction Requisition No.
Construction Budget Category Description	Original Construction Budget Amount	Adjustment To Construction Budget Amount This Period*	Prior Adjustments to Construction Budget Amount*	Revised Construction Budget Amount	Previous Construction Requisition Amount	Current Construction Requisition Amount	Total Construction Requisition Amount To Date	Available Balance

TOTALS

*  Each adjustment shall have been made in accordance with the Credit Agreement.

Appendix I
to Exhibit D-1
(Construction Requisition)

[INVOICES, PAYMENT APPLICATIONS, AND OTHER MATERIAL WRITTEN INFORMATION]

Appendix II

to Exhibit D-1

(Construction Requisition)

[PROGRESS REPORTS]

Appendix III

to Exhibit D-1

(Construction Requisition)

[LIEN WAIVERS]

EXHIBIT D-2

to

Credit Agreement

[FORM OF INDEPENDENT ENGINEER’S CERTIFICATE]

INDEPENDENT ENGINEER’S CERTIFICATE

[Date]

Re:  Construction Requisition No.

ConocoPhillips Company,
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below

600 North Dairy Ashford
Room ML-3092
Houston, Texas 77079-1175

Attention:  Vice President and Treasurer

ConocoPhillips Company,
as Collateral Agent for the Lenders party
to the Credit Agreement referred to below

600 North Dairy Ashford
Room ML-3092
Houston, Texas 77079-1175

Attention:  Vice President and Treasurer

The Bank of New York Trust Company, N.A.,
as Depositary Agent

101 Barclay Street
New York, New York 10286

Attention:  Corporate Trust

Re:                               Freeport LNG Development, L.P.

[INDEPENDENT ENGINEER], acting as the “Independent Engineer” under the Credit Agreement dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among Freeport LNG Development, L.P., Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, hereby submits this Certificate pursuant to Sections 3.2(a)(1)(B) and 3.2(l) of the Credit

Agreement in connection with (a) the proposed Disbursement of Construction Loans pursuant to the Credit Agreement, and/or (b) the proposed application of Project Revenues pursuant to the Credit Agreement.

The Independent Engineer has discussed all matters reasonably believed pertinent to this Certificate with the Borrower, the Project Manager, the EPC Contractor, the other Construction Contractors, and any other third party deemed appropriate, and has made such inspections, site visits, reviews, examinations, and investigations as the Independent Engineer believed were reasonably necessary to establish the accuracy of this Certificate.  On the basis of the foregoing and on the reasonable belief that the Independent Engineer has been provided true, correct, and complete information from such other parties requested by it as to the matters covered by this Certificate, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that:

1.                                       The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

2.                                       The Independent Engineer has performed its review in connection with the Construction Requisition referenced above (the “Requisition”) in a professional manner using sound project, management and supervisory principles and procedures and in accordance with the standards of care practiced by leading consulting engineers in performing similar tasks on projects of similar size and complexity.  The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.

3.                                       The Independent Engineer has received all information it has requested relating to the EPC Contract, other Construction Contracts, and any other Transaction Document and has no reason to believe that any of the information is untrue, incorrect or materially incomplete.

4.                                       With respect to the Requisition, the Independent Engineer has no reason to believe, except as noted below, that any statement made by the Borrower in the Requisition is not true or not materially complete.

5.                                       To the best of the Independent Engineer’s knowledge, the Project is being built in accordance with the Construction Contracts in all material respects, and the quality of the Work completed to date is in accordance with the Construction Contracts in all material respects, subject to the following:

2

6.                                       With respect to the amount requested in the Requisition pertaining to any element of the Work performed under the EPC Contract, (a) the EPC Contractor is entitled to receive such amount as of the date hereof pursuant to the terms of such EPC Contract, and (b) each such element (or portion of such element in which payment is sought) has been completed except as noted below.

Element Not Completed	Value

7.                                       The expenditures contemplated by the Requisition set forth below are contemplated by the category of the Construction Budget specified below opposite each such expenditure.  Such payments, when added to other such payments previously authorized, represent the percentage specified below of the aggregate amount of such payments provided for in the Construction Budget.  The sum of the amounts of all expenditures for each Construction Budget category in this paragraph 7 is equal to the “Current Construction Requisition Amount” for such Construction Budget category set forth in the Disbursement Request Summary attached to the Requisition.  The sum of all expenditures set forth below equals the total of the Current Construction Requisition Amounts set forth in the Disbursement Request Summary.

Expenditure	Construction Budget Category	Percentage
%

%

8.                                       The Construction Budget and the Drawdown Schedule are reasonably satisfactory to the Independent Engineer, and the Construction Loan represented by the Requisition is in accordance with them.

9.                                       All Necessary Approvals have been duly obtained or made, were validly issued or executed and delivered, are in full force and effect, are final and not subject to modification, or pending or threatened dispute or appeal, and are held in the name of the Borrower (except as specifically indicated in Schedule 4.6(a) of the Credit Agreement) except those Necessary Approvals, listed below, that have not been obtained but will be obtained by the time such approvals are required for the performance by any Project Participant of any of its obligations respecting the Project and for which the Independent Engineer has no reason to believe that any such Necessary Approvals will be not be obtained in due course prior to the time required.

[None]

                                                                                                                                                                  ]

3

10.                                 All Necessary Approvals obtained or to be obtained in paragraph 9, are, (or in the case of those not obtained as set forth therein will be), free from conditions or requirements at all relevant times, the compliance with which could reasonably be expected to have a material adverse effect on the Construction Budget, each Phase 1 Addition Budget for construction (to the extent not in conflict with the Construction Budget), the Project Schedule, operation, maintenance, or ownership of the Project or which the Independent Engineer does not reasonably expect to be able to satisfy.

11.                                 Except as set forth below and attached hereto as Schedule 1, there have been no change orders to a Construction Contract initiated or approved since the date of the last Requisition.  Except as set forth below, each such change order is included in Budgeted Construction Costs on and as of the date hereof.

Change Order No.	Description

12.                                 Based on the current progress of the Project, Completion is reasonably expected to occur on or before the Date Certain, and the Project Completion Date is reasonably expected to occur no later than                        ,         .

13.                                 The Independent Engineer has no reason to believe that any Construction Contractor has failed to perform on a timely basis any material obligation under its Construction Contract as of the date hereof, except as noted below.  The Independent Engineer has no reason to believe, except as noted below, that there has occurred an event or there exists a default on the part of the Borrower or any Construction Contract contractor under its Construction Contractor which would permit any party to terminate such Construction Contract or to suspend such party’s performance thereunder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

[INDEPENDENT ENGINEER]

By:
Name:
Title:

cc: The Bank of New York
Trust Company, N.A.
600 North Pearl Street, Suite 420
Dallas, Texas 75201

4

SCHEDULE 1

CHANGE ORDERS ISSUED SINCE THE LAST REQUISITION

Change Order	Description	Amount

5

EXHIBIT E-1
to
Credit Agreement

[FORM OF BORROWER COMPLETION CERTIFICATE]

BORROWER COMPLETION CERTIFICATE

[ON OR BEFORE THE CONVERSION]

To:                              ConocoPhillips Company,
   as Administrative Agent for the Lenders party
   to the Credit Agreement referred to below

600 North Dairy Ashford

Room ML-3092

Houston, Texas 77079-1175

Attention:  Vice President and Treasurer

Re:                               Freeport LNG Development, L.P.

The undersigned,                               , hereby certifies that I am the duly elected or appointed, qualified, and acting Chief Operating Officer of Freeport LNG-GP, Inc. (the “General Partner”), a Delaware corporation that is the sole general partner of Freeport LNG Development, L.P. (the “Borrower”), a Delaware limited partnership, and that, as such, I am duly authorized as an Authorized Officer of the Borrower to execute and deliver this Certificate certifying on behalf of the Borrower as follows:

1.                                       This Certificate is delivered pursuant to Sections 3.3(d)(i) and 3.3(e) of the Credit Agreement, dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among Borrower, General Partner, ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent.

2.                                       Attached hereto as Appendix I are certified copies of the insurance policies required by Section 5.9 of the Credit Agreement, or certificates of insurance with respect thereto together with evidence of the payment of all premiums owed to date therefor and a certificate of the Insurance Advisor, certifying that insurance complying with Section 5.9 of the Credit Agreement, covering the risks referred to therein, has been obtained and is in full force and effect.

3.                                       Subject to the proviso set forth in Section 3.3(c)(1) of the Credit Agreement, all Necessary Approvals have been duly obtained and are final, non-appealable and in full force and effect.

4.                                       Completion under the Credit Agreement has occurred.  The Project Completion Date is                        ,         .

5.                                       The Work (except for those items to be paid with the proceeds of the final Construction Loan) under the Construction Contracts has been completed in substantial accordance with such Construction Contracts and in compliance with all Applicable Laws and Necessary Approvals, and all clearing, landscaping, lighting and paving of the Facility site, and all ancillary construction, upgrades, utilities, and improvements necessary for the operation of Phase 1 of the Project as contemplated by the Transaction Documents have been substantially completed in a satisfactory manner.

6.                                       (A) The representations and warranties made by the Borrower in Article 4 of the Credit Agreement and the representations and warranties made by the Borrower in each of the other Financing Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date); (B) no Default or Event of Default has occurred and is continuing as of the date hereof; (C) no Material Adverse Effect, and no event or condition that could reasonably be expected to have a Material Adverse Effect, has occurred and is continuing; (D) no default by the Borrower or, to the best knowledge of the Borrower, by any Project Participant (other than any Non-Smith LP and any Shipper) under any of the Transaction Documents (which default could reasonably be expected to have a Material Adverse Effect) has occurred and is continuing on the date hereof; and (E) all conditions set forth in Section 3.3 of the Credit Agreement to which the occurrence of the Conversion Date is subject have been satisfied with the following exceptions:

None

To the extent any of the above certifications relate solely to the performance of the Construction Contractors and to the extent Borrower has no contrary knowledge, Borrower is relying upon the Project Manager’s representations provided under the Construction Advisory Services Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

2

IN WITNESS WHEREOF, the undersigned has executed this Borrower Completion Certificate as of the date first above written.

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

3

Appendix I
to Exhibit E-1
Borrower Completion Certificate

INSURANCE DOCUMENTATION

EXHIBIT E-2
to
Credit Agreement

[FORM OF INDEPENDENT ENGINEER COMPLETION CERTIFICATE]

INDEPENDENT ENGINEER COMPLETION CERTIFICATE

[INSERT ON OR BEFORE THE CONVERSION DATE]

To:                              ConocoPhillips Company,
   as Administrative Agent for the Lenders party
   to the Credit Agreement referred to below

600 North Dairy Ashford

Room ML-3092

Houston, Texas 77079-1175

Attention:  Vice President and Treasurer

Re:                               Freeport LNG Development, L.P.

[INDEPENDENT ENGINEER], acting as the “Independent Engineer” under the Credit Agreement, dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among Borrower, General Partner, ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent, hereby submits this Certificate in connection with the Project Completion Date pursuant to Section 3.3(d)(ii) of the Credit Agreement.

The Independent Engineer has discussed all matters believed pertinent to this Certificate with the Borrower, the Project Manager, the EPC Contractor, the other Construction Contractors and any other third party deemed appropriate, and has made such inspections, site visits, reviews, examinations, and investigations as the Independent Engineer believed were reasonably necessary to establish the accuracy of this Certificate.  On the basis of the foregoing and on the understanding and belief that the Independent Engineer has been provided true, correct, and complete information from such other parties as to the matters covered by this Certificate, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that:

1.                                       The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

2.                                       The Independent Engineer has performed its review of the Project in a professional manner using sound project management and supervisory principles and procedures and in accordance with the standards of care practiced by leading consulting engineers in performing similar tasks on like projects.  The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.

3.                                       The Independent Engineer has received all information it has requested relating to the Construction Contracts and any other Transaction Document and has no reason to believe that any of the information is untrue, incorrect, or incomplete.

4.                                       Completion under the Credit Agreement has occurred.

5.                                       Phase 1 of the Facility has been tested in accordance with the performance tests prescribed in the Construction Contracts (the “Performance Tests”) and satisfied the minimum acceptance criteria as defined in the Construction Contracts.

6.                                       The Work (except for those items to be paid with the proceeds of the final Construction Loan) under the Construction Contracts has been completed in substantial accordance with such Construction Contracts and in compliance with all Applicable Laws and Necessary Approvals, and all clearing, landscaping, lighting, and paving of the Facility site for Phase 1, and all ancillary construction, upgrades, utilities, and improvements necessary for the operation of Phase 1 of the Project as contemplated by the Transaction Documents have been substantially completed in a satisfactory manner.

7.                                       Subject to the proviso set forth in Section 3.3(c)(1) of the Credit Agreement, all Necessary Approvals have been duly obtained and are final, non-appealable and in full force and effect.

8.                                       The Project Completion Date has occurred and is                   ,     ,         .

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

[INDEPENDENT ENGINEER]

2

EXHIBIT F
to
Credit Agreement

[FORM OF CONSENT AGREEMENT]

CONSENT AGREEMENT

[Date]

[Name, Form, and Jurisdiction of Entity] (the “Contracting Party”)hereby acknowledges the Pledge and Security Agreement, dated as of June 30, 2004 (as amended, modified, or supplemented from time to time, the “Security Agreement”), by and among Freeport LNG Development, L.P. (the “Company”), Subsidiaries of the Company from time to time parties thereto, Subsidiaries of Freeport LNG-GP, Inc. from time to time parties thereto, and ConocoPhillips Company, as Collateral Agent (in such capacity, the “Collateral Agent”) and the Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Rentals dated as of                           , 2004 made by FLNG Land, Inc. in favor of                              as trustee for the benefit of the Collateral Agent (as amended from time to time, the “Deed of Trust” and together with the Security Agreement and any other collateral document for the benefit of the Collateral Agent or other Secured Parties covering any interest in the Assigned Agreement referred to below, the “Security Documents”), as agent for the benefit of the various parties providing financing to the Company (collectively, the “Secured Parties”), and hereby agrees as follows:

1.               Lien Acknowledgment.  The Contracting Party hereby acknowledges and consents to the pledge and assignment of all right, title, and interest of the Company in, to, and under (but not its obligations, liabilities, or duties with respect to) the [                    ] Agreement dated as of [                       ,         ] between the Contracting Party and the Company (as amended by [describe all existing amendments], the “Assigned Agreement”) by the Company to the Collateral Agent pursuant to the Security Documents.

2.               Assigned Agreement Subordinate to Security Documents.  Subject to the provisions hereof, Contracting Party agrees that the Assigned Agreement, all of its terms, covenants and provisions, and all rights, remedies, options and other benefits derived in any manner by or for the benefit of Contracting Party now or hereafter existing thereunder are, and shall at all times continue to be, subject and subordinate in all respects to the Security Documents, all of their terms, covenants and provisions, and their lien, security interest and absolute assignment of rents, and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof.

3.               Contracting Party Not to Be Made a Party.  The Collateral Agent agrees that if, during the period that the Assigned Agreement shall be in full force and effect, any action or proceeding is commenced by the Collateral Agent to foreclose or enforce any rights or remedies in the Security Documents or to sell or otherwise dispose or take possession of the related LNG terminal or any part thereof (the “Project”) from the Company or any other person who then has possession thereof, Contracting Party shall not be named as a party in any such action nor shall Contracting Party be named a party in connection with any foreclosure or sale of the

Assigned Agreement or Project if, at the time of the commencement of any such action or proceeding or at the time of any such foreclosure or sale, (i) no termination event described in [              ] of the Assigned Agreement (each, a “Termination Event”) shall have occurred and be continuing and (ii) Contracting Party shall not be in default of any of the terms, covenant or conditions of the Assigned Agreement or this Consent Agreement (this “Consent”) that are to be observed or performed on the part of Contracting Party, unless such joinder is necessary to foreclose the Collateral Agent’s lien or security interest, and then only for such purposes and not for the purpose of termination of the Assigned Agreement.

4.               Assignment Agreement to Continue.  The Collateral Agent consents to the Assigned Agreement and all provisions contained therein and (i) in the event the Collateral Agent shall come into possession of or acquire the Company’s interest in the Project or any part thereof or the Company’s rights and remedies under the Assigned Agreement as a result of the enforcement or foreclosure of the Security Documents, or by means of the delivery to the Collateral Agent of a deed-in-lieu of foreclosure, or as a result of any other means, or any person or entity other than the Collateral Agent shall come into possession of or acquire the Company’s interest in the Project or any part thereof as a result of the enforcement or foreclosure of the Security Documents, or (ii) in the event that the Company conveys its interest in the Project or any part thereof or the Assigned Agreement to any person or entity other than the Collateral Agent, or (iii) in the event that the Company’s interest in the Project or the Assigned Agreement passes to a person or entity other than the Collateral Agent by operation of law or any other means (such person or entity being referred to hereinafter as a “Successor Owner”),then the Assigned Agreement shall not be terminated or affected thereby and, so long as no Termination Event shall have occurred and be continuing and Contracting Party has performed its obligations under the Assigned Agreement and this Consent, Contracting Party’s rights and privileges under the Assigned Agreement shall not be diminished, disturbed or interfered with by the Collateral Agent or the Successor Owner but shall instead continue in full force and effect as a direct Assigned Agreement between the Collateral Agent or the Successor Owner, as the case may be, and Contracting Party upon all of the terms, covenants and conditions set forth in the Assigned Agreement, and in that event, Contracting Party agrees to attorn to the Collateral Agent or the Successor Owner and the Collateral Agent or the Successor Owner agrees to accept such attornment, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Collateral Agent or such Successor Owner coming into possession of, or acquiring, the Company’s interest in the Project or the interest in the Assigned Agreement, provided that neither the Collateral Agent nor the Successor Owner shall be:

(a)          liable for any act or omission of the Company or any prior owner or operator (the “Operator”) of the Project (but nothing herein shall release the Collateral Agent or Successor Owner, as the case may be, as the Operator of the Project, from complying with the Operator of the Project’s obligations accruing from and after such time as the Collateral Agent or the Successor Owner, as the case may be, shall become the Operator of the Project to the extent such obligations constitute the gross negligence or willful misconduct of such Person and Contracting Party hereby waives any right to assert against the Collateral Agent or the Successor Owner any right of self-help, offset,

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abatement, rent credit, reimbursement or termination, if applicable, under the Assigned Agreement);

(b)         subject to any claims or counterclaims which Contracting Party might be entitled to assert against any previous Operator (but nothing herein shall release the Collateral Agent or the Successor Owner, as the case may be, as the Operator of the Project, from complying with the Company’s obligations accruing from and after such time as the Collateral Agent or the Successor Owner, as the case may be, shall become the Operator of the Project and Contracting Party hereby waives any right to assert against the Collateral Agent or the Successor Owner any right of self-help, offset, abatement, rent credit, reimbursement or termination, if applicable, under the Assigned Agreement);

(c)          liable for any deposit or security which was not actually delivered to the Collateral Agent or the Successor Owner;

(d)         bound by any payment made by Contracting Party to the Company or any previous owner or operator of the Project, for more than one month in advance of its accrual; or

(e)          subject to any right of Contracting Party, if any, of self-help, offset, abatement, rent, credit or reimbursement arising out of the default of a prior owner or operator of the Project or bound by any amendment or modification or surrender or termination of the Assigned Agreement made without the Collateral Agent’s written consent (other than any of the same which does not require the Collateral Agent’s consent under the Security Documents)

and provided, further, however, in the event that the Collateral Agent or Successor Owner, as the case may be, is not able to collect from other customers of the Project the entire amount of the Project’s [operating expenses – to be refined], Contracting Party agrees to pay an amount of such expenses equal to the percentage of the Project’s total capacity that the Contracting Party controls pursuant to the Assigned Agreement.

Contracting Party agrees that this Consent satisfies any condition or requirement in the Assigned Agreement relating to the granting of a non-disturbance agreement.

5.               Representations.  The Contracting Party represents and warrants as follows:

(a)          Each of this Consent and the Assigned Agreement has been duly authorized, executed and delivered by the Contracting Party, is in full force and effect and is a legal, valid, and binding obligation of the Contracting Party enforceable against the Contracting Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, debt adjustment, moratorium or other similar laws affecting creditors’ rights generally.  Except as described in Section 1 above, there are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written, and the Assignment Agreement sets forth the entire agreement of the Contracting Party, the Company and any other person with respect thereto.

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(b)         The Company has complied with all conditions precedent, covenants and agreements required to be complied with by or on behalf of the Company on or prior to the date hereof pursuant to the Assigned Agreement.

(c)          The Contracting Party is a                        duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.  The Contracting Party has the requisite power to carry on its business as currently being conducted and as proposed to be conducted by it.  The Contracting Party has the requisite power and authority to execute and deliver this Consent and the Assigned Agreement and to perform its obligations under each thereof.

(d)         The execution and delivery of this Consent and the Assigned Agreement by the Contracting Party do not and did not, and the fulfillment and compliance with the respective provisions hereof and thereof by the Contracting Party do not and will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Contracting Party pursuant to the provisions of, or result in any violation of, the charter, by-laws and other governing documents of the Contracting Party, or any applicable law, statute, rule, or regulation, or any agreement, including any Transaction Document to which the Contracting Party is a party, instrument, order, judgment, or decree, to which the Contracting Party is subject.

(e)          No consent or approval of, or other action by or any notice to or filing with, any court or administrative or governmental body (except those previously obtained) was required in connection with the execution and delivery of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent or the performance by the Contracting Party of its obligations hereunder or thereunder.  The Contracting Party has obtained all permits, licenses, approvals, consents, and exemptions with respect to the performance of its obligations under this Consent and the Assigned Agreement required by applicable laws, statutes, rules, and regulations in effect as of the date hereof.

(f)            There are no proceedings pending or, to the best of the Contracting Party’s knowledge, threatened against or affecting the Contracting Party in any court or by or before any governmental authority, arbitration board, or tribunal that questions the validity of the Assigned Agreement, or that may result in a material adverse effect upon the property, business, prospects, profits, or condition (financial or otherwise) of the Contracting Party, or the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement, and the Contracting Party is not in default with respect to any order of any court, governmental authority, arbitration board, or tribunal.

(g)         The Contracting Party affirms that it has no notice of any assignment relative to the right, title, and interest of the Company in, to, and under the Assigned Agreement other than the pledge and assignment referred to in Section 1.

(h)         After giving effect to the pledge and assignment referred to in Section 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, there exists

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no event or condition (a “Contracting Party Termination Event”) that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Company to terminate or suspend its obligations under the Assigned Agreement and there are no claims or rights of set-off pending by any party to the Assigned Agreement.  All amounts due under the Assigned Agreement as of the date hereof have been paid in full.

(i)             The Contracting Party affirms that (A) the representations and warranties set forth in each of the Project Documents to which it is a party are true and correct in all material aspects on and as of the date hereof (or, if made solely as of an earlier date, were true and correct in all material respects as of such earlier date); and (B) it is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

6.               Collateral Agent’s Rights.

1.               (a)                                  From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Collateral Agent that the lien of the Security Documents has been released in full, the Collateral Agent or its nominee shall have the right, but not the obligation, to pay any sums due under the Assigned Agreement by the Company and to perform any other act, duty, or obligation required of the Company thereunder at any time; provided, that no such payment or performance shall be construed as an assumption by the Collateral Agent or its nominee or any Secured Party of any covenants, agreements, or obligations of the Company under or in respect of the Assigned Agreement.

(b)         The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without first giving the Collateral Agent notice and opportunity to cure as provided in Section 6(c) below.

(c)          If a Contracting Party Termination Event shall occur, and the Contracting Party shall desire to terminate or suspend its obligations under the Assigned Agreement, the Contracting Party first shall give written notice to the Collateral Agent of such Contracting Party Termination Event, specifying in such notice all then existing Contracting Party Termination Events of which it has knowledge, such notice to be delivered to the Collateral Agent by hand delivery or by means of an independent commercial courier service and to be confirmed, if possible, after reasonable effort, by telephone.  If the Collateral Agent elects to exercise its right to cure (or to cause its nominee to cure, in which event, all references herein to Collateral Agreement shall be deemed references to such nominee) as herein provided, it shall, within 30 days after the receipt by it of the notice from the Contracting Party referred to in the preceding sentence, deliver to the Contracting Party a written notice stating that it has elected to exercise such right to cure, together with a written statement of the Collateral Agent that it will promptly commence to cure all Contracting Party Termination Events susceptible of being cured by the Collateral Agent, and that it will, during the cure period, diligently attempt in good faith to complete the curing of, to the reasonable satisfaction of the Contracting Party, all such Contracting Party Termination Events.

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(d)         The Collateral Agent shall have a period of 120 days after the delivery of the notice by the Collateral Agent referred to in Section 6(c) in which to cure the Contracting Party Termination Event(s) specified in such notice.  In the event that any such Contracting Party Termination Event (except monetary defaults) shall be incurable by the Collateral Agent within such 120-day period, the Contracting Party shall not exercise any remedies under the Assigned Agreement if the Collateral Agent shall, within such 120-day period, initiate action to cure such Contracting Party Termination Event and diligently attempt to complete the curing thereof.  Any curing of or attempt to cure any Contracting Party Termination Event shall not be construed as an assumption by the Collateral Agent or the Secured Parties of any covenants, agreements, or obligations of the Company under or in respect of the Assigned Agreement.

(e)          If, before the Collateral Agent shall have cured any Contracting Party Termination Event pursuant to Section 6(d), the Company shall have cured such Contracting Party Termination Event, the Contracting Party promptly shall provide the Collateral Agent with notice of such cure and the discontinuance of such Contracting Party Termination Event.

7.               Replacement Assigned Agreement.

2.               (a)                                  Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of the rejection of the Assigned Agreement by a receiver of the Company or otherwise pursuant to bankruptcy or insolvency proceedings or the Assigned Agreement is terminated for any reason before the expiration of its term (as such may be renewed or extended), the Contracting Party will enter into a new agreement with the Collateral Agent or, at the Collateral Agent’s request, with the Collateral Agent’s nominee, for the remainder of the originally scheduled term of the Assigned Agreement, effective as of the date of such rejection or termination, with the same covenants, agreements, terms, provisions, and limitations as are contained in the Assigned Agreement; provided, that the Collateral Agent shall have made a request to the Contracting Party for such new agreement within 90 days after the date the Collateral Agent receives notice from the Contracting Party of the rejection of the Assigned Agreement.

(b)         If the Collateral Agent or its nominee is prohibited, by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Company or otherwise, from continuing the Assigned Agreement in place of the Company or from otherwise exercising any of its rights or remedies hereunder or under the Security Documents in respect of the Assigned Agreement, then the times specified herein for the exercise by the Collateral Agent of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided, that the Collateral Agent is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

8.               Assumption Right.  The Contracting Party acknowledges that upon an event of default by the Company under the Security Documents, the Collateral Agent may (but shall not be obligated to) assume (directly or through its nominee), or cause a Subsequent Owner under

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any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights, and obligations of the Company thereafter arising under the Project and Assigned Agreement.  If the interest of the Company in the Project or Assigned Agreement shall be assumed, sold or transferred as hereinbefore provided, the assuming party shall agree in writing to be bound by and to assume the terms and conditions of the Assigned Agreement and any and all obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Company under the Assigned Agreement; provided, that if the Collateral Agent or a Subsequent Owner assumes the Assigned Agreement as provided above, it shall not be personally liable for the performance of the obligations thereunder except to the extent of all of its right, title, and interest in and to the Project or the Assigned Agreement, as the case may be.  Notwithstanding any such assumption or disposition by the Collateral Agent or Subsequent Owner, the Company shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption.  Without the further consent of the Contracting Party, the Collateral Agent or Subsequent Owner, as the case may be, may sell and assign the Assigned Agreement or its rights therein.

9.               Payments.  The Contracting Party shall make all payments due to the Company under the Assigned Agreement to The Bank of New York Trust Company, N.A., as Depositary Agent, to Account No. [            ], ABA No. [                  ].  All parties hereto agree that each payment by the Contracting Party to the Depositary Agent of amounts due to the Company from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

10.         Amendments to Assigned Agreement.  [This provision does not apply to a non-COP TUA.]  No amendment or modification of, or waiver by or consent of the Company or termination in respect of, any provision of the Assigned Agreement shall be binding on the Collateral Agent or any Successor Owner or Operator unless the same shall be in writing and the Collateral Agent shall have given its prior written consent thereto.  Without the Collateral Agent’s prior written consent, Contracting Party will not (a) enter into any agreement amending the Company’s or Contracting Party’s payment obligations under the Assigned Agreement or terminating the Assigned Agreement, (b) prepay any of the sums due under the Assigned Agreement except for scheduled payments for no more than one (1) month in advance of its accrual or (c) voluntarily surrender the portion of the capacity under the Assigned Agreement or terminate the Assigned Agreement without cause or shorten the Assigned Agreement term, and no such purported amendment, modification, termination, prepayment or voluntary surrender made without the Collateral Agent’s prior written consent shall be binding on the Collateral Agent.

11.         Notice.  Notice to any party hereto shall be deemed to be delivered on the earlier of:  (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, or as registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

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The Collateral Agent:	ConocoPhillips Company
600 North Dairy Ashford, Room ML-3092
Houston, Texas 77079-1175
Attention: Vice President and Treasurer

Company:	Freeport LNG Development, L.P.
1200 Smith Street, Suite 600
Houston, Texas 77002
Attention: Michael S. Smith

The Contracting Party:

12.         Estoppel Certificates.  Within 30 days after request by the Collateral Agent, from time to time made, the Contracting Party will execute and deliver to the Collateral Agent or to such other person or entity as may be specified by the Security Documents an estoppel certificate containing such information concerning the Assigned Agreement as the Collateral Agent may reasonably request.  This Consent shall be binding upon and shall inure to the benefit of the successors and assigns of the Contracting Party, and shall inure to the benefit of the Collateral Agent, the Secured Parties, and their respective successors, transferees and assigns.  Contracting Party hereby ratifies and confirms that the Assigned Agreement is in full force and effect and agrees that as modified, the Assigned Agreement is and will continue to be in full force and effect and enforceable in accordance with its respective terms.  Contracting Party shall provide a document similar to this Consent to any lender making a loan secured by the Project or the Assigned Agreement or any interest therein, which document may contain such reasonable modifications as may be requested by such lender and approved by the Contracting Party.

13.         Counterparts.  This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.         GOVERNING LAW.  THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

15.         WAIVER OF JURY TRIAL.  THE PARTIES TO THIS CONSENT IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THE ASSIGNED AGREEMENT OR THIS CONSENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the date first written above.

[CONTRACTING PARTY]

By:
Name:
Title:

CONOCOPHILLIPS COMPANY,
as Collateral Agent

By:
Name:
Name:

Acknowledged and Agreed:

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

9

EXHIBIT G
to
Credit Agreement

[FORM OF ASSIGNMENT AND ACCEPTANCE]

ASSIGNMENT AND ACCEPTANCE

[Date]

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such credit agreement may hereafter be amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions for capitalized terms used but not otherwise defined herein).

[Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”) hereby agree as follows:

1.                                       For an agreed consideration, the Assignor hereby assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby accepts and assumes from the Assignor (i) a portion of the Assignor’s rights and obligations under the Credit Agreement, the other Financing Documents, and any other documents or instruments delivered pursuant thereto as of the Settlement Date (as hereinafter defined) as specified in Item 5 of Annex I (the “Assigned Share”) including, without limitation, all rights and obligations with respect to the Assigned Share of the outstanding Loans, including any guarantees or letters of credit related thereto, and (ii) if the Assigned Share is 100% of Assignor’s rights and obligations, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Financing Documents, or any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations assigned pursuant to clause (i) above (the rights and obligations assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  After giving effect to such assignment, the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 5 of Annex I.

2.                                       The Assignor (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transaction contemplated hereby; (ii) represents and warrants that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto; and

(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition or prospects of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto.

3.                                       The Assignee (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transaction contemplated hereby and to become a Lender under the Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, and such other documents and information as it has deemed appropriate in order to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agents to take such action each as an agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.                                       Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof will be delivered to the Administrative Agent.  The effective date of this Assignment and Acceptance shall be the date first written above (the “Settlement Date”).

5.                                       Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Financing Documents, except that if Assignor is the Initial Lender, Assignor is not released from its obligations under Section 2.6 of the Credit Agreement.

6.                                       On the Settlement Date the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal balance of the Loans made pursuant to the Credit Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.  It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the outstanding Loans at the rates specified in the Credit Agreement which accrues from and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee.  It is further agreed that all payments of principal made on the Assigned Share of the outstanding Loans which occur from and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.

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7.                                       If the Assignee is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof, it agrees that it will furnish to the Administrative Agent and the Borrower, concurrently with the execution of this Assignment and Acceptance, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor form in accordance with applicable U.S. laws and regulations (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments under the Credit Agreement) and, upon the expiration or obsolescence of any such previously delivered form and to the extent it is legally able to do so, it will furnish to the Administrative Agent and the Borrower a new U.S. Internal Revenue Service Form 4224 or Form 1001 or successor form in accordance with applicable U.S. laws and regulations duly executed and completed by the Assignee.  For the limited purposes of this Paragraph 7, the Borrower is a third party beneficiary of this Assignment and Acceptance.

8.                                       THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY CONFLICT OF LAW RULES AND PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

9.                                       The addresses of the Assignee for notice and payment purposes are set forth in Items 3 and 4, respectively, of Annex I hereto.

10.                                 This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their duly authorized officers, as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

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The undersigned, as Administrative Agent, hereby consents
to this Assignment and Acceptance:

ConocoPhillips Company,
   as Administrative Agent

By:
Name:
Title:

The undersigned hereby consents
to this Assignment and Acceptance:

FREEPORT LNG DEVELOPMENT, L.P.

By:	Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

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ANNEX I

to Exhibit G

Assignment and Acceptance

ANNEX I

TO

ASSIGNMENT AND ACCEPTANCE

1.                                       Borrower:  FREEPORT LNG DEVELOPMENT, L.P.

2.                                       Name and date of Credit Agreement and other documents or agreements evidencing or securing the Obligations: (1) Credit Agreement, dated as of July 2, 2004 by and among Freeport LNG Development, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the “Borrower”), Freeport LNG-GP, Inc., ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent; (2) the Financing Documents; and (3) the Security Documents.

3.                                       Notice (for Assignee):

4.                                       Assignee’s Payment Instructions:

5.                                       Assigned Share:

Commitment	Principal Amount of Commitment/Loans	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$		%
	$	$		%
	$	$		%

(3) Set forth to at least 9 decimals.

EXHIBIT H-1

to

Credit Agreement

FREEPORT LNG DEVELOPMENT, L.P.

Authorized Officer’s Certificate

[Date]

I, the undersigned Michael S. Smith, hereby certify that I am the duly elected or appointed, qualified, and acting Chief Executive Officer of Freeport LNG-GP, Inc. (the “General Partner”), a Delaware corporation that is the sole general partner of Freeport LNG Development, L.P. (the “Borrower”), a Delaware limited partnership, and that, as such, I am duly authorized as an Authorized Officer of the Borrower to certify and do hereby certify on behalf of the Borrower as follows:

1.                                       This Certificate is issued pursuant to Sections 3.1(a)(2), 3.1(c)(2), and 3.1(l) of the Credit Agreement, dated as of July 2, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying the definitions of capitalized terms used but not otherwise defined herein), by and among Borrower, General Partner, ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent.

2.                                       (A) The Borrower is not in default in the performance, observance or fulfilment of any of its obligations, covenants or conditions contained in any of the Project Documents in full force and effect and, to the best of the Borrower’s knowledge, no Project Participant (other than the Borrower, any Shipper and any Non Smith LP, and solely as a party to the Shared Facilities Agreement, if any, Expansion) is in default in the performance, observance or fulfilment of any of its material obligations, covenants or conditions contained therein unless such default could not reasonably be expected to have a Material Adverse Effect; (B) each Project Document (other than the TUAs, the Construction Contracts and EPC Guaranty as disclosed to the Administrative Agent) to be in full force and effect on the Closing Date is in full force and effect unless such failure could not reasonably be expected to have a Material Adverse Effect; (C) the copy of each such Project Document contemplated by Section 3.1(a)(2)(B) of the Credit Agreement has been delivered to the Administrative Agent and is true, correct and complete on such date; and (D) except as delivered to the Administrative Agent pursuant to Section 3.1(a)(2)(C) of the Credit Agreement, there are no agreements, side letters or other documents to which the Borrower is a party that have the effect of modifying or supplementing in any respect any of the respective rights or obligations of the Borrower or any Project Participant under any of the Project Documents.

3.                                       (A) The representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and in each of the other Financing Documents to which the Borrower is a party are true and correct in all material respects on and as of the date hereof (or, if made solely as of an earlier date, were true and correct as of

6

such earlier date); (B) all Financing Documents are in full force and effect under the terms and conditions set forth in such Financing Documents; (C) no Default or Event of Default has occurred and is continuing; and (D) all conditions set forth in Section 3.1 of the Credit Agreement have been satisfied with the following exceptions:

[None]

4.                                       The insurance carried by the Borrower Entities as of the Closing Date is in accordance with the Administrative Agent’s requirements under Section 5.9(a) of the Credit Agreement.

5.                                       Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Limited Partnership of the Borrower as filed with the Secretary of State of the State of Delaware on September 3, 2002 as amended through and including the date hereof and as in full force and effect on the date hereof (the “Partnership Certificate”).  No document to amend, supplement, rescind, or modify the Partnership Certificate has been filed in the office of the Secretary of State of the State of Delaware or approved by the Borrower.

6.                                       Attached hereto as Exhibit B is a true, complete and correct copy of a Certificate of Good Standing of the Borrower as issued by the Secretary of State of the State of Delaware on [date].

7.                                       Attached hereto as Exhibit C is a true, complete and correct copy of a Certificate of Authority to Transact Business in the State of Texas of the Borrower as issued by the Secretary of State of the State of Texas on [Date].

8.                                       Attached hereto as Exhibit D is a true, complete and correct copy of the Limited Partnership Agreement and all other Charter Documents of the Borrower (except such documents attached hereto as Exhibit A and Exhibit C) as amended through and including the date hereof and as in full force and effect on the date hereof.

9.                                       Attached hereto as Exhibit E are true, complete and correct copies of resolutions unanimously adopted by the Board of Directors of the General Partner on [Date] authorizing the execution, delivery, and performance by the Borrower of the Transaction Documents to be executed as of the date hereof to which the Borrower shall be a party (the “Resolutions”).  The Resolutions have not been amended, supplemented, rescinded, or modified since their adoption and remain in full force and effect as of the date hereof.  The Resolutions are the only resolutions adopted by the Board of Directors of the General Partner or any committee thereof relating to the transactions contemplated by the Transaction Documents.

10.                                 Attached hereto as Exhibit F is a list of the names, titles, and specimen signatures of each person who was or is duly elected or appointed, qualified, and authorized,

2

or their delegate, to execute and deliver on behalf of the Borrower or for its account (i) the Transaction Documents to be executed as of the date hereof to which the Borrower is or is intended to be a party and amendments, modifications, supplements, or waivers thereto and (ii) any other document, agreement, certificate, consent, or other instrument as may be necessary to fulfill the intent and purposes thereof or to consummate the transactions contemplated thereby.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

3

IN WITNESS WHEREOF, the undersigned has executed this Authorized Officer’s Certificate as of the date first written above.

FREEPORT LNG DEVELOPMENT, L.P.

By: Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

I, the undersigned, duly elected or appointed, qualified, and acting [Titel] of the General Partner, DO HEREBY CERTIFY that [                      ] is the duly elected or appointed, qualified, and acting [Title] of the General Partner and the signature above is such person’s genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of July, 2004

Name:
Title:

4

EXHIBIT A

Certificate of Limited Partnership

5

EXHIBIT B

Certificate of Good Standing

6

EXHIBIT C

Certificate of Authority to Transact Business in the State of Texas

7

EXHIBIT D

Charter Documents

8

EXHIBIT E

Resolutions

9

EXHIBIT F

Authorized Signatories

Name	Title	Specimen Signature

10

EXHIBIT H-2

to

Credit Agreement

[NAME OF ENTITY]

Authorized Officer’s Certificate

                       ,

I, the undersigned [Name], hereby certify that I am the duly elected or appointed, qualified and acting [Title] of [Name of Entity] (the “Company”), a [State] [Type of Entity], and that, as such, I am duly authorized as an Authorized Officer of the Company to certify and do hereby certify on behalf of the Company as follows:

1.                                       Attached hereto as Exhibit A is a true, complete and correct copy of the [Formation Document] of the Company as filed with the Secretary of State of the State of [State] (the “Secretary of State”) on                        ,          as amended through and including the date hereof and as in full force and effect on the date hereof (the “Filing Certificate”).  No document to amend, supplement, rescind, or modify the Filing Certificate has been filed in the office of the Secretary of State or approved by the Company.

2.                                       Attached hereto as Exhibit B are true, complete and correct copies of the Charter Documents of the Company (other than such documents attached hereto as Exhibit A) as amended through and including the date hereof and as in full force and effect on the date hereof.

3.                                       Attached hereto as Exhibit C are true, complete and correct copies of resolutions unanimously adopted by the [Governing Body] of the Company on                        ,          authorizing the execution, delivery, and performance of the Transaction Documents to which the Company is or is intended to be a party (the “Resolutions”).  The Resolutions have not been amended, supplemented, rescinded, or modified since their adoption and remain in full force and effect as of the date hereof.  The Resolutions are the only resolutions adopted by the [Governing Body] of the Company or any committee thereof relating to the transactions contemplated by the Transaction Documents.

4.                                       Attached hereto as Exhibit D is a list of the names, titles, and specimen signatures of each person who was or is duly elected or appointed, qualified, and authorized, or their delegate, to execute and deliver on behalf of the Company or for its account (i) the Transaction Documents to which the Company is or is intended to be a party and amendments, modifications, supplements, or waivers thereto and (ii) any other document, agreement, certificate, consent, or other instrument as may be necessary to fulfill the intent and purposes thereof or to consummate the transactions contemplated thereby.

IN WITNESS WHEREOF, the undersigned has executed this Authorized Officer’s Certificate as of the date first written above.

[NAME OF ENTITY]

Name:
Title:

I, the undersigned, duly elected or appointed, qualified, and acting [Secretary] of the Company, DO HEREBY CERTIFY that                                      is the duly elected or appointed, qualified, and acting                                of the Company and the signature above is such person’s genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     ,         .

Name:
Title: [Secretary]

2

EXHIBIT A

Filing Certificate

3

EXHIBIT B

Charter Documents

4

EXHIBIT C

Resolutions

5

EXHIBIT D

Authorized Signatories

Name	Title	Specimen Signature

6

EXHIBIT I-1

to

Credit Agreement

[FORM OF QUARTERLY FINANCIAL STATEMENTS OFFICER’S CERTIFICATE]

FREEPORT LNG DEVELOPMENT, L.P.

Quarterly Financial Statements

Officer’s Certificate

[Date]

The undersigned,                               , hereby certifies that I am the duly elected, qualified, and acting                                  of Freeport LNG-GP, Inc. (the “General Partner”), a Delaware corporation that is the sole general partner of Freeport LNG Development, L.P. (the “Borrower”), a Delaware limited partnership, and that, as such, I am duly authorized as an Authorized Officer of the Borrower to certify and do hereby certify on behalf of the Borrower as follows:

1.                                       This certificate is furnished pursuant to Sections 5.1(a) and 5.1(c) of the Credit Agreement, dated as of July 1, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying definitions of capitalized terms used but not otherwise defined herein), by and among Freeport LNG Development, L.P., as Borrower, Freeport LNG-GP, Inc., as General Partner, ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent.

2.                                       Attached hereto as Exhibit A is a copy of the complete unaudited financial statements of the Borrower for the quarterly period ending                        , 20     (the “Financial Statements”).

3.                                       The Financial Statements present fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP, as at the end of, and for such period (subject to normal year-end audit adjustments and the absence of footnotes).

4.                                       All Financing Documents are in full force and effect under the terms and conditions set forth therein and no Default or Event of Default has occurred and is continuing under the Financing Documents as of the date of the Financial Statements.

5.                                       Described below are the exceptions, if any, to paragraph 4, describing in reasonable detail the Default or Event of Default and what action any Borrower Entity has taken and proposes to take with respect thereto:

2

IN WITNESS WHEREOF, the foregoing certifications, together with the Financial Statements delivered with this Certificate in support hereof, are made and delivered this      day of               , 20    .

FREEPORT LNG DEVELOPMENT, L.P.

By:	Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

I, the undersigned,                                of the General Partner, DO HEREBY CERTIFY that                            is the duly elected and qualified                                      of the General Partner and the signature above is [her, his] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     , 20    .

Name:
Title:

3

EXHIBIT A

Quarterly Financial Statements

4

EXHIBIT I-2

to

Credit Agreement

[FORM OF ANNUAL FINANCIAL STATEMENTS OFFICER’S CERTIFICATE]

FREEPORT LNG DEVELOPMENT, L.P.

Annual Financial Statements

Officer’s Certificate

[Date]

The undersigned,                               , hereby certifies that I am the duly elected, qualified, and acting                                  of Freeport LNG-GP, Inc. (the “General Partner”), a Delaware corporation that is the sole general partner of Freeport LNG Development, L.P. (the “Borrower”), a Delaware limited partnership, and that, as such, I am duly authorized as an Authorized Officer of the Borrower to certify and do hereby certify on behalf of the Borrower as follows:

1.                                       This certificate is furnished pursuant to Sections 5.1(b) and 5.1(c) of the Credit Agreement, dated as of July 1, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying definitions of capitalized terms used but not otherwise defined herein), by and among Freeport LNG Development, L.P., as Borrower, Freeport LNG-GP, Inc., as General Partner, ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent.

2.                                       Attached hereto as Exhibit A is a copy of the complete audited annual financial statements of the Borrower as of the year ending                        , 20     and accompanying opinion thereon of                            , 20     (the “Financial Statements”).

3.                                       All Financing Documents are in full force and effect under the terms and conditions set forth therein and no Default or Event of Default has occurred and is continuing under the Financing Documents as of the date of the Financial Statements.

4.                                       Described below are the exceptions, if any, to paragraph 3, describing in reasonable detail the Default or Event of Default and what action any Borrower Entity has taken and proposes to take with respect thereto:

IN WITNESS WHEREOF, the foregoing certifications, together with the Financial Statements delivered with this Certificate in support hereof, are made and delivered this      day of               , 20    .

FREEPORT LNG DEVELOPMENT, L.P.

By:	Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

I, the undersigned,                              of the General Partner, DO HEREBY CERTIFY that                            is the duly elected and qualified                                      of the General Partner and the signature above is [her, his] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     , 20

Name:
Title:

2

EXHIBIT A

Annual Financial Statements

3

EXHIBIT I-3

to

Credit Agreement

[FORM OF QUARTERLY OPERATING REPORT OFFICER’S CERTIFICATE]

FREEPORT LNG DEVELOPMENT, L.P.

Quarterly Operating Report

Officer’s Certificate

[Date]

The undersigned,                               , hereby certifies that I am the duly elected, qualified, and acting                                  of Freeport LNG-GP, Inc. (the “General Partner”), a Delaware corporation that is the sole general partner of Freeport LNG Development, L.P. (the “Borrower”), a Delaware limited partnership, and that, as such, I am duly authorized as an Authorized Officer of the Borrower to certify and do hereby certify on behalf of the Borrower as follows:

1.                                       This certificate is furnished pursuant to Section 5.1(f)(2) of the Credit Agreement, dated as of July 1, 2004 (as amended, modified, or supplemented from time to time, the “Credit Agreement,” with Appendix A thereto supplying definitions of capitalized terms used but not otherwise defined herein), by and among Freeport LNG Development, L.P., as Borrower, Freeport LNG-GP, Inc., as General Partner, ConocoPhillips Company, as Lender, the other Lenders party thereto, ConocoPhillips Company, as Administrative Agent, and ConocoPhillips Company, as Collateral Agent.

2.                                       Attached hereto as Exhibit A is a copy of the complete and correct operating report of the Borrower with respect to the Project for the quarterly period ending                        , 20     (the “Operating Report”).

3.                                       The Operation and Maintenance Costs reflected in the Operating Report comply with the requirements contained in Section 5.23 of the Credit Agreement.  Any necessary qualifications to the preceding sentence are stated in detail below:

IN WITNESS WHEREOF, the foregoing certifications, together with the Operating Report delivered with this Certificate in support hereof, are made and delivered this      day of               , 20    .

FREEPORT LNG DEVELOPMENT, L.P.

By:	Freeport LNG-GP, Inc., its sole General Partner

By:
Name:
Title:

I, the undersigned,                            of the General Partner, DO HEREBY CERTIFY that                            is the duly elected and qualified                                      of the General Partner and the signature above is [her, his] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     , 20    .

Name:
Title:

2

EXHIBIT A

Operating Report

3

ANNEX I

to

Credit Agreement

CONSTRUCTION LOAN COMMITMENT

Lender	Tranche A	Tranche B
ConocoPhillips

finance (i) $*** of the Project Costs (excluding Channel Widening Costs) of Phase 1, (ii) Channel Widening Costs, (iii) *** of the Supplemental Costs incurred in the completion of Phase 1 and (iv) an additional amount to pay scheduled interest during construction on such loans finance *** of the Supplemental Costs incurred in the completion of Phase 1 (as such amount is reduced by such Supplemental Costs paid other than by the proceeds of Tranche A Loans).

SCHEDULE 4.2

to

Credit Agreement

FINANCING-RELATED FILINGS, ETC.

1.                                       Office Space Lease dated November 28, 2002 at Two Allen Center, 1200 Smith Street, Houston, Texas 77002, between Trizechahn Colony Square GP, LLC, as Landlord, and Borrower.

2.                                       Storage Space Agreement dated November 17, 2003 between Trizechahn Colony Square GP, LLC, a Delaware limited liability company, d/b/a TrizecHahn Allen Center Management, as Landlord, and Borrower, as Tenant.

3.                                       Office Equipment Lease dated December 5, 2002 between Freeport, LNG (sic), as Lessee, and Office Systems of Texas, as Supplier.

SCHEDULE 4.9

to

Credit Agreement

TAXES

None.

SCHEDULE 5.3

to

Credit Agreement

OUTSTANDING PARCELS

See Attached.

Schedule of Outstanding Interests within 211.70 acres of Land

Item Ref.	Property Description	Owner/Claimant Names
A.3 C.6	Lots 5,6, Block 12	Kenneth A. Gonzales; Harry Bolin
C.7	Lot 6, Block 20	Katie E. Hill
C.8	Lot 9, Block 20	Und. int. (1/8) of Mordello Steven Perry, Jr.; possible adverse claim of Jacqueline Berretta Tomerlin
C.9	Lot 7, Block 34	Outstanding Tax Judgment vintage 1965
C.10	Lot 5, Block 37	Velasco Drainage District
C.14	Lot 4, Block 43	Possible claim of H.W. Hawes, deceased
C.16	Lot 4, Block 59	Und. int. of heirs of E. Shelby Smith, deceased
C.19	Lots 1,2,10,11,12, Block 110 Lots1,2,3,10,11,12, Block 119 Lots 9, 10, Block 121 Lots 11,12, Block 124 Lots 6, Block 130 Lots1, 11, 12, Block 136	Und. int. (estimated at 1/14th) of George Lester, deceased
A.3 C.27	Lots 1,7, Block 11	Paladin Combine (nature and whereabouts of entity unknown)(und. 1/2 ) and devisee of A.A. Miller, deceased (und. 1/2 )
A.3	Lot 5, Block 11	Paladin Combine (see Item A.3/C.27 immediately above)
C.28	Lot 7, 8, Block 22	Und. int. of Grace K. Brown (1/2) and Iona Brown (estimated at 1/10)
C.29	Lot 10, Block 21	Und. int. (1/4) of P.E. Warren/Ralph Fleck/Lillian Lyles Fleck; und. int. (1/4) of Louise Chilton Bryan; und. int. of heirs of Stonewall Jackson Bryan, deceased
C.30	Lot 11, Block 32	Claim (und. int.) of various—too numerous to list
A.3	Lot 3, Block 21	Und. int. (1/4) of Daniel D. Rucker and Janet R. Rucker
A.3	Lot 4,5,6, Block 21	Und. int. (1/3) of Guy W. Adriance, deceased; Und. int. (1/3 x 2/3) of Hannah Frances Gayle; Und. int. (1/3 x 2/3 of Munson Smith; Und. int. (1/3 x 2/3 collectively) of Shay Cook Smith; et al
A.3	Lot 12, Block 21	L.R. Smith
A.3	Lots 1,2,3, Block 22	Charles Albert Cook (note adverse claim per recorded affidavit of Rose Irwin)
A.3	Lots 4,5,6 Block 22	Rose Irwin, aka, Rose Ann Irwin
A.3	Lots 7,8, Block 22	B. Maurice Cummins and Agnes Brown Cummins Trust
A.3	Lot 7, Block 32	Horace High

A.3	Lot 10, Block 32	Rose Irwin, aka, Rose AIrwin
A.3	Lot 6, Block 37	John M. Wilson, et al
A.3	Lot 3, Block 77	Und. int. (381/1080)of Robert Moore Gayle and wife, Charlene Lane Gayle
A.3	Lot 7, Block 110	John Reagan Winn
A.3	Lots 1,2,10, Block 116	O.T. Maxwell, and wife Alma G. Maxwell
A.3	Lots 5,6 Block 116	Joseph F. Reffitt
A.3	Lots 2,4,5,6, Block 126 (und. int.) Lot 5,6, Block 134	Emily Bierschwale

Notes:

1.               All Item references in “Item Ref.” column are to item numbers on Schedule C (“C._”) and Schedule A (“A._”) in Title Commitment issued by Stewart Title Company, under their G.F.# 02508720.

2.               All references to Lots and Blocks are to Plat of Quintana Townsite of record at Volume 2, Page 139 of the Plat Records maintained in the office of the County Clerk of Brazoria County, Texas

SCHEDULE 5.12

to

Credit Agreement

CERTAIN TRANSACTION DOCUMENTS WITH LIENS

None.

SCHEDULE 5.19

to

Credit Agreement

CERTAIN TRANSACTION DOCUMENTS WITH AFFILIATES

1. Partnership Agreement.

Execution Copy

FREEPORT LNG DEVELOPMENT, L.P.
(A Delaware limited partnership)

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1.1	“ACT”
1.2	“ADDITIONAL CONTRIBUTED EQUITY”
1.3	“ADJUSTED CAPITAL ACCOUNT BALANCE”
1.4	“ADVISORY COMMITTEE”
1.5	“AFFILIATE”
1.6	“AFFILIATE PAYMENT”
1.7	“AFFILIATE TRANSACTION”
1.8	“AGREEMENT”
1.9	“ASSET VALUE”
1.10	“BALANCE SHEET” HAS THE MEANING SET FORTH IN SECTION 6.3(B).
1.11	“BANKRUPTCY”
1.12	“BANKRUPTCY ACTION”
1.13	“BANKRUPTCY LAW”
1.14	“BASIS”
1.15	“BUDGET”
1.16	“BUSINESS”
1.17	“CAPACITY RESERVATION”
1.18	“CAPITAL ACCOUNT”
1.19	“CERTIFICATE OF LIMITED PARTNERSHIP”
1.20	“CHENIERE CLOSING DATE CONTRIBUTION”
1.21	“CHENIERE CLOSING DATE DISTRIBUTION”
1.22	“CHENIERE INITIAL EQUITY AMOUNT”
1.23	“CLOSING DATE”
1.24	“CONSTRUCTION FINANCING”
1.25	“CONTRIBUTED EQUITY”
1.26	“CONTRIBUTING PARTNER”
1.27	“CONTRIBUTION AGREEMENT”
1.28	“CONTRIBUTION DATE”
1.29	“DELINQUENT CONTRIBUTION”
1.30	“DELINQUENT PARTNER”
1.31	“DEPRECIATION”
1.32	“EARLY CONTRIBUTION DATE”
1.33	“ENTITY”
1.34	“ENVIRONMENTAL LAWS”
1.35	“EXPENSES”
1.36	“FERC”
1.37	“FINANCIAL STATEMENTS” HAS THE MEANING SET FORTH IN SECTION 14.2.
1.39	“FISCAL YEAR”
1.40	“FREEPORT LNG FACILITY”
1.41	“FREEPORT GP INITIAL EQUITY AMOUNT”
1.42	“GAAP”
1.43	“GENERAL PARTNER”
1.44	“GOVERNMENTAL ENTITY”
1.45	“GOVERNMENTAL PERMITS”
1.46	“GRYPHON STOCK”
1.47	“INDEMNITEE”
1.48	“INITIAL EQUITY AMOUNTS”

1.49	“INTEREST”
1.50	“I.R.C.”
1.51	“LEASE AGREEMENT”
1.52	“LIMITED PARTNERS”
1.53	“LIQUIDATOR”
1.54	“LNG INVESTMENTS CLOSING DATE CONTRIBUTION”
1.55	“LNG INVESTMENTS EXPENSES”
1.56	“LNG INVESTMENTS INITIAL EQUITY AMOUNT”
1.57	“MAJOR DECISION”
1.58	“MAJORITY”
1.59	“MAJORITY IN INTEREST”
1.60	“MATERIAL ADVERSE EFFECT”
1.61	“MINIMUM GAIN”
1.62	“MS ENTITIES”
1.63	“NET CASH FLOW”
1.64	“NONRECOURSE DEDUCTIONS”
1.65	“OTHER PARTNERS”
1.66	“PARTNER”
1.67	“PARTNER NONRECOURSE DEBT”
1.68	“PARTNER NONRECOURSE DEBT MINIMUM GAIN”
1.69	“PARTNER NONRECOURSE DEDUCTIONS”
1.70	“PARTNERSHIP”
1.71	“PARTNERSHIP ACCOUNTANT”
1.72	“PARTNERSHIP ASSETS”
1.73	“PARTNERSHIP MINIMUM GAIN”
1.74	“PERCENTAGE INTEREST”
1.75	“PERSON”
1.76	“PRE-CLOSING PROJECT EXPENSES”
1.77	“PROFIT” AND “LOSS”
1.78	“PROFIT” OR “LOSS”
1.79	“PROJECT”
1.80	“PROJECT APPROVAL”
1.81	“REIMBURSEMENT AMOUNT”
1.82	“REGULATIONS”
1.83	“REMOVAL EVENT”
1.84	“REMOVAL NOTICE”
1.85	“REQUIREMENTS OF LAW”
1.86	“RETURNED AMOUNT”
1.87	“REVENUES”
1.88	“RULES”
1.89	“WITHDRAWAL PAYMENT”

ARTICLE II FORMATION OF THE PARTNERSHIP

2.1	FORMATION OF LIMITED PARTNERSHIP.
2.2	NAME.
2.3	CHARACTER OF BUSINESS.
2.4	REGISTERED OFFICE AND AGENT.
2.5	OTHER FILING.
2.6	TERM AND FISCAL YEAR.

ARTICLE III CAPITAL/PERCENTAGE INTERESTS/FUTURE FINANCING

3.1	CAPITAL CONTRIBUTIONS; USE OF FUNDS.
3.2	PERCENTAGE INTERESTS.
3.3	FUTURE FINANCING.
3.4	ADDITIONAL CONTRIBUTED EQUITY.
3.5	DELINQUENT CONTRIBUTIONS.
3.6	POST-PROJECT APPROVAL EQUITY.
3.7	NO FURTHER CONTRIBUTED EQUITY.
3.8	RETURN OF CAPITAL.
3.9	BENEFIT OF OBLIGATIONS.

ARTICLE IV CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS

4.1	CAPITAL ACCOUNTS.
4.2	ALLOCATION OF PROFIT AND LOSS.
4.3	SPECIAL ALLOCATIONS.
4.4	I.R.C. SECTION 704(C) TAX ALLOCATION.
4.5	SPECIAL ALLOCATIONS REGARDING PAYMENTS TO AFFILIATES.
4.6	ALLOCATION OF GAINS AND LOSSES UPON LIQUIDATION.
4.7	DEEMED SALE.
4.8	ALLOCATION FOR GAAP AND FINANCIAL REPORTING.

ARTICLE V DISTRIBUTIONS

5.1	SPECIAL DISTRIBUTIONS OF CAPACITY RESERVATION FUNDS.
5.2	DISTRIBUTIONS OF NET CASH FLOW.
5.3	DISTRIBUTIONS OF SECTION 3.4(B) CONTRIBUTIONS.
5.4	DISTRIBUTIONS IN LIQUIDATION.

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PARTNERS

6.1	IN GENERAL.
6.2	REPRESENTATIONS AND WARRANTIES.
6.3	REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER AND LNG INVESTMENTS.

ARTICLE VII RIGHTS AND OBLIGATIONS OF PARTNERS

7.1	LIMITED LIABILITY.
7.2	LIABILITY OF A PARTNER TO THE PARTNERSHIP.
7.3	EXCULPATION.
7.4	PARTICIPATION IN MANAGEMENT.
7.5	SURVIVAL OF OBLIGATIONS.
7.6	COVENANT OF NON-COMPETITION AND NON-SOLICITATION.

ARTICLE VIII MEETINGS OF PARTNERS

8.1	PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.
8.2	CALL OF MEETINGS.
8.3	NOTICE OF MEETINGS OF PARTNERS.
8.4	MANNER OF GIVING NOTICE.
8.5	ADJOURNED MEETING; NOTICE.
8.6	QUORUM; VOTING.
8.7	WAIVER OF NOTICE BY CONSENT OF ABSENT PARTNERS.
8.8	PARTNER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
8.9	RECORD DATE FOR PARTNER NOTICE, VOTING, AND GIVING CONSENTS.
8.10	PROXIES.

ARTICLE IX INDEMNIFICATION OF PARTNERS

9.1	GENERAL.
9.2	ENVIRONMENTAL.
9.3	LIMITATIONS.

ARTICLE X MANAGEMENT OF THE PARTNERSHIP

10.1	THE GENERAL PARTNER.
10.2	MAJOR DECISIONS.
10.3	RESIGNATION.
10.4	REMOVAL.
10.5	REMUNERATION OF GENERAL PARTNER; REIMBURSEMENT OF EXPENSES.
10.6	LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION.
10.7	NO GUARANTEE OF RETURN BY GENERAL PARTNER.
10.8	OTHER BUSINESSES OR VENTURES.
10.9	AFFILIATE TRANSACTIONS.
10.10	REMOVAL OF FREEPORT GP AS GENERAL PARTNER.
10.11	OFFICERS AND EMPLOYEES.

ARTICLE XI ADVISORY COMMITTEE

11.1	FORMATION OF ADVISORY COMMITTEE.
11.2	ROLE OF ADVISORY COMMITTEE.
11.3	NO LIABILITY.
11.4	RESIGNATION.
11.5	REIMBURSEMENT.

ARTICLE XII COVENANTS

12.1	COVENANTS OF THE PARTNERSHIP AND THE PARTNERS.
12.2	SEPARATENESS COVENANTS OF THE PARTNERSHIP AND THE GENERAL PARTNER.

ARTICLE XIII RECORDS AND REPORTS

13.1	MAINTENANCE AND INSPECTION OF PARTNER REGISTER.
13.2	MAINTENANCE AND INSPECTION OF PARTNERSHIP AGREEMENT.
13.3	MAINTENANCE AND INSPECTION OF OTHER RECORDS.

ARTICLE XIV BOOKS, FINANCIALS AND TAX MATTERS

14.1	BOOKS AND RECORDS.
14.2	FINANCIAL REPORTS.
14.3	TAX RETURNS.
14.4	TAX ELECTIONS.
14.5	TAX MATTERS PARTNER.
14.6	THE PARTNERSHIP ACCOUNTANT.

ARTICLE XV NONDISCLOSURE OF INFORMATION

15.1	CONFIDENTIALITY.
15.2	DUTY OF CARE.

ARTICLE XVI TRANSFERABILITY

16.1	TRANSFERABILITY OF INTERESTS.
16.2	WITHDRAWAL BY LNG INVESTMENTS AND FREEPORT GP.
16.3	RESTRICTIONS ON WITHDRAWAL.

ARTICLE XVII SUBSTITUTED PARTNERS

ARTICLE XVIII WAIVER OF PARTITION/COVENANT AGAINST RESIGNATION/BREACHES

18.1	WAIVER OF PARTITION.
18.2	COVENANT NOT TO RESIGN OR DISSOLVE.

ARTICLE XIX ADDITIONAL PARTNERS

ARTICLE XX DISSOLUTION

20.1	DISSOLUTION.
20.2	DEEMED LIQUIDATION.
20.3	BANKRUPTCY, ETC., OF A LIMITED PARTNER.

ARTICLE XXI DISPUTE RESOLUTION

21.1	ARBITRATION.
21.2	BINDING NATURE.

ARTICLE XXII MISCELLANEOUS

22.1	AMENDMENTS.
22.2	CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.
22.3	CONTRACTS AND INSTRUMENTS.
22.4	NOTICES.
22.5	GOVERNING LAW.
22.6	HEADINGS.
22.7	EXTENSION NOT A WAIVER.
22.8	PUBLICITY.
22.9	CONSTRUCTION AND AMENDMENT.
22.10	FURTHER ACTION.
22.11	VARIATION OF PRONOUNS.
22.12	SUCCESSORS AND ASSIGNS.
22.13	COUNTERPARTS.
22.14	AMBIGUITIES.
22.15	ENTIRE AGREEMENT.

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
FREEPORT LNG DEVELOPMENT, L.P.

Amended and Restated Limited Partnership Agreement (this “Agreement”) of Freeport LNG Development, L.P., a Delaware limited partnership (the “Partnership”), is made effective as of                        , 2003 (the “Effective Date”), by and among Freeport LNG-GP, Inc., a Delaware corporation (“Freeport GP”), as the general partner, Freeport LNG Investments, LLC, a Delaware limited liability company, as a limited partner (“LNG Investments”), and Cheniere LNG, Inc., a Delaware corporation, as a limited partner (“Cheniere”).  Cheniere and LNG Investments and any other party admitted as a limited partner in accordance with the terms hereof are hereinafter collectively referred to as the “Limited Partners” and individually, as a “Limited Partner”.  The General Partner and the Limited Partners are herein collectively referred to as the “Partners”.

R E C I T A L S:

A.                                   The Partnership was formed on September 3, 2002 to develop, build, own and operate a Freeport LNG Facility (the “Project”);

B.                                     On December 1, 2002, Freeport GP and LNG Investments (the “Original Partners”) entered into a Limited Partnership Agreement of the Partnership (the “Original Partnership Agreement”);

C.                                     The Original Partners now desire to admit Cheniere to the Partnership as a Limited Partner and to establish the respective rights and obligations of the General Partner and the Limited Partners with respect to the Partnership and to provide for the orderly management of the business and affairs of the Partnership; and

D.                                    The Original Partners desire to amend and restate in its entirety the Original Partnership Agreement  and to replace and supersede such agreement with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners hereby agree as follows:

ARTICLE I
Definitions

The following terms, as used herein, shall have the following respective meanings:

1.1                                 “Act” shall mean the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. Tit. 6, ch. 17, or from and after the date any successor statute becomes, by its terms, applicable to the Partnership, such successor statute, in each case as amended at such time by amendments that are, at that time applicable to the Partnership.

1.2                                 “Additional Contributed Equity” means, with respect to any Partner the amount of capital contributed by such Partner to the Partnership in accordance with Section 3.4 of this Agreement.

1.3                                 “Adjusted Capital Account Balance” means, with respect to any Partner for any period, the balance, if any, in such Partner’s Capital Account as of the end of such period after giving effect to adjustments in accordance with Section 1.704 of the Regulations.

1.4                                 “Advisory Committee” has the meaning set forth in Section 11.1.

1.5                                 “Affiliate” means with respect to any Person, a second Person which is controlled by, controls or is under common control with such first Person and, with respect to the Partnership, any constituent party of the Partnership. For purposes of the foregoing, “control” of any Person means the power to direct the management and policies of such Person, whether by the ownership of voting securities, by contract or otherwise.

1.6                                 “Affiliate Payment” means any compensation paid by the Partnership to any direct or indirect Affiliate of the Partnership or to any of its Partners, including any amount paid in the form of salary, bonus, fees or otherwise to any Partner or Affiliate of any Partners, but excluding (i) any distributions pursuant to Article V of this Agreement and (ii) any amounts paid for the reimbursement of reasonable and actual costs and expenses incurred on behalf of the Partnership, including, without limitation, the reimbursement for secretarial, accounting, professional expenses and any payments to cover overhead costs such as rent, office equipment or otherwise, and travel, entertainment and similar expenses.

1.7                                 “Affiliate Transaction” has the meaning set forth in Section 10.9.

1.8                                 “Agreement” means this Amended and Restated Limited Partnership Agreement, as amended or restated from time to time.

1.9                                 “Asset Value” with respect to any Partnership Asset means:

(a)                                  The fair market value on the date of contribution of any asset contributed to the Partnership by any Partner;

(b)                                 The fair market value on the date of distribution of any asset distributed by the Partnership to any Partner as consideration for an Interest in the Partnership;

(c)                                  The fair market value of all Partnership Assets at the time of the happening of any of the following events: (A) the admission of a Partner to, or the increase of an Interest of an existing Partner in, the Partnership in exchange for Contributed Equity; or (B) the liquidation of the Partnership under Section 1.704-1(b)(2)(ii)(g) of the Regulations; or

(d)                                 The Basis of the asset in all other circumstances.

1.10                           “Balance Sheet” has the meaning set forth in Section 6.3(b).

1.11                           “Bankruptcy” with respect to any Person means any one of:

(a)                                  The filing of a voluntary petition in bankruptcy or reorganization or the filing for adoption of an arrangement under the United States Bankruptcy Code;

(b)                                 The making of a general assignment for the benefit of creditors; or

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(c)                                  The commencement against such Person of an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or substantially all of its property, and any of the following events occur (i) such Person consents to such involuntary case or proceeding, (ii) the petition commencing the involuntary case or preceding remains undismissed and unstayed for a period of sixty (60) days, or (iii) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed.

1.12                           “Bankruptcy Action” means:

(a)                                  Taking any action that might cause the Partnership or the General Partner to become insolvent; or

(b)                                 (i)                                     Commencing any case, proceeding or other action on behalf of the Partnership or the General Partner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

(ii)                                  Instituting proceedings to have the Partnership or the General Partner adjudicated as bankrupt or insolvent;

(iii)                               Consenting to, or acquiescing in, the institution of bankruptcy or insolvency proceedings against the Partnership or the General Partner or the Partnership or the General Partner being adjudicated as bankrupt or insolvent;

(iv)                              Filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Partnership or the General Partner of its debts under federal or state law relating to bankruptcy;

(v)                                 Seeking or consenting to the appointment of a receiver, Liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or the General Partner or a substantial portion of either of their properties or the appointment thereof;

(vi)                              Making any assignment for the benefit of the Partnership’s or the General Partner’s creditors; or

(vii) Taking any action or causing the Partnership or the General Partner to take any action in furtherance of any of the foregoing.

1.13                           “Bankruptcy Law” means Title 11 U.S. Code, or any similar federal or state law for the relief of debtors.

1.14                           “Basis” means, with respect to any asset of the Partnership, the adjusted basis of such asset for federal income tax purposes; provided, however, (a) if any asset is contributed to the Partnership, the initial Basis of such asset shall equal its fair market value on the date of contribution, and (b) if the Capital Accounts of the Partners are adjusted pursuant to Section 1.704-1(b) of the Regulations to reflect the fair market value of any asset of the Partnership, the Basis of such asset shall be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Regulation. The Basis of all assets of the Partnership

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shall be adjusted thereafter by Depreciation as provided in Section 1.704-l(b)(2)(iv)(g) of the Regulations and any other adjustment to the Basis of such assets other than depreciation or amortization.

1.15                           “Budget” has the meaning set forth in Section 14.2.

1.16                           “Business” has the meaning set forth in Section 2.3.

1.17                           “Capacity Reservation” means a third party’s commitment, option or other agreement under which the Partnership receives consideration in exchange for the reservation of future regasification capacity of the Project.

1.18                           “Capital Account” means the capital account maintained for each Partner in accordance with Section 4.1 of this Agreement.

1.19                           “Certificate of Limited Partnership” means the Certificate of Limited Partnership, as amended or restated from time to time, filed with the Secretary of State of Delaware in accordance with the Act, attached hereto as to Exhibit A.

1.20                           “Cheniere Closing Date Contribution” has the meaning set forth in Section 3.1.

1.21                           “Cheniere Closing Date Distribution” has the meaning set forth in Section 3.1.

1.22                           “Cheniere Initial Equity Amount” has the meaning set forth in Section 3.1.

1.23                           “Closing Date” means the date of the closing of the transactions contemplated by the Contribution Agreement.

1.24                           “Construction  Financing” has the meaning set forth in Section 10.2(c).

1.25                           “Contributed Equity” of any Partner means that amount of capital actually contributed by the Partner to the Partnership pursuant to this Agreement.

1.26                           “Contributing Partner” has the meaning set forth in Section 3.5.

1.27                           “Contribution Agreement” means the Contribution Agreement by and among the Partnership, Freeport GP, LNG Investments and Cheniere dated as of August 26, 2002, as amended by the Extension and Amendment to the Contribution Agreement, dated September 19, 2002, the Second Extension and Amendment to the Contribution Agreement, effective as of October 4, 2002 and the Third Amendment to the Contribution Agreement, dated as of the Effective Date.

1.28                           “Contribution Date” has the meaning set forth in Section 3.4.

1.29                           “Delinquent Contribution” has the meaning set forth in Section 3.5.

1.30                           “Delinquent Partner” has the meaning set forth in Section 3.5.

1.31                           “Depreciation” for each Fiscal Year shall mean an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to a Partnership Asset for such Fiscal Year, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year,

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Depreciation with respect to that asset shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method determined by the General Partner and approved by Cheniere.

1.32                           “Early Contribution Date” has the meaning set forth in Section 3.4(c).

1.33                           “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other recognized business form.

1.34                           “Environmental Laws” means any federal, state, or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

(a)                                  emissions, discharges, spills, releases, or threatened releases of pollutants, contaminants, hazardous substances, materials containing hazardous substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems, or onto land;

(b)                                 the use, treatment, storage, disposal, handling, manufacturing, transportation. or shipment of hazardous substances, materials containing hazardous substances, or hazardous and/or toxic wastes, material, products, or by-products (or of equipment or apparatus containing hazardous substances) as defined in or regulated under any statutes and their implementing regulations including but not limited to: the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., and/or the Toxic Substance Control Act. 15 U.S.C. § 2601 et seq., each as amended from time to time; and

(c)                                  otherwise relating to the pollution or the protection of human health or the environment.

1.35                           “Expenses” means, with respect to any period, the sum of the total gross expenditures of the Partnership during such period, including (a) all cash operating expenses (including all fees, commissions, expenses, and allowances paid or reimbursed to any Partner or any of its Affiliates pursuant to any separate agreement or otherwise as permitted hereunder), (b) all payments by the Partnership under any loans to the Partnership, including loans made by the Partners or any of their respective Affiliates, including all principal, interest, fees and charges (pursuant to Section 3.3, Section 3.5 or otherwise), (c) all expenditures by the Partnership which are treated as capital expenditures (as distinguished from expense deductions) under GAAP, (d) all real estate taxes, personal property taxes, and sales taxes, (e) all deposits to the Partnership’s reserve accounts, and (f) all expenditures related to any acquisition, sale, disposition, financing, refinancing, or securitization of any Partnership Assets;

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provided, however, that Expenses shall not include (i) any payment or expenditure to the extent the sources or funds used for such payment or expenditure are not included in Revenues, or (ii) any expenditure properly attributable to the liquidation of the Partnership.

1.36                           “FERC” means the Federal Energy Regulatory Commission.

1.37                        “Financial Statements” has the meaning set forth in Section 14.2.

1.39                           “Fiscal Year” means the taxable year of the Partnership for federal income tax purposes as determined by I.R.C. Section 706 and the Regulations thereunder.

1.40                           “Freeport LNG Facility” means a liquefied natural gas receiving and regasification facility to be developed, built, owned or operated in, or within a 25 mile radius of, Freeport, Texas.

1.41                           “Freeport GP Initial Equity Amount” has the meaning set forth in Section 3.1.

1.42                           “GAAP” means generally accepted accounting principles consistently applied in the United States of America.

1.43                           “General Partner” means Freeport LNG-GP, Inc. (also referred to herein as “Freeport GP”), the sole general partner of the Partnership or any replacement or successor appointed pursuant to the provisions of this Agreement.

1.44                           “Governmental Entity” means any United States federal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

1.45                           “Governmental Permits” means all franchises, approvals, authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights required by the Cheniere Entities or the Partnership, as the case may be, from any Governmental Entity for the Project.

1.46                           “Gryphon Stock” has the meaning set forth in Section 16.2.

1.47                           “Indemnitee” has the meaning set forth in Section 10.7(b).

1.48                           “Initial Equity Amounts” means the LNG Investments Initial Equity Amount and the Cheniere Initial Equity Amount.

1.49                           “Interest” means the ownership interest of a Partner in the Partnership (which shall be considered personal property for all purposes), consisting of (i) such Partner’s Percentage Interest in Profit, Loss, allocations of other items of income, gain, deduction, and loss and distributions, (ii) such Partner’s right to vote or grant or withhold consents with respect to Partnership matters as provided herein or in the Act, and (iii) such Partner’s other rights and privileges as herein provided.

1.50                           “I.R.C.” means the Internal Revenue Code of 1986, as amended.

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1.51                           “Lease Agreement” means the Ground Lease and Development Agreement, dated December 12, 2002, between the Brazos River Harbor Navigation District of Brazoria County, Texas and the Partnership, as amended.

1.52                           “Limited Partners” means LNG Investments and Cheniere and each of the parties who may hereafter become additional or substituted Limited Partners in accordance with this Agreement.

1.53                           “Liquidator” has the meaning set forth in Section 20.1(c).

1.54                           “LNG Investments Closing Date Contribution” has the meaning set forth in Section 3.1.

1.55                           “LNG Investments Expenses” means, collectively, the Pre-Closing Accounts Payable (as defined in the Contribution Agreement), the Pre-Closing Project Expenses and any other amounts LNG Investments or any of its Affiliates previously incurred on behalf of or contributed to the Partnership pursuant to Sections 2.3(b) and (c) of the Contribution Agreement, which collectively as of the Effective Date is estimated to be $2,600,000 in the aggregate.

1.56                           “LNG Investments Initial Equity Amount” has the meaning set forth in Section 3.1.

1.57                           “Major Decision” has the meaning set forth in Section 10.2.

1.58                           “Majority” means more than 50%.

1.59                           “Majority In Interest” means Partners holding a Majority of the Percentage Interests.

1.60                           “Material Adverse Effect” means a material adverse effect on (a) the Business, operations, the Partnership Assets or financial condition of the Partnership or any Partner, (b) the ability of the Partnership or any Partner to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement.

1.61                           “Minimum Gain” has the same meaning as the term “partnership minimum gain” in Section 1.704-2(b)(2) and (d) of the Regulations.

1.62                           “MS Entities” means both LNG Investments and Freeport GP.

1.63                           “Net Cash Flow” means, for any period, the excess of (a) Revenues for such period, over (b) Expenses for such period.

1.64                           “Nonrecourse Deductions” has the same meaning as in Section 1.704-2(b)(1) of the Regulations.

1.65                           “Other Partners” means each Partner in the Partnership other than the General Partner.

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1.66                           “Partner” means each of the parties who executes this Agreement or a counterpart of this Agreement as either a General Partner or a Limited Partner and each of the parties who may hereafter become additional or substituted Limited Partners in accordance herewith. References to the Partner in the singular or as him, her, it, itself, or other like references shall also, where the context so requires be deemed to include the plural or the masculine or feminine reference, as the case may be; references to the Partners in the plural, or other like references shall also, where the context so requires, be deemed to include the singular, as the case may be.

1.67                           “Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

1.68                           “Partner Nonrecourse Debt Minimum Gain” has the same meaning as the term “partner nonrecourse debt minimum gain” in Section 1.704-2(i)(2) of the Regulations and shall be determined in the manner set forth in Section 1.704-2(i)(3) of the Regulations.

1.69                           “Partner Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i)(1) of the Regulations.

1.70                           “Partnership” means Freeport LNG Development, L.P.

1.71                           “Partnership Accountant” has the meaning set forth in Section 14.6.

1.72                           “Partnership Assets” means all of the personal and real property, tangible or intangible, owned by the Partnership during the term of its existence.

1.73                           “Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations.

1.74                           “Percentage Interest” means for each Partner the percentage set forth opposite such Partner’s name in Section 3.2 as adjusted pursuant to the provisions of Section 3.5.  The combined Percentage Interest of all Partners shall at all times equal 100 percent.

1.75                           “Person” means an individual, partnership, limited liability company. corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

1.76                           “Pre-closing Project Expenses” shall mean all actual expenses over and above $150,000, including but not limited to, all reasonable attorneys’ and professionals’ fees, travel expenses and other overhead expenses, incurred by LNG Investments, Freeport GP or any of their Affiliates related to or associated with Project, including, but not limited to, expenses related to or associated with the negotiations, preparation and consummation of the Contribution Agreement, Related Documents (as defined in the Contribution Agreement), and the Lease Agreement.

1.77                           “Profit” and “Loss” means for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or tax loss for the Fiscal Year or other period, determined in. accordance with Section 703(a) of the I.R.C. (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the I.R.C.), with the following adjustments:

8

(a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be added to taxable income or tax loss;

(b) any expenditures of the Partnership described in Section 705(a)(2)(B) of the I.R.C. or treated as Section 705(a)(2)(B) expenditures under Section 1.704-l(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profit or Loss, will be subtracted from taxable income or tax loss:

(c) gain or loss resulting from any disposition of Partnership Assets with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Asset Value;

(d) in lieu of Depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or tax loss, there will be taken into account Depreciation for the Fiscal Year or other period as determined in accordance with Section 1.704-l(b)(2)(iv)(g) of the Regulations;

(e) any items specially allocated pursuant to Section 4.3 and 4.5 shall not be considered in determining Profit or Loss; and

(f) any increase or decrease to Capital Accounts as a result of any adjustment to the book value of Partnership Assets pursuant to Section 1.704-1(b)(2)(iv)(f) or (g) of the Regulations shall constitute an item of Profit or Loss as appropriate.

1.78                           “Profit” or “Loss” means for each Fiscal Year, the Profit or Loss for such Fiscal Year.

1.79                           “Project” has the meaning set forth in the Recitals to this Agreement.

1.80                           “Project Approval” means the Partnership’s receipt of all final and non-appealable Governmental Permits, including all FERC approvals, necessary to commence construction of the Project.

1.81                           “Reimbursement Amount” has the meaning set forth in Section 16.2.

1.82                           “Regulations” means the Treasury regulations, including temporary regulations, promulgated under the I.R.C., as from time to time in effect.

1.83                           “Removal Event” has the meaning set forth in Section 10.10.

1.84                           “Removal Notice” has the meaning set forth in Section 10.10.

1.85                           “Requirements of Law” means, as to any Person, the Certificate or Articles of Formation, Certificate or Articles of Incorporation, by-laws and operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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1.86                           “Returned Amount” has the meaning set forth in Section 5.1.

1.87                           “Revenues” means, with respect to any period, the sum of the total gross dollars received by the Partnership during such period, including all receipts of the Partnership from (a) proceeds from the sale or disposition of any Partnership Assets, (b) funds made available to the extent such funds are withdrawn from the Partnership’s reserve accounts and deposited into the Partnership’s operating accounts, (c) rent or business interruption insurance, if any, (d) proceeds from the financing, refinancing, or securitization of any Partnership Assets, and (e) other revenues and receipts realized by the Partnership; provided, however, that Revenues shall not include (i) any Contributed Equity or (ii) any revenue or receipt realized by the Partnership incident to the liquidation of the Partnership.

1.88                           “Rules” has the meaning set forth in Section 21.1.

1.89                           “Withdrawal Payment” has the meaning set forth in Section 16.2.

ARTICLE II
Formation of the Partnership

2.1                                 Formation of Limited Partnership.  The Partners have formed a limited partnership pursuant to and in accordance with the provisions of the Act.  The General Partner has filed, on behalf of the Partnership, a certificate of limited partnership with the office of the Secretary of State of Delaware, effective as of September 3, 2002.  All references to sections of the Act include any corresponding provision or provisions of any such successor statute.

2.2                                 Name.  The name of the Partnership is Freeport LNG Development, L.P.  The General Partner may, in its sole discretion, change the name of the Partnership from time to time and shall give prompt written notice thereof to the Limited Partners; provided, however, that such name may not contain any portion of the name or mark of any Limited Partner without such Limited Partner’s consent.  In any such event, the General Partner shall promptly file in the office of the Secretary of State of Delaware an amendment to the Partnership’s certificate of limited partnership reflecting such change of name.

2.3                                 Character of Business.  The purposes of the Partnership shall be to develop, build, own and operate a liquefied natural gas (“LNG”) receiving and regasification facility on Quintana Island in or around Freeport, Texas (the “Business”) and any and all activities necessary or incidental to the foregoing; provided, however, that under no circumstances shall the Partnership engage in any trading, hedging, futures activities, or any other derivative transactions relating to the buying and selling of natural gas (including LNG) that would expose the Partnership to commodity price fluctuations (but this shall not preclude the Partnership from taking custody of natural gas in connection with the normal operation of the Business for the purpose of processing such natural but which does not expose the Partnership to commodity price fluctuations).

2.4                                 Registered Office and Agent.  The name and address of the Partnership’s initial registered agent and registered office is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The Partnership’s initial office and principal place of business shall be 1200 Smith, Suite 600, Houston, Texas 77002.  The General Partner may change such registered agent, registered office, or principal place of business from time to

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time.  The General Partner shall give prompt written notice of any such change to each Limited Partner.  The Partnership may from time to time have such other place or places of business as may be determined by the General Partner.

2.5                                 Other Filing.  The General Partner shall file, from time to time, such limited partnership certificates, certificates of amendment, certificates of cancellation, or other certificates, consents to and appointments of agents for service of process, as the General Partner deems necessary under the Act or under the laws of any jurisdiction in which the Partnership is doing business to establish and continue the Partnership as a limited partnership, to conduct its activities, or to protect the limited liability of the Partners.  The General Partner shall file, from time to time, such fictitious or tradename statements or certificates in such jurisdictions and offices as the General Partner considers necessary or appropriate.

2.6                                 Term and Fiscal Year.  The existence of the Partnership shall be perpetual, unless dissolved as hereinafter provided.  The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required.  The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

ARTICLE III
Capital/Percentage Interests/Future Financing

3.1                                 Capital Contributions; Use of Funds.  The parties agree that pursuant to the terms of the Contribution Agreement, (i) Cheniere shall contribute all of the Contributed Assets (as defined in the Contribution Agreement) to the Partnership (“Cheniere Closing Date Contribution”) on the Closing Date, (ii) LNG Investments shall contribute an amount equal to $1,000,000 plus the LNG Investments Expenses to the Partnership (“LNG Investments Closing Date Contribution”), and (iii) LNG Investments shall make the additional contributions set forth in Section 3.4(b).  The Partners hereby agree that immediately following the Cheniere Closing Date Contribution, the General Partner shall distribute $1,000,000 to Cheniere (“Cheniere Closing Date Distribution”).  The initial contribution amounts for the Partners shall be $14,333,333 for Cheniere (“Cheniere Initial Equity Amount”), $1,000,000 for LNG Investments (“LNG Investments Initial Equity Amount”) and $0 for Freeport GP.  The Partners agree that the $5,000,000 to be received by Cheniere pursuant to Sections 5.1 and 5.3 shall constitute a deemed sale to the Partnership of a portion of the Contributed Assets, and therefore Cheniere’s initial Capital Account balance shall equal $9,333,333.  In the event that any additional capital is required by the Partnership, it shall be obtained by the Partnership pursuant to the terms of Section 3.4.

3.2                                 Percentage Interests.

As of the Closing Date, the Partners shall be assigned Percentage Interests as follows:

Partners	Percentage Interest

LNG Investments	60%
Cheniere	40%
Freeport GP	0%

The above Percentage Interests shall be subject to adjustment pursuant to Section 3.5, but shall not be adjusted by contributions made by LNG Investments pursuant to Section 3.4(b).

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3.3                                 Future Financing.

The Partners anticipate that in the future the Partnership may require additional funds for capital expenditures or working capital requirements, and any such additional funding shall be obtained from any of the following sources as may be approved in advance by the General Partner; provided, however, that in the case of (b), any loans incurred by the Partnership prior to the Partnership obtaining final FERC approval of its filings with respect to the Project shall only encumber and/or be paid from the Interest of LNG Investments; provided, further, that in the case of (c) below, the Partnership shall only pursue such source of funds after the earlier to occur of (i) LNG Investments (including any transferees and assignees of its Percentage Interests) contributing $9,000,000 (plus any Returned Amount) pursuant to Section 3.4(a), and (ii) the Partnership obtaining final FERC approval of its filing with respect to the Project:

(a) cash reserves of the Partnership;

(b) loans to be obtained from banks and other non-Affiliate independent sources;

(c) Additional Contributed Equity made to the Partnership by the Partners, in proportion to their Percentage Interests, in amounts determined according to Section 3.4 of this Agreement;

(d) subject to Section 10.2, loans to be made to the Partnership by (i) the Partners and/or (ii) an Affiliate of one of the Partners; or

(e) subject to Section 10.2, any other funding source to be determined by the General Partner.

3.4                                 Additional Contributed Equity.

(a) On the Closing Date, LNG Investments shall contribute to the Partnership that portion of the LNG Investments Expenses that have not already been paid to Cheniere, its Affiliates or any third party.  LNG Investments shall be deemed to have contributed to the Partnership that portion of the LNG Investments Expenses that have already been paid to Cheniere, its Affiliates or any third party.  In the event that the Partnership shall require funds in excess of those available to the Partnership from operations, the General Partner may call for additional capital contributions to be contributed to the Partnership pursuant to the terms of this Section 3.4 (“Additional Contributed Equity”).  Further, any Partner may give written notice to the General Partner that such Partner believes that the Partnership requires funds in excess of those available to the Partnership from operations to pay reasonable and necessary expenses of the Partnership.  In either such event, if the General Partner determines the Partnership requires such excess funds, the General Partner shall give written notice to the other Partners of (i) the purpose for which such Additional Contributed Equity is required, (ii) the date on which the Additional Contributed Equity is due to the Partnership, which date (the “Contribution Date”) shall not be less than fifteen (15) nor more than forty-five (45) days following the date of such notice and (iii) the amount of Additional Contributed Equity due from each Partner, which amount shall be based on such Partner’s Percentage Interest.  In the event of a call for Additional Contributed Equity that is not expressly contemplated in the Budget, (A) the General Partner shall give written notice to the other Partners of (i) the purpose for which such Additional Contributed Equity is required, (ii) the Contribution Date, which date shall not be less than ninety (90) nor more than one hundred twenty (120) days following the date of such notice, and (iii) the amount of Additional Contributed Equity due from each Partner, which amount shall be based

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on such Partner’s Percentage Interest and (B) the terms of Section 3.4(c) shall apply.  Notwithstanding any other provision of this Agreement or this Section 3.4, the first $9,000,000 of Additional Contributed Equity plus the Returned Amount shall be contributed solely by LNG Investments (including any transferees and assignees of any portion of LNG Investments’ Interest), which contribution shall not alter the Percentage Interests and provided further that (x) neither the $1 million contribution by LNG Investments pursuant to Section 3.1 nor any contributions by LNG Investments pursuant to Section 3.4(b) shall be counted toward this $9,000,000, (y) no amount subsequently used for an Affiliate Payment shall be counted toward this $9,000,000 and (z) such $9,000,000 shall be reduced by the amount of the LNG Investments Expenses.  On or before the Contribution Date, each Partner shall pay to the Partnership the amount due from such Partner in immediately available funds. It is acknowledged by the parties that the Partnership may need additional funds following the Closing Date and that the General Partner may be required to call for Additional Contributed Equity.

(b) Notwithstanding the foregoing, LNG Investments shall contribute the following amounts (which amounts shall not constitute Additional Contributed Equity):

(i)                  On July 15, 2003 (the “Second Payment Date”), $750,000 in cash less any amounts previously distributed to Cheniere pursuant to Section 5.1 (the “Second Payment”);

(ii)               On October 15, 2003 (the “Third Payment Date”), $750,000 in cash less any amounts previously paid to Cheniere after the Second Payment Date and prior to the Third Payment Date pursuant to Section 5.1 (the “Third Payment”); and

(iii)            Within 30 days of Project Approval (the “Final Payment Date”, and together with the Second Payment Date and the Third Payment Date, the “Payment Dates”), $2,500,000 in cash less any amounts previously paid to Cheniere after the Third Payment Date and prior to the Final Payment Date pursuant to Section 5.1 (the “Final Payment”).

(c) Notwithstanding anything to the contrary contained in this Section 3.4 or Section 3.5, if the General Partner calls for Additional Contributed Equity that is not expressly contemplated in the Budget and the General Partner determines, in its reasonable business judgment, that the Partnership requires such funds prior to the Contribution Date, the General Partner shall provide notice to the other Partners of such earlier need for funds and the date by which such funds are required (the “Early Contribution Date”).   If any Partner meets such capital call on the Early Contribution Date, the remaining Partners shall have until the Contribution Date to contribute the required Additional Contributed Equity; provided, that the amount of such required contribution shall accrue interest at the rate of 25% per annum from the Early Contribution Date through the date that such other Partners make the required contributions.  In addition, if such other Partners fail to make any required contribution (together with all accrued interest) by the Contribution Date, such Partner shall be deemed a Delinquent Partner subject to Section 3.5.

3.5                                 Delinquent Contributions. If a Partner fails to contribute any Additional Contributed Equity required pursuant to Section 3.4 (a “Delinquent Partner”) by the Contribution Date, any other Partner (other than an Affiliate of the Delinquent Partner) which is not a Delinquent Partner (a “Contributing Partner”) may, but shall not be required, to contribute the portion of such Additional Contributed Equity that the Delinquent Partner failed to contribute (the “Delinquent Contribution”).  If the Contributing Partner makes a contribution in the amount of the

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Delinquent Contribution, the Delinquent Partner’s Percentage Interest shall be reduced to an amount equal to (A) the aggregate amount of Contributed Equity by all Partners (determined immediately prior to the Delinquent Contribution) multiplied by (B) the Delinquent Partner’s Percentage Interest, and (C) 0.9, divided by (D) the aggregate amount of Contributed Equity by all Partners (including the contribution of the Delinquent Loan), and then multiplied by (E) 100, and the Percentage Interest of the Contributing Partner who made the Delinquent Contribution shall be increased proportionately.  In the event a Partner fails to contribute any Additional Contributed Equity required pursuant to Section 3.4 on more than one occasion, such Delinquent Partner shall thereafter have no voting or approval rights under this Agreement (including but not limited to the approval rights under Section 10.2) except the right to approve or vote on amendments to this Agreement but only to the extent any such amendment would effect the distributions or allocations to such Limited Partner or its limited liability as a Limited Partner; provided that for the purposes of the preceding provisions of this sentence the MS Entities shall be considered on a collective basis.

3.6                                 Post-Project Approval Equity.  Upon obtaining approval of the Project from FERC, the General Partner shall prepare and distribute to the Partners a budget for the operating and construction expenses related to the Project during the period ending upon the completion of the construction of the facility on Quintana Island (the “Construction Period”).  The General Partner shall have the right, power and obligation to do all things necessary to obtain debt and/or equity financing to satisfy all of the Partnership’s capital or funding needs during the Construction Period.  The General Partner will notify each Partner of the terms of any such financing at least twenty (20) days prior to the consummation of any transaction.  Any equity financing obtained by the Partnership shall dilute each of the Limited Partners pro rata based on the Percentage Interests of such Limited Partners.  Any Construction Period financing shall be provided by third-parties that are not Affiliates of the General Partner or any Limited Partner.

3.7                                 No Further Contributed Equity.  Except as expressly provided in this Agreement and the Contribution Agreement or with the prior written consent of all Partners, no Partner shall be required or entitled to contribute any other or further capital to the Partnership, nor shall any Partner be required or entitled to loan any funds to the Partnership. No Partner will have any obligation to restore any negative balance in its Capital Account upon liquidation or dissolution of the Partnership.

3.8                                 Return of Capital.  Except as herein provided with respect to distributions during the term of the Partnership or following dissolution, no Partner has the right to demand a return of such Partners’ Contributed Equity (or the balance of such Partner’s Capital Account).  Further, no Partner has the right (i) to demand and receive any distribution from the Partnership in any form other than cash or (ii) to bring an action of partition against the Partnership or the Partnership Assets. No Partner shall be entitled to or shall receive interest on such Partner’s Contributed Equity. No Partner may withdraw any capital from the capital of the Partnership except as expressly provided herein or under the Act.  No Partner shall have any priority over any other Partner with respect to the return of any Contributed Equity, except as expressly provided herein.

3.9                                 Benefit of Obligations.  Any obligation of the Partners to make capital contributions to the Partnership shall not inure to the benefit of any Person other than the Partnership and the Partners.

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ARTICLE IV
Capital Accounts, Allocations, and Tax Matters

4.1                                 Capital Accounts.  A separate Capital Account will be maintained for each Partner in accordance with Section 1.704-1(b)(2)(iv) of the Regulations; provided, however, that the initial Capital Accounts for each Partner shall be equal to such Partners’ Initial Equity Amount (adjusted as provided in Section 3.1). Consistent therewith, the Capital Account of each Partner will be determined and adjusted as follows:

(a) Each Partner’s Capital Account will be credited with:

(1)                                  Any contributions of cash made by such Partner to the capital of the Partnership plus the Asset Value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities to which such property is subject or which are assumed by the Partnership), including, without limitation any contributions made pursuant to Section 3.4;

(2)                                  The Partner’s distributive share of Profit and items thereof allocated to such Partner; and

(3)                                  Any other increases required by Section 1.704-1(b)(2)(iv) of the Regulations.

(b)                                 Each Partner’s Capital Account will be debited with:

(1)                                  Any distributions of cash made from the Partnership to such Partner plus the Asset Value of any property distributed in kind to such Partner (net of any liabilities to which such property is subject or which are assumed by such Partner);

(2)                                  The Partner’s distributive share of Loss and items thereof allocated to such Partner; and

(3)                                  Any other decreases required by Section 1.704-1(b)(2)(iv) of the Regulations.

The provisions of this Section 4.1 relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the I.R.C. and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions.  For the purposes of maintaining Capital Accounts, it is agreed that the Asset Value of the Partnership Assets shall be reflected at their gross fair market values on the Closing Date. Notwithstanding anything to the contrary in the preceding provisions of this Section 4.1, in no event shall any change, modification or other event resulting from such provisions modify the distributions provided in Article V.

4.2                                 Allocation of Profit and Loss.

(a)                                  Profit. Subject to the special allocation provisions of Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement, the Profits for any Fiscal Year (or portion thereof) shall be allocated to the Partners, (i) first, to each Partner to the extent that and in proportion to which they were allocated losses under Sections 4.2(b) or 4.3 below, then (ii) pro rata, in accordance with their Percentage Interests.

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(b)                                 Loss. Subject to the special allocation provisions of Section 4.3 of this Agreement, the Losses for any Fiscal Year (or portion thereof) shall be allocated as follows:

(i)                  First, to LNG Investments, until its Adjusted Capital Account Balances is reduced to zero;

(ii)               Second, to Cheniere, until its Adjusted Capital Account Balances is reduced to zero; and

(iii)            Thereafter, to the General Partner.

4.3                                 Special Allocations.

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then each Partner shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Sections 1.704-2(f) and (g) of the Regulations as is necessary to meet the requirements for a chargeback of Partnership Minimum Gain as provided in that Regulation.

(b) Partner Recourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV except Section 4.3(a), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, any Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Section 1.704-2(i)(4) of the Regulations as is necessary to meet the requirements for a chargeback of Partner Nonrecourse Debt Minimum Gain as is provided in that Regulation.

(c) Qualified Income Offset. If a Partner unexpectedly receives any adjustment. allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in the Adjusted Capital Account Balance of such Partner as quickly as possible, provided that an allocation pursuant to this Subsection (c) shall be made only if and to the extent that such Partner would have a deficit in the Adjusted Capital Account Balance after all other allocations provided for in Section 4.2 and this Section 4.3 of this Agreement tentatively have been made as if this Subsection (c) were not in this Agreement.

(d) Limitation on Allocation of Loss. Notwithstanding anything else contained in this Agreement, Loss allocated to any Limited Partner pursuant to Section 4.2 of this Agreement shall not exceed the maximum amount of Loss that may be allocated without causing such Partner to have a deficit in the Adjusted Capital Account Balance of such Partner at the end of the Fiscal Year for which the allocation is made.

(e) I.R.C. Section 754 Election. To the extent that an adjustment to the Basis of any asset pursuant to I.R.C. Section 734(b) or I.R.C. Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Section 1.704-l(b)(2)(iv)(m) of the Regulations, the adjustment shall be treated (if an increase) as an item of gain or (if a decrease)

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as an item of loss, and such gain or loss shall be allocated to the Partners consistent with the allocation of the adjustment pursuant to such Regulation.

(f) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated among the Partners in proportion to their Percentage Interests.

(g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions shall be allocated pursuant to Section 1.704-2(i) of the Regulations to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which they are attributable.

(h) Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 4.3 are to comply with the provisions of Sections 1.704-1(b) and 1.704-2 of the Regulations, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the General Partner in allocating items of income, gain, loss, or deduction among the Partners, shall take into account the special allocations in such a manner that the net amount of allocations to each Partner shall be the same as such Partner’s distributive share of Profit and Loss would have been had the events requiring the special allocations not taken place. The General Partner shall apply the provisions of this Section 4.3 in whatever order the General Partner with the approval of the Limited Partners reasonably believes will minimize any economic distortion that otherwise might result from the application of the special allocations.

(i) Gross Income Allocation.  During the period from the Effective Date through the date of Project Approval, notwithstanding any other provision of this Agreement (other than paragraphs 4.3(a) through 4.3(h) above and Section 4.6), before any other allocation is made under this Agreement, LNG Investments shall be allocated items of Partnership gross income and gains for such Fiscal Year (and if necessary, for future years) until the cumulative total allocations under this paragraph 4.3(i) equal the gross income of the Partnership from the sale of Capacity Reservations.  Moreover, following the Effective Date and notwithstanding any other provision of this Agreement (other than paragraphs 4.3(a) through 4.3(h) above and Section 4.6), before any other allocation is made under this Agreement, LNG Investments shall be allocated items of Partnership gross income for such Fiscal Year that arise from the forgiveness or cancellation of any loan or debt that is an obligation of the Partnership and that is given simultaneously or in connection with the sale of any Capacity Reservations to the extent that any gross income arising from such forgiveness or cancellation is not already allocated to LNG Investments pursuant to any of paragraphs 4.3(a) through 4.3(h) above and Section 4.6.

(a)                                  Special Allocation of pre-Project Approval Deductions.  Notwithstanding any other provision of this Agreement (other than Sections 4.3(a) through (h) above and Section 4.6), all deductions of the Partnership from its date of formation until the date of Project Approval shall be allocated to the Partners in the amounts and to the extent available to cause the Partners’ respective Capital Account balances to equal the proceeds distributed under Section 5.4 in the event of a dissolution of the Partnership prior to the date of Project Approval.

4.4                                 I.R.C. Section 704(c) Tax Allocation.  Except as otherwise provided in Section 4.7, solely for tax purposes, and in accordance with I.R.C. Section 704(c), income, gain, loss, and deductions with respect to property contributed to the Partnership by a Partner shall be shared

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among the Partners so as to take account of the variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its fair market value at the time of its contribution. If the value of any property of the Partnership reflected in the Partners’ Capital Accounts is adjusted pursuant to Section 4.1(a)(3) or (b)(3), thereafter, allocations of depreciation. depletion, amortization and gain or loss with respect to such property shall be determined so as to take into account the variation between the adjusted tax basis and the adjusted value of such property as reflected in the Partners’ Capital Accounts in the same manner as under I.R.C. Section 704(c).  The Partners agree that the General Partner shall choose the method under I.R.C. Section 704(c) to address the variation between the adjusted tax basis and adjusted values of the Partnership Assets on the Closing Date and that the Partnership shall elect to use the method chosen by the General Partner; provided, that Cheniere’s consent shall be required to elect the remedial allocation method described in Section 1.704-3(d)(1) of the Regulations.

4.5                                 Special Allocations Regarding Payments to Affiliates.  To the extent that compensation paid to an Affiliate of one or more Partners by the Partnership ultimately is determined not to be a payment to a third party, a payment to a manager other than in its capacity as such under I.R.C. Section 707(a), or a guaranteed payment under I.R.C. Section 707(c), such Partner or Partners shall be specially allocated gross income of the Partnership in an amount equal to the amount of such compensation, and such Partner or Partners’ Capital Account shall be adjusted to reflect the above special allocation and to reflect the payment of such compensation as if it were a distribution. If the Partnership’s gross income for a Fiscal Year is less than the amount of such compensation paid in such year, such Partner or Partners shall be specially allocated gross income of the Partnership in the succeeding year or years until the total amount so allocated equals the total amount of such compensation.

4.6                                 Allocation of Gains and Losses upon Liquidation.  Except to the extent provided in Sections 4.3 and 4.4, gains and losses recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the property owned by the Partnership shall be allocated in the following manner:

(a)                                  Gains shall be allocated (i) first, to the Partners with negative Capital Account balances, that portion of gains (including any gains treated as ordinary income for federal income tax purposes) which is equal in amount to, and in proportion to, such Partners’ respective negative Capital Account balances; provided that no gain shall be allocated under this Section 4.6(a)(i) to a Partner once such Partner’s Capital Account balance is brought to zero and (ii), second, (A) in the event of a dissolution of the Partnership before the date of Project Approval, gains in excess of the amount allocated under (i) shall be allocated in the amounts and to the extent available to cause the Partners’ respective Capital Account balances to equal the proceeds distributed under Section 5.4, or (B) in the event of a dissolution of the Partnership after the date of Project Approval, gains in excess of the amount allocated under (i) shall be allocated to the Partners in the amounts and to the extent available to cause the Partners’ respective Capital Account balances to be in the same proportion as the Partners’ respective Percentage Interests.

(b)                                 Losses shall be allocated, (i) first, (A) in the event of a dissolution of the Partnership before the date of Project Approval, to the Partners in the amounts and to the extent available to cause the Partners’ respective positive Capital Account balances to equal the proceeds distributed under Section 5.4, or (B) in the event of a dissolution of the Partnership after the date of Project Approval to the Partners in the amounts and to the extent available to cause the Partners’ respective Capital Account balances to be in the same

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proportion as the Partners’ respective Percentage Interests and (ii) second, any remaining loss to the Partners in accordance with the manner in which they bear the economic risk of loss associated with such loss or, if none, to the Partners in accordance with their Percentage Interests.

4.7                                 Deemed Sale.   The Partners agree that the contribution of its Initial and Additional Capital Contributions followed by distribution to Cheniere of up to $5,000,000 shall result in a deemed sale of a portion of the assets contributed by Cheniere as reasonably determined by the General Partner, and such assets shall be treated as property acquired by the Partnership with a basis determined under Section 10.12 of the Code.

4.8                                 Allocation for GAAP and Financial Reporting. The Partners agree that Profits and Losses for any Fiscal Year shall be allocated to the Partners for financial reporting purposes pro rata in accordance with their Percentage Interests.

ARTICLE V
Distributions

5.1                                 Special Distributions of Capacity Reservation Funds.  (a) Notwithstanding any other distribution provision to the contrary, prior to any distribution pursuant to Sections 5.2 or 5.4, if prior to the Final Payment Date the Partnership sells any Capacity Reservations and receives cash consideration therefore and/or the proceeds from loans from purchasers of such Capacity Reservations or such purchaser’s Affiliate, the Partnership shall distribute to Cheniere, as a prepayment of amounts that would otherwise be contributed by LNG Investments to the Partnership and promptly distributed to Cheniere pursuant to Section 5.3, 25% of the cash received for such Capacity Reservation and/or the proceeds of such loans (each, a “Capacity Distribution”); provided, however, that if, and when, LNG Investments and its transferees and assigns makes the Second Payment or Third Payment, no subsequent Capacity Distributions shall be made by the Partnership until such time as the aggregate amount of such Capacity Distribution obligations that would otherwise be payable to Cheniere exceeds the Second Payment, and/or Third Payment, as the case may be.  Any Capacity Distributions made by the Partnership prior to the applicable Payment Date shall reduce the obligation of LNG Investments to make the ensuing Second Payment, Third Payment or Final Payment, as the case may be, and the ensuing obligation of the Partnership to make the corresponding distribution pursuant to Section 5.3.  The Partnership’s Capacity Distribution obligation to Cheniere shall terminate upon the Final Payment Date after Cheniere has received aggregate distributions pursuant to Section 5.3 and Capacity Distributions equal to $5.0 million.  In no event (whether pursuant to Section 5.1 or Section 5.3) shall Cheniere be entitled to receive an aggregate amount pursuant to Section 5.1 or Section 5.3 in excess of $5.0 million.

(b)   Any cash received by the Partnership from sales of any Capacity Reservations and/or the proceeds from loans from purchasers of such Capacity Reservations or such purchaser’s Affiliate prior to Project Approval, after payment of all Capacity Distributions to Cheniere under Section 5.1(a), shall be paid, held or distributed in the following order of priority:

(i)    first, to LNG Investments with respect to each Fiscal Year of the Partnership an amount equal to 44% of the taxable income allocated to LNG Investments pursuant to Section 4.3(i) of this Agreement for such Fiscal Year (less any Losses allocated to LNG Investments from prior Fiscal Years not previously taken into account under this Section 5.1(b)(i));

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(ii)    second, an amount shall be set aside equal to all current Project expenses plus future Project expenses reasonably anticipated through Project Approval by FERC;

(iii)    third, an amount shall be distributed to LNG Investments (and Cheniere, if applicable) equal to the sum of all additional capital contributions made by LNG Investments (or Cheniere, if applicable) to the Partnership pursuant to Section 3.4(a);

(iv)    fourth, an amount shall be distributed to LNG Investments equal to the sum of any Second Payment, Third Payment or Final Payment made by LNG Investments to the Partnership pursuant to Section 3.4(b); and

(v)    the excess, if any, shall be retained by the Partnership for capital reserves or distributed, at the discretion of the General Partner, pro rata to the Partners in accordance with their Percentage Interests.

Any amounts distributed to LNG Investments pursuant to Section 5.1(b)(iii) and (iv) (the “Returned Amount”) shall be added to LNG Investments’ required capital contribution under Section 3.4 and LNG Investments will contribute such capital to the Partnership prior to the General Partner making any other capital call pursuant to Section 3.4.

5.2                                 Distributions of Net Cash Flow. Except as provided in Sections 5.1, 5.3 and 5.4, the Partnership shall, to the extent available and to the extent such funds are not necessary for future working capital and operating and development Expenses of the Partnership, as determined by the General Partner in its sole discretion, make distributions of Net Cash Flow on a quarterly basis to the Partners, pro rata, in accordance with their Percentage Interests.

5.3                                 Distributions of Section 3.4(b) Contributions.  The Partnership shall promptly distribute any and all contributions made by LNG Investments pursuant to Section 3.4(b) to Cheniere as such payments are made to the Partnership by LNG Investments.

5.4                                 Distributions in Liquidation.  Subject to the provisions of Article XX, upon the dissolution and winding-up of the Partnership, the proceeds of sale and other assets of the Partnership shall be distributed, not later than the latest time specified for such distributions pursuant to Section 1.704-l(b)(2)(ii)(b)(2) of the Regulations, to the Partners, pro rata, in accordance with their positive Capital Account balances; provided, however, that in the event of the dissolution of the Partnership at any time prior to Project Approval, the proceeds of sale and other assets of the Partnership shall be distributed to the Partners in accordance with their Percentage Interests; and provided, further, that in addition to the proceeds attributable to its Percentage Interest, LNG Investments shall receive, from the portion of the proceeds otherwise distributable to Cheniere based on its Percentage Interest, an amount equal to the sum of the Cheniere Closing Date Distribution plus any Second Payment, Third Payment or Final Payment made by LNG Investments to the Partnership pursuant to Sections 2.2(a) and 3.1.  With the unanimous approval of all of the Partners, a pro rata portion of the distributions that would otherwise be made to the Partners under the preceding sentence may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership Assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. The assets of any trust established under this Section 5.4 will be distributed to the Partners from time to time by the trustee of the trust upon approval of the Partners in the same proportions as the

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amount distributed to the trust by the Partnership would otherwise have been distributed to the Partners under this Agreement.

ARTICLE VI
Representations and Warranties of the Partners

6.1                                 In General.  As of the date hereof, each of the Partners hereby makes each of the representations and warranties applicable to such Partner as set forth in Section 6.2 hereof, and such warranties and representations shall survive the execution of this Agreement.

6.2                                 Representations and Warranties.  Each Partner hereby represents and warrants that:

(a) Due Incorporation or Formation; Authorization of Agreement. If such Partner is a limited liability company, corporation or a partnership, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the company, corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a Material Adverse Effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the company, corporate, or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary company corporate or partnership action. This Agreement constitutes the legal, valid, and binding obligation of such Partner subject to applicable bankruptcy and similar laws affecting creditors’ rights generally.

(b) No Conflict With Restrictions, No Default.  Neither the execution, delivery, and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Partner or any of its Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, certificate of formation, by-laws, limited liability company agreement, or partnership agreement of such Partner or any of its Affiliates, if such Partner is a limited liability company, corporation or partnership, or of any material agreement or instrument to which such Partner or any of its Affiliates is a party or by which such Partner or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Partner or any of its Affiliates is a party or by which such Partner or any of its Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Partner or any of its Affiliates.

(c) Governmental Authorizations. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Partner under this Agreement or the

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consummation by such Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

(d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Partner or any of its Affiliates, threatened against such Partner or any of its Affiliates or affecting any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could (or, in the case of an investigation could lead to any action, suit, or proceeding, which could) reasonably be expected to materially impair such Partner’s ability to perform its obligations under this Agreement or to have a Material Adverse Effect on the consolidated financial condition of such Partner; and such Partner or any of its Affiliates has not received any currently effective notice of any default, and such Partner or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Partner’s ability to perform its obligations under this Agreement or to have a Material Adverse Effect on the consolidated financial condition of such Partner.

(e) Investigation. Such Partner is acquiring its interest in the Partnership based upon its own investigation, and the exercise by such Partner of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Partner’s acquisition of its interest in the Partnership is being made for its own account for investment, and not with a view to the sale or distribution thereof.

(f) Investment Representations.

(i)                                     The Interest in the Partnership subscribed for hereby are being acquired by such Partner for such Partner’s own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and such Partner is not participating, directly or indirectly, in a distribution of such Interests and will not take, or cause to be taken, any action that would cause such Partner to be deemed an “underwriter” of such Interests as defined in Section 2(11) of the Securities Act of 1933, as amended.

(ii)                                  Such Partner has had access to all materials, books, records, documents, and information relating to the Partnership and has been able to verify the accuracy of, and to supplement, the information contained therein.

(iii)                               Such Partner has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of the Partnership concerning the terms and conditions pursuant to which the offering of Interests is being made and all material aspects of the Partnership and its proposed business, and any request for such information has been fully complied with to the extent the Partnership possesses such information or can acquire it without unreasonable effort or expense.

(iv)                              Such Partner is an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933, as amended.

(v)                                 Such Partner is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership based upon (i) the information furnished by the Partnership;

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(ii) such Partner’s personal knowledge of the business and affairs of the Partnership; (iii) the records, files, and plans of the Partnership to all of such Partner has had full access; (iv) such additional information as such Partner may have requested and has received from the Partnership; and (v) the independent inquiries and investigations undertaken by such Partner.

(vi)                              No person has made any direct or indirect representation or warranty of any kind to such Partner with respect to the economic return which may accrue to such Partner. Such Partner has consulted with his, her or its own advisors with respect to an investment in the Partnership.

(vii)                           All information, representations, and warranties contained herein or otherwise given or made to the Partnership by such Partner in any other written statement or document delivered in connection with the transactions contemplated hereby are correct and complete as of the date of this Agreement and may be relied upon by the Partnership, and, if there should be any material change in such information prior to the such Partner’s execution of this Agreement, such Partner will immediately furnish such revised or corrected information to the Partnership.

(g) Crest Agreement.  Each Partner acknowledges that (i) it has received and reviewed a copy of the Settlement and Purchase Agreement by and among Cheniere Energy, Inc., CXY Corporation, Crest Energy, L.L.C., Crest Investment Company and Freeport LNG Terminal, LLC dated as of June 14, 2001 (the “Crest Agreement”), (ii) the Partnership shall be obligated only to pay the Royalty (as defined in the Crest Agreement) solely with respect to the Project and (iii) Cheniere shall be responsible for all other payments and obligations owing to Crest, if any, under the Crest Agreement.

6.3                                 Representations and Warranties of General Partner and LNG Investments.  As of the date hereof, the General Partner and LNG Investments jointly and severally represent and warrant that:

(a) Due Organization and Authority.  The Partnership is duly organized and validly existing under the laws of Delaware.  The Partnership has delivered to Cheniere a true and correct copy of the Certificate of Limited Partnership.

(b) Expenses.  As of the Closing Date, other than (i) the Lease Agreement, (ii) the LNG Investments Expenses and (iii) obligations which an entity in this industry would have ordinarily incurred at this stage in its development, the Partnership has incurred no obligations or expenses, including obligation for borrowed money.

ARTICLE VII
Rights and Obligations of Partners

7.1                                 Limited Liability.  No Limited Partner shall be personally liable for any debts, liabilities, or obligations of the Partnership; provided that each Partner shall be responsible (i) for the making of any capital contributions required to be made to the Partnership by such Partner pursuant to the terms hereof and (ii) for the amount of any distribution made to such Partner that must be returned to the Partnership pursuant to the terms hereof or the Act.

7.2                                 Liability of a Partner to the Partnership.  When a Partner has received a distribution made by the Partnership in violation of this Agreement or the Act, the Partner is liable to the

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Partnership for a period of three years after such a prohibited distribution for the amount of the distribution.

7.3                                 Exculpation.  Unless expressly agreed to in writing by such Person, no shareholder, general or limited partner, member or holder of any equity interest in any Partner or manager, officer, director or employee of any of the foregoing, shall be personally liable for the performance of any such Partner’s obligations under this Agreement, but the foregoing shall not relieve any shareholder, partner, member, holder of an equity interest, manager, officer, director or employee of any Partner of its obligations to such Partner.

7.4                                 Participation in Management.  No Limited Partner, as such, shall take any part in the management and control of the Business of the Partnership nor shall any Limited Partner, by reason of its status as such, have any right to transact any business for the Partnership or any authority or power to sign for or bind the Partnership. Notwithstanding the foregoing, Limited Partners shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such matters as are specified in this Agreement or the Act.

7.5                                 Survival of Obligations.  Dissolution of the Partnership shall not release any party from any liability which at the time of dissolution or termination has already accrued to any party, nor affect in any way the survival of the rights, duties, and obligations of any party provided for in Articles VI, VII, and IX of this Agreement.

7.6                                 Covenant of Non-Competition and Non-Solicitation.

(a) Cheniere.  Until the earliest of (i) December 19, 2003, (ii) the date that the Partnership has received permitting approval from FERC for the Project or (iii) such time as LNG Investments withdraws from the Partnership, Cheniere shall make no filings with FERC for the development of any other LNG receiving and regasification facility; provided, that the Partnership agrees to use all commercially reasonable efforts to timely make the FERC filings with respect to the Project.  Until the earliest of (i) December 19, 2003, (ii) such time as the Partnership has entered into binding terminal capacity and use agreements (not options for the same) of at least 800 MMCF/day of the Project’s capacity, (iii) such time as the General Partner provides Cheniere a written response, which expressly and affirmatively agrees with Cheniere’s written notice to the General Partner stating that Cheniere believes that the Partnership has ceased marketing and selling additional Project capacity and that Cheniere would like to begin selling capacity for other LNG receiving and regasification facilities, or (iv) such time as LNG Investments withdraws from the Partnership, Cheniere shall not continue, engage in, solicit, initiate or encourage the sale of capacity at any other LNG receiving and regasification facility, other than the Project.  Cheniere shall not solicit any officer or employee of the Partnership or the General Partner to leave the employ of such Person; provided, however, that this restriction shall not apply to Charles Reimer, Bill Henry or Volker Eyermann once such person is providing less than 50% of his business time to the Project.  Neither Cheniere nor any of its Affiliates shall pursue the construction, development or operation of any Freeport LNG Facility until such time as LNG Investments or any of its Affiliates has no contractual, equity or partnership interest in, or related to the development of, the Project, except as provided in the Option Agreement between Cheniere and LNG Investments.

(b) LNG Investments.  For so long as LNG Investments or its Affiliates has an Interest in the Partnership, none of LNG Investments or any of its Affiliates will directly acquire an interest in or otherwise pursue the development of any LNG receiving and regasification facilities in the Sabine Pass, Corpus Christi or Brownsville areas until the later of (i) two years

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following the Closing Date or (ii) such time that Cheniere has no contractual, equity, partnership interest or other interest in, or related to the development of, an LNG receiving and regasification facility in the Sabine Pass, Corpus Christi or Brownsville areas.  Neither the Partnership, LNG Investments, the General Partner nor any of their respective Affiliates shall solicit any of Cheniere’s employees (other than Charles Reimer, Bill Henry and Volker Eyermann) or any employees of any Affiliate of Cheniere to leave the employ of such Person.

ARTICLE VIII
Meetings of Partners

8.1                                 Place of Meetings and Meetings by Telephone.  Meetings of Partners shall be held at any place designated by the General Partner with the approval of both Limited Partners unless conducted by conference telephone or similar communications equipment in which the physical presence of a Partner is not necessary.  Any meeting of the Partners may be held by conference telephone or similar communications equipment so long as all Partners participating in the meeting can hear one another, and all Partners participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.  Each Limited Partner may participate in any meeting by telephone conference.

8.2                                 Call of Meetings.  Meetings of the Partners may be called at any time by any Partner for the purpose of taking action upon any matter requiring the vote or authority of the Partners as provided in this Agreement or upon any other matter as to which such vote or authority is deemed by any Partner to be necessary or desirable.

8.3                                 Notice of Meetings of Partners.  All notices of meetings of Partners shall be sent or otherwise given to all Partners in accordance with Section 8.4 not less than five (5) nor more than ninety (90) days before the date of the meeting.  The notice shall specify (i) the place, date, and hour of the meeting, and (ii) the general nature of the business to be transacted.

8.4                                 Manner of Giving Notice.  Notice of any meeting of Partners shall be given personally or by telephone to each Partner or sent by first class mail, by telecopy (or similar electronic means), or by a nationally recognized overnight courier, charges prepaid, addressed to the Partner at the address of that Partner appearing on the books of the Partnership or given by the Partner to the Partnership for the purpose of notice.  Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telecopy (or similar electronic means).

8.5                                 Adjourned Meeting; Notice.  Any meeting of Partners, whether or not a quorum is present, may be adjourned from time to time by the vote of the Majority of the Percentage Interests represented at that meeting, either in person or by proxy.  When any meeting of Partners is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the General Partner shall set a new record date and shall give notice in accordance with the provisions of Sections 8.3 and 8.4. At any adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting.

8.6                                 Quorum; Voting.  At any meeting of the Partners, a Majority in Interest of the Partners, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Partners holding a higher aggregate Percentage

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Interest is required by the Agreement or applicable law; provided, however, for so long as Cheniere and LNG Investments shall be the sole Limited Partners, the presence of both Cheniere and LNG Investments shall be required to constitute a quorum.

8.7                                 Waiver of Notice by Consent of Absent Partners.  The transactions of a meeting of Partners, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Partners.  Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

8.8                                 Partner Action by Written Consent Without a Meeting.  Except as provided in this Agreement, any action that may be taken at any meeting of Partners may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by a Majority in Interest (or Partners holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of this Agreement or applicable law); provided, that all Partners receive not less than 15 days prior written notice of any action so taken.  Any such written consent may be executed and given by telecopy or similar electronic means.  Such consents shall be filed with the Partnership and shall be maintained in the Partnership’s records.

8.9                                 Record Date for Partner Notice, Voting, and Giving Consents.  For purposes of determining the Partners entitled to vote or act at any meeting or adjournment thereof, the General Partner may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than five (5) days before the date of any such meeting.  If the General Partner does not so fix a record date, the record date for determining Partners entitled to notice of or to vote at a meeting of Partners shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(a) The record date for determining Partners entitled to give consent to action in writing without a meeting, (i) when no prior action of the General Partner has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the General Partner has been taken, shall be (x) such date as determined for that purpose by the General Partner, which record date shall not precede the date upon which the resolution fixing it is adopted by the General Partner and shall not be more than 20 days after the date of such resolution or (y) if no record date is fixed by the General Partner the record date shall be the close of business on the day on which the General Partner adopts the resolution relating to that action.

(b) Only Partners of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Partner who transfers all or part of such Partner’s Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

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8.10                           Proxies.  Every Partner entitled to vote or act on any matter at a meeting of Partners shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Partner in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period.  A proxy shall be deemed executed by a Partner if the Partner’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Partner or the Partner’s attorney-in-fact.  A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Partnership stating that the proxy is revoked, by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Partnership before the vote pursuant to that proxy is counted.  A proxy purporting to be executed by or on behalf of a Partner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE IX
Indemnification of Partners

9.1                                 General.  The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify, save harmless, and pay all judgments and claims against each Partner or any managers, officers or directors of such Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Partner, manager, officer, or director in connection with the Business of the Partnership, including attorneys’ fees incurred by such Partner, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred.

9.2                                 Environmental.  The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify and hold harmless, to the maximum extent permitted by law, each Partner from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys’, experts’, and consultants’ fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by any Partner (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:

(a) the past, present, or future treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission injection, leaching, dumping, escaping, or seeping of any hazardous substances or material containing or alleged to contain hazardous substances at or from any past, present, or future properties or assets of the Partnership; and/or

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(b) the violation or alleged violation by the Partnership or any third party of any Environmental Laws with regard to the past, present, or future ownership, operation, use, or occupying of any Partnership Assets.

9.3                                 Limitations.

(a) Notwithstanding anything to the contrary in any of Sections 9.1 and 9.2 above, no Partner shall be indemnified from any liabilities incurred as a result of conduct by the Partner which constitutes a breach of the provisions of this Agreement, fraud, bad faith, willful misconduct, or gross negligence.

(b) Notwithstanding anything to the contrary in any of Sections 9.1 and 9.2 above, in the event that any provision in any of such Sections is determined to be invalid in whole or in part, such Sections shall be enforced to the maximum extent permitted by law.

ARTICLE X
Management of the Partnership

10.1                           The General Partner.

(a) The General Partner of the Partnership shall be Freeport GP unless a successor has been appointed pursuant to the provisions of this Agreement.

(b) Subject to the approval rights described herein, the business and affairs of the Partnership shall be managed exclusively by or under the direction of the General Partner and the power to act for or to bind the Partnership shall be vested exclusively in the General Partner, subject to the General Partner’s authority to delegate powers and duties to officers and others as set forth herein. Subject to obtaining any necessary approvals hereunder, the General Partner shall have the power and authority to execute and deliver contracts, instruments, filings, notices, certificates, and other documents of whatsoever nature on behalf of the Partnership (including without limitation, the Certificate of Limited Partnership and any amendments thereto and any other certificates required or permitted to be filed by or on behalf of the Partnership pursuant to the Act or like law of any other jurisdiction). Except as otherwise required by applicable law, any such contract, instrument, certificate, or other document shall require the signature of the General Partner or the signature of such employee or agent to whom authority has been delegated by the General Partner.

(c) Unless authorized to do so by this Agreement or by the General Partner of the Partnership, no Limited Partner, agent, or employee of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

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10.2                           Major Decisions.

(a) Notwithstanding the general authority of the General Partner under Section 10.1, the following matters (“Major Decisions”) shall require the prior written consent of both Limited Partners (except to the extent (1) a Limited Partner has lost its approval and consent rights pursuant to Section 3.5 or (2) a Limited Partner transfers all or part of such Partner’s Interest, in which case only the consent of LNG Investments and Cheniere shall be required pursuant to this Section 10.2 and such Limited Partner’s assignee or transferee shall have no right to consent thereto):

(i)                  the taking of any Bankruptcy Action;

(ii)               the sale of all or substantially all of the Partnership’s Assets;

(iii)            the assignment of any of the Partnership Assets in trust for the benefit of creditors, or the making or filing, or acquiescence in the making or filing by any other person, of a petition or other action requesting the reorganization or liquidation of the Partnership under the Bankruptcy Laws;

(iv)           merger or consolidation of the Partnership with any other Person; and

(v)              any Affiliate Transaction, unless the terms of such Affiliate Transaction are fair and reasonable to the Partnership and are not less favorable to the Partnership than could be obtained in arms length negotiations with unrelated third parties, in which event such Affiliate Transaction shall not require any consent of the Limited Partners pursuant to this Section 10.2.

(b)                                  In the event the Limited Partners are unable to agree as to the approval or disapproval of any Major Decision, the item shall be submitted to and decided by arbitration pursuant to ARTICLE XXI but only to the extent such matter is subject to arbitration pursuant to ARTICLE XXI and no action may be taken regarding the subject of the Major Decision if it is subject to arbitration pursuant to ARTICLE XXI unless and until a decision in such arbitration is rendered or the Limited Partners agree in writing as to the resolution of such matter.

(c)                                   The General Partner shall inform and consult with Cheniere with respect to the General Partner’s seeking, negotiating and obtaining construction financing for the Project from third party lenders and equity investors in accordance with Section 3.3 (“Construction Financing”), but Cheniere shall have no right to approve the terms of such Construction Financing including, without limitation, the admission of any lender or equity investor to the Partnership and any amendment to this Agreement in connection therewith; provided, however, that in the event Cheniere provides the General Partner with a bona fide term sheet for Construction Financing for the Project, from a party or parties with sufficient financial resources to provide such financing (and Cheniere shall provide reasonable evidence of such resources), containing terms that are more favorable to the Partnership than the terms of the Construction Financing secured by the General Partner, Cheniere’s consent shall be required for the admission of any lender or equity investor and any amendment to this Agreement in connection therewith, which consent shall not be unreasonably withheld or delayed; and provided, further, that in the event Cheniere does not consent to the admission of any lender or equity investor or any amendment to this Agreement, as the case may be, in connection with the Construction Financing, Cheniere shall provide written notice of disapproval to the General Partner with specific reasons for its disapproval.

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10.3                           Resignation.  Freeport GP agrees not to resign as the General Partner, other than pursuant to Section 16.2.

10.4                           Removal.  Freeport GP shall only be removed as a General Partner pursuant to Section 10.10.

10.5                           Remuneration of General Partner; Reimbursement of Expenses. Subject to the approval pursuant to Section 10.2, if applicable, the General Partner shall be paid by the Partnership as determined in the discretion of the General Partner for performing its services as a General Partner. In addition, each of the General Partner and the Limited Partners shall be reimbursed for its reasonable out of pocket costs in connection with the Business of the Partnership including, without limitation, fees paid to professionals and advisors and travel and lodging expenses.

10.6                           Limitation on Liability of General Partner; Indemnification.

(a) The General Partner of the Partnership shall not have any liability to the Partnership or the Other Partners for any losses sustained or liabilities incurred as a result of any act or omission of such General Partner if (i) the General Partner acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and (ii) the conduct of the General Partner did not constitute a breach of the provisions of this Agreement, fraud, gross negligence, or willful misconduct.

(b) The Partnership shall indemnify and hold harmless (i) the General Partner, (ii) its managers, officers and employees, and (iii) any officers of the Partnership designated pursuant to Section 10.11 (each, an “Indemnitee”) from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Business of the Partnership, regardless of whether an Indemnitee continues to be a General Partner or a manager, officer or employee of the General Partner at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute a breach of the provisions of this Agreement, fraud, gross negligence or willful misconduct.

(c) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 10.6 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified as authorized in this Section 10.6.  The indemnification provided by this Section 10.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, consent of the Partners, as a matter of law or equity, or otherwise, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.  Subject to the foregoing sentence, the provisions of this Section 10.6 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

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10.7                           No Guarantee of Return by General Partner.  The General Partner does not, in any way, guarantee the return of the Partners’ Contributed Equity or a profit for the Partners from the operations of the Partnership.  The General Partner shall not be responsible to any Partners because of a loss of their investment in the Partnership or a loss in the operations of the Partnership, unless the loss shall have been the result of the General Partner’s breach of the provisions of this Agreement, fraud, gross negligence, willful misconduct, or breach of fiduciary duty.  The General Partner shall incur no liability to the Partnership or to any of the Partners as a result of engaging in any other business or venture.

10.8                           Other Businesses or Ventures.  Except as provided in Section 7.6, each of the Partners, or any Affiliate, manager, officer, agent, or employee of any Partner, may engage in and possess any interest in other businesses or ventures of every nature and description, independently or with other Persons and neither the Partnership nor any of the Partners shall have any rights, by virtue of this Agreement or otherwise, in and to such businesses or ventures or the income or profits derived therefrom, or any rights, duties, or obligations in respect thereof.  Subject to Sections 7.6 and 15.1 of this Agreement, each of the Partners acknowledges and agrees that each of the Partners will use information and know-how obtained by participating in this Partnership in other businesses and ventures, including the development and operation of other LNG receiving and regasification facilities. The Partners will have access to and copies of third-party research and reports, documents and agreements and other work product produced for the Partnership in connection with the Project and each of the Partners may use such information other businesses and ventures, including the development and operation of other LNG receiving and regasification facilities.  Any Partner can hire any consultant, advisor or other third-party including any such party hired by the Partnership and such party may use the information and know-how developed for the Partnership in connection with the work on other projects or ventures of such Partner or its Affiliates.

10.9                           Affiliate Transactions.  Subject to the approval pursuant to Section 10.2, if applicable, the Partnership may enter into any contract, obligation or other commitment to which an Affiliate or any Partner is, or is to be, a party (an “Affiliate Transaction”).

10.10                     Removal of Freeport GP as General Partner.  Freeport GP may be removed as the General Partner of the Partnership by Cheniere or LNG Investments only upon compliance with the terms and conditions of this Section 10.10.  Freeport GP may be removed as the General Partner of the Partnership for (i) the resignation, Bankruptcy or dissolution of Freeport GP or LNG Investments, (ii) in the event that the General Partner or Michael S. Smith commit fraud or misappropriate funds of the Partnership, (iii) Michael S. Smith is convicted of a felony that has a Material Adverse Effect on the Business, (iv) LNG Investments’ Percentage Interest is reduced below ten percent (10%) and Cheniere maintains a Percentage Interest of at least ten percent (10%) or (v) Freeport GP materially breaches a material provision of this Agreement (each a “Removal Event”).  Upon a Removal Event, Cheniere may exercise its right to remove Freeport GP as the General Partner by giving notice (“Removal Notice”) to Freeport GP and LNG Investments of the Removal Event, including within such Removal Notice the particulars of the Removal Event in reasonable detail; provided, however if the Removal Event results from a breach of a material term or provision of this Agreement by LNG Investments or Freeport GP, Cheniere shall be required to give notice of the existence of such a breach and if during the period of thirty (30) days following such notice, Freeport GP or LNG Investments cure such breach Cheniere will not be able to remove Freeport GP as the General Partner as a result of such Removal Event.  If Cheniere exercises its right to remove Freeport GP as the General Partner, Cheniere shall admit a new general partner as a Partner of the Partnership with such portion of Cheniere’s Interest as Cheniere shall determine in its sole discretion.  Each of

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Freeport GP and LNG Investments hereby irrevocably make, constitute, and appoint Cheniere or its successor in interest with full power of substitution, true and lawful attorney-in-fact, for it and in its name, place and stead, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument that may be considered necessary or desirable by Cheniere to convert Freeport GP to a limited partner and admit a new general partner to the Partnership pursuant to this Section 10.10.  The foregoing special power of attorney shall be one which is a special power of attorney coupled with an interest, is irrevocable, and shall survive the legal incapacity of Freeport GP or LNG Investments.  Notwithstanding the preceding provisions of this Section 10.10, Cheniere shall not exercise its rights under the grant of the above special power of attorney unless a Removal Event has occurred and Cheniere has requested by notice to Freeport GP or LNG Investments that Freeport GP or LNG Investments take the action which Cheniere proposes to take by the exercise of the power of attorney and Freeport GP or LNG Investments fails to take such action within three (3) days of such notice.  The removal of Freeport GP as General Partner shall not in any way affect, modify or limit LNG Investments’ right to approve Major Decisions pursuant to Section 10.2 unless it has lost its approval and consent rights pursuant to the provisions of Section 3.5.  Notwithstanding the foregoing provisions of this Section 10.10, LNG Investments or Freeport GP may contest whether or not a Removal Event has occurred by notice to Cheniere but only if the Removal Event as described in the Removal Notice results from the breach of a material term or provision of this Agreement by Freeport GP.  If LNG Investments or Freeport GP contests whether such Removal Event has occurred the matter shall be submitted to arbitration pursuant to ARTICLE XXI and Freeport GP shall not be removed as General Partner unless and until the arbitrators find that such Removal Event has occurred.

10.11                     Officers and Employees.

(a) The General Partner may, from time to time, designate one or more Persons to be officers of the Partnership. Any officers so designated shall have such authority and perform such duties as the General Partner may, from time to time, delegate to them.  The General Partner may assign titles to particular officers. Unless the General Partner decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such officer of the authority and duties that normally are associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the General Partner, (ii) all standards of care and restrictions applicable to the General Partner hereunder, and (iii) the general direction and control of the General Partner. The officers shall hold office until their successors shall be duly designated and shall qualify, until their death, or until they shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person.  Reasonable salaries shall be paid to officers of the Partnership for their services as officers as determined by the General Partner.

(b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the General Partner. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the General Partner whenever in its judgment the best interests of the Partnership will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any vacancy occurring in any office of the Partnership may be filled by the General Partner.

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(c) The General Partner shall be entitled in its sole discretion to hire employees, including officers, as it deems necessary (including any officers, members or managers of the General Partner) and to pay such employees as the General Partner deems fit, in its sole discretion.

(d) No officer of the Partnership shall have any liability to the Partnership or the Partners for any losses sustained or liabilities incurred as a result of any act or omission of such officer if (i) the officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Partnership and (ii) the conduct of the officer did not constitute actual fraud, gross negligence, or willful misconduct.

ARTICLE XI
Advisory Committee

11.1                           Formation of Advisory Committee.  The General Partner shall form an advisory committee (the “Advisory Committee”) consisting of representatives (as specified below) of the Limited Partners to advise the General Partner on such matters about which the General Partner may, in its sole and absolute discretion, elect to consult with the Advisory Committee.  The General Partner may select up to four representatives to serve on the Advisory Committee and Cheniere may select one representative to serve on the Advisory Committee.  The functions of the Advisory Committee shall be to consult with the General Partner on such other matters as may be requested by the General Partner.  The Advisory Committee shall meet as often as necessary to fulfill its duties hereunder; provided that the Advisory Committee shall not be required to meet more than once in any calendar quarter.  Meetings of the Advisory Committee may be conducted in person, telephonically or through use of other communications equipment by means of which all persons participating in the meeting can communicate with each other.

11.2                           Role of Advisory Committee.  The recommendations of the Advisory Committee, if any, shall be advisory only and shall not obligate the General Partner to act in accordance therewith.  The Advisory Committee will not have any responsibility for the management of the Partnership or its investments.

11.3                           No Liability.  Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership, the Partners, or any other Person arising out of (a) the failure of the General Partner to consult with the Advisory Committee at any time or on any matters or (b) the failure of the General Partner to follow the recommendation of one or more Advisory Committee members; provided that this Section 11.3 shall not supersede the requirements to obtain any consent or approval of the Advisory Committee as expressly set forth herein.

11.4                           Resignation.  Any member of the Advisory Committee may resign at any time upon written notice to the General Partner.

11.5                           Reimbursement.  The Partnership shall pay compensation to the Advisory Committee members as determined by the General Partner and reimburse the Advisory Committee members for all reasonable out-of-pocket expenses incurred by the Advisory Committee members in acting pursuant to this Article XI.

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ARTICLE XII
Covenants

12.1                           Covenants of the Partnership and the Partners.  The Partnership and each Partner hereby covenant as follows:

(a) Each of the Partnership and each Partner shall comply with all of its obligations under this Agreement.

(b) Each of the Partnership and the General Partner shall at all times remain in compliance with the provisions of Section 12.2 hereof.

(c) The Partnership and the General Partner shall keep proper books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its respective business and activities.

(d) Each Other Partner agrees that it shall not file or cause to be filed any petition or other proceedings by or against the Partnership or the General Partner that would become the subject of bankruptcy, insolvency or other similar proceedings or cause any other Bankruptcy Action, nor shall it consent to or acquiesce in any such filing or other proceedings or Bankruptcy Action, except in each case a Bankruptcy Action that has been approved all of the Partners and by all of the managers of the General Partner pursuant to Section 10.2(c).

(e) The General Partner shall not cause the Partnership to elect to be taxed as a corporation for federal income tax purposes.

12.2                           Separateness Covenants of the Partnership and the General Partner.  Each of the Partnership and the General Partner covenant that:

(a) Subject to Section 16.2, the Partnership and the General Partner each shall preserve, renew and keep in full force and effect its existence (except, in the case of the Partnership, in connection with a dissolution required by this Agreement) and shall take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, and shall comply with all Requirements of Law.

(b) Each of the Partnership and the General Partner shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect their partnership or corporate existence, as the case may be, and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) It will (i) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates, any constituent party and any other Person and maintain its books, records, resolutions and agreements as official records, (ii) will not permit any Affiliate or constituent party independent access to its bank accounts, and (iii) unless otherwise required under the Internal Revenue Code, will file its own tax returns.

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(d) It will not commingle the funds and other assets of the Partnership with those of any Affiliate or constituent party, or any other Person, and shall hold its assets in its own name.

(e) It shall conduct its own business in its own name.

(f) It is and will remain solvent and shall pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

(g) It has done or caused to be done and shall do all things necessary to observe partnership or corporate formalities, as applicable, and preserve its existence, and it shall not, nor will it permit any constituent party to, amend, modify or otherwise change the Certificate of Limited Partnership, this Agreement, the certificate of incorporation or bylaws, or the partnership agreement or other organizational documents of the Partnership or the General Partner, as applicable, or such constituent party in a manner contrary to the provisions of this Section 12.2.

(h) It shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

(i) It shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred.

(j) It does not and shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person.

(k) It shall not cause or permit the Partnership to acquire obligations or securities of any Affiliate, any of the Partners or any of the members of the General Partner. It shall not buy or hold any evidence of indebtedness issued by any other Person, other than cash and investment-grade securities.

(l) Subject to the approval pursuant to Section 10.2, if applicable, it will allocate fairly and reasonably the cost of (i) any overhead for any office space shared with any Partner or with any Affiliate of any Partner, and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Partnership and one or more Affiliates.

(m) It will maintain and utilize separate stationery, invoices and checks and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates) and maintain a separate sign in the office directory of the building in which it is located.

(n) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person. In the event that the Partnership or the General Partner knows of any misunderstanding regarding the separate identity of the Partnership or the General Partner, the Partnership or the General Partner shall correct such misunderstanding.

(o) It shall not identify itself or any of its Affiliates as a division or part of any other Person.

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(p) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(q) It has and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, or any other Person.

(r) The General Partner and LNG Investments intend to proceed with the development and completion of the Project in a timely and expeditious manner. The General Partner and LNG Investments will use commercially reasonable efforts, including contributing up to $9,000,000 in Additional Contributed Equity in accordance with Section 3.4(a), to obtain Project Approval.

(s) Capacity Use.  In the event the LNG regasification and receiving terminal operated by the Partnership has excess capacity that is made available to any Partner or any Affiliate of any Partner, such capacity will be made available to all Partners on the same terms and price pro rata based upon their Percentage Interest.

(t) Reserved.

(u) The Partnership and the General Partner will conduct an operational meeting each month on a date mutually acceptable to Cheniere and LNG Investments at such place as may be agreed to by the General Partner, Cheniere and LNG Investments to review the Partnership’s marketing, financing, regulatory and developmental activities, including providing a report on marketing developments, financing developments, regulatory or governmental approval developments, and an update on engineering and other technical developments.  Each Limited Partner shall be entitled to visit the Partnership’s principal place of business during normal business hours with reasonable notice to meet with and question officers and employees of the Partnership and the General Partner and to inspect the Partnership’s books, records and any third-party agreements.

ARTICLE XIII
Records and Reports

13.1                           Maintenance and Inspection of Partner Register.  The Partnership shall maintain at its principal place of business a record of its Partners, giving the names and addresses of all Partners and the Percentage Interest held by each Partner. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the General Partner from time to time, each Partner has the right to obtain from the Partnership from time to time, upon reasonable demand for any purpose reasonably related to the Partner’s interest as a Partner of the Partnership, a record of the Partnership’s Partners.

13.2                           Maintenance and Inspection of Partnership Agreement.  The Partnership shall keep at its principal place of business the original or a copy of this Agreement as amended to date, which shall be open to inspection by the Partners at all reasonable times during office hours.

13.3                           Maintenance and Inspection of Other Records.  The accounting books and records, minutes of proceedings of the Partners and the General Partner and any committees or

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delegates of the General Partner, and all other information pertaining to the Partnership that is required to be made available to the Partners under the Act shall be kept at such place or places designated by the General Partner or in the absence of such designation, at the principal place of business of the Partnership. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Partnership shall be maintained in accordance with GAAP consistently applied during the term of the Partnership, wherein all transactions, matters, and things relating to the business and properties of the Partnership shall be currently entered.  Minutes, accounting books and records, and other information shall be open to inspection upon the written demand of any Partner at any reasonable time during usual business hours for a purpose reasonably related to the Partner’s interests as a Partner. Any such inspection shall be made in person or by in agent or attorney and shall include the right to copy and make extracts at the expense of the Partnership.

ARTICLE XIV
Books, Financials and Tax Matters

14.1                           Books and Records.  The Partnership shall maintain at its principal place of business books of account that accurately record all items of income and expenditure relating to the business of the Partnership and that accurately and completely disclose the results of the operations of the Partnership. Such books of account shall be maintained according to GAAP consistently applied and on the basis of the Fiscal Year.  Each Partner shall have the right to inspect and copy, at the Partnership expense, the Partnership’s books and records at any time during normal business hours without notice to any other Partner.  A general accounting and audit shall be taken by the Partnership Accountant for each Fiscal Year, at the expense of the Partnership.  The audit shall be conducted in accordance with generally accepted auditing standards.

14.2                           Financial Reports. The Partnership will furnish to the Partners a balance sheet as of February 28, 2003 on or before April 30, 2003.  The Partnership will furnish to the Partners (a) within thirty (30) days after the close of each calendar quarter quarterly unaudited financial statements of this Partnership, (b) within sixty (60) days after the close of each calendar year, audited annual financial statements of this Partnership ((a) and (b) collectively referred to herein as the “Financial Statements”), and (c) annual budgets for the Partnership and updates to such budgets as necessary to provide reasonably accurate information but not less frequently than annually which budgets shall include a description of the anticipated sources of funds including a description of the anticipated amount and timing of any Additional Contributed Equity to be called by the General Partners during such Fiscal Year (the “Budget”); provided, however, that in the event any Partners become subject to more restrictive filing requirements, including any rules or regulations adopted by the Securities and Exchange Commission, the Partnership will furnish the Financial Statements at least 15 days prior to the date of such Partner’s required filings.

14.3                           Tax Returns.  The General Partner shall cause the Partnership Accountant to prepare all income tax and other tax returns of the Partnership which shall be presented to Cheniere (together with the calculations used to determine the Section 704(c) allocations for such returns) for its approval within 90 days of the end of each Fiscal Year.  After each such tax return has been approved by Cheniere it shall be filed by the Partnership Accountant with the appropriate taxing authority.  The General Partner shall furnish to each Partner a copy of all such filed returns together with all schedules thereto and such other information which each

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Partner may request in connection with such Partner’s own tax affairs.  All such returns, schedules and information shall be provided to the Partners at the expense of the Partnership.

14.4                           Tax Elections.  The General Partner may elect to cause or require the Partnership to make the election provided for in I.R.C. Section 754 for the Fiscal Year that includes the Closing Date and maintain a record of the adjustments to Basis of Partnership Assets resulting from that election.  Such election may be made on the federal and, if applicable, the state and local income tax returns for such Fiscal Year.  All costs incurred by the Partnership in connection with such election and the maintenance of such records shall be an expense of the Partnership.

14.5                           Tax Matters Partner.  The General Partner is hereby designated the Tax Matters Partner (as defined in the I.R.C.) on behalf of the Partnership.

(a) Without the unanimous consent of the Partners, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item.

(b) The Tax Matters Partner may file a petition for readjustment of any Partnership tax item (in accordance with I.R.C. Section 6226(a)) in the United States Tax Court if the Partners unanimously agree to file such petition.

(c) The Tax Matters Partner shall, within ten (10) business days of receipt thereof, forward to each Partner a photocopy of any correspondence relating to the Partnership received from the Internal Revenue Service. The Tax Matters Partner shall, within ten (10) business days thereof, advise each Partner in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

(d) Any reasonable costs incurred by the Tax Matters Partner for retaining accountants and/or lawyers on behalf of the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be expenses of the Partnership. Any accountants and/or lawyers retained by the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be selected by the Tax Matter Partner with the reasonable approval of Cheniere.

(e) Notwithstanding the preceding provisions of this Section 13.6, no action shall be taken by the General Partner in its capacity as Tax Matters Partner which may affect the tax liability of Cheniere without the approval of Cheniere.

14.6                           The Partnership Accountant.  The Partnership shall retain an independent certified public accountant determined by the General Partner as the regular accountant and auditor for the Partnership (“Partnership Accountant”) or any other nationally-recognized independent accounting firm designated by the General Partner and approved by Cheniere.  The fees and expenses of the Partnership Accountant shall be a Partnership expense.

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ARTICLE XV
Nondisclosure of Information

15.1                           Confidentiality.

(a) Subject to Section 15.1(b), all disclosures of trade secrets, know-how, financial information or other confidential information made by the Partnership to any Partner or made by any Partner under or in connection with this Agreement, shall be received and maintained in confidence by the recipient during the term hereof and for three (3) years after dissolution of the Partnership and each Partner shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

(i)                                     as to the Persons directly responsible for the performance of the obligations of this Agreement and for the effective operation of the Partnership;

(ii)                                  as to the professional advisors of the Partners and the Partnership;

(iii)                               as to such disclosures to customers of the Partnership as are necessary for the effective carrying on of business by the Partnership;

(iv)                              as to such information as is required by law to be disclosed by the Partners or the Partnership, including, without limitation, disclosures by Cheniere to comply with Securities and Exchange Commission filing requirements, after providing Freeport GP prior written notice of the form and content of such disclosure and providing Freeport GP a reasonable opportunity to comment on such disclosure; and

(v)                                 as to such information as is or may fall within the public domain otherwise than in violation of the provisions of this Section 15.1.

(b) Each Partner shall have access to confidential information, know-how and work product (including third-party reports and agreements) produced in connection with the Project.  Each of the Partners and each of their respective Affiliates is entitled to use any confidential information, including any know-how and third-party reports, documents, agreements or work products, in connection with the development or operation of any other business or venture, including the funding thereof.  Each Partner and their respective Affiliates may hire any third-party consultant, advisor, counsel or other service provider employed by the Partnership and such party may use any work-product or know-how developed on behalf of the Partnership in providing services to such Partner or its Affiliates.

15.2                           Duty of Care.  Each Partner will take such steps as lie within its power to assure that all employees of the Partnership, to whom confidential information is disclosed, take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in Section 15.1.

ARTICLE XVI
Transferability

16.1                           Transferability of Interests.

(a)  Subject to the prior written consent of the General Partner, which consent shall not be withheld or delayed unless the General Partner determines, in its reasonable discretion, that such transfer would have a Material Adverse Effect on the Partnership or the Business, each of the Limited Partners may transfer all or any part of its Interest in the Partnership (including the transfer of any rights to receive or share in profits, losses, income, distributions or the return of contributions); provided, that such transferring Limited Partner gives

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written notice (including the name and address of the proposed purchaser, transferee, or assignee and the date of such transfer) to the Partnership and the non-transferring Partners.

(b)  Notwithstanding Section 16.1(a), in the event that LNG Investments desires to transfer any portion of its Interest in one transaction or in a series of related transactions in which all (but no less than all) of the General Partner’s Interest or the outstanding capital stock of the General Partner is being sold or transferred, LNG Investments shall deliver a written notice to Cheniere specifying the identity of the prospective transferee(s) and disclosing in reasonable detail the price, the type of consideration and other terms and conditions of the proposed transfer.  Cheniere may elect to participate in the proposed transfer by delivering a notice to LNG Investments and the proposed transferee(s) within fifteen (15) days of the date of the notice from LNG Investments.  If Cheniere elects to participate in such transfer, Cheniere will be entitled to sell in such proposed transfer, at the same price and on the same terms as LNG Investments, a portion of its Interest equal to the product of (x) the quotient determined by dividing the Interest then held by Cheniere by the aggregate Interest then held by LNG Investments multiplied by (y) the aggregate Interest to be sold in such proposed transfer.

16.2                           Withdrawal by LNG Investments and Freeport GP.  Notwithstanding anything to the contrary contained in this Agreement, LNG Investments and Freeport GP may withdraw from the Partnership without the consent of any other Partner at any time; provided, that LNG Investments and Freeport GP comply with the following: (a) LNG Investments and Freeport GP take all action reasonably requested by Cheniere to transfer their respective Interests to Cheniere or any entity or entities designated by Cheniere, or alternatively, take any action reasonably requested by Cheniere to permit the cancellation of their Interests by the Partnership; and (b) LNG Investments pays to Cheniere an amount equal to the positive difference, if any, between (i)  $4,000,000, plus (A) the amount of any Affiliate Payment and (B) the Returned Amount, and (ii) all amounts actually contributed to the Partnership by LNG Investments (including any transferees and assignees of any portion of LNG Investments’ Interest) pursuant to Section 3.4(a) and the LNG Investments Expenses (the “Withdrawal Payment”); provided, however, that such transfer or cancellation of their Interest and Withdrawal Payment shall be conditioned upon Cheniere executing a release and waiver of all claims against Freeport GP and LNG Investments in form reasonably acceptable to LNG Investments.  Notwithstanding the foregoing, if (a) on or before March 31, 2003, LNG Investments and Freeport GP determine, in their sole discretion, and notifies Cheniere, in writing that the Partnership should terminate the Lease Agreement pursuant to Section 2.6 of the Lease Agreement and (b) Cheniere in its sole discretion does not desire to dissolve the Partnership pursuant to Section 20.1(a)(2), then LNG Investments shall not terminate the Lease Agreement and LNG Investments and Freeport GP may withdraw from the Partnership, without obligation to pay to Cheniere the Withdrawal Payment and, in addition, Cheniere shall be obligated to reimburse to LNG Investments on the earlier of the date of the sale of Cheniere’s Gryphon Stock, the date of any sale of all or substantially all of the assets of Gryphon Exploration Company, or June 15, 2004 an amount equal to all amounts actually contributed to the Partnership by LNG Investments (including any transferees and assignees of any option of LNG Investments’ Interest) pursuant to Sections 3.1 and 3.4(a) (the “Reimbursement Amount”).  Such Reimbursement Amount shall be secured by a first priority security interest in the Gryphon Exploration Company stock owned by Cheniere or an Affiliate thereof (the “Gryphon Stock”), which security interest shall be evidenced by the Amended and Restated Stock Pledge Agreement, dated of even date herewith, between LNG Investments, Cheniere and Cheniere-Gryphon Management, Inc. (the “Pledge Agreement”).  In the event LNG Investments and Freeport GP do not withdraw from the Partnership pursuant to the preceding sentence on or before March 31, 2003, LNG Investments shall release the Gryphon Stock.  Upon a withdrawal

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pursuant to this Section 16.2, LNG Investments shall have no further obligation to make any contribution to the Partnership, including, without limitation, any unpaid Additional Contributed Equity amounts arising pursuant to Section 3.4(a) or amounts contributed pursuant to Section 3.4(b).

16.3                           Restrictions on Withdrawal.  Notwithstanding anything to the contrary contained herein or under the Act, except as set forth in Section 16.2, no Partners shall have the right to resign from the Partnership.

ARTICLE XVII
Substituted Partners

Any transferee acquiring the Interest of a Partner as permitted under Article XVI shall be deemed admitted as a substituted Partner with respect to the Interest transferred concurrently with the effectiveness of such transfer (provided that such transferee, unless already a Partner, shall, as a condition to such admission, execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and conditions hereof), and such substituted Partner shall be entitled to all of the rights and benefits under this Agreement of the transferor of such Interest. No purported transfer of any Interest, or any portion thereof or interest therein, in violation of the terms of this Agreement (including any transfer occurring by operation of law) shall vest the purported transferee with any rights, powers, or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Partner hereunder or have any right to vote or consent with respect to Partnership matters, to inspect Partnership records, to maintain derivative proceedings, to maintain any action for an accounting or to exercise any other rights of a Partner hereunder or, under the Act.

ARTICLE XVIII
Waiver of Partition/Covenant Against Resignation/Breaches

18.1                           Waiver of Partition.  No Partner shall, either directly or indirectly, take any action to require partition, file a bill for Partnership accounting or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership Assets, and notwithstanding any provisions of applicable law to the contrary, each Partner (and each of his legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to his Partnership Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

18.2                           Covenant Not to Resign or Dissolve.  Notwithstanding any provision of the Act to the contrary, each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that all Partners will continue as Partners and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) voluntarily take any Bankruptcy Action, (c) withdraw or attempt to withdraw from the Partnership, (d) exercise any power under the Act to dissolve the Partnership, (e) transfer all or any portion of his interest in the Partnership in violation of Article XVI, (f) petition for judicial dissolution of the Partnership, or (g) demand a return of such Partner’s contributions or profits (or a bond or other security for the return of such contributions or profits) except to the extent provided under this Agreement.

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ARTICLE XIX
Additional Partners

Subject to Section 10.2(c), additional Partners may be admitted to the Partnership only with the approval of all the Limited Partners and the Contributed Equity and the Percentage Interest of any additional Partner shall be as determined by the Limited Partners approving the admission (and the Percentage Interest of all other Partners shall be adjusted to reflect the Percentage Interest granted to the additional Partner, pro rata based on relative Percentage Interests immediately prior to the admission of the additional Partner).  Any additional Partner shall execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and provisions hereof; provided that prior to or concurrently with the admission of an additional Partner, the Partners shall adopt such amendments to this Agreement as they deem appropriate to cause the provisions hereof that contemplate only three Partners to be appropriately modified to operate in the context of four or more Partners.

ARTICLE XX
Dissolution

20.1                           Dissolution.

(a) The Partnership shall be dissolved upon the earliest to occur of the following:

(1)                                  all or substantially all of the Partnership Assets have been sold, taken in condemnation, or otherwise disposed and reduced to cash;

(2)                                  the Partners unanimously elect to dissolve the Partnership;

(3)                                  the occurrence of any other event causing a dissolution of the Partnership under the Act.

(b) In the event of the occurrence of a dissolution of the Partnership due to the Bankruptcy or dissolution of Freeport GP, Cheniere shall have the right to reconstitute the Partnership following the conversion of Freeport GP to a limited partner and the admission of a new general partner of the Partnership pursuant to Section 10.10.  In the event Cheniere has admitted a general partner to the Partnership pursuant to Section 10.10, Cheniere shall have the right to reconstitute the Partnership following the conversion of the above general partner to a limited partner and the admission of a new general partner of the Partnership.

(c) Upon dissolution of the Partnership unless it is reconstituted pursuant to Section 20.1(b), the General Partner, or such other person as is designated by a Majority of the Partners (such person being herein referred to as the “Liquidator”) shall proceed to wind up the business and affairs of the Partnership in accordance with the terms hereof and the requirements of the Act. A reasonable amount of time shall be allowed for the period of winding-up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Partnership Assets. This Agreement shall remain in full force and effect during the period of winding-up.

(d) In connection with the winding-up of the Partnership, before the later to occur at the end of the Fiscal Year of the Partnership or the ninetieth day after the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, the proceeds from the sale of Partnership Assets shall be distributed as follows:

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(1)                                  to creditors, including Partners who are creditors in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof); and

(2)                                  thereafter to Partners in accordance with Section 5.4 hereof.

(e) If distributions are insufficient to return to any Partner the full amount of such Partner’s Contributed Equity, such Partner shall have no recourse against any other Partner. No Partner shall have any obligation to restore, or otherwise pay to the Partnership, any other Partner, or any third party, the amount of any deficit balance in such Partner’s Capital Account upon dissolution and liquidation. Following the completion of the winding-up of the affairs of the Partnership and the distribution of the proceeds from the sale of Partnership Assets, the Partnership shall be deemed terminated and the Liquidator shall file a certificate of cancellation with the Secretary of State of the State of Delaware as required by the Act.

20.2                           Deemed Liquidation.  If no dissolution event has occurred, but the Partnership is deemed liquidated for federal income tax purposes within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, as a result of a Partnership termination, as defined in I.R.C. Section 708(b)(1)(B), such termination will be treated in accordance with Section 1.708-1(b)(1)(iv) of the Regulations.

20.3                           Bankruptcy, etc., of a Limited Partner.  No event with respect to a Limited Partner, including the death, withdrawal, termination (in the case of a Limited Partner that is a partnership), dissolution (in the case of a Limited Partner that is a corporation), retirement or adjudication as a bankrupt of a Limited Partner, shall dissolve the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership and to receive distributions of the Partnership funds shall, upon the happening of such an event, pass to the Limited Partner’s legal representative, or successors in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership.  In no event shall such Limited Partner’s legal representative, or successors in interest, become a substitute Partner except as provided in Article XVI.

ARTICLE XXI
Dispute Resolution

21.1                           Arbitration.  The parties agree that any controversy, claim, or damages arising out of or relating in any manner to this Agreement or any breach hereof, will be resolved by binding arbitration in Houston, Texas pursuant to Texas Civ. Prac. & Rem. §171.001 et seq.  The arbitration shall be conducted before a single neutral arbitrator and, unless otherwise agreed by the parties, shall be conducted pursuant to the JAMS Comprehensive Arbitration Rules and Procedures (“Rules”) as in effect at the time of the arbitration; provided, however, that the arbitration will not be administered by JAMS or conducted by a JAMS’ arbitrator unless both parties agree otherwise.  If either party objects to the administration by JAMS, then the arbitration shall be administered by an entity or person mutually agreed upon by the parties or, absent such an agreement, by the arbitrator himself or herself.  If the arbitration is not administered by JAMS, then, where reasonably practical, the provisions in the Rules applicable to the JAMS administrator shall be read to apply to the administrator appointed by the parties.  If it is not reasonably practical to apply a provision relating to the JAMS administrator to the administrator appointed by the parties, then that provision of the Rules shall not apply to this arbitration.  If a conflict exists between the Rules and this Section 21.1, then this Section 21.1 shall govern.

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The arbitration shall be commenced by one party submitting an arbitration demand to the other.  The parties shall have 20 days following the commencement of the arbitration to select a mutually agreeable arbitrator.  If the parties fail to mutually select an arbitrator within this 20 day period, then each party shall, within ten days from such failure, submit to the other party a list of five neutral arbitrators who such party has contacted and confirmed are free of any conflicts and are available to conduct the arbitration.  Within three days after these lists are exchanged, each party shall peremptorily strike up to three of the proposed arbitrators on the other party’s list and shall submit a list of such strikes to the other party.  Within three days after the peremptory strikes are exchanged, each party shall rank in order of preference the remaining proposed arbitrators, with “1” being the most preferred.  The person with the lowest total combined ranking (“1” being the lowest ranking) shall be appointed as the arbitrator.  In the case of a tie, the proposed arbitrator(s) who have or has the highest ranking of any single numeric ranking by either party (i.e., the least preferred by one party of those that are tied), will be struck and the remaining person shall be selected as the arbitrator.  If the tie continues after those with the single highest numeric ranking are struck, then the arbitrator shall be selected from those remaining in the tie by a single toss of a coin.  If an arbitrator for any reason withdraws from serving as the arbitrator after being appointed, then the replacement arbitrator shall be the next lowest ranking person from the original arbitration selection process.  If a tie exists, then it shall be resolved by a single toss of a coin.  If none of the ranked arbitrators from the original selection process can serve as the replacement arbitrator, then the parties shall re-start the entire arbitration selection process with new lists of proposed arbitrators.

Discovery shall be permitted pursuant to the Rules, and the arbitration hearing shall occur within 60 days following the appointment of the arbitrator. Any provisional or injunctive remedy that would be available in a court of law will be available from the arbitrator pending the arbitration of the dispute.  The prevailing party shall be reimbursed its reasonable costs associated with the arbitration, including reasonable attorneys’ fees.  Within 30 days following the completion of the hearing, the arbitrator will issue a written ruling with an explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision.

21.2                           Binding Nature.  The determination of the arbitrator shall be final and binding on the Partners.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

ARTICLE XXII
Miscellaneous

22.1                           Amendments.  Subject to Section 10.2(c), amendments to this Agreement may be made at any time by the General Partner and shall be adopted and be effective as an amendment hereto upon written approval by Cheniere and LNG Investments (but not their transferees or assignees).

22.2                           Checks, Drafts, Evidence of Indebtedness.  All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Partnership shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the General Partner.

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22.3                           Contracts and Instruments.  No agent or employee of the Partnership shall have any power or authority to bind the Partnership by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

22.4                           Notices.  All notices and other communications required or permitted to be given or made under this Agreement shall be given or made in writing. Such notices shall be delivered by hand delivery, by telecopy (or similar electronic means) or by a nationally recognized overnight courier, fees prepaid, addressed as follows:

If to Freeport GP:	1200 Smith Street
Suite 600
Houston, TX 77002
Attn: Michael S. Smith
Fax: (713) 980-2903

copy to:	Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, CO 80202-4437
Attn: Steven C. Demby, Esq.
Fax: (303) 223-1111

If to LNG Investments:	1200 Smith Street
Suite 600
Houston, TX 77002
Attn: Michael S. Smith
Fax: (713) 980-2903

copy to:	Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, CO 80202-4437
Attn: Steven C. Demby, Esq.
Fax: (303) 223-1111

If to Cheniere:	Cheniere LNG, Inc.
333 Clay St., Suite 3400
Houston, TX 77002
Attn: Charif Souki
Fax: (713) 659-5459

copy to:	Andrews & Kurth, LLP
600 Travis, Suite 4200
Houston, TX 77002
Attn: Michael Overman
Fax: (713) 220-4285

Any party may make changes, additions or deletions to its address for the purpose of this Section 22.4 by notice to the other parties given in the manner set forth above.

22.5                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

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22.6                           Headings.  The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

22.7                           Extension Not a Waiver.  No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Partnership shall impair or affect the right of such Partner or the Partnership thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Partnership, or the obligations of the Partner to whom such extension or indulgence is granted.

22.8                           Publicity.  No Partner shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the terms of the Partners’ acquisition of the Interests in the Partnership, without the consent of the other Partners, except as such disclosure may be made in the course of normal reporting practices by a Partner to its partners, shareholders, consultants or members or as otherwise required by law.

22.9                           Construction and Amendment.  No oral explanation of or oral information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement.

22.10                     Further Action.  Each Partner agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

22.11                     Variation of Pronouns.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

22.12                     Successors and Assigns.  Subject to the restrictions on transfer set forth in Article XV, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

22.13                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

22.14                     Ambiguities.  All of the parties to this Agreement have participated in the negotiation and drafting hereof. Accordingly, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity, in any legal proceeding, to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

22.15                     Entire Agreement.  The terms and conditions contained herein and in the associated agreements constitute the entire agreement between the Partners concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding varying or extending this Agreement shall be binding upon either Partner unless in writing, signed by a duly authorized officer or representative of each Partner.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

GENERAL PARTNER:

FREEPORT LNG-GP, INC.

By:
Name: Michael S. Smith
Title: Chief Executive Officer

LIMITED PARTNERS:

FREEPORT LNG INVESTMENTS, LLC

By:
Name: Michael S. Smith
Title: Managing Member

CHENIERE LNG, INC.

By:
Name: Charif Souki
Title: President

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Schedule 5.1

Example of Accelerated Distributions

The following are examples of the application of the Accelerated Distributions:

For purposes of these examples only, it is assumed:

1.                                       $9 million in total Capacity Reservations fees are received by the Partnership (“CR Cash”); and

2.                                       $6 million in total Project expenses will be necessary to obtain Project Approval by FERC following Closing (“Project Expenses”), $2.5 million of which will be spent in fiscal 2003.

Example 1

If the CR Cash is received on day one of the Partnership, such CR Cash shall be paid, held or distributed in the following amounts and following order of priority:

(a)                                  a Capacity Distribution in the amount of $2,250,000 shall be paid to Cheniere by the Partnership (Section 5.1(a));

(b)                                 a tax distribution of $2,860,000 shall be paid to LNG Investments (Section 5.1(b)(i); and

(b)                                 $3,890,000 shall be used for payment of Project Expenses (Section 5.1(b)(ii)).

Example 2

If the CR Cash is received after LNG Investments has contributed (a) $1.5 million for the payment of Project Expenses and (b) $1.5 million for the Second Payment and Third Payment, such CR Cash shall be paid, held or distributed in the following amounts and following order of priority:

(a)                                  a Capacity Distribution in the amount of $750,000 ($2,250,000 less the Second Payment and Third Payment ($1.5 million)) shall be paid to Cheniere by the Partnership (Section 5.1(a));

(b)                                 a tax distribution of $2,860,000 shall be paid to LNG Investments (Section 5.1(b)(i);

(c)                                  $4.5 million shall be used for payment of Project Expenses (Section 5.1(b)(ii)); and

(d)                                 $890,000 shall be distributed to LNG Investments as a return of the additional capital contributions made by LNG Investments to the Partnership for Project Expenses (Section 5.1(b)(ii)).

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Exhibit A

Certificate of Formation of Partnership

See attached.

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FIRST AMENDMENT
TO
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

First Amendment (this “Amendment”) to Amended and Restated Limited Partnership Agreement dated as of December 20, 2003, by and among (1) Freeport LNG-GP, Inc., a Delaware corporation (the “General Partner”), (2) Freeport LNG Investments, LLLP, a Delaware limited liability limited partnership (“LNG Investments”), (3) Cheniere LNG, Inc., a Delaware corporation (“Cheniere”), and (4) Contango Sundance, Inc., a Delaware corporation (“Contango”).  Each of General Partner, Investments, Cheniere and Contango is sometimes referred to herein as a “Party,” and all of them together, are sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, the General Partner, Freeport LNG Investments, LLC (which has been converted to LNG Investments) and Cheniere executed an Amended and Restated Limited Partnership Agreement of Freeport LNG Development, L.P. (the “Partnership”) effective as of February 27, 2003 (the “Partnership Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the same meaning assigned to them in the Partnership Agreement);

WHEREAS, Contango, Contango Oil & Gas Co., a Delaware corporation, Cheniere and Cheniere Energy, Inc., a Delaware corporation, executed a Partnership Interest Purchase Agreement, dated and effective as of March 1, 2003, whereby Contango purchased from Cheniere a 10% Percentage Interest;

WHEREAS, Contango was admitted to the Partnership pursuant to an Adoption Agreement, dated and effective as of March 1, 2003, between the Partnership and Contango; and

WHEREAS, the Parties believe it is in their best interests to amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

AGREEMENT

1.                                       Other than for the amendment effectuated by Section 18 hereof and the definition of “First Amendment”, this Amendment is being entered into in connection with, and the amendments to the Partnership Agreement set forth herein will become effective as of the “Closing” as defined in and under the Omnibus Agreement (the “Omnibus Agreement”) dated as of the date hereof by and among the Partnership, the General Partner and ConocoPhillips Company, a Delaware corporation (“COP”). The preceding sentence shall not affect the effectiveness of Section 18 hereof (amending Section 10.2(c)) of the Partnership Agreement and

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the definition of “First Amendment”, which Section 18 and definition shall be effective as of the date hereof.  If the Closing does not occur on or before December 31, 2004, then upon such date this Amendment (including Section 18 hereof and the definition of “First Amendment”) shall become void and of no further force or effect.

2.                                       The preamble of the Partnership Agreement shall be amended to replace the party “Freeport LNG Investments, LLC, a Delaware limited liability company” with the party “Freeport LNG Investments, LLLP, a Delaware limited liability limited partnership” as a result of the conversion of the first party to a limited liability limited partnership.

3.                                       Section 1.5 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“1.5                           “Affiliate” means with respect to any Person, a second Person which is controlled by, controls or is under common control with such first Person and, with respect to the Partnership, any constituent party of the Partnership. For purposes of the foregoing, “control” of any Person means the power to direct the management and policies of such Person, whether by the ownership of voting securities, by contract or otherwise.  For purposes of this Agreement, COP and its Affiliates shall not be considered an Affiliate of the Partnership or any Partner solely by virtue of its 50% ownership of the General Partner; provided, however, that in the event COP at any time owns more than 50% of the outstanding common stock of the General Partner, it shall be deemed an Affiliate of the Partnership for purposes of this Agreement.”

4.                                       Article I of the Partnership Agreement is hereby further amended by adding to Article I in its proper alphabetical order:

“COP” means ConocoPhillips Company, a Delaware corporation.’

‘“First Amendment” means the First Amendment to this Agreement dated as of December 20, 2003.’

‘“Loan Documents” has the meaning set forth in the Omnibus Agreement.

‘“Omnibus Agreement” means the Omnibus Agreement dated as of the date hereof by and between the Partnership, the General Partner and COP.’

‘“Stockholders Agreement” means the Stockholders Agreement entered into pursuant to the Omnibus Agreement.’

5.                                       Section 2.3 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“2.3  Character of Business.  The purposes of the Partnership shall be to develop, build, own and operate a liquefied natural gas (“LNG”) receiving and regasification facility on Quintana Island in or around Freeport, Texas (the “Business”) and any and all activities necessary or incidental to the foregoing; provided, however, that under no circumstances shall the Partnership engage in any trading, hedging, futures activities, or

2

any other derivative transactions relating to the buying and selling of natural gas (including LNG) that would expose the Partnership to commodity price fluctuations (but this shall not preclude the Partnership from taking custody of and/or title to LNG and/or natural gas that is so taken in connection with the normal operation of the Business and that does not expose the Partnership to commodity price fluctuations other than in the ordinary course of business in connection with the performance of terminal servicing or similar agreements entered into by the Partnership).”

6.                                       The first sentence of Section 3.2 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“As of March 1, 2003, upon admission of Contango Sundance, Inc. (“Contango”) as a Limited Partner, the Percentage Interests of the Partners are as follows:

Partners	Percentage Interest

LNG Investments	60%

Cheniere	30%

Contango	10%

Freeport GP	0%”

7.                                       Section 3.3 is hereby deleted in its entirety and replaced in its entirety by the following:

“3.3                           Future Financing.

The Partners anticipate that in the future the Partnership may require additional funds for capital expenditures or working capital requirements, and any such additional funding shall be obtained first from loans under the Loan Documents (to the extent available, if any) and then from any of the following sources as may be approved in advance by the General Partner:

(a)                                  cash reserves of the Partnership;

(b)                                 loans to be obtained from banks and other non-Affiliate independent sources;

(c)                                  Additional Contributed Equity made to the Partnership by the Partners, in proportion to their Percentage Interests (subject to Section 3.5), in amounts determined according to Section 3.4 (or, if applicable, Section 3.5);

(d)                                 subject to Section 10.2, loans to be made to the Partnership by (i) the Partners and/or (ii) an Affiliate of one of the Partners; or

(e)                                  subject to Section 10.2, any other funding source to be determined by the General Partner.”

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8.                                       The following third to final sentence of Section 3.4(a) of the Partnership Agreement shall be deleted in its entirety.

“Notwithstanding any other provision of this Agreement or this Section 3.4, the first $9,000,000 of Additional Contributed Equity plus the Returned Amount shall be contributed solely by LNG Investments (including any transferees and assignees of any portion of LNG Investments’ Interest), which contribution shall not alter the Percentage Interests and provided further that (x) neither the $1 million contribution by LNG Investments pursuant to Section 3.1 nor any contributions by LNG Investments pursuant to Section 3.4(b) shall be counted toward this $9,000,000, (y) no amount subsequently used for an Affiliate Payment shall be counted toward this $9,000,000 and (z) such $9,000,000 shall be reduced by the amount of the LNG Investments Expenses.”

9.                                       Section 3.4(b) is hereby deleted in its entirety and replaced in its entirety by the following:

“Reserved.”

10.                                 Section 3.5 is hereby deleted in its entirety and replaced in its entirety by the following:

3.5                                 Delinquent Contributions. If a Partner fails to contribute any Additional Contributed Equity required pursuant to Article III by the applicable Contribution Date (a “Delinquent Partner”), the other Partners (other than an Affiliate of the Delinquent Partner) which are not Delinquent Partners (the “Contributing Partners”) may, but shall not be required to, contribute the portion of such Additional Contributed Equity that the Delinquent Partner failed to contribute (the “Delinquent Contribution”).  The General Partner shall notify the Contributing Partners in writing of the amount of the Delinquent Contribution.  Each Contributing Party, within fifteen (15) days after receipt of such notice, shall advise the General Partner whether it elects to contribute its proportionate share (and if applicable any other Contributing Partner’s proportionate share) of the Delinquent Contribution.  If one or more Contributing Partners so elect and contribute the Delinquent Contribution, the Delinquent Partner shall not be entitled to receive any distributions under Article V hereof, and such distributions shall instead be made to such Contributing Partners so electing and contributing to the Delinquent Contribution, until such Contributing Partners have recovered 200% of their proportionate shares of the Delinquent Contribution out of such distributions under Article V.

11.                                 Section 3.6 is hereby deleted in its entirety and replaced in its entirety by the following:

“3.6  Project Expansion.(a)  The General Partner shall have the right and power to do all things necessary to obtain debt and/or equity financing in connection with any expansion of the Partnership’s facility on Quintana Island.  The General Partner will notify each Partner of the terms of any such financing at least twenty (20) days prior to the consummation of any transaction (the “Issuance Notice”).  Subject to Section 3.6(b), any equity financing obtained for such expansion by the Partnership shall dilute each of the Limited Partners pro rata based on the Percentage Interests of such Limited Partners.

(b)  In connection with any Issuance Notice,  the General Partner shall provide to the Limited Partners notice of its intent to offer Interests in the Partnership.  The Issuance Notice

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shall contain (i) a description of the Interests, (ii) the total amount of Interests to be sold, and (iii) the price and payment terms.  Each Limited Partner that is an accredited investor as defined in Rule 501 under the Securities Act shall have the right (pro rata according to its Percentage Interest) to purchase that amount of Interests as will enable such Limited Partner to maintain its Percentage Interest by electing to purchase Interests in connection with such transaction.  In order to exercise its rights under this Section 3.6, a Limited Partner must notify the General Partner of its election (which election shall be irrevocable) within 10 days of receipt of the Issuance Notice, and such electing Limited Partner shall tender the purchase price therefor on the same terms and conditions as set forth in the Issuance Notice. In the event that a Limited Partner fails to timely elect to exercise its rights under this Section 3.6, its shall be deemed to have waived its rights under this Section 3.6 with respect to such Issuance Notice. “

12.                                 Section 5.2 is hereby deleted in its entirety and replaced in its entirety by the following:

“5.2                           Distributions of Available Cash.  Subject to Section 5.5, until the dissolution and winding up of the Partnership:  (a) to the extent that there is positive Net Cash Flow and after all required distributions have been made under Sections 5.1 and 5.3, the General Partner shall cause the Partnership to distribute to each Partner within ninety (90) days after the end of each Fiscal Year of the Partnership cash equal to 44% of the amount of taxable income or gain allocated to such Partner for such Fiscal Year (less any Losses allocated to such Partner from prior Fiscal Years not previously taken into account under this Section 5.2 and less any amounts already distributed to such Partner under Section 5.1(b)(i) in respect of such taxable net income or gain) (subject, however, to the requirement that any amounts that would otherwise be distributable to any Delinquent Partner shall instead be distributed as provided in Section 3.5); and (b) after payment or reservation and accrual of the amounts of all required distributions under Sections 5.1 and 5.3 and clause (a) of this sentence, and after reserving amounts determined by the General Partner, in good faith and after consultation with the Advisory Committee, to be required for working capital, capital expenditures or other requirements of the Partnership’s Business, the General Partner shall cause all remaining cash to be distributed on a quarterly basis to the Limited Partners pro rata in accordance with their Percentage Interests (subject, however, to the requirement that any amounts that would otherwise be distributable to any Delinquent Partner shall instead be distributed as provided in Section 3.5).”

13.                                 A new Section 5.5 is hereby added to the Partnership Agreement to read as follows:

“Section 5.5  Distributions Limited by Loan Documents.  Notwithstanding anything to the contrary contained in this Agreement, except as otherwise permitted by the Loan Documents, no distributions shall be made to the Partners until Completion (as defined in the Loan Documents) and following such time, then all distributions shall be subject to the terms of the Loan Documents.”

14.                                 A new Section 7.7 is hereby added to the Partnership Agreement:

“7.7                           Activities of Indemnitee.  Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be

5

engaged in by any of the Partnership and the Partners and their Affiliates, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership and the Partners and their Affiliates, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Partner or its assignees. Neither the Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.  Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.7 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty, any conflict of interest or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.  This Section 7.7 shall not alter or affect the rights or obligations of any Indemnitee with respect to any transaction or agreement entered into between such Indemnitee and the Partnership.”

15.                                 Section 9.1 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“9.1                           General.  The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify, save harmless, and pay all judgments and claims against each Partner, their respective shareholders, managers and members and the Affiliates of each of them and their respective shareholders, managers, officers, directors and agents (collectively, the “Indemnitees”), relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any such Indemnitee in connection with the business of the Partnership, including attorneys’ fees incurred by such Indemnitee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred.”

16.                                 The first paragraph of Section 9.2 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“9.2                           Environmental.  The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify and hold harmless, to the maximum extent permitted by law, each Indemnitee from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable

6

attorneys’, experts’, and consultants’ fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by any Indemnitee (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:”

17.                                 Sections 9.3(c), (d), (e), (f) and (g) are hereby added to the Partnership Agreement to read as follows:

“(c)                            The indemnification provided by this Article IX  and Section 10.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.”

(d)                                 Except as provided in Section 9.3(g), an Indemnitee shall not be denied indemnification in whole or in part under this Article IX or Section 10.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.  No amendment, modification or repeal of this Article IX or Section 10.6 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Article IX or Section 10.6  as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(e)                                  The provisions of this Article IX and Section 10.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(f)                                    Any indemnification pursuant to this Article IX or Section 10.6 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(g)                                 Notwithstanding anything contained in this Article IX or Section 10.6 to the contrary, none of the Partnership, its receiver or its trustee shall have any obligation to indemnify any Indemnitee or its shareholders, managers, members and Affiliates for any amounts that any Indemnitee shall have paid or have an obligation to pay to the Partnership pursuant to any Project Document (as defined in the Omnibus Agreement).

18.                                 Section 10.2(c) of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

7

“(c)                            Each of the Partners has received and reviewed the documents set forth on Schedule I to the First Amendment (the “Transaction Documents”).  Notwithstanding any other provision of this Agreement or any applicable law, rule or regulation, each of the Partners and its assignees and each other Person who may acquire an interest in the Partnership hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Transaction Documents; (ii) agrees that the General Partner (on its own or through any officer of the Partnership or any officer, director, shareholder, member or agent of the General Partner) is authorized to execute, deliver and perform the obligations under the Transaction Documents without any further act, approval or vote of the Partners or their assignees or the other Persons who may acquire an interest in the Partnership; and (iii) agrees that the execution, delivery or performance by the General Partner, any shareholder of the General Partner or any Affiliate of the General Partner of this Agreement or any Transaction Document shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Partners under this Agreement or of any duty of the General Partner stated or implied by law or equity.  Further, each Partner, its assigns and each other Person who may acquire an interest in the Partnership hereby agrees that the Transaction Documents, the transactions specified therein or the transactions entered into by COP or any of its Affiliates and the General Partner, the Partnership or its Affiliates while COP or its Affiliates owns 50% or less of the General Partner, shall not be considered Affiliate Transactions subject to Section 10.2(a).  Each Limited Partner waives its right to exercise any and all rights to consent to any Major Decision and any right to receive notices thereof (including rights under Section 10.2(a)) after the occurrence of any default under the Loan Documents or any amendment, modification, refinancing or replacement thereof.  It is understood and agreed that nothing contained in this Section 10.2(c) is intended to amend the terms of this Agreement beyond that which is expressly set forth in the First Amendment (exclusive of this Section 10.2(c)), and that no provision of any Transaction Document is intended to modify, as between the Partners, the rights and obligations of the Partners under this Agreement as Partners.”

19.                                 Section 10.5 of the Partnership Agreement is hereby deleted and replaced by the following:

“10.5 Remuneration of General Partner; Reimbursement of Expenses.  Pursuant to Section 10.2, if applicable, the General Partner shall be paid a fee by the Partnership as determined in the discretion of the General Partner for performing its services as a General Partner; provided, that the aggregate fee paid (including the Limited Partner Fee (as defined below)) shall not exceed $1,000,000 per Fiscal Year, and that the fee payable to the General Partner shall be reduced by the amount of such aggregate fee multiplied by the combined Percentage Interest of Cheniere and Contango and divided by 2 (the “Limited Partner Fee”).  The amount of the Limited Partner Fee shall be paid as a fee to each of Cheniere and Contango pro rata based on their Percentage Interests at the time the fee is paid to the General Partner. In addition, each of the General Partner and the Limited Partners shall be reimbursed for its reasonable out of pocket costs in connection with the Business of the Partnership including, without limitation, fees paid to professionals and advisors and travel and lodging expenses.

8

20.                                 Section 10.6(b) of the Partnership Agreement is hereby deleted and replaced by the following:

“(b)                           The Partnership shall indemnify and hold harmless the Indemnitees from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Business of the Partnership, regardless of whether an Indemnitee continues to be in the capacity entitled to such indemnification at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful, (ii) the Indemnitee’s conduct did not constitute a breach of the provisions of this Agreement, fraud, gross negligence or willful misconduct and (iii) the amount for which such Indemnitee seeks such indemnification is not an amount paid or payable to the Partnership by any Indemnitee under any Project Document.  This Section 10.6(b) shall not alter or affect the rights or obligations of any Indemnitee with respect to any transaction or agreement entered into between such Indemnitee and the Partnership.”

21.                                 Section 10.10 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“10.10  Removal of Freeport GP as General Partner.  Freeport GP may be removed as the General Partner of the Partnership by Cheniere or LNG Investments only upon compliance with the terms and conditions of this Section 10.10.  Freeport GP may be removed as the General Partner of the Partnership in the event of (i) the resignation, Bankruptcy or dissolution of Freeport GP, (ii) the commission by Freeport GP of fraud or its misappropriation of funds of the Partnership, or (iii) Freeport GP’s material breach of a material provision of this Agreement (each a “Removal Event”).  Upon a Removal Event, Cheniere may exercise its right to remove Freeport GP as the General Partner by giving notice (“Removal Notice”) to Freeport GP and LNG Investments of the Removal Event, including within such Removal Notice the particulars of the Removal Event in reasonable detail; provided, however if the Removal Event results from a material breach of a material term or provision of this Agreement by Freeport GP, Cheniere shall be required to give notice of the existence of such a breach and if during the period of sixty (60) days following such notice, Freeport GP cures such breach Cheniere will not be able to remove Freeport GP as the General Partner as a result of such Removal Event.  If Cheniere exercises its right to remove Freeport GP as the General Partner, Cheniere shall admit a new general partner as a Partner of the Partnership with such portion of Cheniere’s Interest as Cheniere shall determine in its sole discretion.  Freeport GP hereby irrevocably makes, constitutes, and appoints Cheniere or its successor in interest with full power of substitution, true and lawful attorney-in-fact, for it and in its name, place and stead, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument that may be considered necessary or desirable by Cheniere to

9

remove Freeport GP as the General Partner and admit a new general partner to the Partnership pursuant to this Section 10.10.  The foregoing special power of attorney shall be one which is a special power of attorney coupled with an interest, is irrevocable, and shall survive the legal incapacity of Freeport GP.  Notwithstanding the preceding provisions of this Section 10.10, Cheniere shall not exercise its rights under the grant of the above special power of attorney unless a Removal Event has occurred and Cheniere has requested by notice to Freeport GP that Freeport GP take the action which Cheniere proposes to take by the exercise of the power of attorney and Freeport GP fails to take such action within three (3) days of such notice.  Notwithstanding the foregoing provisions of this Section 10.10, Freeport GP may contest whether or not a Removal Event has occurred by notice to Cheniere.  If Freeport GP contests whether such Removal Event has occurred the matter shall be submitted to arbitration pursuant to ARTICLE XXI and Freeport GP shall not be removed as General Partner unless and until the arbitrators find that such Removal Event has occurred.”

22.                                 Section 12.2(u) of the Partnership Agreement is hereby deleted and replaced with the following:

“(u)                           The Partnership and the General Partner will conduct an operational meeting each month on a date mutually acceptable to the General Partner, Cheniere and LNG Investments at such place as may be agreed to by the General Partner, Cheniere and LNG Investments to review the Partnership’s marketing, financial, regulatory and developmental activities, including providing a report on marketing developments, financing developments, regulatory or governmental approval developments, and an update on engineering and other technical developments. In addition, each of Cheniere and Contango will receive prior notice of and have the right to attend such monthly meetings.  The General Partner shall provide to each of Cheniere and Contango (i) promptly following approval by the board of directors of the General Partner, copies of any budgets, and (ii) in connection with such meetings, budgets for the ongoing construction of the Partnership’s facility and any expansion thereof, to the extent prepared and/or revised, and notice of any material change orders in connection with such construction.  The foregoing rights may be transferred by Cheniere or Contango to any other Person, without the prior written consent of the General Partner, in connection with a sale of its Interest, but the foregoing rights cannot be subdivided; therefore, (i) in the event that Cheniere or Contango sells all of its Interest, such right shall be transferred to the assignee of such Interest; and (ii) if Cheniere or Contango sells only a portion of its Interest and retains a portion of its Interest, such right may be transferred with such Interest to one transferee or else retained by the transferor. In addition, each Limited Partner shall be entitled to visit the Partnership’s principal place of business during normal business hours with reasonable notice and without unreasonable interference with the operations or affairs of the Partnership or the General Partner to meet with and question officers and employees of the Partnership and the General Partner and, subject to applicable law (including antitrust laws) to inspect the Partnership’s books, records and any third-party agreements. Notwithstanding the foregoing, it is expressly acknowledged and agreed that  in no event will any Limited Partner be given access to or copies of any data, information, records or drafts relating to or in connection with any negotiation, agreement or communication with any customer or potential customer of the Partnership, except for final, completed, executed and delivered terminal use agreements or other terminal service agreements with a customer.”

10

23.                                 Sections 15.1(a)(ii) and (iv) of the Partnership Agreement are hereby deleted and replaced in its entirety by the following:

“(ii)                            as to the Partners and the Partnership and their respective shareholders and members and the Affiliates of each of them and to the professional advisors of any of the foregoing Persons;”

“(iv)                        as to such information as is required by law to be disclosed by the Partners or the Partnership and COP and its Affiliates, including, without limitation, disclosures by Cheniere, COP and its Affiliates and Contango to comply with Securities and Exchange Commission filing and disclosure requirements; and”

24.                                 Cheniere and Contango hereby acknowledge that following the Closing COP will own 50% of the General Partner.  Accordingly, Section 16.1(b) of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

“(b)  Notwithstanding Section 16.1(a) but subject to the Loan Documents, in the event that LNG Investments desires to transfer any portion of its Interest in one transaction or in a series of related transactions (i) in which none of the General Partner’s interest in the Partnership and none of the remaining capital stock of the General Partner that is held by Michael S. Smith is being sold or transferred and (ii) which would result in LNG Investments’ Percentage Interest being less than 20%, LNG Investments shall deliver a written notice to Cheniere and Contango specifying the identity of the prospective transferee(s) and disclosing in reasonable detail the price, the type of consideration and other terms and conditions of the proposed transfer. Cheniere and Contango may elect to participate in the proposed transfer by delivering a notice to LNG Investments and the proposed transferee(s) within fifteen (15) days (the “Acceptance Period”) of the date of the notice from LNG Investments.  If Cheniere or Contango elects to participate in such transfer, each of Cheniere and Contango, respectively, will be entitled to sell in such proposed transfer, at the same price and on the same terms as LNG Investments, a portion of its Interest equal to the product of (x) the quotient determined by dividing the Interest then held by Cheniere or Contango, as applicable, by the aggregate Interest then held by LNG Investments multiplied by (y) the aggregate Interest to be sold in such proposed transfer (the mechanics contained in this sentence, referred to as the “Tag-Along Procedures”).  It is understood and agreed that LNG Investments may elect to convert to a limited partnership or a limited liability limited partnership, and, in the event of such conversion, “LNG Investments” shall mean such entity as converted, and any such conversion shall not trigger any rights of Cheniere or Contango in this Agreement.  In connection with any transaction under this Section 16.1(b), LNG Investments agrees to use commercially reasonable efforts to cause the buyer of any Interests in such transaction to purchase 100% of the Interests which LNG Investments, Cheniere and/or Contango desire to sell in such transaction; provided, however, LNG Investments shall have no obligation or liability in the event that the buyer does not desire to purchase any Interests beyond that to be transferred under Section 16.1(b).  The rights contained in this Section 16.1(b) are personal to each of Cheniere and Contango, and may not be transferred to any other Person, including in connection with a sale of

11

Interests, without the prior written consent of the General Partner, which may be withheld in its sole discretion.”

25.                                 Section 16.1 of the Partnership Agreement is further amended by adding the following clauses (c), (d) and (e) thereto:

“(c)  In the event that Michael S. Smith desires to commence marketing efforts in connection with any transaction under Section 16.1(b) in which (i) all or a portion of the remaining capital stock of the General Partner that is held by Michael S. Smith is being transferred and (ii) would result in LNG Investments’ Percentage Interest being decreased, Michael S. Smith shall (x) provide written notice to each of Cheniere and Contango and (y), to the extent Cheniere and Contango desire to participate, use his commercially reasonable efforts to include the Interests held by Cheniere and Contango in the marketing efforts for such Interests of LNG Investments and his interest in the General Partner in order to afford to each of Cheniere and Contango the opportunity to sell their Interests in such transaction.  In the event that Cheniere and/or Contango elect to not participate in such marketing efforts, the right of any such non-participating Person to participate in any transfer of Interests under this Section 16.1(c) with respect to the resulting transaction in which all or a portion of LNG Investments’ Interests or Michael S. Smith’s interest is transferred shall automatically terminate.  Each of Cheniere and Contango agree to provide written notice to Michael S. Smith of their respective election of whether to participate in such marketing efforts within fifteen (15) days of receiving notice from Michael S. Smith under this Section 16.1(c).  To the extent that either Cheniere or Contango do not respond in such time period, such non-responding Person shall be deemed to have elected to not so participate.  The terms of any transfer of Interests resulting from such marketing efforts shall be subject to the prior notice, Acceptance Period and Tag-Along Procedures set forth in Section 16.1(b); provided, however, that the Acceptance Period shall be reduced to five (5) days.  In any transaction or series of related transactions in which a portion of the interest of Michael S. Smith in the General Partner and a portion of the Interest of LNG Investments in the Partnership are being transferred, 100% of the consideration paid in such transaction or series of related transactions shall be deemed to be paid for the Interest of LNG Investments in the Partnership and 0% of the consideration shall be deemed to be paid for the interest of Michael S. Smith in the General Partner.  No transfer by Michael S. Smith of capital stock of the General Partner shall be permitted after the transfer of 50% of such stock to COP at the Closing pursuant to the Omnibus Agreement except for a transfer of the entirety of the remaining 50% of such stock, and any such transfer must be made to a transferee that is or will become in the transaction, or that is or will become in the transaction an Affiliate of, a Limited Partner with an Interest of at least 20%.

(d)  Notwithstanding anything contained in this Section 16.1 to the contrary, none of Michael S. Smith, LNG Investments, Cheniere or Contango shall be obligated to enter into any transaction with respect to the sale of their Interests; provided that any election by either Cheniere or Contango under Section 16.1(b) to participate in a transfer shall be irrevocable once made.

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(e)  Any transfer by Michael S. Smith of any interest in LNG Investments shall be deemed to be a transfer of LNG Investments’ Percentage Interest under Sections 16.1(b) and (c).  For so long as Michael S. Smith holds any interest in the General Partner, any transfer by the General Partner of any interest in the Partnership shall be deemed to be a transfer by Michael S. Smith of capital stock of the General Partner under Section 16.1(c).”

26.                                 Article XIX of the Partnership Agreement is hereby amended by inserting the following phrase at the end of the first sentence thereof: “subject to the rights of any pledgee of any direct or indirect interest in the General Partner in connection with the Loan Documents, and its successors and assigns, to become a General Partner and so long as no default shall occur under the Loan Documents”.

27.                                 The Partnership Agreement, as modified by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect.

28.                                 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Each Party hereto agrees to accept the facsimile signature of the other Parties hereto and to be bound by its own facsimile signature; provided, however, that the Parties shall exchange original signatures by overnight mail.

[Remainder of Page Intentionally Left Blank]

13

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed on the date first set forth above.

GENERAL PARTNER:

FREEPORT LNG-GP, INC.

By:
Name: Michael S. Smith
Title: Chief Executive Officer

LIMITED PARTNERS:

FREEPORT LNG INVESTMENTS, LLLP

By:	Freeport LNG Investments GP, Inc.,
its General Partner

By:
Name: Michael S. Smith
Title: President

CHENIERE LNG, INC.

By:
Name: Charif Souki
Title: President

CONTANGO SUNDANCE, INC.

By:
Name:
Title:

14

SCHEDULE I

Transaction Documents

[All in form transmitted to Cheniere and Contango at 7:30 p.m., December 20, 2003]

1.                                       Omnibus Agreement by and among Freeport LNG Development, L.P., Freeport LNG-GP, Inc. and ConocoPhillips Company dated as of December 20, 2003.

2.                                       Stock Purchase Agreement by and between Michael S. Smith and [ConocoPhillips Entity] dated as of                , 2004.

3.                                       Stockholders Agreement by and between Michael S. Smith and [ConocoPhillips Entity] dated as of                , 2004.

4.                                       Freeport LNG Development, L.P. Senior Secured Loans Summary of Terms and Conditions.

15

SCHEDULE 5.20
to
Credit Agreement

APPROVED DEVELOPMENT AND CONSTRUCTION COST REIMBURSEMENTS

See Attached.

Title	Name	Memo			Type	Num	Gross Expense Amount	Reimbursable Portion from Dec 21, 03 F’wd	Notes	FLNG Entity

			Reimbursable Expenses
			Account	Sub-Account
Intentionally Blank
09/11/2003	Brazos River Harbor Navigation District	09.01.03 - 02.28.04	Quintana Site	Rental	Check	1374	175,000.00	58,333.33	Reflects 2 mos of 6 mos total	Development
09/17/2003	Brazos River Harbor Navigation District	09.01.03 - 02.28.04	Quintana Site	Rental	Check	1376	50,000.00	16,666.67		Development
01/12/2004	Wells Fargo	Service Charge	Bank Service Charges		Check	EFT	7.00	7.00		Land
01/14/2004	Brazos River Harbor Navigation District	Legal Fees 08.03 - 11.03, Legal Fee Deposit $40,000 + Other Deposits $99,500	Legal	Quintana Site	Check	1611	193,441.71	139,500.00	Reflects only deposit amounts	Development
01/14/2004	Brazos River Harbor Navigation District	Cashier’s Check	Quintana Site	Rental	General Journal	JRF	50,000.00	50,000.00		Development
01/27/2004	Patterson & Edquist	December 2003, Port Lease	Legal	Quintana Site	Check	1632	30,533.56	2,652.56		Development
01/29/2004	Brazos River Harbor Navigation District	Cashier’s Check	Quintana Site	Rental	General Journal	JRF	50,000.00	50,000.00		Development
02/13/2004	Brazos River Harbor Navigation District	Rental 3.1.04 - 8.31.04	Quintana Site	Rental	Check	1655	175,000.00	175,000.00		Development
03/02/2004	Mustang Engineering	11.28.03 - 12.26.03 (Non reimbursable Z Tracts)	Engineering	Pipeline (Engineering & ROW)	Check	1697	3,750.74	906.75	Reflects work from Dec 21 fwd	Development
03/02/2004	Patterson & Edquist	Pipeline ROW 01.04	Legal	Quintana Site	Check	1702	1,732.50	1,732.50		Development
03/02/2004	Patterson & Edquist	Port Lease 01.04	Legal	Quintana Site	Check	1702	35,413.84	35,413.84		Development
03/11/2004	Wells Fargo	Service Charge	Bank Service Charges		Check		7.00	7.00		Land
03/12/2004	Brazos River Harbor Navigation District		Quintana Site	Lease Title (Non-Reimbursable)	Check	2	100,000.00	100,000.00		Land
03/12/2004	Brazos River Harbor Navigation District		Quintana Site	Rental	Check	1	50,000.00	50,000.00		Land
03/15/2004	Mustang Engineering	01.16.04 - 01.30.04 - Pipeline ROW	Engineering	Pipeline (Engineering & ROW)	Check	1735	11,873.17	11,873.17		Development
03/15/2004	Patterson & Edquist	Pipeline ROW 02.04	Legal	Quintana Site	Check	1737	2,502.50	2,502.50		Development
03/15/2004	Patterson & Edquist	General Matters 02.04	Legal	Quintana Site	Check	1737	27,420.49	27,420.49		Development
03/16/2004	Mustang Engineering	Initial Funding for Right-Of-Way Options; Mustang Acting as Agent for FLNG	Engineering	Pipeline	Check	Wire	110,000.00	110,000.00		Land
03/18/2004	Deluxe Bus Sys Products	Laser Check Order	Bank Service Charges		Check	EFT	157.99	157.99		Land
03/30/2004	Brownstein, Hyatt And Partner	01.01.04 - 01.31.04	Legal	Quintana Site	Check	1756	26,282.00	26,282.00		Development
03/30/2004	CSC	Freeport LNG-GP, Inc. DE Annual Reg. Agent & Filing 01.01.04 - 12.31.04	Legal	Other	Check	1761	510.00	255.00	= 6/12ths for 1/1/04 to 12/31/04	Development
03/30/2004	CSC	Freeport LNG-GP, Inc. TX Annual Reg Agent & State Fee, 01.01.04 - 12.31.04	Legal	Other	Check	1761	1,088.00	544.00	= 6/12ths for 1/1/04 to 12/31/04	Development
04/13/2004	Wells Fargo	Service Charge	Bank Service Charges		Check		15.00	15.00		Land
04/15/2004	Brazos River Harbor Navigation District		Quintana Site	Lease Title (Non-Reimbursable)	Check	1030	391,600.00	391,600.00		Land
04/15/2004	Mustang Engineering	01.02.04 - 01.30.04	Quintana Site	Lease Title Non-reimbursable	Check	1796	1,174.69	1,174.69		Development
04/27/2004	Fulbright & Jaworski LLP	12.03	Legal	Quintana Site	Check	1819	7,879.68	225.00	Reflects work from Dec 21 fwd	Development
04/27/2004	Fulbright & Jaworski LLP	01.04	Legal	Quintana Site	Check	1819	240.00	240.00		Development
04/27/2004	Fulbright & Jaworski LLP	02.04	Legal	Quintana Site	Check	1819	336.25	116.25		Development
04/27/2004	Fulbright & Jaworski LLP	03.04	Legal	Quintana Site	Check	1819	45.47	45.47		Development
05/05/2004	Brownstein, Hyatt And Partner	02.01.04 - 02.29.04	Legal	Quintana Site	Check	1829	22,584.50	22,584.50		Development
05/05/2004	Mustang Engineering	02.01.04 - 02.29.04, ROW	Engineering	Pipeline (Engineering & ROW)	Check	1847	12,197.00	12,197.00		Development
05/05/2004	Mustang Engineering	02.01.04 - 02.29.04, ROW	Engineering	Pipeline (Engineering & ROW)	Check	1847	40,571.63	40,571.63		Development
05/05/2004	Patterson & Edquist	03.04	Legal	Pipeline ROW	Check	1851	1,320.00	1,320.00		Development
05/05/2004	Patterson & Edquist	03.04	Legal	Port Title COP Meeting	Check	1851	35,550.22	35,550.22		Development
05/18/2004	Village Quintana	Quintana Site Expenses	Professional Fees	Legal Fees	Check	1001	7,500.00	7,500.00		Land
06/22/2004	Mustang Engineering	02.01.04 - 02.29.04, Pipeline ROW	Quintana Site	Other	Check	1937	148,713.44	148,713.44		Development
06/07/2004	Patterson & Edquist	04.04	Legal	Quintana Site	Check	1911	26,976.25	26,976.25		Development
06/30/2004	Brownstein, Hyatt And Partner	April legal fees	Legal	Quintana Site	not yet pd		161,302.59	5,852.15	Only $6k land related	Development
06/30/2004	Patterson & Edquist	Pipeline ROW	Legal	Quintana Site	not yet pd		3,556.50	3,556.50		Development
06/30/2004	Patterson & Edquist	General Land & Port Lease	Legal	Quintana Site	not yet pd		14,515.27	14,515.27		Development
06/30/2004	Technip	Estimated April, May, and June construction support costs			not yet pd		240,000.00	240,000.00	Portion of $900k total Ap/My/Jn	Development
06/30/2004	Shiner Moseley				not yet pd		50,000.00	50,000.00	Portion of $900k total Ap/My/Jn	Development
06/30/2004	Mustang Engineering				not yet pd		120,000.00	120,000.00	Portion of $900k total Ap/My/Jn	Development
06/30/2004	King & Spalding				not yet pd		280,000.00	280,000.00	Portion of $900k total Ap/My/Jn	Development
06/30/2004	Mendain Worldwide				not yet pd		60,000.00	60,000.00	Portion of $900k total Ap/My/Jn	Development
06/30/2004	Chart, Inc (pd via Technip)				not yet pd		150,000.00	150,000.00	Portion of $900k total Ap/My/Jn	Development
Intentionally Blank							2,870,798.99	2,472,008.17

1

Reimbursable Expenses

Name	Memo	Account	Sub-Account1	Type	Num	Gross Expense Amount	Reimbursable Portion from Dec 21, 03 F’wd	Notes	FLNG Entity
							Post Dec 21
Summary of Pre-Paids / Reimbursable Costs by Vendor
Brazos River Harbor Navigation District							1,031,100.00
Brownstein Hyatt And Farber							54,718.65
CSC							799.00
Chart Inc (pd via Technip)							160,000.00
Deluxe Bus. Sys. Products							157.99
Fulbright & Jaworski LLP							628.72
King & Spalding							280,000.00
Meridian Worldwide							60,000.00
Mustang Engineering							446,436.68
Patterson & Edquist							151,640.13
Shiner Moseley							50,000.00
Technip							240,000.00
Village of Quintana							7,500.00
Wells Fargo							29.00
Total							2,472,008.17

Summary of Pre-Paids / Reimbursable Costs by Entity
FLNG Development	Development	1,812,721.18
FLNG Land	Land	659,286.99
Total		2,472,008.17

2